                           [BAYTEX ENERGY LTD. LOGO]

                  NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS

                           TO BE HELD AUGUST 28, 2003

                                       AND

                   NOTICE OF PETITION TO THE COURT OF QUEEN'S

                                BENCH OF ALBERTA

                                       AND

                    INFORMATION CIRCULAR AND PROXY STATEMENT

                                WITH RESPECT TO A

                               PLAN OF ARRANGEMENT

                                    INVOLVING

                               BAYTEX ENERGY LTD.

                               BAYTEX ENERGY TRUST

                                CREW ENERGY INC.

                            BAYTEX ACQUISITION CORP.

                             BAYTEX EXCHANGECO LTD.

                              BAYTEX RESOURCES LTD.

                             BAYTEX EXPLORATION LTD.

                                       AND

                             BAYTEX SECURITYHOLDERS

                                  JULY 25, 2003

                                TABLE OF CONTENTS


LETTER TO SECURITYHOLDERS
NOTICE OF SPECIAL MEETING
NOTICE OF PETITION
INFORMATION CIRCULAR.......................................1
   Introduction............................................1
   Currency and Exchange Rates.............................1
   Forward-looking Statements..............................1
   Supplemental Disclosure.................................2
   Information for United States Securityholders...........2
GLOSSARY OF TERMS..........................................3
SUMMARY INFORMATION.......................................11
   The Meeting............................................11
   The Arrangement........................................11
   Trust Units and Exchangeable Shares....................15
   Background to and Reasons for the Arrangement..........15
   Approval of Securityholders Required for the
     Arrangement..........................................16
   Fairness Opinions......................................16
   Recommendation of the Board of Directors...............16
   Final Order............................................16
   The Trust..............................................16
   Crew...................................................17
   Stock Exchange Listing Approvals.......................17
   Canadian Federal Income Tax Considerations.............17
   Other Tax Considerations...............................17
   Selected Pro Forma Financial and Operational
     Information for the Trust............................18
   Pro Forma Distributable Cash...........................19
   Illustrative Distributable Cash........................19
   Selected Pro Forma Financial and Operational
      Information for Crew................................20
THE ARRANGEMENT...........................................22
   Background to and Reasons for the Arrangement..........22
   Effect of the Arrangement..............................22
   Details of the Arrangement.............................24
   Arrangement Agreement..................................27
   Procedure for the Arrangement Becoming Effective.......27
   Approvals..............................................28
   Recommendation of the Board of Directors...............29
   Fairness Opinions......................................29
   Timing.................................................30
   Exchangeable Share Election............................30
   Procedure for Exchange of Common Shares................30
   Canadian Federal Income Tax Considerations.............31
   Canadian Federal Income Tax Opinion....................31
   Rights of Dissent......................................40
   Interests of Certain Persons in the Arrangement........41
   Expenses of the Arrangement............................42
   Stock Exchange Listings................................42
   Securities Law Matters.................................42
   Legal Matters..........................................42
INFORMATION CONCERNING BAYTEX ENERGY TRUST................42
INFORMATION CONCERNING BAYTEX.............................43
INFORMATION CONCERNING ACQUISITIONCO......................43
INFORMATION CONCERNING EXCHANGECO.........................44
INFORMATION CONCERNING CREW...............................44
OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING............44
   Amendment of Stock Option Plan.........................44
   Approval of the Trust Unit Rights Incentive Plan.......45
   Approval of the Crew Stock Option Plan.................46
   Approval of Crew Initial Private Placement.............47
GENERAL PROXY MATTERS.....................................48
   Solicitation of Proxies................................48
   Appointment and Revocation of Proxies..................48
   Signature of Proxy.....................................49
   Voting of Proxies......................................49
   Exercise of Discretion of Proxy........................49
   Voting Securities and Principal Holders Thereof........49
   Procedure and Votes Required...........................49
CERTIFICATE...............................................51

Appendix A Arrangement Resolution........................A-1
Appendix B Interim Order.................................B-1
Appendix C Arrangement Agreement.........................C-1
Appendix D Exchangeable Share Provisions.................D-1
Appendix E Support Agreement.............................E-1
Appendix F Voting and Exchange Trust Agreement...........F-1
Appendix G Fairness Opinions.............................G-1
Appendix H Information Concerning Crew
    Energy Ltd...........................................H-1
Appendix I Information Concerning Baytex
    Energy Trust.........................................I-1
Appendix J Crew Stock Option Plan........................J-1
Appendix K Trust Unit Rights Incentive plan..............K-1
Appendix L Section 191 of the BUSINESS
CORPORATIONS ACT (Alberta)...............................L-1

                                      (i)

                           [BAYTEX ENERGY LTD. LOGO]




July 25, 2003

Dear shareholders and optionholders:

You are invited to attend a special meeting of Baytex common shareholders and optionholders to be held in the Alberta Room of the Fairmont Palliser Hotel at 133 - 9th Avenue S.W., Calgary, Alberta on August 28, 2003 at 9:00 a.m. (Calgary time). At the meeting, you will be asked to consider a proposed arrangement involving Baytex, Baytex Energy Trust and Crew Energy Inc. and a number of related matters.

Management continuously reviews all options available to ensure that Baytex's capital structure is efficient and that shareholder value is being maximized. The proposed arrangement will result in the creation of Baytex Energy Trust, a new oil and natural gas energy trust that will own approximately 95% of Baytex's existing assets and which will make regular monthly distributions of cash to unitholders, and the creation of Crew, a junior oil and natural gas exploration and development company which will own certain of Baytex's oil and natural gas assets and undeveloped lands. The assets of Baytex Energy Trust will be predominantly mature, lower-risk development assets and the assets of Crew will be predominantly higher growth assets with significant exploration and development upside. Baytex believes that this structure better aligns risks and returns from each asset class in a way that is both sustainable and tax effective. The structure affords all shareholders greater liquidity and flexibility to participate in an income trust, a junior oil and natural gas growth company or the combined future potential of both entities. Finally, Baytex Energy Trust and Crew will be efficiently managed by separate teams of qualified professionals.

Pursuant to the arrangement, shareholders, other than non-resident, tax-exempt and certain option shareholders will receive in exchange for each of their Baytex common shares either:

1. one trust unit of Baytex Energy Trust and one-third of a common share of Crew; or

2. one exchangeable share exchangeable for one trust unit of Baytex Energy Trust, subject to adjustment, and one-third of a common share of Crew.

An aggregate maximum of 6,000,000 exchangeable shares will be issued pursuant to the arrangement and, in the event that more exchangeable shares are requested than those available, the exchangeable shares will be prorated and shareholders will receive trust units in lieu of exchangeable shares. Each exchangeable share will be exchangeable for one trust unit, subject to adjustment for monthly cash distributions. Non-resident, tax-exempt and certain option shareholders will only be eligible to receive, in exchange for each of their current Baytex common shares, one trust unit of Baytex Energy Trust and one-third of a common share of Crew.

Shareholders who do not deposit with Valiant Trust Company a duly completed Letter of Transmittal and Election Form, a copy of which is enclosed with this Information Circular on or before 4:30 p.m. (Calgary time) on the third Business Day prior to the meeting or any adjournment thereof and who do not otherwise fully comply with the requirements of the Letter of Transmittal and Election Form and the instructions therein, will be deemed to have elected to receive one trust unit and one-third of a common share of Crew.

                                      (ii)

Baytex optionholders may choose to participate in the arrangement by exercising their options and receiving the same consideration as Baytex shareholders. All remaining vested and unvested Baytex options will become options to acquire trust units with their exercise price adjusted for the distribution of Crew shares valued at $1.65 per Crew share.

The resolution approving the arrangement must be approved by 66 2/3% of the votes cast by shareholders and optionholders, voting together as a single class, voting in person or by proxy at the meeting. The arrangement is also subject to the approval of the Court of Queen's Bench of Alberta and all regulatory approvals.

TD Securities Inc. and Orion Securities Inc. have provided our board with opinions that the arrangement is fair, from a financial point of view, to securityholders. OUR BOARD, BASED UPON ITS OWN INVESTIGATIONS, INCLUDING ITS CONSIDERATION OF THE FAIRNESS OPINIONS OF TD SECURITIES INC. AND ORION SECURITIES INC., HAS UNANIMOUSLY CONCLUDED THAT THE ARRANGEMENT IS IN THE BEST INTERESTS OF OUR COMPANY AS WELL AS OUR SHAREHOLDERS AND OPTIONHOLDERS AND RECOMMENDS THAT SHAREHOLDERS AND OPTIONHOLDERS VOTE IN FAVOUR OF THE ARRANGEMENT. Our management and directors who own approximately 2.3% of the outstanding common shares and 70% of the outstanding options have indicated that they intend to vote in favour of the arrangement.

This information circular contains a detailed description of the arrangement, as well as detailed information regarding Baytex, Baytex Energy Trust and Crew. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors. If you are unable to attend the meeting in person, please complete and deliver the applicable form of proxy which is enclosed in order to ensure your representation at the meeting.

On behalf of the directors of Baytex, I would like to express our gratitude for the support our shareholders have demonstrated with respect to our decision to take the proposed arrangement forward. We would also like to thank our employees, who have worked very hard assisting us with this task and for providing their support for the proposed arrangement. We can assure you that the same high level of dedication demonstrated by the directors, management and employees of Baytex in the past will continue in respect of Baytex Energy Trust and Crew, should a favorable vote be obtained. We look forward to seeing you at the meeting.

                                Yours very truly,



                                (signed) "DALE O. SHWED"
                                Dale O. Shwed
                                President and Chief Executive Officer








                                     (iii)

                               BAYTEX ENERGY LTD.

                            NOTICE OF SPECIAL MEETING

                           TO BE HELD AUGUST 28, 2003



NOTICE IS HEREBY GIVEN that, pursuant to an order (the "Interim Order") of the Court of Queen's Bench of Alberta dated July 25, 2003, a special meeting (the "Meeting") of the holders of common shares ("Common Shares") and the holders of options to purchase Common Shares ("Options") (collectively "Securityholders") of Baytex Energy Ltd. ("Baytex") will be held in the Alberta Room of the Fairmont Palliser Hotel at 133 - 9th Avenue S.W., Calgary, Alberta on August 28, 2003, at 9:00 a.m. (Calgary time) for the following purposes:

(a) to consider pursuant to the Interim Order and, if thought advisable, to pass, with or without variation, a special resolution, the full text of which is set forth in Appendix A to the accompanying information circular and proxy statement dated July 25, 2003 (the "Information Circular") to approve a plan of arrangement under section 193 of the BUSINESS CORPORATIONS ACT (Alberta), all as more particularly described in the accompanying Information Circular;

(b) to consider and, if thought advisable, to pass, with or without variation, an ordinary resolution, the full text of which is set forth in the Information Circular, to approve an increase in the number of Common Shares available for issuance pursuant to Baytex's stock option plan by 1,383,891 Common Shares to a total of 4,426,103 Common Shares (or 8.3% of the outstanding Common Shares as of July 23, 2003) currently reserved under the Plan and a cumulative total plan maximum of 7,590,752 Common Shares since inception, to ratify an amendment to Baytex's stock option plan limiting the number of options which can be granted to non-management directors and to ratify the grant of 1,377,050 options to various directors, officers and employees of Baytex previously granted under Baytex's stock option plan;

(c) to consider and, if thought advisable, to pass, with or without variation, an ordinary resolution, the full text of which is set forth in the Information Circular, to approve a trust unit rights incentive plan for Baytex Energy Trust, all as more particularly described in the accompanying Information Circular;

(d) to consider and, if thought advisable, to pass, with or without variation, an ordinary resolution, the full text of which is set forth in the Information Circular, to approve a stock option plan for Crew Energy Inc., as more particularly described in the Information Circular;

(e) to consider and, if thought advisable, to pass with or without variation, an ordinary resolution, the full text of which is set forth in the Information Circular, to approve an initial private placement of up to 3,637,000 non-voting shares with an attached warrant and 1,881,000 performance shares of Crew Energy Inc., to employees, contractors, officers and directors of Crew and certain of their associates; and

(f) to transact such further and other business as may properly be brought before the Meeting or any adjournment thereof.

Specific details of the matters to be put before the Meeting are set forth in the accompanying Information Circular.

The record date for determination of Securityholders entitled to receive notice of and to vote at the Meeting is July 30, 2003. Only Securityholders whose names have been entered in the register of the Securityholders on the close of business on that date and holders of Common Shares or Options (collectively "Securities") issued by Baytex after the record date and prior to the Meeting will be entitled to receive notice of and to vote at the Meeting, provided that, to the extent a holder of Common Shares transfers the ownership of any Common Shares after such date and the transferee of those Common Shares establishes ownership of such Common Shares and demands, not later than 10 days before the Meeting, to be included in the list of holders of Common Shares eligible to vote at the Meeting, such transferee will be entitled to vote those Common Shares at the Meeting. The terms of the Options provide that they are not transferable.

Registered Securityholders have the right to dissent with respect to the Arrangement and to be paid the fair value of their Securities in accordance with the provisions of section 191 of the BUSINESS CORPORATIONS ACT (Alberta) and the Interim Order. A Securityholder's right to dissent is more particularly described in the accompanying Information Circular. FAILURE TO STRICTLY COMPLY WITH THE REQUIREMENTS SET FORTH IN SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA), AS MODIFIED BY THE INTERIM ORDER, MAY RESULT IN THE LOSS OF ANY RIGHT OF DISSENT.

                                      (iv)

A SECURITYHOLDER MAY ATTEND THE MEETING IN PERSON OR MAY BE REPRESENTED BY PROXY. SECURITYHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING OR ANY ADJOURNMENT THEREOF IN PERSON ARE REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY (GREEN FOR HOLDERS OF COMMON SHARES AND WHITE FOR HOLDERS OF OPTIONS) FOR USE AT THE MEETING OR ANY ADJOURNMENT THEREOF. TO BE EFFECTIVE, THE ENCLOSED PROXY MUST BE RECEIVED BY VALIANT TRUST COMPANY, AT 510, 550 - 6TH AVENUE S.W., CALGARY, ALBERTA, T2P 0S2, AT LEAST 24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) PRIOR TO THE TIME SET FOR THE MEETING OR ANY ADJOURNMENT THEREOF. DATED AT THE CITY OF CALGARY, IN THE PROVINCE OF ALBERTA, THIS 25TH DAY OF JULY, 2003.
                                     BY ORDER OF THE BOARD OF DIRECTORS OF
                                     BAYTEX ENERGY LTD.


                                     (signed) "SHANNON M. GANGL"
                                     Shannon M. Gangl, Corporate Secretary
                                     Baytex Energy Ltd.



                                      (v)

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA
                          JUDICIAL DISTRICT OF CALGARY

                  IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT, R.S.A. 2000, C. B-9

                  AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING BAYTEX ENERGY LTD., BAYTEX ENERGY TRUST, CREW ENERGY INC., BAYTEX ACQUISITION CORP., BAYTEX EXCHANGECO LTD., BAYTEX RESOURCES LTD., BAYTEX EXPLORATION LTD. AND THE SECURITYHOLDERS OF BAYTEX ENERGY LTD.

                               NOTICE OF PETITION

NOTICE IS HEREBY GIVEN that a petition (the "Petition") has been filed with the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Court") on behalf of Baytex Energy Ltd. ("Baytex") with respect to a proposed arrangement (the "Arrangement") under section 193 of the BUSINESS CORPORATIONS ACt, R.S.A. 2000, c. B-9, as amended (the "ABCA"), involving Baytex, Baytex Energy Trust, Crew Energy Inc., Baytex Acquisition Corp., Baytex Exchangeco Ltd., Baytex Resources Ltd., Baytex Exploration Ltd. and the holders of common shares ("Common Shares") and options to acquire Common Shares ("Options") of Baytex (collectively, the "Securityholders") which Arrangement is described in greater detail in the Information Circular and Proxy Statement of Baytex dated July 25, 2003, accompanying this Notice of Petition. At the hearing of the Petition, Baytex intends to seek:

(a) a declaration that the terms and conditions of the Arrangement are fair to Securityholders;

(b)      an order approving the Arrangement pursuant to the provisions of section 193 of the ABCA;

(c) a declaration that the Arrangement will, upon the filing of the Articles of Arrangement pursuant to the provisions of section 193 of the ABCA, become effective in accordance with its terms and will be binding on and after the Effective Date as defined in the Arrangement; and

(d) such other and further orders, declarations and directions as the Court may deem just.

The Court has been advised that its order approving the Arrangement, if granted, will constitute the basis for an exemption from the registration requirements of the SECURITIES ACT OF 1933, as amended, of the United States of America with respect to the securities to be issued pursuant to the Arrangement.

AND NOTICE IS FURTHER GIVEN that the said Petition was directed to be heard before a Justice of the Court of Queen's Bench of Alberta, 611 - 4th Street S.W., Calgary, Alberta, on the 28th day of August, 2003 at 1:30 p.m. (Calgary time), or as soon thereafter as counsel may be heard. Any Securityholder or any other interested party desiring to support or oppose the Petition, may appear at the time of hearing in person or by counsel for that purpose. ANY SECURITYHOLDER OR ANY OTHER INTERESTED PARTY DESIRING TO APPEAR AT THE HEARING IS REQUIRED TO FILE WITH THE COURT OF QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY, AND SERVE UPON BAYTEX ON OR BEFORE NOON ON AUGUST 22, 2003, A NOTICE OF INTENTION TO APPEAR, INCLUDING AN ADDRESS FOR SERVICE IN THE PROVINCE OF ALBERTA TOGETHER WITH ANY EVIDENCE OR MATERIALS WHICH ARE TO BE PRESENTED TO THE COURT. Service on Baytex is to be effected by delivery to the solicitors for Baytex at the address below. If any Securityholder or any other interested party does not attend, either in person or by counsel, at that time, the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice.

AND NOTICE IS FURTHER GIVEN that no further notice of the Petition will be given by Baytex and that in the event the hearing of the Petition is adjourned only those persons who have appeared before the Court for the application at the hearing shall be served with notice of the adjourned date.

AND NOTICE IS FURTHER GIVEN that the Court, by Order dated July 25, 2003, has given directions as to the calling of a meeting of Securityholders for the purpose of such holders voting upon a resolution to approve the Arrangement and has directed that for registered holders of Common Shares of Baytex the right to dissent with respect to the Arrangement under the provisions of section 191 of the ABCA, as amended by such Order, shall be applicable, and analogous rights of dissent shall apply to the holders of Options of Baytex.

                                      (vi)

AND NOTICE IS FURTHER GIVEN that a copy of the said Petition and other documents in the proceedings will be furnished to any Securityholder or other interested party requesting the same by the undermentioned solicitors for Baytex upon written request delivered to such solicitors as follows:

         Burnet, Duckworth & Palmer LLP
         1400, 350 - 7th Avenue S.W.
         Calgary, Alberta  T2P 3N9

         Attention: Daniel J. McDonald, Q.C.

DATED at the City of Calgary, in the Province of Alberta, this 25th day of July, 2003.

                                         BY ORDER OF THE BOARD OF DIRECTORS OF
                                         BAYTEX ENERGY LTD.


                                         (signed) "SHANNON M. GANGL"
                                         Shannon M. Gangl, Corporate Secretary
                                         Baytex Energy Ltd.








                                     (vii)

                              INFORMATION CIRCULAR

INTRODUCTION

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE MANAGEMENT OF BAYTEX FOR USE AT THE MEETING AND ANY ADJOURNMENTS THEREOF. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THE ARRANGEMENT OR ANY OTHER MATTERS TO BE CONSIDERED AT THE MEETING OTHER THAN THOSE CONTAINED IN THIS INFORMATION CIRCULAR AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

All summaries of, and references to, the Arrangement in this Information Circular are qualified in their entirety by reference to the complete text of the Plan of Arrangement, a copy of which is attached as Exhibit 1 to the Arrangement Agreement, which is attached as Appendix C to this Information Circular. YOU ARE URGED TO CAREFULLY READ THE FULL TEXT OF THE PLAN OF ARRANGEMENT.

All capitalized terms used in this Information Circular but not otherwise defined herein have the meanings set forth under "GLOSSARY OF TERMS". Information contained in this Information Circular is given as of July 25, 2003 unless otherwise specifically stated.

CURRENCY AND EXCHANGE RATES

All dollar references in the Information Circular are in Canadian dollars, unless otherwise indicated. On July 25, 2003, the rate of exchange for the Canadian dollar, expressed in United States dollars, based on the noon rate as provided by the Bank of Canada was Canadian $1.00 = United States $0.7240.

FORWARD-LOOKING STATEMENTS

This Information Circular, including documents incorporated by reference herein, contains forward-looking statements. All statements other than statements of historical fact contained in this Information Circular are forward-looking statements, including, without limitation, statements regarding the future financial position, business strategy, proposed acquisitions, budgets, litigation, projected costs and plans and objectives of or involving Baytex, the Trust, Crew, ExchangeCo or AmalgamationCo. Securityholders can identify many of these statements by looking for words such as "believe", "expects", "will", "intends", "projects", "anticipates", "estimates", "continues" or similar words or the negative thereof. These forward-looking statements include statements with respect to: amounts to be retained by AmalgamationCo for growth capital expenditures; the amount and timing of the payment of the distributions of the Trust; production rates; the timing of the Final Order and the Effective Date of the Arrangement; and the satisfaction of listing conditions. There can be no assurance that the plan, intentions or expectations upon which these forward-looking statements are based will occur. Forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this Information Circular. Although Baytex believes that the expectations represented in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Some of the risks which could affect future results and could cause results to differ materially from those expressed in the forward-looking statements contained herein include: the impact of general economic conditions, industry conditions, governmental regulation, volatility of commodity prices, currency fluctuations, imprecision of reserve estimates, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, stock market volatility and ability to access sufficient capital from internal and external sources and the risk that actual results will vary from the results forecasted and such variations may be material.

The information contained in this Information Circular, including documents incorporated by reference herein, identifies additional factors that could affect the operating results and performance of Baytex, Crew, ExchangeCo, AmalgamationCo, Baytex Resources and the Trust. We urge you to carefully consider those factors.

The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Information Circular are made as of the date of this Information Circular and Baytex undertakes no obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise.

SUPPLEMENTAL DISCLOSURE

Distributable cash available for distribution and cash-on-cash yield are not recognized generally accepted accounting principles. Management believes that in addition to net income and net income per Trust Unit, distributable cash and cash available for distribution are useful supplemental measures as they provide investors with information on cash available for distribution. Cash-on-cash yield is a useful and widely used supplemental measure that provides investors with information on cash actually distributed relative to trading price. Investors are cautioned that distributable income, income available for distribution and cash-on-cash yield should not be construed as an alternate to net income as determined by Canadian generally accepted accounting principles. INVESTORS ARE ALSO CAUTIONED THAT CASH-ON-CASH YIELD REPRESENTS A BLEND OF RETURN OF INVESTORS INITIAL INVESTMENT AND A RETURN ON INVESTORS INITIAL INVESTMENT AND IS NOT COMPARABLE TO TRADITIONAL YIELD ON DEBT INSTRUMENTS WHERE INVESTORS ARE ENTITLED TO FULL RETURN OF THE PRINCIPAL AMOUNT OF DEBT ON MATURITY IN ADDITION TO A RETURN ON INVESTMENT THROUGH INTEREST PAYMENTS.

INFORMATION FOR UNITED STATES SECURITYHOLDERS

The Trust Units and Crew Shares to be issued to United States Securityholders under the Arrangement have not been registered under the United States SECURITIES ACT of 1933, as amended (the "1933 Act"), and are being issued to United States Securityholders in reliance on the exemption from registration set forth in section 3(a)(10) thereof. The solicitation of proxies for the Meeting is not subject to the requirements of section 14(a) of the SECURITIES EXCHANGE ACT OF 1934, as amended (the "1934 Act"). The Trust Units and Crew Shares will not be listed for trading on any United States stock exchange. Accordingly, this Information Circular has been prepared solely in accordance with disclosure requirements applicable in Canada. Securityholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the 1933 Act and proxy statements under the 1934 Act. Specifically, information concerning the operations of Baytex, Crew, AcquisitionCo and the Trust contained herein has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. The unaudited pro forma consolidated financial statements of the Trust, the unaudited pro forma consolidated financial statements of Crew, the audited historical consolidated financial statements of Baytex and the unaudited consolidated financial statements of Baytex included or incorporated by reference in this Information Circular have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards, and thus are not comparable in all respects to financial statements prepared in accordance with United States generally accepted accounting principles.

TAX CONSIDERATIONS APPLICABLE TO UNITED STATES SECURITYHOLDERS HAVE NOT BEEN INCLUDED IN THIS INFORMATION CIRCULAR. UNITED STATES SECURITYHOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ARRANGEMENT.

The enforcement by investors of civil liabilities under the United States securities laws may be affected adversely by the fact that Baytex, the Trust, Crew, AcquisitionCo, ExchangeCo, Baytex Resources and Baytex Exploration are organized or settled, as applicable, under the laws of Alberta, Canada, that their officers and the directors and trustees, respectively, are residents of countries other than the United States, that the experts named in this Information Circular are residents of countries other than the United States, and that all of the assets of Baytex, the Trust, Crew, AcquisitionCo, ExchangeCo, Baytex Resources and Baytex Exploration and such persons are located outside the United States.

THE TRUST UNITS AND CREW SHARES TO BE ISSUED TO UNITED STATES SECURITYHOLDERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY IN ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SUCH AUTHORITY PASSED ON THE ADEQUACY OR ACCURACY OF THIS INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Information Circular, including the Summary hereof, and Appendix H and Appendix I.

"ABCA" means the BUSINESS CORPORATIONS ACT (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

"ACQUISITIONCO" means Baytex Acquisition Corp., a wholly owned subsidiary of the Trust;

"ADMINISTRATIVE SERVICES AGREEMENT" means the agreement to be entered into on or prior to the Effective Date between Crew and Baytex, pursuant to which Baytex will provide administrative services to Crew and Crew will provide technical services to Baytex;

"AEPEA" means the ALBERTA ENVIRONMENTAL PROTECTION AND ENHANCEMENT ACT;

"AFFILIATE" or "ASSOCIATE" when used to indicate a relationship with a person or company, has the same meaning as set forth in the SECURITIES ACT (Alberta);

"AMALGAMATIONCO" means Baytex Energy Ltd., the corporation resulting from the amalgamation of Baytex and AcquisitionCo pursuant to subsection 3.1(p) of the Plan of Arrangement;

"AMALGAMATIONCO ASSETS" means the assets held, directly or indirectly, by AmalgamationCo after giving effect to the Arrangement, which assets include, without limitation, the oil and natural gas properties, undeveloped land and related assets more fully described in Appendix I;

"ANCILLARY RIGHTS" means: (i) the optional exchange rights granted to the Trustee for the use and benefit of the holders of Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to require the Trust to exchange or purchase, as the case may be, or cause ExchangeCo to exchange or purchase, Exchangeable Shares for Trust Units, upon the occurrence of an Insolvency Event, or upon a Call Right being exercisable and the Trust and AmalgamationCo electing not to exercise such Call Right; and (ii) the Special Voting Right;

"APPLICABLE LAWS" means applicable corporate and securities laws and rules of applicable stock exchanges;

"APPRAISED REDEMPTION PRICE" means the price per Trust Unit equal to 90% of the fair market value of a Trust Unit as determined by AmalgamationCo for the purposes of effecting a redemption of Trust Units;

"ARRANGEMENT" means the proposed arrangement, under the provisions of section 193 of the ABCA, on the terms and conditions set forth in the Plan;

"ARRANGEMENT AGREEMENT" means the arrangement agreement dated as of July 24, 2003, among Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust pursuant to which Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust have proposed to implement the Arrangement, a copy of which is attached as Appendix C to this Information Circular, including any amendments thereto;

"ARRANGEMENT RESOLUTION" means the special resolution in respect of the Arrangement in substantially the form attached as Appendix A to this Information Circular to be voted upon by Shareholders and Optionholders at the Meeting;

"ARTC" means the Alberta Royalty Tax Credit;

"ARTICLES OF ARRANGEMENT" means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been made giving effect to the Arrangement;

"BAYTEX" means Baytex Energy Ltd., a corporation amalgamated pursuant to the ABCA;

"BAYTEX DIRECTORS" means the board of directors of Baytex;

"BAYTEX EXPLORATION" means Baytex Exploration Ltd.;

"BAYTEX PARTNERSHIP" means Baytex Energy Partnership, a general partnership, the partners of which are Baytex, Baytex Resources and Baytex Exploration and after the completion of the Arrangement will be dissolved;

"BAYTEX RESOURCES" means Baytex Resources Ltd.;

"BAYTEX RESOURCES COMMON SHARES" means the common shares in the capital of Baytex Resources;

"BOARD" or "BOARD OF DIRECTORS" means the board of directors of Baytex;

"BUSINESS DAY" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the city of Calgary, in the Province of Alberta, for the transaction of banking business;

"CALL RIGHTS" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right collectively, as such terms are defined in the Exchangeable Share Provisions;

"CERTIFICATE" means the certificate or certificates or other confirmation of filing to be issued by the Registrar, pursuant to subsection 193(11) of the ABCA giving effect to the Arrangement;

"CLASS A PREFERRED SHARES" means the Class A Preferred Shares of Baytex;

"CLASS B NON-VOTING SHARE STATED VALUE" has the meaning set forth in section 3.1(b)(iii) of the Plan;

"CLASS B NON-VOTING SHARES" means the Class B Non-Voting Shares of Baytex;

"CLASS C PREFERRED SHARES" means the Class C Preferred Shares of Baytex;

"CLOSING" means the completion of the transactions contemplated in the Arrangement Agreement;

"COMMON SHARES" means Common Shares in the capital of Baytex;

"CONTROL" means, with respect to control of a body corporate by a person, the holding (other than by way of security) by or for the benefit of that person of securities of that body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate (whether or not securities of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) provided that such votes, if exercised, are sufficient to elect a majority of the board of directors of the body corporate;

"COURT" means the Court of Queen's Bench of Alberta;

"CREW" means Crew Energy Inc., a corporation incorporated pursuant to the ABCA;

"CREW ASSETS" means the assets transferred, directly or indirectly, by Baytex and the Baytex Partnership to Baytex Resources pursuant to the Arrangement, which assets include, without limitation, certain oil and natural gas properties, undeveloped land and related assets in central Alberta and northeastern British Columbia as more fully described in Appendix H;

"CREW BOARD" means the board of directors of Crew;

"CREW CHARTER REPORT" means the independent land evaluation of the undeveloped land associated with the non-producing areas to be transferred to Crew as at September 1, 2003 prepared by Charter Land Services Ltd., independent land evaluators of Calgary, Alberta;

"CREW CLASS B NON-VOTING SHARES" means the Class B Non-Voting Shares of Crew;

"CREW COMMON SHARES" or "CREW SHARES" means the common shares in the capital of Crew;

"CREW CONVEYANCE" means the transactions whereby Baytex and the Baytex Partnership will convey the Crew Assets to Baytex Resources and Baytex Resources will transfer its interest in the Baytex Partnership and the Farm-In Assets to Baytex;

"CREW ENGINEERING REPORT" means the independent engineering evaluation of certain oil, NGL and natural gas interests of Baytex to be acquired by Crew as prepared by Outtrim, dated May 30, 2003 and effective September 1, 2003;

"CREW NAV" means the net asset value of the Crew Shares as at September 1, 2003 as described under the heading "OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING -- APPROVAL OF THE INITIAL PRIVATE PLACEMENT";

"CREW NOTES" means the unsecured, subordinate promissory notes issuable by Crew to Baytex with each Note in a principal amount per Note equal to the Class B Non-Voting Share Stated Value;

"CREW PARTNERSHIP" means a general partnership which will be created immediately after the Arrangement, the partners of which will be Crew and Crew Resources;

"CREW PERFORMANCE SHARES" means the performance shares of Crew to be issued pursuant to the Initial Private Placement as described under the heading "OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING -- APPROVAL OF THE INITIAL PRIVATE PLACEMENT";

"CREW RESOURCES" means Crew Resources Ltd.;

"CREW STOCK OPTION PLAN" means the stock option plan of Crew to be approved at the Meeting, a copy of which is attached as Appendix J to this Information Circular;

"CREW WARRANTS" means up to 3,637,000 common share purchase warrants of Crew to be issued pursuant to the Initial Private Placement as described under the heading "OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING -- APPROVAL OF THE INITIAL PRIVATE PLACEMENT";

"CURRENT MARKET PRICE OF A TRUST UNIT" means, in respect of a Trust Unit on any date, the weighted average trading price of the Trust Units on the TSX for the five (5) trading days preceding that date, or, if the Trust Units are not then listed on the TSX, on such other stock exchange or automated quotation system on which the Trust Units are listed or quoted, as the case may be, as may be selected by the board of directors of AmalgamationCo for such purpose; provided, however, that if in the opinion of the board of directors of AmalgamationCo the public distribution or trading activity of Trust Units for that period does not result in a weighted average trading price which reflects the fair market value of a Trust Unit, then the Current Market Price of a Trust Unit shall be determined by the board of directors of AmalgamationCo, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by such board of directors shall be conclusive and binding;

"DEPOSITARY" means Valiant Trust Company at its offices referred to in the Letter of Transmittal and Election Form;

"DISSENT RIGHTS" means the right of a Shareholder and an Optionholder pursuant to section 191 of the ABCA and the Interim Order to dissent to the Arrangement Resolution and to be paid the fair value of the securities in respect of which the holder dissents, all in accordance with section 191 of the ABCA and the Interim Order;

"DISSENTING OPTIONHOLDERS" means registered Optionholders who validly exercise the rights of dissent provided to them under the Interim Order;

"DISSENTING SECURITYHOLDERS" means Dissenting Optionholders and Dissenting Shareholders, collectively;

"DISSENTING SHAREHOLDERS" means registered Shareholders who validly exercise the rights of dissent provided to them under the Interim Order;

"DISTRIBUTABLE CASH" means all amounts available for distribution during any applicable period to holders of Trust Units;

"DISTRIBUTION" means a distribution paid by the Trust in respect of the Trust Units, expressed as an amount per Trust Unit;

"DISTRIBUTION PAYMENT DATE" means any date that Distributable Cash is distributed to Trust Unitholders, generally being the 15th day of the calendar month following any Distribution Record Date (or if such day is not a Business Day, on the next Business Day thereafter);

"DISTRIBUTION RECORD DATE" means the last day of each calendar month or such other date as may be determined from time to time by the Trustee, except that December 31 shall in all cases be a Distribution Record Date;

"EFFECTIVE DATE" means the date the Arrangement is effective under the ABCA;

"EFFECTIVE TIME" means the time at which the Articles of Arrangement are filed with the Registrar on the Effective Date;

"ELECTION DEADLINE" means 4:30 p.m.(Calgary time) on the third Business Day immediately prior to the date of the Meeting or, if such meeting is adjourned, such time on the third Business Day immediately prior to the date of such adjourned meeting;

"ELIGIBLE INSTITUTION" means: (i) in Canada and the United States, a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office, branch or agency in the United States, or a member firm of the TSX, the Montreal Exchange, the TSX Venture Exchange, a national securities exchange in the United States or the National Association of Securities Dealers, Inc.; (ii) in the United Kingdom, a member of the London Stock Exchange or a national banking institution; (iii) in continental Europe, a commercial bank or trust company having an office or agency in continental Europe and a firm that is a member of the Paris Stock Exchange, the Frankfurt Stock Exchange, the Amsterdam Stock Exchange or the Brussels Stock Exchange; or (iv) a member of a recognized Medallion Program (STAMP), (SEMP) or (MSP);

"EXCHANGE RATIO", at any time and in respect of each Exchangeable Share, shall be equal to 1.00000 as at the Effective Date and shall be cumulatively adjusted thereafter by: (a) increasing the Exchange Ratio on each Distribution Payment Date between the Effective Date and the time as of which the Exchange Ratio is calculated by an amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the Distribution, expressed as an amount per Trust Unit, paid on that Distribution Payment Date, multiplied by the Exchange Ratio immediately prior to the Distribution Record Date for such Distribution and having as its denominator the Current Market Price of a Trust Unit on the first Business Day following the Distribution Record Date for such Distribution; and (b) decreasing the Exchange Ratio on each dividend record date between the Effective Date and the time as of which the Exchange Ratio is calculated by an amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the dividend declared on that dividend record date, expressed as an amount per Exchangeable Share multiplied by the Exchange Ratio immediately prior to that dividend record date, and having as its denominator the Current Market Price of a Trust Unit on the date that is seven Business Days prior to that dividend record date;

"EXCHANGEABLE SHARES" means the exchangeable shares in the capital of AcquisitionCo;

"EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares substantially in the form attached as Appendix D to this Information Circular;

"EXCHANGECO" means Baytex Exchangeco Ltd., a wholly-owned subsidiary of the Trust;

"FAIRNESS OPINIONS" means the opinions of TD Securities Inc. dated July 25, 2003 and Orion Securities Inc. dated July 25, 2003, copies of which are attached as Appendix G to this Information Circular;

"FARM-IN ASSETS" means all of the oil and natural gas assets of Baytex
Resources;

"FINAL ORDER" means the order of the Court approving the Arrangement to be applied for following the Meeting and to be granted pursuant to the provisions of subsection 193(9) of the ABCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"HOLDER" means a registered holder of Securities immediately prior to the Effective Date or any person who surrenders to the Depositary certificates representing Securities duly endorsed for transfer to such person;

"INCOME TAX ACT" or "TAX ACT" means the INCOME TAX ACT (Canada), R.S.C. 1985, c.
1. (5th Supp), as amended, including the regulations promulgated thereunder;

"INFORMATION CIRCULAR" means this information circular and proxy statement dated July 25, 2003, together with all appendices hereto, distributed by Baytex in connection with the Meeting;

"INITIAL PRIVATE PLACEMENT" means the proposed sale by a private placement of up to 3,637,000 Crew Class B Non-Voting Shares and 3,637,000 Crew Warrants and up to 1,881,000 Crew Performance Shares prior to the completion of the Arrangement as described under the heading "OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING -- APPROVAL OF THE INITIAL PRIVATE PLACEMENT";

"INSOLVENCY EVENT" means the institution by AmalgamationCo of any proceeding to be adjudicated to be a bankrupt or insolvent or to be wound up, or the consent of AmalgamationCo to the institution of bankruptcy, dissolution, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by AmalgamationCo to contest in good faith any such proceedings commenced in respect of AmalgamationCo within 15 days of becoming aware thereof, or the consent by AmalgamationCo to the filing of any such petition or to the appointment of a receiver, or the making by AmalgamationCo of a general assignment for the benefit of creditors, or the admission in writing by AmalgamationCo of its inability to pay its debts generally as they become due, or AmalgamationCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any retracted Exchangeable Shares pursuant to Section
4.6 of the Exchangeable Share Provisions;

"INTERIM ORDER" means the Interim Order of the Court dated July 25, 2003 under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement and the Meeting and issued pursuant to the petition of Baytex therefor, a copy of which order is attached as Appendix B to this Information Circular;

"LETTER OF TRANSMITTAL AND ELECTION FORM" means the Letter of Transmittal and Election Form enclosed with this Information Circular pursuant to which a Shareholder is required to deliver certificates representing Common Shares and make certain elections, if desired;

"MARKET REDEMPTION PRICE" means the price per Trust Unit equal to the lesser of
(i) 90% of the "market price", as calculated under the Trust Indenture, of the Trust Units on the principal market on which the Trust Units are tendered to the Trust for redemption; and (ii) the "closing market price", as calculated under the Trust Indenture, on the principal market on which the Trust Units are quoted for trading on the date that the Trust Units are so tendered for redemption;

"MEETING" means the special meeting of Shareholders and Optionholders to be held on August 28, 2003 and any adjournment(s) thereof to consider and to vote on the Arrangement Resolution and the matters referred to in the Notice of Special Meeting;

"NAFTA" means the North American Free Trade Agreement;

"NEB" means the National Energy Board;

"NEW COMMON SHARE" means a Class D common share of Baytex issued under subsection 3.1(b) of the Plan;

"NON-RESIDENT" means: (i) a Person who is not a resident of Canada for the purposes of the Tax Act; or (ii) a partnership that is not a Canadian partnership for the purposes of the Tax Act;

"NOTE" or "NOTES" means the unsecured, subordinate promissory notes issuable by AcquisitionCo under the Arrangement having substantially the terms summarized in Schedule A to Exhibit 1 to the Plan;

"NOTICE OF MEETING" means the Notice of Special Meeting which accompanies this Information Circular;

"NOTICE OF PETITION" means the Notice of Petition by Baytex to the Court for the Final Order which accompanies this Information Circular;

"NPI" means the net profits interest granted under the NPI Agreement;

"NPI AGREEMENT" means the net profits interest agreement to be entered into among AmalgamationCo and the Trust, coincident with the Arrangement becoming effective;

"OIL AND NATURAL GAS PROPERTIES" or "PROPERTIES" means the working, royalty or other interests of Baytex, AmalgamationCo or Crew, as the case may be, in any petroleum and natural gas rights, tangibles and miscellaneous interests, including properties which may be acquired by Baytex, AmalgamationCo or Crew, as the case may be, from time to time;

"OPTIONHOLDERS" means the holders of Options;

"OPTION" means an option, or "OPTIONS" means, collectively, all outstanding options, to purchase Common Shares pursuant to Baytex's existing stock option plan or otherwise;

"OPTION COMMON SHARES" means the Common Shares held by a Shareholder who acquired such Common Shares on the exercise of an option in circumstances such that subsection 7(1.1) or (8) of the Tax Act apply and such Shareholder has elected pursuant to the Option Shareholder Letter of Transmittal and Election Form to exchange as contemplated by section 3.1(c) of the Plan;

"OPTION SHAREHOLDER" means a holder of Option Common Shares;

"OPTION SHAREHOLDER LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form available to Option Shareholders when making their election to receive Crew Common Shares and Trust Units in exchange for their Option Common Shares;

"ORDINARY RESOLUTION" means a resolution approved at a meeting of Unitholders and the holder of the Special Voting Right by more than 50% of the votes cast in respect of the resolution by or on behalf of Unitholders and the holder of the Special Voting Right present in person or represented by proxy at the meeting;

"OUTTRIM" means Outtrim Szabo Associates Ltd., independent oil and natural gas reservoir engineers of Calgary, Alberta;

"OUTTRIM REPORT" means independent engineering evaluation of Baytex's oil, NGL and natural gas interests prepared by Outtrim dated March 3, 2003 and effective December 31, 2002;

"PERMITTED INVESTMENTS" means: (i) obligations issued or guaranteed by the government of Canada or any province of Canada or any agency or instrumentality thereof; (ii) term deposits, guaranteed investment certificates, certificates of deposit or bankers' acceptances of or guaranteed by any Canadian chartered bank or other financial institutions, the short-term debt or deposits of which have been rated at least A or the equivalent by Standard & Poor's Corporation, Moody's Investors Service, Inc. or Dominion Bond Rating Service Limited; and
(iii) commercial paper rated at least A or the equivalent by Dominion Bond Rating Service Limited, in each case maturing within 180 days after the date of acquisition;

"PERSON" means any individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government, regulatory authority or other entity;

"PLAN" or "PLAN OF ARRANGEMENT" means the plan of arrangement attached as
Exhibit 1 to Appendix C to this Information Circular, as amended or supplemented from time to time in accordance with the terms thereof;

"RECORD DATE" means the close of business on July 30, 2003;

"REDEMPTION NOTES" means the promissory notes issuable by Trust under the Trust Indenture having terms and conditions substantially identical to those of the Notes as more particularly described in Appendix I to this Information Circular;

"REGISTRAR" means the Registrar of Corporations duly appointed under the ABCA;

"REGULATION S" means Regulation S under the 1933 Act;

"SECURITIES" means the Common Shares and the Options;

"SECURITYHOLDER" means the Shareholders and Optionholders;

"SHAREHOLDER" means a holder of Common Shares;

"SPECIAL RESOLUTION" means a resolution proposed to be passed as a special resolution at a meeting of Trust Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of the Trust Indenture at which two or more holders of at least 5% of the aggregate number of Trust Units then outstanding are present in person or by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the Trust Units represented at the meeting and voted on a poll upon such resolution. For the purposes of determining such percentage, the holder of any Special Voting Right who is present at the meeting shall be regarded as representing outstanding Trust Units equivalent in number to the votes attaching to such Special Voting Right;

"SPECIAL VOTING RIGHT" means the special voting right of the Trust, issued and certified under the Trust Indenture for the time being outstanding and entitled to the benefits and subject to the limitations set forth therein;

"SUBSEQUENT INVESTMENT" means those investments which the Trust is permitted to make pursuant to the Trust Indenture;

"SUPPORT AGREEMENT" means the support agreement to be entered into on the Effective Date substantially in the form attached as Appendix E to this Information Circular;

"SUBSIDIARY" means, in relation to any person, any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person;

"TAX ACT" means the INCOME TAX ACT (Canada);

"TAX-EXEMPT SHAREHOLDER" means a holder of Common Shares that is exempt from tax under Part I of the Tax Act;

"TRUST" means Baytex Energy Trust, a trust established under the laws of Alberta pursuant to the Trust Indenture;

"TRUST ENGINEERING REPORT" means the independent engineering evaluation of certain oil, NGL and natural gas interests to be acquired by the Trust extracted from the Outtrim Report;

"TRUST INDENTURE" means the trust indenture dated as of July 24, 2003 between Valiant Trust Company and Baytex, as amended from time to time;

"TRUST UNIT" or "UNIT" means a unit of the Trust;

"TRUST UNITHOLDERS" or "UNITHOLDERS" means holders from time to time of the Trust Units;

"TRUSTEE" means Valiant Trust Company, the initial trustee of the Trust, or such other trustee, from time to time, of the Trust;

"TSX" means the Toronto Stock Exchange;

"UNIT RIGHTS INCENTIVE PLAN" means the Unit Rights Incentive Plan of the Trust to be approved at the Meeting, a copy of which is attached as Appendix K to this Information Circular;

"UNITED STATES" or "U.S." means the United States, as defined in Rule 902(l) under Regulation S;

"U.S. PERSON" means a U.S. person as defined in Rule 902(k) under Regulation S, including, but not limited to, any natural person resident in the United States;

"U.S. SHAREHOLDER" means any Shareholder who is, at the Effective Time, either in the United States or a U.S. Person;

"VOTING AND EXCHANGE AGREEMENT TRUSTEE" means Valiant Trust Company, the initial trustee under the Voting and Exchange Trust Agreement, or such other trustee, from time to time appointed thereunder;

"VOTING AND EXCHANGE TRUST AGREEMENT" means the voting and exchange trust agreement to be entered into on the Effective Date substantially in the form attached as Appendix F to this Information Circular;

"WEIGHTED AVERAGE TRADING PRICE" shall be determined by dividing: (i) the aggregate dollar trading value of all securities being measured traded on the Toronto Stock Exchange over the five (5) consecutive trading days immediately after the Effective Date by (ii) the total number of such securities sold on such stock exchange during such period;

"000S" means thousands;

"1933 ACT" means the United States SECURITIES ACT OF 1933, as amended; and

"1934 ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended.

                                   CONVENTIONS

Certain terms used herein are defined in the "GLOSSARY". Unless otherwise indicated, references herein to "$" or "dollars" are to Canadian dollars. All financial information herein has been presented in Canadian dollars in accordance with generally accepted accounting principles in Canada.

                                  ABBREVIATIONS

OIL AND NATURAL GAS LIQUIDS                                NATURAL GAS
---------------------------                                -----------
Bbl             barrel                                     Mcf         thousand cubic feet
Bbls            barrels                                    Mcf/d       thousand cubic feet per day
Bbls/d          barrels per day                            Mmcf        million cubic feet
Mbbls           thousand barrels                           Mmcf/d      million cubic feet per day
Mmbbls          million barrels                            MMBTU       million British Thermal Units
Mstb            thousand stock tank barrels                Bcf         billion cubic feet
NGL             natural gas liquids                        GJ          gigajoule
Stb             stock tank barrels


                                      OTHER

AECO               Intra-Alberta Nova Inventory Transfer Price (NIT net price of natural gas)

API an indication of the specific gravity of crude oil measured on the American Petroleum Institute gravity scale. Liquid petroleum with a specified gravity of 28 API or higher is generally referred to as light crude oil

ARTC               Alberta Royalty Tax Credit

Boe barrel of oil equivalent of natural gas on the basis of 1 BOE for 6 (unless otherwise stated) Mcf of natural gas (this conversion factor is an industry accepted norm and is not based on either energy content or current prices)

Boe/d              barrel of oil equivalent per day

m3                 cubic metre

Mboe               thousand barrels of oil equivalent

Mmboe              million barrels of oil equivalent

WTI                West Texas Intermediate, the reference price paid in U.S. dollars at Cushing, Oklahoma for crude oil of standard grade

M$                 thousands of dollars


                                   CONVERSION

The following table sets forth certain standard conversions from Standard Imperial Units to the International System of Units (or metric units).

      TO CONVERT FROM                 TO                          MULTIPLY BY
      ---------------                 --                          -----------
      Mcf                             Cubic metres                     28.174
      Cubic metres                    Cubic feet                       35.494
      Bbls                            Cubic metres                      0.159
      Cubic metres                    Bbls oil                          6.290
      Feet                            Metres                            0.305
      Metres                          Feet                              3.281
      Miles                           Kilometres                        1.609
      Kilometres                      Miles                             0.621
      Acres                           Hectares                          0.405
      Hectares                        Acres                             2.471

                               SUMMARY INFORMATION

THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION CIRCULAR, INCLUDING THE APPENDICES HERETO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED OR REFERRED TO ELSEWHERE IN THIS INFORMATION CIRCULAR OR IN THE APPENDICES HERETO. TERMS WITH INITIAL CAPITAL LETTERS USED IN THIS SUMMARY ARE DEFINED IN THE "GLOSSARY OF TERMS". IN THIS SUMMARY, ALL DOLLAR AMOUNTS ARE STATED IN CANADIAN DOLLARS.

THE MEETING

The Meeting will be held in the Alberta Room of the Fairmont Palliser Hotel at 133 - 9th Avenue S.W., Calgary, Alberta, on August 28, 2003, at 9:00 a.m. (Calgary time) for the purposes set forth in the accompanying Notice of Meeting. The business of the Meeting will be: (i) to consider and vote upon the Arrangement; (ii) to approve an increase in the number of Common Shares issuable under Baytex's existing stock option plan and the ratification of certain options previously granted under the plan; (iii) to approve the Unit Rights Incentive Plan; (iv) to approve the Crew Stock Option Plan; and (v) to approve the Initial Private Placement. See "THE ARRANGEMENT" and "OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING".

THE ARRANGEMENT

Baytex's management continuously reviews all options available to ensure that Baytex's capital structure is efficient and that shareholder value is being maximized. The proposed arrangement will result in the creation of Baytex Energy Trust, a new oil and natural gas energy trust that will own approximately 95% of Baytex's existing assets and which will make regular monthly distributions of cash to unitholders, and the creation of Crew, a junior oil and natural gas exploration and development company which will own certain of Baytex's oil and natural gas assets and undeveloped lands. The assets of Baytex Energy Trust will be predominantly mature, lower-risk development assets and the assets of Crew will be predominantly higher growth assets with significant exploration and development upside. Baytex believes that this structure better aligns risks and returns from each asset class in a way that is both sustainable and tax effective. The structure affords all shareholders greater liquidity and flexibility to participate in an income trust, a junior oil and natural gas growth company or the combined future potential of both entities. Finally, Baytex Energy Trust and Crew will be efficiently managed by separate teams of qualified professionals.

PRE-ARRANGEMENT STEPS

Prior to the Arrangement becoming effective a number of pre-arrangement steps, including the following, will occur:

(a)      Baytex and Crew will enter into the Administrative Services Agreement;
         and

(b) Crew will, subject to shareholder approval, complete the Initial Private Placement.

ARRANGEMENT STEPS

The Arrangement involves a number of steps, including the following, which will be deemed to occur sequentially:

(a) the Common Shares and Options held by Dissenting Securityholders who have exercised Dissent Rights which remain valid immediately prior to the Effective Time shall, as of the Effective Time, be deemed to have been transferred to Baytex and be cancelled and cease to be outstanding, and as of the Effective Time, such Dissenting Securityholders shall cease to have any rights as securityholders of Baytex other than the right to be paid the fair value of their Common Shares or Options;

(b) the Class A Preferred Shares, the New Common Shares, the Class B Non-Voting Shares and the Class C Preferred Shares shall be created as new classes of shares of Baytex and each Common Share, other than Common Shares held by Non-Residents, will be exchanged pursuant to a reorganization of the capital of Baytex for one (1) Class A Preferred Share, one (1) New Common Share and 0.333333 Class B Non-Voting Share and the stated value of each:

         (i) Class A Preferred Share shall be set at the paid up capital of each Common Share exchanged less: (A) 0.333333 multiplied by the Class B Non-Voting Share Stated Value, as adjusted; less
                  (B) $0.01;

         (ii)     New Common Share shall be set at $0.01; and

         (iii) whole Class B Non-Voting Share shall initially be set at $1.65 subject to adjustment, to the Weighted Average Trading Price of the Crew Common Shares (the "Class B Non-Voting Share Stated Value");

(c) each whole Class B Non-Voting Share held by an Option Shareholder who has elected to receive Baytex Resources Common Shares will be transferred to Baytex Resources, for delivery to Baytex for cancellation in consideration of the repayment of inter-company indebtedness of Baytex Resources to Baytex, in exchange for one (1) Baytex Resources Common Share;

(d)      the Crew Conveyance shall become effective;

(e) each remaining whole Class B Non-Voting Share will be transferred to Crew in exchange for one (1) Crew Common Share;

(f) each Baytex Resources Common Share held by Baytex will be transferred to Crew in exchange for one (1) Crew Note;

(g) each Baytex Resources Common Share held by an Option Shareholder will be transferred to Crew in exchange for one (1) Crew Common Share with a stated capital equal to the Class B Non-Voting Share Stated Value;

(h) each Class B Non-Voting Share will be exchanged pursuant to a reorganization of the capital of Baytex for one (1) Class C Preferred Share;

(i) all of the Crew Notes shall be satisfied by the return by Crew to Baytex of all of the Class C Preferred Shares and the issuance of Crew Common Shares;

(j) each Crew Class B Non-Voting Share will be exchanged pursuant to a reorganization of the capital of Crew for one (1) Crew Common Share;

(k) subject to sections 3.2 and 3.3 of the Plan, each New Common Share and each Class A Preferred Share, other than New Common Shares and Class A Preferred Shares held by Tax-Exempt Shareholders and Option Shareholders will be transferred to AcquisitionCo in accordance with the election or deemed election of the holder of such New Common Shares and Class A Preferred Shares for one (1) Trust Unit or one (1) Exchangeable Share (together with the Ancillary Rights);

(l) each New Common Share and each Class A Preferred Share held by Tax-Exempt Shareholders and Option Shareholders will be transferred to AcquisitionCo in exchange for one (1) Trust Unit;

(m) each Common Share held by Non-Residents will be transferred to AcquisitionCo in exchange for one (1) Trust Unit and the right to receive one (1) Crew Common Share;

(n) AcquisitionCo will issue one (1) Note to the Trust for each Trust Unit issued pursuant to sections 3.1(k), (l) and (m) of the Plan;

(o) any outstanding Options shall cease to represent the right to acquire Common Shares and shall only entitle the holder to acquire one (1) Trust Unit for each Common Share which the holder was previously entitled to acquire under the Option at a price per Trust Unit equal to the existing price less an amount equal to the Class B Non-Voting Share Stated Value;

(p) Baytex and AcquisitionCo shall be amalgamated and continued as one corporation, AmalgamationCo, in accordance with the following:

         (i) the shares of Baytex, all of which are owned by AcquisitionCo, shall be cancelled without any repayment of capital;

         (ii) the articles of AmalgamationCo shall be the same as the articles of AcquisitionCo, and the name of AmalgamationCo shall be "Baytex Energy Ltd.";

         (iii) no securities shall be issued by AmalgamationCo in connection with the amalgamation and for greater certainty, the common shares, Notes and Exchangeable Shares of AcquisitionCo shall survive and continue to be common shares, Notes and Exchangeable Shares of AmalgamationCo without amendment;

         (iv) the property of each of the amalgamating corporations shall continue to be the property of AmalgamationCo;

         (v) AmalgamationCo shall continue to be liable for the obligations of each of the amalgamating corporations;

         (vi) any existing cause of action, claim or liability to prosecution of either of the amalgamating corporations shall be unaffected;

         (vii) any civil, criminal or administrative action or proceeding pending by or against either of the amalgamating corporations may be continued to be prosecuted by or against AmalgamationCo;

         (viii) a conviction against, or ruling, order or judgment in favour of or against, either of the amalgamating corporations may be enforced by or against AmalgamationCo;

         (ix) the Articles of Amalgamation of AcquisitionCo shall be deemed to be the Articles of Incorporation of AmalgamationCo and the Certificate of Amalgamation of AcquisitionCo shall be deemed to be the Certificate of Incorporation of AmalgamationCo;

         (x) the by-laws of AmalgamationCo shall be the by-laws of AcquisitionCo;

         (xi) the first directors of AmalgamationCo shall be the directors of AcquisitionCo;

         (xii) the first officers of AmalgamationCo shall be the officers of AcquisitionCo; and

         (xiii) the registered office of AmalgamationCo shall be the registered office of AcquisitionCo;

(q)      Baytex Partnership shall be dissolved in accordance with the following:

         (i) all of the property of the Baytex Partnership shall be transferred to AmalgamationCo and Baytex Exploration in accordance with their respective partnership interest; and

         (ii) AmalgamationCo and Baytex Exploration shall be liable for the obligations of the Baytex Partnership in accordance with their respective partnership interest;

(r) Baytex Exploration shall be dissolved, in accordance with the following:

         (i) all of the property of Baytex Exploration shall be transferred to AmalgamationCo; and

         (ii) AmalgamationCo shall be liable for all of the obligations of Baytex Exploration;

(s) AmalgamationCo will grant the NPI to the Trust in consideration of return of Notes in an amount equal to the fair market value of the NPI as determined by AmalgamationCo; and

(t) AmalgamationCo shall deliver the Crew Common Shares to the Non-Residents entitled to such Crew Common Shares referred to in section 3.1(m) of the Plan.

A maximum of 6,000,000 Exchangeable Shares will be issued pursuant to the Arrangement. No Exchangeable Shares will be issued to Non-Residents, Tax-Exempt Shareholders or Option Shareholders. To the extent that holders of Common Shares elect to receive more than 6,000,000 Exchangeable Shares, the 6,000,000 Exchangeable Shares will be allocated on a pro-rated basis to all holders of Common Shares electing to receive Exchangeable Shares and such holders will be deemed to have elected to receive Notes, which will be exchanged for Trust Units, for the balance of Exchangeable Shares that they would have otherwise received. No fractional Notes or Exchangeable Shares will be issued pursuant to the Arrangement and to the extent that a fractional Note or Exchangeable Share would be issued such Note or Exchangeable Share will be rounded to the nearest whole number.

POST ARRANGEMENT STRUCTURE

Following these steps:

(a) Shareholders and placees under the Initial Private Placement will own all of the issued and outstanding Crew Shares;

(b) Shareholders will own all of the Exchangeable Shares of AmalgamationCo and all the issued and outstanding Trust Units of the Trust;

(c) the Trust will own all of the issued and outstanding common shares of AmalgamationCo; and

(d) the Trust will be the holder of all of the issued and outstanding Notes of AmalgamationCo and the NPI.



                                   [DIAGRAM]



Upon the completion of the Arrangement, an aggregate of approximately 22,983,000 Crew Shares and 52,037,000 Trust Units will be issued and outstanding, assuming that no Securityholders exercise their right of dissent, 6,000,000 Exchangeable Shares are issued pursuant to the Arrangement, all of the outstanding Options are exercised prior to the Effective Date and the Initial Private Placement is closed for the maximum amount. See "THE ARRANGEMENT - EFFECT OF THE ARRANGEMENT", Appendix H, "INFORMATION CONCERNING CREW ENERGY INC." and Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

LETTER OF TRANSMITTAL AND ELECTION FORM

Shareholders, other than Non-Residents, Tax-Exempt Shareholders and Option Shareholders will be required to make an election whether to receive on completion of the Arrangement, in addition to the Crew Shares, either Trust Units, Exchangeable Shares or a combination of Trust Units and Exchangeable Shares. Only Canadian residents who are not exempt from tax under Part I of the Tax Act and who are not Option Shareholders may elect to receive Exchangeable Shares. SHAREHOLDERS WHO DO NOT DEPOSIT WITH THE DEPOSITARY, AT ONE OF THE ADDRESSES NOTED IN THE RELEVANT FORM, A DULY COMPLETED LETTER OF TRANSMITTAL AND ELECTION FORM ON OR BEFORE 4:30 P.M. (CALGARY TIME) ON OR BEFORE THE THIRD BUSINESS DAY PRIOR TO THE MEETING OR ANY ADJOURNMENT THEREOF OR WHO DO NOT OTHERWISE FULLY COMPLY WITH THE REQUIREMENTS OF THE LETTER OF TRANSMITTAL AND ELECTION FORM AND THE INSTRUCTIONS THEREIN IN RESPECT OF THE ELECTION TO RECEIVE EXCHANGEABLE SHARES, WILL BE DEEMED TO HAVE ELECTED TO RECEIVE, IN ADDITION TO THE CREW SHARES, ONLY TRUST UNITS FOR THEIR COMMON SHARES. A COPY OF THE LETTER OF TRANSMITTAL AND ELECTION FORM IS ENCLOSED WITH THIS INFORMATION CIRCULAR. See "THE ARRANGEMENT - ELECTIONS UNDER THE ARRANGEMENT - EXCHANGEABLE SHARE ELECTION".

TRUST UNITS AND EXCHANGEABLE SHARES

As holders of Trust Units after the Arrangement, Unitholders will receive monthly distributions of the cash flow generated by AmalgamationCo and distributed to Unitholders through the Trust. The Trust will employ a strategy:
(a) to provide Unitholders with a competitive annual cash-on-cash yield by making monthly cash distributions to such Unitholders; (b) to provide that Baytex's assets (not including those assets transferred to Crew coincident with the Arrangement becoming effective) are maintained at a level with more predictability; and (c) that enables the Trust to continue to expand the business through development and acquisition opportunities that will provide long-term stable cash flows and be accretive to Unitholders. See Appendix H, "INFORMATION CONCERNING CREW ENERGY INC. - RISK FACTORS" and Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST - RISK FACTORS".

The Trust will make cash distributions to holders of Trust Units from the interest income received on the Notes from AmalgamationCo and from income generated under the NPI Agreement, net of administrative expenses. In addition, Trust Unitholders may, at the discretion of the board of directors of AmalgamationCo, receive distributions in respect of prepayments of principal on the Notes made by AmalgamationCo to the Trust before the maturity of the Notes. See "THE ARRANGEMENT - EFFECT OF THE ARRANGEMENT".

HOLDERS OF EXCHANGEABLE SHARES WILL NOT RECEIVE DISTRIBUTABLE CASH FROM THE TRUST. RATHER, ON EACH DISTRIBUTION PAYMENT DATE, THE NUMBER OF TRUST UNITS INTO WHICH ONE EXCHANGEABLE SHARE IS EXCHANGEABLE SHALL BE INCREASED ON A CUMULATIVE BASIS IN RESPECT OF THE DISTRIBUTION.

BACKGROUND TO AND REASONS FOR THE ARRANGEMENT

Baytex's management continually reviews all options available to it to ensure that Baytex's capital structure is efficient and that Shareholder value is being maximized. The strategy contemplated under the Arrangement was initially considered and selected for greater scrutiny, modeling and evaluation as a result of this pursuit of ongoing maximization of value for Shareholders.

Upon securing the long-term crude oil supply agreement in October 2002, whereby the additional price volatility associated with the majority of Baytex's heavy oil sales is effectively eliminated, management of Baytex began the process aiming to reorganize the Company into an income trust and a junior exploration company. Financial advisors were engaged in October 2002 to assist in the development of strategies and procedures necessary for the successful implementation of this plan. A major asset disposition program was completed in March 2003 to reduce the overall debt leverage of Baytex. Discussions with the largest holder of Baytex's senior subordinated notes in the spring of 2003 resulted in Baytex delivering an exchange offer to the noteholders on June 3, 2003 for a new series of senior subordinated notes containing covenants that facilitate the Trust's proposed distribution practices. This exchange offer was completed on July 9, 2003 with 99.84% of the noteholders tendering for the new notes. All these efforts together allow Baytex to present the Arrangement to the Shareholders for their considerations. The Board of Directors approved proceeding with the reorganization of Baytex into an income trust and a junior exploration company, and an announcement to this effect was made by Baytex on June 3, 2003.

The proposed arrangement will result in the creation of Baytex Energy Trust, a new oil and natural gas energy trust that will own approximately 95% of Baytex's existing assets and which will make regular monthly distributions of cash to unitholders, and the creation of Crew, a junior oil and natural gas exploration and development company which will own certain of Baytex's oil and natural gas assets and undeveloped lands. The assets of Baytex Energy Trust will be predominantly mature, lower-risk development assets and the assets of Crew will be predominantly higher growth assets with significant exploration and development upside. Baytex believes that this structure better aligns risks and returns from each asset class in a way that is both sustainable and tax effective. The structure affords all shareholders greater liquidity and flexibility to participate in an income trust, a junior oil and natural gas growth company or the combined future potential of both entities. Finally, Baytex Energy Trust and Crew will be efficiently managed by separate teams of qualified professionals.

The board of directors, in recommending the Arrangement, believes the Arrangement has the following advantages:

o The Trust and Crew will operate on the same fundamentals that contributed to Baytex's success, the efficient development and exploitation of oil and natural gas assets.

o It is expected that many Securityholders and future Unitholders are "tax-exempt" financial institutions such as pension plans or individuals holding Trust Units in registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans and will therefore retain the full amount of distributions on a tax-exempt or tax-deferred basis.

o It is anticipated that the tax effectiveness of the trust structure will facilitate business acquisitions and the expansion of Baytex's business, relative to Baytex continuing as a corporate entity.

o Cash distributions to Unitholders are anticipated to provide an attractive return while allowing the Trust to continue to invest in its existing assets and finance capital expenditures.

o It is anticipated that the combined value of distributions plus the market value of the Trust Units and the Crew Shares, will be greater on both a pre-tax and after-tax basis than the combined value of dividends that could otherwise be paid on the Common Shares plus the market value of the Common Shares, and that the reorganized structure will have greater access to capital to fund the growth of both the business of Crew and of the Trust.

o It is anticipated that the reorganized structure of Baytex as an income trust and a junior exploration and development company will attract new investors and provide, in the aggregate, a more active and liquid market for the Trust Units and Crew Shares than currently exists for Common Shares of Baytex.

See "THE ARRANGEMENT - BACKGROUND TO AND REASONS FOR THE ARRANGEMENT".

APPROVAL OF SECURITYHOLDERS REQUIRED FOR THE ARRANGEMENT

Pursuant to the Interim Order, the majority required to pass the Arrangement Resolution shall be not less than two thirds of the votes cast by Shareholders and Optionholders, each voting together as a class, either in person or by proxy, at the Meeting. See "SOLICITATION OF PROXIES AND VOTING AT THE MEETING - PROCEDURE AND VOTES REQUIRED".

FAIRNESS OPINIONS

The Board of Directors retained TD Securities Inc. and Orion Securities Inc. to address the fairness, from a financial point of view, of the Arrangement to Securityholders. In connection with this mandate, TD Securities Inc. and Orion Securities Inc. have prepared the Fairness Opinions. The Fairness Opinions state that, in TD Securities Inc.'s opinion, as of July 25, 2003 and in Orion Securities Inc.'s opinion, as at July 25, 2003, the consideration to be received by Securityholders pursuant to the Arrangement is fair, from a financial point of view, to Securityholders. The Fairness Opinions are subject to the assumptions and limitations contained therein and should be read in their entirety. See "THE ARRANGEMENT - FAIRNESS OPINIONS" and Appendix G, "FAIRNESS OPINION OF TD SECURITIES INC." and "FAIRNESS OPINION OF ORION SECURITIES INC.".

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE ARRANGEMENT, IN ITS OPINION, IS IN THE BEST INTERESTS OF BAYTEX AND THE SECURITYHOLDERS AND RECOMMENDS THAT SECURITYHOLDERS VOTE IN FAVOUR OF THE ARRANGEMENT RESOLUTION.

Each of the members of the Board of Directors and officers of Baytex intend to vote all of their Securities in favour of the Arrangement Resolution. Holders of an aggregate of 1,221,897 Common Shares and 3,101,100 Options (including all of the directors and officers of Baytex) representing 2.3% of the outstanding Common Shares and 70% of the outstanding Options, respectively, have agreed to vote all of the Common Shares and Options beneficially owned by them in favour of the Arrangement and all other matters to be considered at the Meeting.

FINAL ORDER

Implementation of the Arrangement requires the satisfaction of several conditions and the approval of the Court. See "THE ARRANGEMENT - PROCEDURE FOR THE ARRANGEMENT BECOMING EFFECTIVE". An application for the Final Order approving the Arrangement is expected to be made on August 28, 2003 at 1:30 p.m. at the Court House, 611 - 4th Street S.W., Calgary, Alberta. On the application, the Court will consider the fairness of the Arrangement.

THE TRUST

The Trust is an unincorporated open-end investment trust governed by the laws of the Province of Alberta pursuant to the Trust Indenture. The Trust was established for the purposes of investing in the securities of AcquisitionCo, AmalgamationCo, ExchangeCo or any other Subsidiary to fund the business of the Trust.

The Trust Unitholders will be the sole beneficiaries of the Trust.

The Trust will permit individual Trust Unitholders to participate in the cash flow from AmalgamationCo's business to the extent such cash flow is distributed by the Trustee. Each Trust Unit will entitle the holder thereof to receive monthly cash distributions.

Valiant Trust Company is the initial trustee of the Trust. The Trust will be managed by the management of AmalgamationCo, which will be led by Raymond T. Chan as President and Chief Executive Officer. See Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

CREW

Crew was incorporated as a Canadian controlled private company under the ABCA for the purpose of participating in the Arrangement. Crew is the corporate vehicle through which Securityholders will be able to continue to participate in a junior oil and natural gas exploration and development company focused on high levels of growth through reinvestment of cash flows. The Crew Assets, which consist of Baytex's assets in central Alberta and northeastern British Columbia will be transferred to Crew and the Crew Partnership. The Crew Partnership is a partnership which will be established immediately following the Arrangement, the partners of which will be Crew and Crew Resources which will own the Crew Assets.

Crew will be led by Dale O. Shwed, President and Chief Executive Officer and John G. Leach, Vice President and Chief Financial Officer. The directors and officers of Crew are as set forth in Appendix H, "INFORMATION CONCERNING CREW ENERGY INC.". Following the completion of the Arrangement, all of the Crew Shares will be owned by Securityholders and the placees under the Initial Private Placement.

STOCK EXCHANGE LISTING APPROVALS

It is a condition to the completion of the Arrangement that the TSX shall have approved the listing of the Trust Units and the Crew Shares, subject only to the filing of required documents which cannot be filed prior to the Effective Date. Listing of the Crew Shares on the TSX will be subject to Crew meeting the original listing requirements of the TSX. Baytex believes that Crew will meet the listing requirements of the TSX upon the completion of the Arrangement. See "THE ARRANGEMENT - STOCK EXCHANGE LISTINGS".

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The combined Canadian federal income tax consequences of the transactions comprising the Arrangement will generally result in a Shareholder resident in Canada realizing a capital gain (or a capital loss) equal to the amount by which the fair market value of the Trust Units received on completion of the Arrangement exceeds (or is less than) the aggregate of such Shareholder's adjusted cost base of that portion of the Common Shares which are ultimately exchanged for Trust Units and any reasonable costs of disposition. The portion of the Common Shares which are ultimately exchanged for Crew Shares will benefit from the tax deferral provisions of the Tax Act. There is a limited opportunity for certain Shareholders to achieve partial or complete tax-deferred treatment by acquiring Exchangeable Shares in lieu of Trust Units and making a special election under section 85 of the Tax Act.

Holders of Trust Units who are resident in Canada will generally be required to include in their income the proportionate share of income of the Trust, to the extent the income is paid or made payable to them. Any amount paid to holders of Trust Units in excess of their share of Trust income (subject to certain exceptions) will not be included in income but will reduce the adjusted cost base of their Trust Units for purposes of computing any capital gain or capital loss from a subsequent disposition thereof. Generally speaking, persons not resident in Canada will not be required to recognize any gain or loss in respect of the Arrangement but will be subject to withholding tax on all or a portion of distributions from the Trust.

The Information Circular contains a summary of the principal Canadian federal income tax considerations relevant to residents and non-residents of Canada and which relate to the Arrangement, and the above comments are qualified in their entirety by reference to such summary. See "CANADIAN FEDERAL INCOME TAX CONSIDERATIONS" and "CANADIAN FEDERAL INCOME TAX OPINION".

OTHER TAX CONSIDERATIONS

THIS INFORMATION CIRCULAR DOES NOT ADDRESS ANY TAX CONSIDERATIONS OF THE ARRANGEMENT OTHER THAN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. SECURITYHOLDERS WHO ARE RESIDENT IN JURISDICTIONS OTHER THAN CANADA SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX IMPLICATIONS OF THE ARRANGEMENT, INCLUDING ANY ASSOCIATED FILING REQUIREMENTS, IN SUCH JURISDICTIONS AND WITH RESPECT TO THE TAX IMPLICATIONS IN SUCH JURISDICTIONS OF OWNING TRUST UNITS AND CREW SHARES AFTER THE ARRANGEMENT. SECURITYHOLDERS SHOULD ALSO CONSULT THEIR OWN TAX ADVISORS REGARDING PROVINCIAL OR TERRITORIAL TAX CONSIDERATIONS OF THE ARRANGEMENT OR OF HOLDING TRUST UNITS AND CREW SHARES.

SELECTED PRO FORMA FINANCIAL AND OPERATIONAL INFORMATION FOR THE TRUST

The following is a summary of selected pro forma financial and operational information for the oil and natural gas assets owned on a consolidated basis by the Trust following the completion of the Arrangement, for the periods indicated. See Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

                                                                                           PRO FORMA THREE
                                                                                             MONTHS ENDED
                                                                                            MARCH 31, 2003
                                                                                           ---------------
                                                                                             (unaudited)
                                                                                               ($000's)
Production revenue                                                                                 89,545
Royalties                                                                                         (17,747)
Operating expenses                                                                                (18,345)
                                                                                           ---------------
Net operating revenue                                                                              53,453
                                                                                           ---------------
                                                                                           ---------------

                                                                                           PRO FORMA THREE
                                                                                             MONTHS ENDED
                                                                                            MARCH 31, 2003
                                                                                           ---------------
                                                                                             (unaudited)
                                                                                         ($000's, except per
                                                                                            unit amounts)
AVERAGE DAILY PRODUCTION
    Light/medium crude oil & NGL (Bbls/d)                                                          1,829
    Heavy crude oil (Bbls/d)                                                                      23,278
    Natural gas (Mcf/d)                                                                           51,800
    Oil equivalent (Boe/d)                                                                        33,740

AVERAGE NET PRODUCT PRICES RECEIVED
    Light/medium crude oil & NGL ($/Bbl)                                                           48.12
    Heavy crude oil ($/Bbl)                                                                        31.48
    Natural gas ($/Mcf)                                                                             7.18

UNDEVELOPED LAND HOLDINGS (net acres) (as at December 31, 2002)                                  940,223

                                                                              GROSS (1)            NET (2)
PROVED RESERVES (as at December 31, 2002) (3)
    Light/medium crude oil & NGL (Mbbls)                                          3,670            3,226
    Heavy crude oil (Mbbls)                                                     100,914           88,329
    Natural gas (Mmcf)                                                           75,573           60,413
    Oil equivalent (Mboe)                                                       117,180          101,624


PROVED AND RISKED PROBABLE RESERVES (as at December 31, 2002)(3)
    Light/medium crude oil & NGL (Mbbls)                                          4,836            4,213
    Heavy crude oil (Mbbls)                                                     125,385          109,901
    Natural gas (Mmcf)                                                           89,094           71,614
    Oil equivalent (Mboe)                                                       145,070          126,050

Notes:

(1) "Gross" reserves are defined as the total remaining recoverable reserves owned by AmalgamationCo, directly or indirectly, before deduction of any royalties.
(2) "Net" reserves are defined as those reserves accruing to AmalgamationCo, directly or indirectly, after Crown and freehold royalties have been deducted.
(3) Reserve information taken from the Trust Engineering Report is at December 31, 2002 based on escalated prices. Probable reserves have been reduced by 50% to account for the risk of recovery thereof.

PRO FORMA DISTRIBUTABLE CASH

The following is a summary of selected pro forma financial information for the oil and natural gas assets owned, directly or indirectly, by AmalgamationCo following the completion of the Arrangement, for the periods indicated. See Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST - PRO FORMA DISTRIBUTABLE CASH".

Management of the Trust and Baytex have provided the following analysis to assist the Trust and Securityholders in analyzing the income of the Trust and the amounts of Distributable Cash that would have been available to the Trust for distribution to Unitholders had the Trust been in existence for the three month period ended March 31, 2003. This analysis was prepared on the assumption that the Arrangement had been completed, that the Trust had retained approximately 95% of Baytex's oil and natural gas producing properties (based on established reserves) and that the other transactions contemplated by the Arrangement had all been completed at the beginning of such period. Although firm commitments do not exist for all of the administrative expenses and, accordingly, the financial effect of the inclusion of all necessary administrative expenses is not at present determinable, management of Baytex and the Trust have, based upon their review of the amounts of these expenses in similar circumstances, estimated that deviation of these expenses would not result in material changes to the amounts shown below.

THE PRO FORMA INFORMATION IS NOT A FORECAST OR A PROJECTION OF FUTURE RESULTS. THE ACTUAL RESULTS OF OPERATIONS OF THE TRUST FOR ANY PERIOD FOLLOWING THE EFFECTIVE DATE WILL VARY FROM THE AMOUNT SET FORTH IN THE FOLLOWING ANALYSIS, AND SUCH VARIATION MAY BE MATERIAL.

                                                                                             PRO FORMA THREE MONTHS ENDED
                                                                                                  MARCH 31, 2003 (3)
                                                                                             ------------------------------
                                                                                                      (unaudited)
                                                                                                (000's, except per unit
                                                                                                       amounts)
Cash flow from operations                                                                             $  44,667
Add (deduct):
    Reclamation fund contributions                                                                       (1,123)
    Capital expenditures                                                                                (48,523)
    Funds drawn from long-debt and working capital                                                       31,779
                                                                                             ------------------------------
DISTRIBUTABLE CASH (1)                                                                                $  26,800
                                                                                             ------------------------------
                                                                                             ------------------------------
WEIGHTED AVERAGE NUMBER OF TOTAL TRUST UNITS AND EXCHANGEABLE SHARES (2)                                 58,037
                                                                                             ------------------------------
                                                                                             ------------------------------
DISTRIBUTABLE CASH PER TRUST UNIT AND EXCHANGEABLE SHARE (2) FOR THE PERIOD                           $    0.46
                                                                                             ------------------------------
                                                                                             ------------------------------
DISTRIBUTABLE CASH PER TRUST UNIT AND EXCHANGEABLE SHARE (2) PER MONTH (SIMPLE AVERAGE)               $    0.15
                                                                                             ------------------------------
                                                                                             ------------------------------

Notes:

(1) Distributable cash available for distribution is not an earnings measure recognized by generally accepted accounting principles and is not necessarily comparable to the measurement of distributable cash available for distribution in other similar trust entities. Distributable cash is estimated herein to be approximately 60% of cash flow from operations.
(2) The holders of the Exchangeable Shares will not receive cash distributions from the Trust or AmalgamationCo. Rather the Exchange Ratio will be adjusted to account for distributions paid to Unitholders. See Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".
(3) See Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST - PRO FORMA DISTRIBUTABLE CASH" for a more complete description of the assumptions and estimates associated with the pro forma information.

ILLUSTRATIVE DISTRIBUTABLE CASH

The following tables illustrate a range of possible amounts of Distributable Cash relating to Units and Exchangeable Shares outstanding based on the foregoing cash flow illustration for the three months ended March 31, 2003. The ranges of possible amounts of Distributable Cash are based on varying field prices for oil and natural gas. The sales volumes used for this analysis are 1,829 Bbls/d of light/medium crude oil and NGL, 21,788 Bbls/d of heavy oil and
51.8 Mmcf/d of natural gas, or 32,250 Boe/d. Royalty rates, other income, operating expenses, expenses associated with the Administrative Services Agreement, general and administrative expenses, large corporation taxes, cash taxes, reclamation fund contributions and capital expenditures have been held constant to the levels shown in the pro forma information for the three months ended March 31, 2003. Also, the impact of financial derivative contracts and fixed wellhead price contracts has been excluded from this analysis. This analysis is also based on the assumption that AmalgamationCo will distribute its cash available for distribution, as it relates to the Units outstanding, to the Trust in satisfaction of the interest owing under the Notes and, to the extent any remaining income is available, under the NPI Agreement. The representative range of Distributable Cash on a per security basis in the following tables is calculated by dividing the Distributable Cash by the weighted average number of 58,037,000 Trust Units outstanding (which number includes all Exchangeable Shares anticipated to be outstanding following the completion of the Arrangement).

THE TABLES, AND THE ASSUMPTIONS ON WHICH THEY ARE BASED, DO NOT REPRESENT EXPECTED PERFORMANCE OR RESULTS. THE DISTRIBUTABLE CASH FOR THE THREE MONTHS ENDED MARCH 31, 2003 IS ON A PRO FORMA BASIS ONLY.

           ILLUSTRATIVE DISTRIBUTABLE CASH FOR THE THREE MONTHS ENDED
                             MARCH 31, 2003 ($000'S)

  NYMEX WTI OIL                                                NATURAL GAS FIELD PRICE ($/MCF)
      PRICE         ------------------------------------------------------------------------------------------------------------
     $US/BBL           $4.00           $4.50           $5.00            $5.50           $6.00           $6.50           $7.00
  -------------     ------------    ------------    ------------    ------------    ------------    ------------    ------------
     $20.00            13,555          14,646          15,738          16,830           17,921          19,013          20,104
     $25.00            19,201          20,292          21,384          22,475           23,567          24,658          25,750
     $30.00            24,846          25,938          27,029          28,121           29,213          30,304          31,396
     $35.00            30,492          31,583          32,675          33,767           34,858          35,950          37,041


    ILLUSTRATIVE DISTRIBUTABLE CASH FOR THE THREE MONTHS ENDED MARCH 31, 2003
                               ($ PER TRUST UNIT)

  NYMEX WTI OIL                                                NATURAL GAS FIELD PRICE ($/MCF)
      PRICE         ------------------------------------------------------------------------------------------------------------
     $US/BBL           $4.00           $4.50           $5.00            $5.50           $6.00           $6.50           $7.00
  -------------     ------------    ------------    ------------    ------------    ------------    ------------    ------------
      $20.00            0.23            0.25            0.27            0.29             0.31            0.33            0.35
      $25.00            0.33            0.35            0.37            0.39             0.41            0.42            0.44
      $30.00            0.43            0.45            0.47            0.48             0.50            0.52            0.54
      $35.00            0.53            0.54            0.56            0.58             0.60            0.62            0.64

THE TABLES SET OUT ABOVE ILLUSTRATE THE HIGH DEGREE OF SENSITIVITY OF CASH FLOWS AND THE RESULTING RETURN TO INVESTORS TO CHANGES IN OIL AND NATURAL GAS PRICES. THE TABLES ARE SIMPLY AN ILLUSTRATION TO REPRESENT THE VARIANCE ON CASH FLOWS GIVEN PARTICULAR OIL AND GAS PRICES.

THE RANGE OF INFORMATION SET FORTH ABOVE IS A REPRESENTATIVE RANGE OF POSSIBLE DISTRIBUTABLE CASH AND IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS A FORECAST OR PROJECTION. NO ASSURANCE CAN BE GIVEN THAT THE DISTRIBUTABLE CASH SHOWN IN THIS ANALYSIS WILL EVER BE AVAILABLE OR REALIZED OR THAT THE ASSUMPTIONS OF FACT MADE ARE THE MOST LIKELY TO OCCUR. THE PRODUCTION LEVELS USED IN THE FOREGOING TABLES ARE MERELY AN ARITHMETIC CALCULATION BASED ON THE ASSUMPTIONS SET FORTH ABOVE. THERE CAN BE NO ASSURANCE THAT THE OIL AND NATURAL GAS PRICES SET FORTH IN THE TABLES WILL BE RECEIVED FOR THE PRODUCTION OF THE TRUST. ACTUAL PRODUCTION LEVELS WILL BE DEPENDENT ON NUMEROUS FACTORS AND MAY NOT NECESSARILY REFLECT THE FIGURES USED IN THESE TABLES. SEE APPENDIX I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST ILLUSTRATIVE DISTRIBUTABLE CASH".

SELECTED PRO FORMA FINANCIAL AND OPERATIONAL INFORMATION FOR CREW

The following is a summary of selected pro forma financial and operational information for the oil and natural gas assets owned, directly and indirectly, by Crew following the completion of the Arrangement, for the periods indicated. See Appendix H, "INFORMATION CONCERNING CREW ENERGY INC.".

                                                 THREE MONTHS
                                               ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                               ----------------       --------------------------------------------------
                                                     2003                2002                2001                2000
                                               ----------------       -------------     --------------       -----------
                                                 (unaudited)                              (audited)
                                                                                           ($000's)
Production revenue                                   5,613             13,803               18,161              12,174
Royalties                                           (1,223)            (2,832)              (4,891)             (2,957)
Operating expenses                                    (607)            (2,591)              (2,195)             (1,358)
                                                    ------             ------               ------              ------
Net operating revenue                                3,783              8,380               11,075               7,859
                                                    ======             ======               ======              ======

                                                 THREE MONTHS
                                               ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                               ----------------       --------------------------------------------------
                                                     2003                2002                2001                2000
                                               ----------------       -------------     --------------       -----------
PRODUCTION
    Liquids (Bbls/d)                                  235                226                 228                 152
    Natural gas (Mcf/d)                             7,128               7,650               7,966               9,141
    Oil equivalent (Boe/d)                          1,423               1,501               1,556               1,676

UNDEVELOPED LAND HOLDINGS (net acres)
    (as at September 1, 2003)                                                                                 227,008

                                                                                   GROSS (1)         NET (2)
                                                                                   ----------       ---------
PROVED RESERVES (as at September 1, 2003) (3)
    Liquids (Mbbls)                                                                     423             313
    Natural gas (Mmcf)                                                               10,889           8,674
    Oil equivalent (Mboe)                                                             2,238           1,759

PROVED AND RISKED PROBABLE RESERVES (as at September 1, 2003) (3)
    Liquids (Mbbls)                                                                     484             359
    Natural gas (Mmcf)                                                               12,004           9,571
    Oil equivalent (Mboe)                                                             2,485           1,954

Notes:

(1) "Gross" reserves are defined as the total remaining recoverable reserves owned by Crew, directly or indirectly, before deduction of any royalties.
(2) "Net" reserves are defined as those reserves accruing to Crew, directly or indirectly, after Crown and freehold royalties have been deducted.
(3) Reserve information taken from the Crew Engineering Report is at September 1, 2003 based on escalated prices. Probable reserves have been reduced by 50% to account for the risk of recovery thereof.

                                 THE ARRANGEMENT

BACKGROUND TO AND REASONS FOR THE ARRANGEMENT

Baytex's management continually reviews all options available to it to ensure that Baytex's capital structure is efficient and that Shareholder value is being maximized. The strategy contemplated under the Arrangement was initially considered and selected for greater scrutiny, modeling and evaluation as a result of this pursuit of ongoing maximization of value for Shareholders.

Upon securing the long-term crude oil supply agreement in October 2002, whereby the additional price volatility associated with the majority of Baytex's heavy oil sales is effectively eliminated, management of Baytex began the process aiming to reorganize the Company into an income trust and a junior exploration company. Financial advisors were engaged in October 2002 to assist in the development of strategies and procedures necessary for the successful implementation of this plan. A major asset disposition program was completed in March 2003 to reduce the overall debt leverage of Baytex. Discussions with the largest holder of Baytex's senior subordinated notes in the spring of 2003 resulted in Baytex delivering an exchange offer to the noteholders on June 3, 2003 for a new series of senior subordinated notes containing covenants that facilitate the Trust's proposed distribution practices. This exchange offer was completed on July 9, 2003 with 99.84% of the noteholders tendering for the new notes. All these efforts together allow Baytex to present the Arrangement to the Shareholders for their considerations. The Board of Directors approved proceeding with the reorganization of Baytex into an income trust and a junior exploration company, and an announcement to this effect was made by Baytex on June 3, 2003.

The proposed arrangement will result in the creation of Baytex Energy Trust, a new oil and natural gas energy trust that will own approximately 95% of Baytex's existing assets and which will make regular monthly distributions of cash to unitholders, and the creation of Crew, a junior oil and natural gas exploration and development company which will own certain of Baytex's oil and natural gas assets and undeveloped lands. The assets of Baytex Energy Trust will be predominantly mature, lower-risk development assets and the assets of Crew will be predominantly higher growth assets with significant exploration and development upside. Baytex believes that this structure better aligns risks and returns from each asset class in a way that is both sustainable and tax effective. The structure affords all shareholders greater liquidity and flexibility to participate in an income trust, a junior oil and natural gas growth company or the combined future potential of both entities. Finally, Baytex Energy Trust and Crew will be efficiently managed by separate teams of qualified professionals.

The board of directors, in recommending the Arrangement, believes the Arrangement has the following advantages:

o The Trust and Crew will operate on the same fundamentals that contributed to Baytex's success, the efficient development and exploitation of oil and natural gas assets.

o It is expected that many Securityholders and future Unitholders are "tax-exempt" financial institutions such as pension plans or individuals holding Trust Units in registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans and will therefore retain the full amount of distributions on a tax-exempt or tax-deferred basis.

o It is anticipated that the tax effectiveness of the trust structure will facilitate business acquisitions and the expansion of Baytex's business, relative to Baytex continuing as a corporate entity.

o Cash distributions to Unitholders are anticipated to provide an attractive return while allowing the Trust to continue to invest in its existing assets and finance capital expenditures.

o It is anticipated that the combined value of distributions plus the market value of the Trust Units and the Crew Shares will be greater on both a pre-tax and after-tax basis, than the combined value of dividends that could otherwise be paid on the Common Shares plus the market value of the Common Shares, and that the reorganized structure will have greater access to capital to fund the growth of both Crew and the Trust.

o It is anticipated that the reorganized structure of Baytex as an income trust and a junior exploration and development company will attract new investors and provide, in the aggregate, a more active and liquid market for the Trust Units and Crew Shares than currently exists for Common Shares of Baytex.

EFFECT OF THE ARRANGEMENT

The Arrangement will result in Shareholders (excluding Dissenting
Securityholders) ultimately receiving for their Common Shares held on the Effective Date: (i) Crew Shares; and (ii) in the case of Shareholders other than Non-Residents, Tax-Exempt

Shareholders and Option Shareholders, Trust Units or Exchangeable Shares, or a combination thereof, and in the case of Non-Resident, Tax-Exempt Shareholders or Option Shareholders, Trust Units.

On July 23, 2003 there were 53,611,083 Common Shares outstanding. In addition, 4,426,103 Common Shares are issuable pursuant to currently outstanding Options.

After giving effect to the Arrangement, the current Shareholders effectively will have exchanged their Common Shares for: (i) Crew Shares; and (ii) Trust Units or Exchangeable Shares, or a combination thereof. In addition, Baytex will have amalgamated with AcquisitionCo to form AmalgamationCo, all the common shares of AcquisitionCo and Notes of which will be owned by the Trust. The Exchangeable Shares are intended to be, to the extent possible, the economic equivalent of Trust Units and will be exchangeable for Trust Units. The maximum number of Exchangeable Shares that will be issued pursuant to the Arrangement is 6,000,000. If Shareholders elect to receive an aggregate number of Exchangeable Shares exceeding 6,000,000, such Shareholders will receive on completion of the Arrangement, in addition to their Crew Shares, a reduced pro rata number of Exchangeable Shares and the balance in Trust Units. EXCHANGEABLE SHARES WILL NOT BE ISSUED TO NON-RESIDENTS, TAX-EXEMPT SHAREHOLDERS OR OPTION SHAREHOLDERS. ANY SUCH SHAREHOLDER WHO ELECTS TO RECEIVE EXCHANGEABLE SHARES WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ONLY TRUST UNITS ON COMPLETION OF THE ARRANGEMENT. For details regarding the Crew Shares, see Appendix H, "INFORMATION CONCERNING CREW ENERGY INC.". For details regarding the Trust Units and Exchangeable Shares, see Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

Optionholders may choose to participate in the Arrangement by exercising their Options and receiving the same consideration as Shareholders. All remaining vested and unvested Options will become options to acquire Trust Units with their exercise price adjusted for the distribution of Crew Shares valued at $1.65 per Crew Share. The exercise price of such Options will not be reduced by distributions in the same manner as rights to acquire Trust Units granted under the Trust's proposed unit rights incentive plan. For details regarding the Trust's proposed unit rights incentive plan, see "APPROVAL OF THE TRUST UNIT RIGHTS INCENTIVE PLAN" below and Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

As a result of a Shareholder's Common Shares being exchanged for Crew Shares, Trust Units and/or Exchangeable Shares pursuant to the Arrangement, the nature of a Shareholder's investment will be changed. See Appendix H, "INFORMATION CONCERNING CREW ENERGY INC.", Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

Crew will be led by Dale Shwed, President and Chief Executive Officer and John Leach, Vice President and Chief Financial Officer. Through their ownership of Crew Shares, Shareholders will be able to continue to participate in a junior oil and gas exploration and development company focused on high levels of growth through reinvestment of cash flows.

The business of the Trust following the completion of the Arrangement will be managed by AmalgamationCo which will be led by Raymond T. Chan as President and Chief Executive Officer. The Trust will employ a strategy: (a) to provide Unitholders with a competitive annual cash-on-cash yield by making monthly cash distributions to such Unitholders; (b) to provide that Baytex's assets (not including those assets transferred to Crew coincident with the Arrangement becoming effective) are maintained at a level with more predictability; and (c) that enables the Trust to continue to expand the business through development and acquisition opportunities that will provide long-term stable cash flows and be accretive to Unitholders.

It is currently intended that the Trust will make monthly cash distributions to Trust Unitholders from the interest income received from AmalgamationCo and from income received under the NPI. In addition, Trust Unitholders may, at the discretion of the board of directors of AmalgamationCo, receive distributions in respect of prepayments of principal on the Notes made by AmalgamationCo to the Trust before the maturity of the Notes.

The following diagram illustrates the organizational structure of the Trust and Crew following the implementation of the Arrangement.


                                   [DIAGRAM]


For further information regarding Crew, the Trust, AmalgamationCo and ExchangeCo, please refer to Appendix H, "INFORMATION CONCERNING CREW ENERGY INC." and Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

MANAGEMENT ARRANGEMENTS

The Trust will not be managed by a third party manager. Following completion of the Arrangement, the Trust will be managed by the management of AmalgamationCo. The Trustee, on behalf of the Trust, will enter into an administration agreement pursuant to which AmalgamationCo will provide certain administrative services and facilities to the Trust. See Appendix I "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

Baytex and Crew will enter into the Administrative Services Agreement, pursuant to which Baytex will provide general administrative, accounting, marketing, land and information technology services to Crew and Crew will provide technical services to Baytex. Such an arrangement will be temporary and defined to specific services in order to facilitate the reorganization of Baytex and the initial start-up of Crew. In consideration for such services, Crew will pay Baytex a fee of $15,000 per month and Baytex will pay Crew a fee of $25,000 per month. The services will be provided for a minimum four month period and may be extended by mutual consent of Baytex and Crew. In addition, Crew will enter into an office sublease agreement with AmalgamationCo for the leasing of certain office space. The office space will be leased for a period of 19 months ending March 31, 2005.

DETAILS OF THE ARRANGEMENT

Management continuously reviews all options available to ensure that Baytex's capital structure is efficient and that shareholder value is being maximized. The proposed arrangement will result in the creation of Baytex Energy Trust, a new oil and natural gas energy trust that will own approximately 95% of Baytex's existing assets and which will make regular monthly distributions of cash to unitholders, and the creation of Crew, a junior oil and natural gas exploration and development company which will own certain of Baytex's oil and natural gas assets and undeveloped lands. The assets of Baytex Energy Trust will be predominantly mature, lower-risk development assets and the assets of Crew will be predominantly higher growth assets with significant exploration and development upside. Baytex believes that this structure better aligns risks and returns from each asset class in a way that is both sustainable and tax effective. The structure affords all shareholders greater liquidity and flexibility to participate in an income trust, a junior oil and natural gas growth company or the combined future potential of both entities. Finally, Baytex Energy Trust and Crew will be efficiently managed by separate teams of qualified professionals.

PRE-ARRANGEMENT STEPS

Prior to the Arrangement becoming effective a number of pre-arrangement steps, including the following, will occur:

(a)      Baytex and Crew will enter into the Administrative Services Agreement;
         and

(b) Crew will, subject to shareholder approval, complete the Initial Private Placement.

ARRANGEMENT STEPS

The Arrangement involves a number of steps, including the following, which will be deemed to occur sequentially:

(a) the Common Shares and Options held by Dissenting Securityholders who have exercised Dissent Rights which remain valid immediately prior to the Effective Time shall, as of the Effective Time, be deemed to have been transferred to Baytex and be cancelled and cease to be outstanding, and as of the Effective Time, such Dissenting Securityholders shall cease to have any rights as securityholders of Baytex other than the right to be paid the fair value of their Common Shares or Options;

(b) the Class A Preferred Shares, the New Common Shares, the Class B Non-Voting Shares and the Class C Preferred Shares shall be created as new classes of shares of Baytex and each Common Share, other than Common Shares held by Non-Residents, will be exchanged pursuant to a reorganization of the capital of Baytex for one (1) Class A Preferred Share, one (1) New Common Share and 0.333333 Class B Non-Voting Share and the stated value of each:

         (i) Class A Preferred Share shall be set at the paid up capital of each Common Share exchanged less: (A) 0.333333 multiplied by the Class B Non-Voting Share Stated Value, as adjusted; less
                  (B) $0.01;

         (ii)     New Common Share shall be set at $0.01; and

         (iii) whole Class B Non-Voting Share shall initially be set at $1.65 subject to adjustment, to the Weighted Average Trading Price of the Crew Common Shares (the "Class B Non-Voting Share Stated Value");

(c) each whole Class B Non-Voting Share held by an Option Shareholder who has elected to receive Baytex Resources Common Shares will be transferred to Baytex Resources, for delivery to Baytex for cancellation in consideration of the repayment of inter-company indebtedness of Baytex Resources to Baytex, in exchange for one (1) Baytex Resources Common Share;

(d)      the Crew Conveyance shall become effective;

(e) each remaining whole Class B Non-Voting Share will be transferred to Crew in exchange for one (1) Crew Common Share;

(f) each Baytex Resources Common Share held by Baytex will be transferred to Crew in exchange for one (1) Crew Note;

(g) each Baytex Resources Common Share held by an Option Shareholder will be transferred to Crew in exchange for one (1) Crew Common Share with a stated capital equal to the Class B Non-Voting Share Stated Value;

(h) each Class B Non-Voting Share will be exchanged pursuant to a reorganization of the capital of Baytex for one (1) Class C Preferred Share;

(i) all of the Crew Notes shall be satisfied by the return by Crew to Baytex of all of the Class C Preferred Shares and the issuance of Crew Common Shares;

(j) each Crew Class B Non-Voting Share will be exchanged pursuant to a reorganization of the capital of Crew for one (1) Crew Common Share;

(k) subject to sections 3.2 and 3.3 of the Plan, each New Common Share and each Class A Preferred Share, other than New Common Shares and Class A Preferred Shares held by Tax-Exempt Shareholders and Option Shareholders will be transferred to AcquisitionCo in accordance with the election or deemed election of the holder of such New Common

         Shares and Class A Preferred Shares for one (1) Trust Unit or one (1) Exchangeable Share (together with the Ancillary Rights);

(l) each New Common Share and each Class A Preferred Share held by Tax-Exempt Shareholders and Option Shareholders will be transferred to AcquisitionCo in exchange for one (1) Trust Unit;

(m) each Common Share held by Non-Residents will be transferred to AcquisitionCo in exchange for one (1) Trust Unit and the right to receive one (1) Crew Common Share;

(n) AcquisitionCo will issue one (1) Note to the Trust for each Trust Unit issued pursuant to sections 3.1(k), (l) and (m) of the Plan;

(o) any outstanding Options shall cease to represent the right to acquire Common Shares and shall only entitle the holder to acquire one (1) Trust Unit for each Common Share which the holder was previously entitled to acquire under the Option at a price per Trust Unit equal to the existing price less an amount equal to the Class B Non-Voting Share Stated Value;

(p) Baytex and AcquisitionCo shall be amalgamated and continued as one corporation, AmalgamationCo, in accordance with the following:

         (i) the shares of Baytex, all of which are owned by AcquisitionCo, shall be cancelled without any repayment of capital;

         (ii) the articles of AmalgamationCo shall be the same as the articles of AcquisitionCo, and the name of AmalgamationCo shall be "Baytex Energy Ltd.";

         (iii) no securities shall be issued by AmalgamationCo in connection with the amalgamation and for greater certainty, the common shares, Notes and Exchangeable Shares of AcquisitionCo shall survive and continue to be common shares, Notes and Exchangeable Shares of AmalgamationCo without amendment;

         (iv) the property of each of the amalgamating corporations shall continue to be the property of AmalgamationCo;

         (v) AmalgamationCo shall continue to be liable for the obligations of each of the amalgamating corporations;

         (vi) any existing cause of action, claim or liability to prosecution of either of the amalgamating corporations shall be unaffected;

         (vii) any civil, criminal or administrative action or proceeding pending by or against either of the amalgamating corporations may be continued to be prosecuted by or against AmalgamationCo;

         (viii) a conviction against, or ruling, order or judgment in favour of or against, either of the amalgamating corporations may be enforced by or against AmalgamationCo;

         (ix) the Articles of Amalgamation of AcquisitionCo shall be deemed to be the Articles of Incorporation of AmalgamationCo and the Certificate of Amalgamation of AcquisitionCo shall be deemed to be the Certificate of Incorporation of AmalgamationCo;

         (x) the by-laws of AmalgamationCo shall be the by-laws of AcquisitionCo;

         (xi) the first directors of AmalgamationCo shall be the directors of AcquisitionCo;

         (xii) the first officers of AmalgamationCo shall be the officers of AcquisitionCo; and

         (xiii) the registered office of AmalgamationCo shall be the registered office of AcquisitionCo;

(q)      Baytex Partnership shall be dissolved in accordance with the following:

         (i) all of the property of the Baytex Partnership shall be transferred to AmalgamationCo and Baytex Exploration in accordance with their respective partnership interest; and

         (ii) AmalgamationCo and Baytex Exploration shall be liable for the obligations of the Baytex Partnership in accordance with their respective partnership interest;

(r) Baytex Exploration shall be dissolved, in accordance with the following:

         (i) all of the property of Baytex Exploration shall be transferred to AmalgamationCo; and

         (ii) AmalgamationCo shall be liable for all of the obligations of Baytex Exploration;

(s) AmalgamationCo will grant the NPI to the Trust in consideration of return of Notes in an amount equal to the fair market value of the NPI as determined by AmalgamationCo; and

(t) AmalgamationCo shall deliver the Crew Common Shares to the Non-Residents entitled to such Crew Common Shares referred to in section 3.1(m) of the Plan.

A maximum of 6,000,000 Exchangeable Shares will be issued pursuant to the Arrangement. No Exchangeable Shares will be issued to Non-Residents, Tax-Exempt Shareholders or Option Shareholders. To the extent that holders of Common Shares elect to receive more than 6,000,000 Exchangeable Shares, the 6,000,000 Exchangeable Shares will be allocated on a pro-rated basis to all holders of Common Shares electing to receive Exchangeable Shares and such holders will be deemed to have elected to receive Notes, which will be exchanged for Trust Units, for the balance of Exchangeable Shares that they would have otherwise received. No fractional Notes or Exchangeable Shares will be issued pursuant to the Arrangement and to the extent that a fractional Note or Exchangeable Share would be issued such Note or Exchangeable Share will be rounded to the nearest whole number.

POST ARRANGEMENT STRUCTURE

Following these steps:

(a) Shareholders and placees under the Initial Private Placement will own all of the issued and outstanding Crew Shares;

(b) Shareholders will own all of the Exchangeable Shares of AmalgamationCo and all the issued and outstanding Trust Units of the Trust;

(c) the Trust will own all of the issued and outstanding common shares of AmalgamationCo; and

(d) the Trust will be the holder of all of the issued and outstanding Notes of AmalgamationCo and the NPI.

Upon the completion of the Arrangement, an aggregate of approximately 22,983,000 Crew Shares and 52,037,000 Trust Units will be issued and outstanding, assuming that no Securityholders exercise their right of dissent, that 6,000,000 Exchangeable Shares are issued pursuant to the Arrangement, that all of the outstanding Options are exercised prior to the Effective Date and the Initial Private Placement is closed for the maximum amount.

See "THE ARRANGEMENT -EFFECT OF THE ARRANGEMENT", Appendix H, "INFORMATION CONCERNING CREW ENERGY INC." and Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST".

ARRANGEMENT AGREEMENT

The Arrangement is being effected pursuant to the Arrangement Agreement. The Arrangement Agreement contains covenants, representations and warranties of and from each of Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust and various conditions precedent, both mutual and with respect to each corporation and the Trust.

The Arrangement Agreement is attached as Appendix C to this Information Circular and reference is made thereto for the full text thereof.

PROCEDURE FOR THE ARRANGEMENT BECOMING EFFECTIVE

The Arrangement is proposed to be carried out pursuant to section 193 of the ABCA. The following procedural steps must be taken for the Arrangement to become effective:

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                                       28


(a) the Arrangement must be approved by the Securityholders of Baytex voting at the Meeting;

(b)      the Arrangement must be approved by the Court pursuant to the Final
         Order;

(c) all conditions precedent to the Arrangement, including those set forth in the Arrangement Agreement, must be satisfied or waived by the appropriate parties; and

(d) the Final Order, Articles of Arrangement and related documents, in the form prescribed by the ABCA, must be filed with the Registrar and the Certificate must be issued by the Registrar.

APPROVALS

SECURITYHOLDER APPROVAL

Pursuant to the Interim Order, the Arrangement Resolution must be approved by at least two-thirds of the votes cast by Shareholders and Optionholders, each voting together as a class, who vote in respect of the Arrangement Resolution, in person or by proxy, at the Meeting.

COURT APPROVALS

         INTERIM ORDER

On July 25, 2003 the Court granted the Interim Order facilitating the calling of the Meeting and prescribing the conduct of the Meeting and other matters. The Interim Order is attached as Appendix B to this Information Circular.

         FINAL ORDER

The ABCA provides that an arrangement requires Court approval. Subject to the terms of the Arrangement Agreement, and if the Arrangement and the Arrangement Agreement are approved by Securityholders at the Meeting in the manner required by the Interim Order, Baytex will make application to the Court for the Final Order.

The application for the Final Order approving the Arrangement is scheduled for August 28, 2003 at 1:30 p.m. (Calgary time), or as soon thereafter as counsel may be heard, at The Court House, 611 - 4th Street S.W., Calgary, Alberta. At the hearing, any Securityholder and any other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the Court and serving upon Baytex a Notice of Intention to Appear together with any evidence or materials which such party intends to present to the Court on or before noon (Calgary time) on August 22, 2003. Service of such notice shall be effected by service upon the solicitors for
Baytex: Burnet, Duckworth & Palmer LLP, 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9, Attention: Daniel J. McDonald, Q.C. See "NOTICE OF PETITION".

The Crew Shares and Trust Units to be issued pursuant to the Arrangement will not be registered under the 1933 Act, in reliance upon the exemption from registration provided by section 3(a)(10) thereof. The Court will be advised at the hearing of the application for the Final Order that if the terms and conditions of the Arrangement are approved by the Court, the securities issued pursuant to the Arrangement will not require registration under the 1933 Act.

Baytex has been advised by its counsel, Burnet, Duckworth & Palmer LLP, that the Court has broad discretion under the ABCA when making orders with respect to the Arrangement and that the Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Baytex, Crew, AcquisitionCo or the Trust may determine not to proceed with the Arrangement.

CONDITIONS PRECEDENT TO THE ARRANGEMENT

The respective obligations of Baytex, Crew, AcquisitionCo and the Trust to complete the Arrangement are subject to a number of conditions which must be satisfied on or before the Effective Date. These conditions include:

(a) the Arrangement Resolution shall have been approved by the requisite number of votes cast by the Shareholders and Optionholders at the Meeting in accordance with the provisions of the Interim Order and any applicable regulatory requirements;

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                                       29


(b) the Final Order shall have been granted in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust acting reasonably not later than October 31, 2003 or such later date as the parties may agree;

(c) the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, acting reasonably, shall have been accepted for filing by the Registrar together with the Final Order in accordance with subsection 193(9) of the ABCA;

(d) there shall not be in force any order or decree of a court of competent jurisdiction or of any federal, provincial, municipal or other governmental department, commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by the Arrangement Agreement;

(e) all necessary third party and regulatory and similar reviews, consents and approvals with respect to the transactions contemplated by the Arrangement Agreement shall have been completed or obtained including, without limitation, consents and approvals from Baytex's principal lenders;

(f) there shall not, as of the Effective Date, be Securityholders that hold, in aggregate, in excess of 5% of all Securities that have validly exercised their rights of dissent under the ABCA and the Interim Order; and

(g) the approval of the TSX of the conditional listing of the Crew Shares and the Trust Units to be issued pursuant to the Arrangement and the Initial Private Placement, subject only to the filing of required documents which cannot be filed prior to the Effective Date.

Upon the conditions being fulfilled or waived, Baytex intends to file a copy of the Final Order and the Articles of Arrangement with the Registrar under the ABCA, together with such other materials as may be required by the Registrar, in order to give effect to the Arrangement.

Notwithstanding the foregoing, the Arrangement Resolution proposed for consideration by the Securityholders authorizes the board of directors, without further notice to or approval of such Securityholders, subject to the terms of the Arrangement, to amend the Arrangement, to decide not to proceed with the Arrangement and to revoke the Arrangement Resolution at any time prior to the Arrangement becoming effective pursuant to the provisions of the ABCA. See Appendix A for the text of the Arrangement Resolution.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE ARRANGEMENT, IN ITS OPINION, IS IN THE BEST INTERESTS OF BAYTEX AND THE SECURITYHOLDERS AND RECOMMENDS THAT SECURITYHOLDERS VOTE IN FAVOUR OF THE ARRANGEMENT RESOLUTION.

Each member of the Board of Directors and all of the officers of Baytex intend to vote all of their Securities in favour of the Arrangement Resolution. Holders of an aggregate of 1,221,897 Common Shares and 3,101,100 Options representing 2.3% of the outstanding Common Shares and 70% of the outstanding Options, respectively, have agreed to vote all of the Common Shares and Options beneficially owned by them in favour of the Arrangement and all other matters to be considered at the Meeting.

FAIRNESS OPINIONS

The board of directors received an opinion dated July 25, 2003 from TD Securities Inc. and an opinion dated July 25, 2003 from Orion Securities Inc., its independent financial advisors, stating that, in the opinion of TD Securities Inc., as of July 25, 2003 and, in the opinion of Orion Securities Inc., as of July 25, 2003, the consideration to be received by Securityholders pursuant to the Arrangement is fair, from a financial point of view, to Securityholders.

Copies of the Fairness Opinions are attached as Appendix G to this Information Circular. The Fairness Opinions are subject to the assumptions and limitations contained therein and should be read in their entireties.

The board of directors unanimously concurs with the views of TD Securities Inc. and Orion Securities Inc. and such views were an important consideration in the board's decision to proceed with the Arrangement.

TIMING

If the Meeting is held as scheduled and is not adjourned and the other necessary conditions at that point in time are satisfied or waived, Baytex will apply for the Final Order approving the Arrangement. If the Final Order is obtained on August 28, 2003 in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, and all other conditions set forth in the Arrangement Agreement are satisfied or waived, Baytex expects the Effective Date will be on or about September 2, 2003. It is not possible, however, to state with certainty when the Effective Date will occur.

The Arrangement will become effective upon the filing with the Registrar of the Articles of Arrangement and a copy of the Final Order, together with such other materials as may be required by the Registrar.

Baytex's objective is to have the Effective Date occur as soon as practicable after the Meeting. The Effective Date could be delayed, however, for a number of reasons, including an objection before the Court at the hearing of the application for the Final Order on August 28, 2003.

EXCHANGEABLE SHARE ELECTION

Shareholders (other than Non-Residents, Tax Exempt Shareholders and Option Shareholders) will be entitled to elect to receive, in addition to the Crew Shares, either Trust Units or Exchangeable Shares or a combination thereof, in consideration for their Common Shares. For certain Shareholders, electing to receive Exchangeable Shares may, based on their particular circumstances, provide for certain tax efficiencies. Any person considering making such an election is urged to consult his or her own legal and tax advisors with respect to the consequences (tax or otherwise) and risks associated with such alternatives. NON-RESIDENTS, TAX EXEMPT SHAREHOLDERS AND OPTION SHAREHOLDERS MAY RECEIVE ONLY TRUST UNITS AND CREW SHARES FOR THEIR COMMON SHARES.

THE MAXIMUM NUMBER OF EXCHANGEABLE SHARES AVAILABLE PURSUANT TO THE ARRANGEMENT IS 6,000,000. IN THE EVENT THAT SHAREHOLDERS ELECT TO RECEIVE AN AGGREGATE NUMBER OF EXCHANGEABLE SHARES IN EXCESS OF 6,000,000, SUCH SHAREHOLDERS WILL RECEIVE, ON COMPLETION OF THE ARRANGEMENT, IN ADDITION TO THEIR CREW SHARES, A REDUCED PRO RATA NUMBER OF EXCHANGEABLE SHARES AND THE BALANCE IN TRUST UNITS.

Holders of Exchangeable Shares (other than holders that are U.S. persons or residents of other countries other than Canada) will be entitled to exchange their Exchangeable Shares at any time for Trust Units in accordance with the Exchange Ratio described below. The Exchangeable Shares will be automatically exchanged for Trust Units on the tenth year anniversary of the Effective Date. IN CERTAIN CIRCUMSTANCES, AMALGAMATIONCO HAS THE RIGHT TO REQUIRE A REDEMPTION OF THE EXCHANGEABLE SHARES AND EXCHANGECO HAS THE RIGHT TO REQUIRE THE EXCHANGE OF EXCHANGEABLE SHARES FOR TRUST UNITS PRIOR TO SUCH TENTH YEAR ANNIVERSARY. One Exchangeable Share is exchangeable initially for one Trust Unit, subject to adjustment in certain circumstances. On each Distribution Payment Date, the number of Trust Units into which one Exchangeable Share is exchangeable shall be increased on a cumulative basis in respect of the distribution. HOLDERS OF EXCHANGEABLE SHARES WILL NOT RECEIVE CASH DISTRIBUTIONS FROM THE TRUST OR AMALGAMATIONCO. RATHER, THE EXCHANGE RATIO WILL BE ADJUSTED TO ACCOUNT FOR DISTRIBUTIONS PAID TO UNITHOLDERS. See Appendix J, "INFORMATION CONCERNING BAYTEX ENERGY TRUST - DESCRIPTION OF SHARE CAPITAL - EXCHANGEABLE SHARES".

PROCEDURE FOR EXCHANGE OF COMMON SHARES

On or before the Election Deadline, Shareholders must complete and return the enclosed Letter of Transmittal and Election Form, together with the certificate(s) representing their Common Shares to the Depository at one of the offices specified in the Letter of Transmittal and Election Form in order to avail themselves to the elections available under the Arrangement. WHERE NO ELECTION IS MADE, WHERE THE ELECTION IS NOT PROPERLY MADE OR WHERE THE LETTER OF TRANSMITTAL AND ELECTION FORM OR THE CERTIFICATE(S) REPRESENTING THE COMMON SHARES OR THE REQUIRED PAYMENT, IF ANY, ARE RECEIVED AFTER THE ELECTION DEADLINE, THE DEPOSITING SHAREHOLDER WILL BE DEEMED TO HAVE ELECTED TO RECEIVE, IN ADDITION TO THE CREW SHARES, ONLY TRUST UNITS FOR ALL OF THEIR COMMON SHARES ON COMPLETION OF THE ARRANGEMENT.

Shareholders whose Common Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their Common Shares.

The use of the mail to transmit certificates representing Common Shares and the Letter of Transmittal and Election Form is at each Holder's risk. Baytex recommends that such certificates and documents be delivered by hand to the Depositary and a receipt therefor be obtained or that registered mail be used.

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                                       31


All signatures on: (i) the Letter of Transmittal and Election Form; and (ii) certificates representing Common Shares must be guaranteed by an Eligible Institution, unless otherwise provided. In order to receive Crew Shares and Trust Units after the Effective Date, Shareholders must submit their share certificate(s) to the Depositary.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The combined Canadian federal income tax consequences of the transactions comprising the Arrangement will generally result in a Shareholder resident in Canada realizing a capital gain (or a capital loss) equal to the amount by which the fair market value of the Trust Units received on completion of the Arrangement exceeds (or is less than) the aggregate of such Shareholder's adjusted cost base of the portion of the Common Shares which are effectively exchanged for Trust Units and any reasonable costs of disposition. The portion of a Shareholder's Common Shares effectively exchanged for Crew Shares will generally be effected on a tax deferred basis. There is a also limited opportunity for certain Shareholders to achieve partial or complete tax-deferred treatment by acquiring Exchangeable Shares and making a special election under section 85 of the Tax Act.

CANADIAN FEDERAL INCOME TAX OPINION

In the opinion of Burnet, Duckworth & Palmer LLP, counsel for Baytex, the Trust and Crew ("Counsel"), the following is a fair and adequate summary of the principal Canadian federal income tax considerations under the Tax Act in respect of the Arrangement generally applicable to: (i) Shareholders who hold Common Shares and any Class A Preferred Shares, New Common Shares, Class B Non-Voting Shares, Crew Shares, Crew Class B Non-Voting Shares, Baytex Resources Common Shares, Exchangeable Shares and Trust Units acquired under the Arrangement as capital property for purposes of the Tax Act and at all material times deal at arm's length with, and are not affiliated with, Baytex, AmalgamationCo, Crew or the Trust for purposes of the Tax Act; and (ii) certain Optionholders described below. Generally, the Common Shares and any Class A Preferred Shares, New Common Shares, Class B Non-Voting Shares, Crew Shares, Crew Class B Non-Voting Shares, Baytex Resources Common Shares, Exchangeable Shares and Trust Units will be considered to be capital property of a Shareholder unless they are held in the course of carrying on a business or in connection with an adventure in the nature of trade. This summary is not applicable to a Shareholder that is a "financial institution", as defined in the Tax Act for purposes of the market-to-market rules, nor is it applicable to a Shareholder, an interest in which would be a "tax shelter investment" under the Tax Act. This summary further assumes that the Trust will qualify as a "unit trust" and a "mutual fund trust" and that Crew will qualify as a public corporation, all at the completion of the Arrangement. Management of the Trust and Crew have represented to Counsel that provided that certain prescribed conditions are met (and which are expected to be met by virtue of the Arrangement) they will make the requisite elections under the Tax Act to so qualify the Trust and Crew.

This summary is based upon the provisions of the Tax Act and the regulations thereunder ("Tax Regulations") in force as of the date hereof, all specific proposals to amend the Tax Act and the Tax Regulations that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments"), Counsel's understanding of the current published administrative and assessing policies of the Canada Customs and Revenue Agency (the "CCRA") and certificates as to certain factual matters provided to Counsel by Baytex.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the Arrangement or the holding of Common Shares, Class A Preferred Shares, New Common Shares, Class B Non-Voting Shares, Crew Shares, Crew Class B Non-Voting Shares, Baytex Resources Common Shares, Exchangeable Shares and Trust Units and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law, whether by legislative, regulatory or judicial action or changes in the administrative and assessing practices of the CCRA. This summary does not take into account any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE RELIED ON AS LEGAL OR TAX ADVICE OR REPRESENTATIONS TO ANY PARTICULAR SHAREHOLDER OR OPTIONHOLDER. CONSEQUENTLY, SHAREHOLDERS AND OPTIONHOLDERS ARE URGED TO SEEK INDEPENDENT TAX ADVICE IN RESPECT OF THE CONSEQUENCES TO THEM OF THE ARRANGEMENT HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

RESIDENTS OF CANADA

         REORGANIZATION OF THE CAPITAL OF BAYTEX TO CREATE CLASS A PREFERRED SHARES, NEW COMMON SHARES AND CLASS B NON-VOTING SHARES

Upon the reorganization of the capital of Baytex, subsection 86(1) of the Tax Act will apply with the result that:

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                                       32


(a) the cost to the Shareholder of the Class A Preferred Shares, New Common Shares and Class B Non-Voting Shares will be equal to their pro-rata share (based on relative fair market value) of the Shareholder's adjusted cost base in his Common Shares immediately prior to the reorganization; and

(b) the Shareholder will be deemed to have disposed of his Common Shares for proceeds of disposition equal to his adjusted cost base in his Common Shares immediately before the reorganization.

As a result, no capital gain or loss will arise on the recapitalization.

         ELECTING OPTION SHAREHOLDERS TRANSFER CLASS B NON-VOTING SHARES TO BAYTEX RESOURCES IN EXCHANGE FOR BAYTEX RESOURCES COMMON SHARES

It is recommended, and anticipated, that this step will only be undertaken by Option Shareholders who have previously elected under subsections 7(8) and 7(10) of the Tax Act to defer employment income arising on the exercise of their Baytex employment stock options. ELECTING OPTION SHAREHOLDERS WILL TRANSFER THEIR CLASS B NON-VOTING SHARES TO BAYTEX RESOURCES IN EXCHANGE FOR BAYTEX RESOURCES COMMON SHARES IN A TAX-FREE SHARE-FOR-SHARE EXCHANGE UNDER SECTION
85.1 OF THE TAX ACT. AS A RESULT, OPTION SHAREHOLDERS WILL BE DEEMED TO HAVE DISPOSED OF THEIR CLASS B NON-VOTING SHARES FOR PROCEEDS OF DISPOSITION EQUAL TO THE ADJUSTED COST BASE TO THE OPTION SHAREHOLDER OF SUCH SHARES IMMEDIATELY BEFORE THE EXCHANGE. THE OPTION SHAREHOLDER WILL BE DEEMED TO HAVE ACQUIRED THE BAYTEX RESOURCES COMMON SHARES AT A COST EQUAL TO THE ADJUSTED COST BASE TO THE OPTION SHAREHOLDER OF THE CLASS B NON-VOTING SHARES IMMEDIATELY BEFORE THE EXCHANGE.

If the Option Shareholder has previously elected to defer the employment income inclusion on the exercise of his Baytex employment stock options under subsection 7(10) of the Tax Act, his Class B Non-Voting Shares were received on the exchange of Common Shares received on the exercise of such Baytex employment stock options and the fair market value of the Baytex Resources Common Shares received does not exceed the fair market value of the Class B Non-Voting Shares surrendered, subsection 7(1.5) of the Tax Act will operate to continue the subsection 7(10) election into the Baytex Resources Common Shares.

         REMAINING CLASS B NON-VOTING SHARES TRANSFERRED TO CREW IN EXCHANGE FOR CREW SHARES

Shareholders other than electing Option Shareholders discussed above will transfer their Class B Non-Voting Shares to Crew in exchange for Crew Shares in a tax-free share-for-share exchange under section 85.1 of the Tax Act. As a result, Shareholders will be deemed to have disposed of their Class B Non-Voting Shares for proceeds of disposition equal to the adjusted cost base to the Shareholder of such shares immediately before the exchange. The Shareholder will be deemed to have acquired the Crew Shares at a cost equal to the adjusted cost base to the Shareholder of the Class B Non-Voting Shares immediately before the exchange.

         BAYTEX RESOURCES COMMON SHARES HELD BY OPTION SHAREHOLDERS ARE TRANSFERRED TO CREW IN EXCHANGE FOR CREW SHARES

Option Shareholders will transfer their Baytex Resources Common Shares to Crew in exchange for Crew Shares in a tax-free share-for-share exchange under section
85.1 of the Tax Act. As a result, Option Shareholders will be deemed to have disposed of their Baytex Resources Common Shares for proceeds of disposition equal to the adjusted cost base to the Option Shareholder of such shares immediately before the exchange unless they elect to recognize a gain in respect of the exchange. Assuming that the Option Shareholder does not elect to recognize a gain, he will be deemed to have acquired the Crew Shares at a cost equal to the adjusted cost base to the Option Shareholder of the Baytex Resources Common Shares immediately before the exchange.

If the Option Shareholder has previously elected to defer the employment income inclusion on the exercise of his change back to Baytex employment stock options under subsection 7(10) of the Tax Act, his Baytex Resources Common Shares were received on the exchange of Class B Non-Voting Shares which were subject to the continuing subsection 7(10) election as described above, and the fair market value of the Crew Shares received does not exceed the fair market value of the Baytex Resources Common Shares surrendered, subsection 7(1.5) of the Tax Act will operate to continue the subsection 7(10) election into the Crew Shares.

         CREW CLASS B NON-VOTING SHARES EXCHANGED FOR CREW SHARES

The exchange of Crew Class B Non-Voting Shares for Crew Shares will be governed by subsection 86(1) of the Tax Act with the following results:

(a) the cost to the Shareholder of the Crew Shares will be equal to the Shareholder's adjusted cost base in his Crew Class B Non-Voting Shares immediately prior to the exchange; and

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                                       33


(b) the Shareholder will be deemed to have disposed of his Crew Class B Non-Voting Shares for proceeds of disposition equal to his adjusted cost base in his Crew Class B Non-Voting Shares immediately before the exchange.

As a result, no capital gain or loss will result on the exchange.

         EXCHANGE OF CLASS A PREFERRED SHARES AND NEW COMMON SHARES FOR EXCHANGEABLE SHARES AND ANCILLARY RIGHTS

Holders of Class A Preferred Shares and New Common Shares who elect to receive Exchangeable Shares and Ancillary Rights in consideration for all or part of their Class A Preferred Shares and New Common Shares will have income tax consequences as set out below.

Absent the elections described herein, a disposition of Class A Preferred Shares and New Common Shares for Exchangeable Shares and Ancillary Rights will be characterized as a disposition of the Class A Preferred Shares and New Common Shares for proceeds of disposition equal to the fair market value of the Exchangeable Shares and the Ancillary Rights, with the recognition of capital gain or capital loss to the extent that such proceeds of disposition exceed, or are exceeded by, the aggregate adjusted cost base of the Class A Preferred Shares and New Common Shares so exchanged (see "TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES"). A Shareholder who exchanges Class A Preferred Shares and New Common Shares for Exchangeable Shares and Ancillary Rights may make a joint election with AmalgamationCo (on behalf of AcquisitionCo) pursuant to subsection 85(1) of the Tax Act (or, in the case of a Shareholder that is a partnership, pursuant to subsection 85(2) of the Tax Act) and thereby obtain a full or partial tax-deferred "rollover" for the purposes of the Tax Act in respect of those Class A Preferred Shares and New Common Shares exchanged for Exchangeable Shares and Ancillary Rights. The extent of such rollover will depend on the amounts specified in that election (the "Elected Amounts") and the adjusted cost base to the Shareholder of such Class A Preferred Shares and New Common Shares immediately before the Effective Time. Provided that the total of such adjusted cost base to the Shareholder of the Class A Preferred Shares and New Common Shares and any reasonable costs of disposition equals or exceeds the fair market value of the Ancillary Rights acquired by the shareholder on the exchange for such Class A Preferred Shares and New Common Shares, the Shareholder may elect so as not to realize any capital gain on the exchange. IN ORDER TO MAKE AN ELECTION, A SHAREHOLDER MUST PROVIDE TO THE DEPOSITARY ON BEHALF OF AMALGAMATIONCO, TWO SIGNED COPIES OF THE PRESCRIBED FORM OF ELECTION (INCLUDING ANY APPLICABLE PROVINCIAL TAX ELECTION FORMS RELEVANT TO SUCH SHAREHOLDER) NO LATER THAN THE 120TH DAY AFTER THE EFFECTIVE DATE, DULY COMPLETED WITH THE DETAILS OF THE NUMBER OF CLASS A PREFERRED SHARES AND NEW COMMON SHARES TRANSFERRED AND THE APPLICABLE ELECTED AMOUNTS FOR THE PURPOSES OF THE ELECTION. THE ELECTION FORM WILL BE SIGNED BY AMALGAMATIONCO (ON BEHALF OF ACQUISITIONCO) AND RETURNED TO THE SHAREHOLDER FOR FILING BY THE SHAREHOLDER WITH THE CCRA (AND WITH APPLICABLE PROVINCIAL TAX AUTHORITIES). IT IS THE SOLE RESPONSIBILITY OF THE SHAREHOLDER WHO WISHES TO TAKE ADVANTAGE OF THE TAX DEFERRAL PROVIDED FOR BY
SECTION 85 OF THE TAX ACT TO ATTEND TO THE PROPER COMPLETION AND FILING OF THE FORMS REQUIRED BY THE TAX ACT IN THAT REGARD.

FOR CANADIAN FEDERAL INCOME TAX PURPOSES, THE RELEVANT TAX ELECTION FORM IS FORM T2057, ENTITLED "ELECTION ON DISPOSITION OF PROPERTY BY A TAXPAYER TO A TAXABLE CANADIAN CORPORATION", (OR, IF THE SHAREHOLDER IS A PARTNERSHIP, FORM T2058, ENTITLED "ELECTION ON DISPOSITION OF PROPERTY BY A PARTNERSHIP TO A TAXABLE CANADIAN CORPORATION"). A SHAREHOLDER INTENDING TO MAKE SUCH AN ELECTION SHOULD SO INDICATE ON THE LETTER OF TRANSMITTAL AND ELECTION FORM ACCOMPANYING THIS INFORMATION CIRCULAR IN THE SPACE PROVIDED THEREIN AND A TAX ELECTION PACKAGE, CONSISTING OF THE RELEVANT FEDERAL TAX ELECTION FORMS AND A LETTER OF INSTRUCTIONS, WILL BE SENT TO SUCH SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE WHETHER ANY SEPARATE PROVINCIAL ELECTION FORMS ARE REQUIRED.

Where Class A Preferred Shares and New Common Shares are held as partnership property, a partner designated by the partnership must file one copy of Form T2058 on behalf of all members of the partnership. Such Form T2058 must be accompanied by a list containing the name, address and social insurance number or tax account number of each partner as well as the letter signed by each partner authorizing the designated partner to complete and file the form.

In general, where an election is made:

(a) the aggregate Elected Amount may not be less than the fair market value of the Ancillary Rights received by the Shareholder on the exchange;

(b) the Elected Amounts of the Class A Preferred Shares or New Common Shares may not be less than the lesser of the adjusted cost base to the Shareholder of the Class A Preferred Shares or New Common Shares, as the case may be, determined immediately before the Effective Time, and the fair market value of the Class A Preferred Shares or New Common Shares, as the case may be, at that time; and

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                                       34


(c) the Elected Amount of each respective class of shares may not exceed the fair market value of each respective class of shares immediately before the Effective Time.

Where a Shareholder and AmalgamationCo (on behalf of AcquisitionCo) make a joint election, the tax treatment to the Shareholder generally will result in the Shareholder being deemed to dispose of the Class A Preferred Shares and New Common Shares for proceeds of disposition equal to their respective Elected Amounts. As such, to the extent that the respective Elected Amount exceeds the adjusted cost base of the class of shares transferred as previously determined, a capital gain will result, with consequences as set out under "TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES".

AMALGAMATIONCO (ON BEHALF OF ACQUISITIONCO) WILL MAKE AN ELECTION UNDER SECTION 85 OF THE TAX ACT (AND THE CORRESPONDING PROVISIONS OF ANY APPLICABLE PROVINCIAL TAX LEGISLATION) ONLY AT THE ELECTED AMOUNTS SELECTED BY THE SHAREHOLDER. NEITHER AMALGAMATIONCO NOR THE DEPOSITARY WILL BE RESPONSIBLE FOR THE PROPER COMPLETION OR FILING OF ANY ELECTION. THE SHAREHOLDER WILL BE SOLELY RESPONSIBLE FOR THE PROPER COMPLETION AND FILING OF THE ELECTION AND, IF APPLICABLE, THE PAYMENT OF ANY LATE FILING PENALTY. UNDER THE ARRANGEMENT, AMALGAMATIONCO WILL BE REQUIRED ONLY TO EXECUTE ANY ELECTION THAT HAS BEEN COMPLETED AND EXECUTED BY A SHAREHOLDER AND TO FORWARD SUCH ELECTION BY MAIL (WITHIN 60 DAYS AFTER THE RECEIPT THEREOF BY THE DEPOSITARY) TO THE SHAREHOLDER. WITH THE EXCEPTION OF EXECUTION OF THE ELECTION BY AMALGAMATIONCO, COMPLIANCE WITH THE REQUIREMENTS FOR A VALID ELECTION, INCLUDING SELECTION OF THE APPROPRIATE ELECTED AMOUNTS WITHIN THE LIMITATIONS OF SECTION 85 OF THE TAX ACT AND THE PROVISION OF ANY DOCUMENTATION REQUIRED UNDER APPLICABLE PROVINCIAL LEGISLATION, WILL BE THE SOLE RESPONSIBILITY OF THE SHAREHOLDER MAKING THE ELECTION. ACCORDINGLY, NONE OF AMALGAMATIONCO, ACQUISITIONCO OR THE DEPOSITARY WILL BE RESPONSIBLE OR LIABLE FOR TAXES, INTEREST, PENALTIES, DAMAGES OR EXPENSES RESULTING FROM THE FAILURE BY ANYONE TO PROPERLY COMPLETE ANY FORM OF ELECTION OR TO PROPERLY FILE IT WITHIN THE TIME AND IN THE FORM PRESCRIBED UNDER THE TAX ACT (OR THE CORRESPONDING PROVISIONS OF ANY APPLICABLE PROVINCIAL LEGISLATION).

ANY SHAREHOLDER WHO DOES NOT ENSURE THAT THE DEPOSITARY HAS RECEIVED A DULY COMPLETED ELECTION NO LATER THAN THE 120TH DAY AFTER THE EFFECTIVE DATE WILL NOT BE ABLE TO BENEFIT FROM THE ROLLOVER PROVISIONS OF SECTION 85 OF THE TAX ACT UNLESS OTHERWISE AGREED TO BY AMALGAMATIONCO (ON BEHALF OF ACQUISITIONCO). ACCORDINGLY, ALL SHAREHOLDERS WHO WISH TO MAKE A JOINT ELECTION WITH AMALGAMATIONCO SHOULD GIVE THEIR IMMEDIATE ATTENTION TO THIS MATTER.

SHAREHOLDERS ARE REFERRED TO INFORMATION CIRCULAR 76-19R3 AND INTERPRETATION BULLETIN IT-291R2 ISSUED BY THE CCRA FOR FURTHER INFORMATION RESPECTING THE ELECTION. SHAREHOLDERS WISHING TO MAKE THE ELECTION SHOULD CONSULT THEIR OWN TAX ADVISORS. THE COMMENTS HEREIN WITH RESPECT TO SUCH ELECTIONS ARE PROVIDED FOR GENERAL ASSISTANCE ONLY. THE LAW IN THIS AREA IS COMPLEX AND INVOLVES NUMEROUS TECHNICAL REQUIREMENTS AND ISSUES.

         DISPOSITION OF CLASS A PREFERRED SHARES AND NEW COMMON SHARES FOR TRUST UNITS

Upon an exchange of Class A Preferred Shares and New Common Shares for Trust Units, holders of Class A Preferred Shares and New Common Shares will recognize a capital gain, or sustain a capital loss, to the extent that the fair market value of the Trust Units received exceeds, or is exceeded by, as the case may be, the aggregate adjusted cost base of the shares so disposed of. The cost to a disposing holder of Class A Preferred Shares and New Common Shares of the Trust Units ultimately received upon the exchange will be their fair market value. (See "TAXATION OF CAPITAL GAINS AND CAPITAL LOSS").

If an Option Shareholder has previously elected to defer the employment income inclusion on the exercise of his Baytex employment stock options under subsection 7(10) of the Tax Act, his Class A Preferred Shares and New Common Shares were received on the exchange of Common Shares received on the exercise of such Baytex employment stock options and the fair market value of the Trust Units received does not exceed the fair market value of the Class A Preferred Shares and New Common Shares surrendered, subsection 7(1.5) of the Tax Act will operate to continue the subsection 7(10) election into the Trust Units.

         TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES

Generally, one-half of any capital gain (a "taxable capital gain") realized by a Shareholder in a taxation year must be included in the income of the Shareholder for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Shareholder in a taxation year may be deducted from taxable capital gains realized by the Shareholder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

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                                       35


A Shareholder that throughout the relevant taxation year is a "Canadian-controlled private corporation", as defined in the Tax Act, may be liable to pay an additional refundable tax of 6-2/3% on certain investment income, including taxable capital gains. Capital gains realized by a Shareholder who is an individual may give rise to a liability for minimum tax.

         TAXATION OF DIVIDENDS ON EXCHANGEABLE SHARES AND CREW SHARES

In the case of a Shareholder who is an individual, dividends received or deemed to be received on the Exchangeable Shares or Crew Shares will be included in computing the Shareholder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

Dividends received or deemed to be received on the Exchangeable Shares or Crew Shares by a Shareholder that is a corporation will be included in computing the corporation's income and, except if the corporation is a "specified financial institution" as defined in the Tax Act, will normally be deductible in computing its taxable income.

Dividends received or deemed to be received on the Exchangeable Shares by a Shareholder that is a specified financial institution will not be deductible in computing its taxable income unless either (i) the specified financial institution did not acquire the Exchangeable Shares in the ordinary course of the business carried on by such institution or (ii) at the time of the receipt of the dividend by the specified financial institution, the Exchangeable Shares are listed on a prescribed stock exchange in Canada and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (and is not deemed to receive) dividends in respect of more than ten percent of the issued and outstanding Exchangeable Shares.

A Shareholder that is a "private corporation" as defined in the Tax Act or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay a refundable tax under
Part IV of the Tax Act of 33-1/3% on dividends received or deemed to be received on the Exchangeable Shares or Crew Shares to the extent that such dividends are deductible in computing the Shareholder's taxable income.

The Exchangeable Shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Tax Act. Dividends received or deemed to be received by holders of the Exchangeable Shares will not be subject to the 10% tax under Part IV.1 of the Tax Act.

         EXCHANGE OR REDEMPTION OF EXCHANGEABLE SHARES

On the exchange of an Exchangeable Share and related Ancillary Rights by a Shareholder thereof for Trust Units, the Shareholder generally will realize a capital gain (or capital loss) to the extent that the fair market value at that time of the Trust Units received by the Shareholder on the exchange of his Exchangeable Shares (including in respect of unpaid dividends) exceeds (or is less than) the aggregate of the adjusted cost base to the Shareholder of the Exchangeable Share and Ancillary Rights and any reasonable costs of disposition. In the case of a Shareholder that is a corporation, or a partnership or trust of which a corporation is a member or beneficiary, the amount of any such capital loss may be reduced by the amount of dividends received or deemed to have been received by the Shareholder on the Exchangeable Shares, to the extent and under the circumstances described in the Tax Act. See "TAXATION OF CAPITAL GAIN AND LOSSES" above.

On the redemption (including a retraction) of an Exchangeable Share by AmalgamationCo, the Shareholder will be deemed to receive a dividend equal to the amount, if any, by which the fair market value at that time of the Trust Units received by the Shareholder from AmalgamationCo on the redemption (the "Redemption Proceeds") exceeds the paid-up capital of the Exchangeable Share at that time for the purposes of the Tax Act. The tax consequences arising from the deemed receipt of such dividend are discussed in the subheading "TAXATION OF DIVIDENDS ON EXCHANGEABLE SHARES AND CREW SHARES" above. In the case of a Shareholder that is a corporation, it is possible in certain cases that any such deemed dividend may be recharacterized as proceeds of disposition of the Exchangeable Share.

On the redemption, the Shareholder will also be considered to have disposed of the Exchangeable Share and related Ancillary Rights for proceeds of disposition equal to the Redemption Proceeds less the amount of the deemed dividend arising on the redemption. The Shareholder generally will realize a capital gain (or capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs incurred by the Shareholder in connection with the redemption, exceed (or are less than) the aggregate adjusted cost base to the Shareholder of the Exchangeable Share and Ancillary Rights. In the case of a Shareholder that is a corporation, or generally a partnership or trust of which a corporation is a member or beneficiary, the amount of any such capital loss may be reduced by the amount of dividends received or deemed to have been received by the Shareholder on the

Exchangeable Shares, including any dividend that is deemed to be received by the Shareholder on the redemption, to the extent and under the circumstances described in the Tax Act. See "TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES" above.

The cost to a Shareholder of Trust Units received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of such Trust Units at that time. This cost will be averaged with the adjusted cost base of all other Trust Units held by the Shareholder as capital property to determine the adjusted cost base to the Shareholder of each Trust Unit.

         ANCILLARY RIGHTS AND CALL RIGHTS

A Shareholder who has received Exchangeable Shares will be required to determine the fair market value of the Ancillary Rights and Call Rights on a reasonable basis for purposes of the Tax Act in computing certain amounts described herein.

Baytex is of the view and has advised Counsel that the Ancillary Rights and the Call Rights have nominal value. If that view is correct, a Shareholder's receipt or grant of such rights will not result in any material Canadian federal income tax consequences. However, such determinations of value are not binding on the CCRA, and Counsel can express no opinion on factual matters such as this.

If the CCRA were to successfully assert that the Ancillary Rights have more than nominal value, such greater value would be required to be taken into account in determining the proceeds of disposition of the Shareholder's Class A Preferred Shares and New Common Shares, the proceeds of disposition deemed to be received by the Shareholder in respect of the grant of the Call Rights by the Shareholder, the Elected Amount in any election under section 85 of the Tax Act and the adjusted cost base to the Shareholder of the Exchangeable Shares. If the CCRA successfully asserts that the Call Rights have more than nominal value, the Shareholder may realize a capital gain in respect of the granting of the Call Rights equal to the amount of such greater value. In such case, in general terms, the fair market value of the Call Rights (other than the portion thereof, if any, attributable to the grant of the Ancillary Rights) will be included in computing the adjusted cost base of the Exchangeable Shares to the Shareholder.

         STATUS OF THE TRUST

It is anticipated that the Trust will qualify as a "unit trust" as defined in the Tax Act, and this summary assumes that the Trust will also qualify on the Effective Date, and will continue to qualify thereafter, as a "mutual fund trust" as defined in the Tax Act. In order to qualify as a mutual fund trust, the Trust must continuously satisfy certain requirements as to the nature of its undertaking (primarily that it must restrict its activities to the investment of funds), its ability to distribute Units to the public, the dispersal of ownership of its units and the fact that it must not be established nor maintained primarily for the benefit of non-residents.

The Trust has certain restrictions on its activities and its powers and certain restrictions limiting the number of non-resident Unitholders, such that it is reasonable to expect that these requirements will be satisfied. Baytex has advised Counsel that the Trust intends to elect to be deemed to be a mutual fund trust from the time it was established. If the Trust were not to qualify as a mutual fund trust at any particular time, the income tax considerations would be materially different in certain respects from those described herein.

Provided that the Trust maintains its status as a mutual fund trust under the Tax Act, the Trust Units will be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans (collectively "Exempt Plans"). Exempt Plans will generally not be liable for tax in respect of any distributions received from the Trust or any capital gain realized on the disposition of any Trust Units. If the Trust ceases to qualify as a mutual fund trust, the Trust Units will cease to be qualified investments for Exempt Plans which would have adverse tax consequences to Exempt Plans and their annuitants or beneficiaries.

If the Trust ceases to qualify as a mutual fund trust, the Trust may be required to pay tax under Part XII.2 of the Tax Act. The payment of Part XII.2 tax by the Trust would have adverse tax consequences for certain Unitholders.

Baytex has advised Counsel that the cost amount of foreign property of the Trust, if any, will be less than 30% of the cost amount of all property held by the Trust. Accordingly, based on this advice, the Trust Units will not constitute foreign property as of the time of their issue for Exempt Plans (other than registered education savings plans) or other persons subject to the tax on foreign property under Part XI of the Tax Act, provided that the Trust is a mutual fund trust at such time. Registered education savings plans are not subject to the tax on foreign property under Part XI of the Tax Act.

         TAXATION OF THE TRUST

The Trust is subject to tax in each taxation year on its income or loss for the year, computed as though it were a separate individual resident in Canada. The taxation year of the Trust will end on December 31 of each year.

The Trust will be required to include in its income for each taxation year: (i) all interest on the Notes that accrues to, becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding year; (ii) its income from the NPI; and (iii) all dividends received on the shares of AmalgamationCo unless appropriate designations are made by the Trust that will deem such dividends to have been received by Unitholders and not to have been received by the Trust.

In computing its income, the Trust will generally be entitled to deduct reasonable administrative expenses incurred to earn income. The Trust will be entitled to deduct the costs incurred by it in connection with the issuance of Trust Units on a five-year, straight-line basis. The Trust will add the cost of the NPI to its cumulative Canadian oil and gas property expense ("COGPE"), and may deduct up to 10% of its cumulative COGPE annually on a declining balance basis. Additions or deletions of Canadian resource profits from the ambit of the NPI may result in increases or decreases in the Trust's cumulative COGPE. If the Trust's cumulative COGPE is less than zero at the end of a taxation year, such negative amount must be included in income. Under the Tax Act in its present form, the Trust is not entitled to deduct Crown royalties reimbursed to AmalgamationCo, but is entitled to deduct a "resources allowance" of 25% of its adjusted resource profits. The Proposed Amendments propose to phase out the reimbursement of Crown royalties, the non-deductibility of Crown royalties and the resources allowance by 2006. The Trust may also deduct amounts which become payable by it to Unitholders in the year, to the extent that the Trust has net income for the year after the inclusions and deductions outlined above. An amount will be considered to have become payable to a Unitholder in a taxation year only if it is paid in the year by the Trust or the Unitholder is entitled in that year to enforce payment of the amount. Under the Trust Indenture, net income of the Trust for each year will be paid or made payable by way of cash distributions to the Unitholders. The Trust Indenture also contemplates other situations in which the Trust may not have sufficient cash to distribute all of its net income by way of such cash distributions. In such circumstances, such net income will be payable to Unitholders in the form of additional Trust Units ("Reinvested Trust Units"). Accordingly, it is anticipated that the Trust will generally not have any taxable income for the purposes of the Tax Act.

Under the Trust Indenture, income received by the Trust may be used to finance cash redemptions of Trust Units.

The Trust will be entitled for each taxation year to reduce (or receive a refund in respect of) its liability, if any, for tax on its net taxable capital gains by an amount determined under the Tax Act based on the redemption or retraction of Trust Units during the year (the "Capital Gains Refund"). In certain circumstances, the Capital Gains Refund for a particular taxation year may not completely offset the Trust's tax liability on net realized capital gains for such taxation year.

For purposes of the Tax Act, the Trust generally intends to deduct, in computing its income and taxable income, the full amount available for deduction in each year. As a result of such deductions and the Trust's entitlement to a Capital Gains Refund, it is expected that the Trust will not be liable for any material amount of tax under the Tax Act. However, no assurance can be given in this regard.

         TAXATION OF UNITHOLDERS

         INCOME FROM TRUST UNITS

The income of a Unitholder from the Trust Units will be considered to be income from property for the purposes of the Tax Act. Any deduction or loss of the Trust for the purposes of the Tax Act cannot be allocated to and treated as a deduction or loss of a Unitholder.

A Unitholder will generally be required to include in computing income for a particular taxation year of the Unitholder the portion of the net income of the Trust for a taxation year, including taxable dividends and net taxable capital gains, that is paid or becomes payable to the Unitholder in that particular taxation year, whether such amount is payable in cash or in Reinvested Trust Units.

Provided that appropriate designations are made by the Trust, such portion of its net taxable capital gains and taxable dividends from AmalgamationCo as are paid or payable to a Unitholder will effectively retain their character as taxable capital gains and taxable dividends, respectively, and will be treated as such in the hands of the Unitholder for purposes of the Tax Act. Such dividends will be subject to the gross-up and dividend tax credit provisions in respect of individuals, the refundable tax under Part IV of the Tax Act applicable to "private corporations" and "subject corporations" (as defined under the Tax Act), and the deduction in computing taxable income in respect of dividends received by taxable Canadian corporations. In general, net income of the Trust that is designated as taxable dividends from taxable Canadian corporations or as net taxable capital gains may increase an individual Unitholder's liability for minimum tax.

The non-taxable portion of net capital gains of the Trust that is paid or becomes payable to a Unitholder in a year will not be included in computing the Unitholder's income for the year. Any other amount in excess of the net income of the Trust that is paid or becomes payable by the Trust to a Unitholder in a year will generally not be included in the Unitholder's income for the year. However, a Unitholder is required to reduce the adjusted cost base of the Trust Units held by such Unitholder by each amount payable to the Unitholder otherwise than as proceeds of disposition of Trust Units (except to the extent that the amount either was included in the income of the Unitholder or was the Unitholder's share of the non-taxable portion of the net capital gains of the Trust, the taxable portion of which was designated by the Trust in respect of the Unitholder). To the extent that the adjusted cost base of a Trust Unit is less than zero, the negative amount will be deemed to be a capital gain of a Unitholder from the disposition of the Trust Unit in the year in which the negative amount arises.

         DISPOSITION OF TRUST UNITS

Upon the disposition or deemed disposition by a Unitholder of a Trust Unit, the Unitholder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition are greater (or less) than the aggregate of the Unitholder's adjusted cost base of the Trust Unit and any reasonable costs of disposition. In computing the adjusted cost base of the Trust Units held by a particular person at a particular time, the acquisition cost of all Trust Units acquired must be averaged. Trust Units issued to Unitholders in lieu of cash distributions or upon a distribution reinvestment plan will have an acquisition cost equal to the amount of the distribution.

A redemption of Trust Units in consideration for cash or Redemption Notes or Notes distributed to the Unitholder in satisfaction of the Market Redemption Price, as the case may be, will be a disposition of such Trust Units for proceeds of disposition equal to the cash or the fair market value of the Redemption Notes or Notes, as the case may be. Redeeming Unitholders will consequently realize a capital gain (or capital loss), depending upon whether the proceeds of disposition received exceed (or are exceeded by) the adjusted cost base of the Trust Units so redeemed. Where a Unitholder that is a corporation or a trust (other than a mutual fund trust) disposes of a Trust Unit, the Unitholder's capital loss from the disposition will generally be reduced by the amount of dividends from taxable Canadian corporations previously designated by the Trust to the Unitholder except to the extent that a loss on a previous disposition of a Trust Unit has been reduced by such dividends. Similar rules apply where a corporation or trust (other than a mutual fund trust) is a member of a partnership that disposes of Trust Units.

A capital gain (or capital loss) realized by a Unitholder and the amount of any net taxable capital gains designated by the Trust in respect of the Unitholder will generally be treated as described above under the subheading "TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES".

Taxable capital gains realized by a Unitholder who is an individual may give rise to minimum tax depending on the Unitholder's circumstances. A Unitholder that throughout the relevant taxation year is a "Canadian-controlled private corporation", as defined in the Tax Act, may be liable to pay an additional refundable tax of 6-2/3% on certain investment income, including income that was received or became receivable from the Trust in the relevant taxation year and taxable capital gains arising from a disposition of Trust Units.

A Note or Redemption Note received as a result of a redemption of Trust Units may not be a qualified investment for an Exempt Plan, which could give rise to adverse consequences to the Exempt Plan or the annuitant or beneficiary thereunder. Exempt Plans that own Trust Units should consult their own tax advisors before deciding to exercise their right to redeem Trust Units.

The cost of any Note distributed to a Unitholder by the Trust upon a redemption of Trust Units will be equal to the fair market value of the Note at the time of the distribution less any accrued interest thereon. Such a Unitholder will be required to include in income interest on the Note (including interest that had accrued to the date of the acquisition of the Note by a Unitholder) in accordance with the provisions of the Tax Act. To the extent that a Unitholder is required to include in income any interest that had accrued to the date of the acquisition of the Note, an offsetting deduction will be available.

NON-RESIDENTS OF CANADA

This portion of the summary is applicable to a Shareholder who, for the purposes of the Tax Act, and at all relevant times is not resident in Canada and is not deemed to be resident in Canada, does not use or hold, and is not deemed to use or hold, Common Shares, Class A Preferred Shares, New Common Shares, Class B Non-Voting Shares, Crew Shares, Crew Class B Non-Voting

Shares and Trust Units in, or in the course of, carrying on business in Canada, and is not an insurer who carries on an insurance business in Canada and elsewhere (a "Non-Resident Holder").

A Non-Resident Holder will be subject to taxation in Canada in respect of a disposition of Common Shares for Crew Shares and Trust Units only to the extent such securities constitute "taxable Canadian property" and the Non-Resident Holder is not afforded relief under an applicable tax treaty.

Common Shares will normally not be taxable Canadian property at a particular time provided that: (i) the Common Shares were listed on a prescribed stock exchange and the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm's length (within the meaning of the Tax Act), or the Non-Resident Holder together with such persons did not own or have an interest in or option in respect of 25% or more of the issued shares of any class or series of the corporation at any time during the 60-month period preceding the particular time; and (ii) such shares are not otherwise deemed to be taxable Canadian property.

Trust Units will normally not be taxable Canadian property at a particular time provided that: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm's length (within the meaning of the Tax Act), or the Non-Resident Holder together with such persons did not own or have an interest in or option in respect of 25% or more of the issued Trust Units at any time during the 60-month period preceding the particular time; (ii) the Trust is a mutual fund trust at the time of the disposition; and (iii) the Trust Units are not otherwise deemed to be taxable Canadian property.

A Non-Resident Holder of Common Shares that are not taxable Canadian property will not be subject to tax under the Tax Act on the transactions carried out under the Arrangement which ultimately result in the exchange of the Common Shares for a combination of Trust Units and Crew Shares. Provided the Crew Shares and Trust Units are not taxable Canadian property to the Non-Resident Holder, the Non-Resident will not be subject to tax under the Tax Act on the disposition of them.

Where the Trust makes distributions to a Non-Resident Holder, the same considerations as those discussed above with respect to a Unitholder who is resident in Canada will apply, except that any distribution of income (excluding capital gains) paid or credited by the Trust to a Non-Resident Holder will be subject to Canadian withholding tax at the time such distribution is paid or credited at the rate of 25%, subject to reduction of such rate under an applicable income tax convention.

Dividends paid or credited by Crew to a Non-Resident holder will be subject to Canadian non-resident withholding tax at the rate of 25%, subject to reduction of such rate under an applicable income tax convention.

In the event that a Non-Resident Holder's Trust Units or Crew Shares constitute taxable Canadian property, the disposition thereof will generally give rise to a capital gain (or capital loss) in the same manner as described above under the heading "RESIDENTS OF CANADA". A Non-Resident Holder is required to file a Canadian income tax return if such Non-Resident Holder disposes of taxable Canadian property or realizes a capital gain on the disposition of any other taxable Canadian property in connection with the Arrangement.

SHAREHOLDERS WHO ARE RESIDENT OR ARE OTHERWISE SUBJECT TO TAX IN JURISDICTIONS OTHER THAN CANADA SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX IMPLICATIONS OF THE ARRANGEMENT, INCLUDING ANY ASSOCIATED FILING REQUIREMENTS, IN SUCH JURISDICTIONS.

OPTIONHOLDERS

This portion of the summary is applicable to Optionholders who at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention: (i) are resident or deemed to be resident in Canada; (ii) are current or former employees, officers or directors of Baytex; and (iii) received the Options from Baytex in respect of, in the course of, or by virtue of their positions as employees, officers or directors of Baytex and who deal at arm's length with Baytex ("Employment Optionholders").

Provided the value of the options to acquire Trust Units will not be greater than the value of the Options to acquire Baytex Common Shares at the Effective Date, the options to acquire Trust Units will be deemed to be a continuation of the Baytex Options for purposes of computing any income from employment arising upon an exercise thereof. Holders of Baytex Options are urged to consult their own income tax advisors as to the income tax consequences to them of an exercise of Trust Unit Options.

DISSENTING SHAREHOLDERS

Both resident and Non-Resident Shareholders are permitted to dissent from the Arrangement. Under the Arrangement, a Dissenting Shareholder will be entitled to be paid by Baytex the fair market value of the Common Shares held by such Shareholder determined as of the appropriate date. See "RIGHT TO DISSENT". Such Shareholder may be deemed to have realized a dividend to the extent that the proceeds of disposition exceed the paid-up capital of the Common Shares and a capital gain (or capital loss) to the extent that the proceeds of disposition less the deemed dividend exceed (or are less than) the adjusted cost base of the Common Shares to the Shareholder immediately before payment of the fair market value of the Common Shares. In the case of a Dissenting Shareholder that is a corporation, the entire consideration received may be viewed as the proceeds of disposition of such Shareholder's Common Shares, with a resulting capital gain (or capital loss) computed as described above. See "TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES" above. Any dividend deemed to be received by a Non-Resident Dissenting Shareholder will be subject to Canadian non-resident withholding tax as described above. Additional income tax considerations may be relevant to Dissenting Shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting Shareholders should consult with their own tax advisors.

RIGHTS OF DISSENT

The following description of the rights of Dissenting Securityholders is not a comprehensive statement of the procedures to be followed by a Dissenting Securityholder who seeks payment of the fair value of such Securityholder's Securities and is qualified in its entirety by the reference to the full text of the Interim Order which is attached to this Information Circular as Appendix B and the text of section 191 of the ABCA which is attached to this Information Circular as Appendix L. Pursuant to the Interim Order, dissenting Optionholders are given rights analogous to rights of dissenting Shareholders under the ABCA. A Securityholder who intends to exercise his right of dissent and appraisal should carefully consider and comply with the provisions of section 191 of the ABCA, as modified by the Interim Order. Failure to comply with the provisions of that section, as modified by the Interim Order, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

The Court hearing the application for the Final Order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing.

Under the Interim Order, a registered Securityholder is entitled, in addition to any other rights he may have, to dissent and to be paid by Baytex the fair value of the Securities held by him in respect of which he dissents, determined as of the close of business on the last Business Day before the Meeting. A Securityholder may dissent only with respect to all of the Securities held by him or on behalf of any one beneficial owner and registered in the Dissenting Securityholder's name. PERSONS WHO ARE BENEFICIAL OWNERS OF SECURITIES REGISTERED IN THE NAME OF A BROKER, CUSTODIAN, NOMINEE OR OTHER INTERMEDIARY WHO WISH TO DISSENT, SHOULD BE AWARE THAT ONLY THE REGISTERED OWNER OF SUCH SECURITIES IS ENTITLED TO DISSENT. ACCORDINGLY, A BENEFICIAL OWNER OF SECURITIES DESIRING TO EXERCISE THEIR RIGHT OF DISSENT MUST MAKE ARRANGEMENTS FOR THE SECURITIES THEY BENEFICIALLY OWN TO BE REGISTERED IN THEIR NAME PRIOR TO THE TIME THE WRITTEN OBJECTION TO THE ARRANGEMENT RESOLUTION IS REQUIRED TO BE RECEIVED BY BAYTEX OR, ALTERNATIVELY, MAKE ARRANGEMENTS FOR THE REGISTERED HOLDER OF SUCH SECURITIES TO DISSENT ON THEIR BEHALF.

A DISSENTING SECURITYHOLDER MUST SEND TO BAYTEX A WRITTEN OBJECTION TO THE ARRANGEMENT RESOLUTION, WHICH WRITTEN OBJECTION MUST BE RECEIVED BY BAYTEX, C/O BURNET, DUCKWORTH & PALMER LLP, 1400, 350 - 7TH AVENUE S.W., CALGARY, ALBERTA T2P 3N9 ATTENTION: D.J. MCDONALD, Q.C., ON OR BEFORE THE BUSINESS DAY PRIOR TO THE MEETING OR BY THE CHAIRMAN OF THE MEETING AT THE MEETING. NO SECURITYHOLDER WHO HAS VOTED IN FAVOUR OF THE ARRANGEMENT SHALL BE ENTITLED TO DISSENT WITH RESPECT TO THE ARRANGEMENT. An application may be made to the Court by Baytex or by a Dissenting Securityholder to fix the fair value of the Dissenting Securityholder's Securities. If such an application to the Court is made by either Baytex or a Dissenting Securityholder, Baytex must, unless the Court otherwise orders, send to each Dissenting Securityholder a written offer to pay him an amount considered by the board of directors to be the fair value of the Securities held by such Dissenting Securityholders. The offer, unless the Court otherwise orders, will be sent to each Dissenting Securityholder at least 10 days before the date on which the application is returnable, if Baytex is the applicant, or within 10 days after Baytex is served with notice of the application, if a Dissenting Securityholder is the applicant. The offer will be made on the same terms to each Dissenting Securityholder and will be accompanied by a statement showing how the fair value was determined.

A Dissenting Securityholder may make an agreement with Baytex for the purchase of his Securities by Baytex in the amount of Baytex's offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Securities.

A Dissenting Securityholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application and appraisal. On the application, the Court will make an order fixing the fair value of the Securities of all Dissenting Securityholders who are parties to the application, giving judgment in that amount against Baytex and in favour of each of those Dissenting Securityholders, and fixing the time within which Baytex must pay that amount payable to the Dissenting Securityholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Securityholder calculated from the date on which the Dissenting Securityholder ceases to have any rights as a Securityholder until the date of payment.

As part of the Arrangement, the Common Shares held by Dissenting Securityholders will be cancelled prior to the amalgamation of Baytex and AcquisitionCo and such Dissenting Securityholder will cease to have any rights as a Securityholder other than the right to be paid the fair value of such Securityholder's Securities in the amount agreed to between Baytex and the Securityholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the Securityholder may withdraw his dissent, or Baytex may rescind the Arrangement Resolution, and in either event the dissent and appraisal proceedings in respect of that Securityholder will be discontinued.

Baytex shall not make a payment to a Dissenting Securityholder under section 191 if there are reasonable grounds for believing that Baytex is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of the assets of Baytex would thereby be less than the aggregate of its liabilities. In such event, Baytex shall notify each Dissenting Securityholder that it is lawfully unable to pay Dissenting Securityholders for their Securities in which case the Dissenting Securityholder may, by written notice to Baytex within 30 days after receipt of such notice, withdraw his written objection, in which case such Securityholder shall, in accordance with the Interim Order, be deemed to have participated in the Arrangement as a Securityholder. If the Dissenting Securityholder does not withdraw his written objection he retains his status as a claimant against Baytex to be paid as soon as Baytex is lawfully entitled to do so or, in a liquidation, to be ranked subordinate to creditors but prior to Securityholders of Baytex.

All Securities held by Securityholders who exercise their right of dissent will, if the Holders are ultimately entitled to be paid the fair value thereof, be deemed to be transferred to Baytex in exchange for such fair value as of the Effective Date. If such Securityholders ultimately are not so entitled to be paid the fair value therefor, such Securities will be changed into Crew Shares and Trust Units and such Securityholders will be issued Crew Shares and Trust Units on the same basis as all other Securityholders pursuant to the Arrangement.

The Arrangement Agreement provides that, unless otherwise waived, it is a condition to the obligation of Baytex, Crew, AcquisitionCo and the Trust to complete the Arrangement, that there shall not, as of the Effective Date, be Holders of Securities that hold in excess of 5% of all Securities, that have validly exercised their rights of dissent under the ABCA and the Interim Order.

INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT

Directors and officers of Baytex own beneficially, directly or indirectly, or exercise control or direction over, an aggregate of 1,221,897 Common Shares and 3,101,100 Options representing 2.3% of the outstanding Common Shares and 70% of the outstanding Options, respectively. Each of the directors and officers have agreed to vote all of the Common Shares and Options beneficially owned by them in favour of the Arrangement Resolution and all other matters to be considered at the Meeting.

Baytex has entered into employment agreements with each of its Chief Executive Officer and Chief Financial Officer, which employment agreements have been disclosed in Baytex's continuous disclosure documents. The employment agreements provide that upon a "change of control", and subject to certain conditions being met, these executives may receive a payment equal to 30 months salary, bonus and other employment benefits. Baytex has also entered into change of control agreements with a number of employees, which provide that upon a change of control, and subject to certain conditions being met, the employees may receive payments in the range of 9 months to 24 months salary, bonus and other employment benefits. Baytex has determined that the Arrangement constitutes an effective change of control for these officers and employees and has agreed to make certain payments to such persons. The aggregate amount of payments to be made to employees transferred to Crew will be approximately $4.7 million, payable upon the completion of the Arrangement. Payments aggregating approximately $3.2 million due to employees to be retained by AmalgamationCo will be converted into retention bonuses and will be paid 50% on the first anniversary of the completion of the Arrangement and 50% on the second anniversary of the completion of the Arrangement.

Baytex has also agreed to vest all unvested Options provided that the Arrangement is completed. To the extent that the ratification of the grant of certain Options granted to various directors, officers and employees of Baytex is not approved at the Meeting, Baytex has agreed to compensate the holders of such Options for the economic value of these Options. See "OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING -- AMENDMENT OF STOCK OPTION PLAN".

Baytex has retained TD Securities Inc. and Orion Securities Inc. to be financial advisors to Baytex and the Board of Directors with respect to the Arrangement. In addition, BMO Nesbitt Burns Inc. and RBC Capital Markets have been retained to provide strategic advice to Baytex and the Board of Directors with respect to the Arrangement. These advisors have received or will receive fees from Baytex for services rendered.

EXPENSES OF THE ARRANGEMENT

The estimated costs to be incurred by Baytex relating to the Arrangement including, without limitation, financial advisory, accounting and legal fees, the preparation and printing of this Information Circular are expected to aggregate approximately $9.8 million.

STOCK EXCHANGE LISTINGS

It is a condition to the completion of the Arrangement that the TSX shall have approved the listing of the Trust Units and the Crew Shares, subject only to the filing of required documents which cannot be filed prior to the Effective Date. Listing of the Crew Shares on the TSX will be subject to Crew meeting the original listing requirements of the TSX. Baytex believes that Crew will meet the listing requirements of the TSX upon the completion of the Arrangement.

SECURITIES LAW MATTERS

The Trust Units, Class A Preferred Shares, New Common Shares, Class B Non-Voting Shares, Class C Preferred Shares, Baytex Resources Common Shares, Notes, Crew Notes, Crew Shares and Crew Class B Non-Voting Shares to be issued under the Arrangement will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian securities laws or on discretionary exemptions from such requirements to be obtained from applicable securities regulatory authorities in Canada and the Crew Shares, the Trust Units and the Exchangeable Shares will generally be "freely tradeable" (other than as a result of any "control block" restrictions which may arise by virtue of the ownership thereof) under applicable securities laws of the provinces of Canada.

Applications will also be made so as to relieve AmalgamationCo from some of the continuous disclosure requirements normally associated with being a "reporting issuer" under applicable securities legislation.

The Crew Shares and Trust Units to be issued to United States Securityholders pursuant to the Arrangement will not be registered under the 1933 Act in reliance upon the exemption from registration provided by section 3(a)(10) of the 1933 Act. Crew Shares, Exchangeable Shares or Trust Units issued to a former Shareholder who is not an "affiliate" of Baytex immediately before the Arrangement, and is not an "affiliate" of Crew, AmalgamationCo or the Trust at the time of resale, may be resold in the United States without restriction under the 1933 Act. Former Shareholders who are affiliates of Baytex prior to the Arrangement, or affiliates of Crew, AmalgamationCo or the Trust after the Arrangement may not re-sell their Crew Shares, Exchangeable Shares or Trust Units in the United States without an exemption from registration under the 1933 Act. For the purposes of the 1933 Act, an "affiliate" of Baytex, Crew, AmalgamationCo or the Trust is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Baytex, Crew, AmalgamationCo or the Trust, as the case may be. Shareholders are urged to consult their legal advisors prior to disposing of Crew Shares, Exchangeable Shares or Trust Units outside Canada to determine the extent of all applicable resale provisions.

LEGAL MATTERS

Certain legal matters relating to the Arrangement are to be passed upon at the Closing by Burnet, Duckworth & Palmer LLP, on behalf of Baytex. As at July 25, 2003, the partners and associates of Burnet, Duckworth & Palmer LLP beneficially owned, directly or indirectly, less than 1% of the outstanding Common Shares.

                   INFORMATION CONCERNING BAYTEX ENERGY TRUST

The Trust is an open-end, unincorporated investment trust governed by the laws of the Province of Alberta and created pursuant to the Trust Indenture. The head and principal office of the Trust is located at 2200, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7. AcquisitionCo and ExchangeCo are currently wholly-owned subsidiaries of the Trust and upon the Arrangement becoming effective AmalgamationCo will become a wholly-owned subsidiary of the Trust.

Trust Unitholders will be the sole beneficiaries of the Trust. Valiant Trust Company is the initial trustee of the Trust. The Trust will not be managed by a third party manager. Following the completion of the Arrangement, the Trust and AmalgamationCo will be managed by the management of AmalgamationCo. which will be led by Raymond T. Chan as President and Chief Executive Officer.

The Trust will become a reporting issuer in certain Canadian jurisdictions and will become subject to the informational reporting requirements under the securities laws of such jurisdictions as a result of the Arrangement.

Reference is made to Appendix I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST" for a description of the Trust and its securities.

                          INFORMATION CONCERNING BAYTEX

Baytex is a corporation amalgamated and subsisting pursuant to the provisions of the ABCA. Baytex is actively engaged in the exploration for, and the acquisition, development and production of, oil and natural gas in the Provinces of Alberta, Saskatchewan and British Columbia. Baytex is a reporting issuer or the equivalent thereof in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland and its Common Shares are listed and posted for trading on the TSX.

Baytex's registered office is at Suite 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9, and its head and principal office is at 2200, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7.

Information has been incorporated by reference in this information circular from documents filed with securities commissions or similar authorities in the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Senior Vice-President and Chief Financial Officer of Baytex, 2200, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7, phone (403) 269-4282 or by accessing the disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) web site at www.sedar.com. For the purpose of the Province of Quebec, this information circular contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Senior Vice-President and Chief Financial Officer of Baytex at the above-mentioned address and telephone number.

The following documents of Baytex, filed with the various securities commissions or similar authorities in the provinces of Canada, are specifically incorporated by reference into and form an integral part of this information circular:

1. Baytex's Annual Information Form dated March 3, 2003, which includes the management's discussion and analysis of the financial condition and operations of Baytex for the year ended December 31, 2002;

2. the audited comparative consolidated financial statements of Baytex and the notes thereto as at December 31, 2002, together with the report of the auditor thereon; and

3. the unaudited comparative consolidated financial statements of Baytex as at March 31, 2003.

Any material change reports (excluding confidential reports), comparative interim financial statements and information circulars (excluding those portions that are not required pursuant to National Instrument 44-101 of the Canadian Securities Administrators to be incorporated by reference herein) filed by Baytex with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this information circular and prior to the termination of this distribution shall be deemed to be incorporated by reference in this information circular.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this information circular to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information circular.

                      INFORMATION CONCERNING ACQUISITIONCO

AcquisitionCo is a corporation incorporated pursuant to the provisions of the ABCA for purposes of participating in the Arrangement, including creating and issuing the Notes and Exchangeable Shares required for implementing the Arrangement. The head and principal office of AcquisitionCo is located at 2200, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7 and its registered office is located at 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9. The Trust owns all of the issued and outstanding common shares in the capital of AcquisitionCo. As part of the Arrangement, AcquisitionCo will amalgamate with Baytex to form AmalgamationCo.

                        INFORMATION CONCERNING EXCHANGECO

ExchangeCo is a corporation incorporated pursuant to the provisions of the ABCA for purposes of participating in the Arrangement. The head and principal office of ExchangeCo is located at 2200, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7 and its registered office is located at 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9. The Trust owns all of the issued and outstanding common shares in the capital of ExchangeCo.

                           INFORMATION CONCERNING CREW

Crew is a Canadian controlled private corporation incorporated pursuant to the provisions of the ABCA for purposes of participating in the Arrangement, and is the primary vehicle through which Shareholders will continue to participate in an oil and natural gas exploration and development company focused on high levels of growth through reinvestment of cash flows. As part of the Arrangement, certain of the assets of Baytex, including a portion of Baytex's exploration assets, will be transferred into Crew. The head and principal office of Crew is located at Suite 1920, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7 and its registered office is located at Suite 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9.

Crew will become a reporting issuer in certain Canadian jurisdictions and will become subject to the informational reporting requirements under the securities laws of such jurisdictions as a result of the Arrangement.

The directors and officers of Crew are as set forth in Appendix H, "INFORMATION CONCERNING CREW ENERGY INC. -- DIRECTORS AND OFFICERS" and such Appendix includes information respecting the principal occupations and experience and qualifications of such directors and officers.

Reference is made to Appendix H, "INFORMATION CONCERNING CREW ENERGY INC." for a detailed description of Crew and its assets.

                 OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING

AMENDMENT OF STOCK OPTION PLAN

In May 2003, an amendment to Baytex's stock option plan (the "Stock Option Plan") was approved by the Board of Directors to increase the number of Common Shares issuable thereunder by 2,089,990 Common Shares. After receipt of shareholder comments on Baytex's Stock Option Plan, the Board withdrew the resolution for Shareholders to ratify the increase in the number of Common Shares issuable and resolved to amend the Stock Option Plan to limit the number of Options which could be granted to non-management directors to not more than 1% of the issued and outstanding Common Shares and to resubmit the Stock Option Plan to the Shareholders for approval at the next Shareholders' meeting.

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve an amendment to Baytex's existing stock option plan (the "Stock Option Plan") which authorizes the Board to issue stock options to directors, officers and key employees of Baytex and to ratify the amendment to Baytex's Stock Option Plan limiting the number of options which can be granted to non-management directors. The Stock Option Plan was approved by both the Board and the Shareholders in 1993 and last amended on May 31, 2001 to permit Options to be granted under the Stock Option Plan to acquire a total of 4,572,161 Common Shares.

On July 23, 2003, Baytex had 4,426,103 Options outstanding. During late 2002, Baytex's granted 1,377,050 Options (the "excess options") at an exercise price of $7.75 and expiring on October 17, 2006 that were in excess of the maximum number of Options permitted under the Stock Option Plan. An aggregate of 956,000 of the excess options were granted to directors and officers of Baytex. If the Arrangement is approved at the Meeting, the Board of Directors has resolved to vest all outstanding Options, including the excess options. To the extent that the amendments to the Stock Option Plan are not approved at the Meeting, Baytex has agreed to compensate the holders of excess options for the economic value of the loss of such options.

Since May 31, 2001, the following activity in the plan has taken place:

                                                                               Stock options
                                                          Stock Options        available for          Total Common
                                                           Outstanding         future grants         Shares Reserved
                                                         ----------------    ------------------    --------------------
Balance May 31, 2001                                        3,824,084              748,077              4,572,161
Stock option activity
    Exercises                                              (1,529,949)                                 (1,529,949)
    Cancellations                                          (1,936,372)           1,936,372
    Stock options granted                                   2,691,290           (2,691,290)
    Stock options granted subject to ratification           1,377,050           (1,377,050)
    Proposed Amendment                                                           1,383,891              1,383,891
                                                         ----------------    ------------------    --------------------
Plan if Amendment approved                                  4,426,103                0                  4,426,103
                                                         ================    ==================    ====================
Percentage of Shares Outstanding                              8.3%                  0%                    8.3%

Pursuant to the rules of the TSX the increase in Baytex's Stock Option Plan and the ratification of the excess options granted thereunder must be approved by the Shareholders. Accordingly, at the Meeting, the following ordinary resolution will be presented:

                  BE IT RESOLVED, as an ordinary resolution of the Shareholders, that:

                  1. Baytex's Stock Option Plan be amended to increase the maximum number of Common Shares available for issuance by 1,383,891 Common Shares to a total of 4,426,103 Common Shares (or 8.3% of the outstanding Common Shares as of July 23, 2003) currently reserved under the Plan and a cumulative total plan maximum of 7,590,752 Common Shares since inception;

                  2. the amendment to the Stock Option Plan limiting the number of options which can be granted to non-management directors as more particularly described in Baytex Energy Ltd.'s Information Circular and Proxy Statement dated July 25, 2003, be and the same is hereby ratified and approved; and

                  3. the grant of 1,377,050 options to various directors, officers and employees of Baytex previously granted under Baytex's Stock Option Plan in excess of the maximum number, be and is hereby ratified and approved.

APPROVAL OF THE TRUST UNIT RIGHTS INCENTIVE PLAN

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve the adoption by the Trust of a trust unit rights incentive plan (the "Unit Rights Incentive Plan") which will authorize the Trust to grant rights ("Rights") to purchase Trust Units to directors, officers, consultants, employees or other service providers (collectively "Service Providers") of the Trust and any of its Subsidiaries, including AmalgamationCo. A copy of the Unit Rights Incentive Plan is set out in Appendix K to this Information Circular.

Under the Unit Rights Incentive Plan, a maximum of 5,800,000 of Trust Units will be set aside and reserved for the granting of Rights, subject to the approval of the TSX. Unless otherwise approved by the TSX and the Unitholders, the number of Trust Units reserved for issuance upon the exercise of Rights shall not at any time exceed 10% of the aggregate number of issued and outstanding Trust Units and including the number of Trust Units which may be issued on the exchange of the outstanding Exchangeable Shares, which may be converted into Trust Units (collectively, the "Total Units"). Rights to purchase Trust Units may be granted to Service Providers of the Trust and any of its Subsidiaries, including AmalgamationCo, from time to time by the board of directors of AmalgamationCo, at its sole discretion, provided that the aggregate number of Rights granted to any single holder of Rights shall not exceed 1% of the Total Units. The number of Trust Units issuable pursuant to this plan to non-management directors will be limited to a maximum of 1% of the Total Units.

The term of a Right and vesting provisions may be exercised during a period (the "Exercise Period") not exceeding five (5) years from the date upon which the Right was granted (the "Grant Date"), and any Rights granted shall vest pursuant to vesting schedules determined by the board of directors of AmalgamationCo in its sole discretion. Subject to regulatory approval, the grant price ("Grant Price") per Right shall be equal to the closing price of Trust Units on the TSX on the last trading day immediately preceding the Grant Date. The exercise price
("Exercise Price") per Right shall be calculated by deducting from the Grant Price all monthly distributions, on a per Unit basis, made by the Trust after the Grant Date, where such monthly distribution represents a return of more than 0.833% of the Trust's recorded cost of oil and natural gas properties less accumulated depreciation and depletion and any future income tax liability associated with such oil and natural gas properties at the end of that month.

The Unit Rights Incentive Plan will be administered by the board of directors of AmalgamationCo and may only be amended, modified or terminated by the board with the approval of the TSX. The board may establish a minimum Exercise Price and vary the vesting and expiry periods under the Unit Rights Incentive Plan provided that the Exercise Period shall not exceed five (5) years. Rights are exercisable only during the term of employment or service of a Service Provider and following any Service Provider's cessation of employment or service, the Service Provider will have a period of time in which to exercise the portions of any outstanding Rights which have vested in such holder of Right, and at the end of such period, any vested Rights which have not been exercised shall terminate and become null and void. In the event of any consolidation, subdivision, re-division or change of the Trust Units into a greater or lesser number of Units during any Exercise Period, the outstanding Rights and the Exercise Price shall be adjusted accordingly. In the event of a change in control, as defined in the Unit Rights Incentive Plan, of the Trust or AmalgamationCo, the vesting provisions shall be accelerated and all unexercised Rights may be exercised on the effective date of such change of control.

The Unit Rights Incentive Plan is subject to the approval of the TSX and no Rights which are granted prior to the receipt of such approval may be exercised until such approval has been received.

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, to approve the following ordinary resolution to approve the adoption of the Unit Rights Incentive Plan for AmalgamationCo:

                  "BE IT RESOLVED as an ordinary resolution that the Unit Rights Incentive Plan, as more particularly described in Baytex Energy Ltd.'s Information Circular and Proxy Statement dated July 25, 2003, be and the same is hereby approved and authorized."

Pursuant to the requirements of the TSX, the foregoing resolution must be approved by a simple majority of the votes cast at the Meeting by Shareholders voting in person or by proxy other than the votes attaching to securities beneficially owned by insiders to whom Rights may be issued pursuant to the Unit Rights Incentive Plan and their associates. Such persons currently hold, directly or indirectly, or exercise control or direction over approximately 1,221,897 Common Shares.

The persons named in the enclosed form of proxy, if named as proxy, intend to vote for the approval of the adoption of the Unit Rights Incentive Plan.

APPROVAL OF THE CREW STOCK OPTION PLAN

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, approve the adoption by Crew of a stock option plan (the "Crew Stock Option Plan") which will authorize the Crew board of directors to issue stock options to directors, officers, employees or other service providers of Crew and its Subsidiaries ("Service Providers"). A copy of the Crew Stock Option Plan is set out in Appendix J to this Information Circular. The proposed Crew Stock Option Plan is substantially the same as Baytex's existing stock option plan and is in accordance with the TSX's policies on listed company share incentive arrangements. Initially, the Crew Stock Option Plan, assuming completion of the Initial Private Placement, will authorize Crew's board of directors to grant a total of 417,000 stock options (1.8% of outstanding Crew Shares) to purchase Crew Shares. At any time, the number of Crew Shares reserved or granted from time to time for options (including Crew Performance Shares issued pursuant to the Initial Private Placement) shall not be more than 10% of the aggregate number of then issued and outstanding Crew Shares.

The Crew Stock Option Plan also provides that optionees have the right (the "Put Right") to request that Crew purchase each of their vested Crew Options for a price equal to the difference, if positive, between the market price of the Crew Shares on the day prior to date of notice of exercise of the Put Right and the exercise price of the Crew Option. Crew has the discretion to not accept any exercise of the Put Right. In addition, each optionee that exercises the Put Right may purchase Crew Shares with the proceeds of the exercise of the Put Right at the market price of the Crew Shares. The maximum number of Crew Shares available under the Put Right will initially be set at 250,000 Crew Shares.

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, to approve the following ordinary resolution to approve the adoption of the Crew Stock Option Plan:

                  "BE IT RESOLVED as an ordinary resolution of the shareholders that the Crew Stock Option Plan, as more particularly described in Baytex Energy Ltd.'s Information Circular and Proxy Statement dated July 25, 2003, be and the same is hereby approved and authorized."

In order for the foregoing resolution to be passed, it must be approved by a simple majority of the votes cast by Shareholders who vote in person or by proxy at the Meeting. The persons named in the enclosed form of proxy, if named as proxy, intend to vote for the approval of the adoption of the Crew Stock Option Plan.

Holders of an aggregate of 1,221,897 Common Shares (including all of the directors and officers of Baytex) representing 2.3% of the outstanding Common Shares have agreed to vote all of the Common Shares beneficially owned by them in favour of this resolution.

APPROVAL OF CREW INITIAL PRIVATE PLACEMENT

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve the Initial Private Placement of up to 3,637,000 Crew Class B Non-Voting Shares, 3,637,000 Crew Warrants and up to 1,881,000 Crew Performance Shares to certain employees, contractors, officers and directors of Crew (the "Crew Service Providers"). The purpose of the Initial Private Placement is: (a) to allow Crew Service Providers to increase their ownership position in Crew, at a fair price and in a manner which encourages continued employment due to the employment escrow conditions described below; (b) to align the interests of holders of Crew Shares and Crew Service Providers through the capital commitment being made under the Initial Private Placement by Crew Service Providers; (c) to allow Crew to meet the challenges in retaining qualified personnel in a very competitive employment market, particularly in the context of Baytex's historic cash compensation levels; and (d) to provide additional capital to Crew for use in its exploration and development program. The Board of Directors believes that the Initial Private Placement is important to Crew to retain key Crew Service Providers and to allow Crew to maintain a low cost structure.

The price at which the Crew Class B Non-Voting Shares will be sold and the exercise price of the Crew Warrants is based on the Crew Share net asset value which has been determined to be $1.65. The net asset value per Crew Share has been determined by Baytex using: (a) the Crew Reserve Report to value the oil, NGL and natural gas interests forming part of the Crew Assets being transferred to Crew as part of the Arrangement; and (b) the Crew Charter Report which evaluates the undeveloped land associated with non-producing areas transferred to Crew as part of the Arrangement. The following table reflects the determination of the Crew Share net asset value as of the date hereof based on such information. See Appendix H "INFORMATION RELATING TO CREW ENERGY INC.".

      Net Asset Value per Crew Share                                     As at September 1, 2003
      -------------------------------                                    -----------------------
      Proven plus 50% probable reserves (1)                                       26,584,000
      Undeveloped land (2)                                                         5,523,700
                                                                         -----------------------
      Crew net asset value                                                        32,107,700
                                                                         -----------------------
                                                                         -----------------------
      Fully diluted Common Shares (3)                                             58,037,186
                                                                         -----------------------
                                                                         -----------------------
      Net Asset Value per Common Share                                           $      0.55
                                                                         -----------------------
                                                                         -----------------------
      Net  Asset  Value per Crew  Share  after  giving  effect to the
      Arrangement                                                                $      1.65
                                                                         -----------------------
                                                                         -----------------------

Notes:

(1) Represents the discounted (present value discounted at 10%) future net revenue before taxes for proven plus 50% probable reserves using escalated price assumptions based on the Crew Reserve Report.
(2) Undeveloped land values associated with non-producing areas forming part of the Crew Assets as per the Crew Charter Report.
(3) Represents the number of Common Shares outstanding immediately prior to the Effective Time assuming all Options are exercised.

The Crew Warrants shall only be exercisable if the weighted average trading price of the Crew Shares for a twenty trading day period is equal to or greater than $3.30 and then only for a thirty day period following their release from the escrow described below.

The Crew Class B Non-Voting Shares (which will ultimately be exchanged for Crew Shares under the Arrangement) and the Crew Warrants subscribed for will be subject to escrow and will be released on the second anniversary of the Effective Date if the Crew Service Provider continues to be a Crew Service Provider at such date. If a Crew Service Provider ceases to be a Crew Service Provider they may not be entitled to a release under the escrow agreement after the date of cessation of employment. If any Crew Class B Non-Voting Shares are not released under the Escrow Agreement, Crew shall have the right to repurchase such Crew Class B Non-Voting Shares at a price equal to the lesser of $1.65 and the market price of the Crew Shares on the last trading day immediately prior to such persons ceasing to be a Crew Service Provider. Any Crew Warrants which are not released under the Escrow Agreement will expire in accordance with their terms.

The Crew Performance Shares will operate in concert with the Crew Stock Option Plan and the number of Crew Shares issuable under the Crew Stock Option Plan and the number of Crew Performance Shares shall not exceed 10% of the outstanding Crew Shares at any time. Each Crew Performance Share will be sold for a price of $0.01 per share and will be convertible into the percentage of a Crew Share equal to the closing trading price of the Crew Shares on the TSX or such other stock exchange on which the Crew Shares are listed on the trading day prior to such conversion (the "Crew Closing Price") less $1.65, if positive, divided by the Crew Closing Price. The Crew Performance Shares will automatically convert into Crew Shares as to 1/3 on each of September 3, 2004, 2005 and 2006 if the holder is a Crew Service Provider on such date. Upon a holder ceasing to be a Crew Service Provider, Crew may, subject to applicable law, redeem each Crew Performance Share at a redemption price of $0.01 per share. If the Crew Closing Price less $1.65 is not positive on any conversion date, Crew will, subject to applicable law, redeem the Crew Performance Shares that would have otherwise been converted at a redemption price of $0.01 per share. In the event that Crew is unable to pay the redemption price in accordance with applicable law the Crew Performance Shares, which were to be redeemed, will be cancelled and the holders will only have the right to receive $0.01 per share.

The Initial Private Placement will be subject to the applicable requirements of regulatory authorities having jurisdiction. The proceeds of the Initial Private Placement will be used for working capital and the initiation of the exploration and development program of Crew.

Shareholders are being asked to consider at the Meeting and, if deemed advisable, to approve an ordinary resolution of the following terms:

                  "BE IT RESOLVED that the issuance by Crew of up to 3,637,000 Crew Class B Non-Voting Shares, 3,637,000 Crew Warrants and up to 1,881,000 Crew Performance Shares on such terms as are more particularly described in Baytex Energy Ltd.'s Information Circular and Proxy Statement dated July 25, 2003, be and the same is hereby approved and authorized."

Pursuant to the requirements of the TSX, the foregoing resolution must be approved by a simple majority of the votes cast at the Meeting by Shareholders voting in person or by proxy other than the votes attaching to securities beneficially owned by insiders to who may participate in the Initial Private Placement and their associates. Such persons currently hold, directly or indirectly, or exercise control or direction over approximately 1,221,897 Common Shares.

The persons named in the enclosed form of proxy, if named as proxy, intend to vote for the approval of the Crew Initial Private Placement.

                              GENERAL PROXY MATTERS

SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF BAYTEX TO BE USED AT THE MEETING. Solicitations of proxies will be primarily by mail, but may also be by newspaper publication, in person or by telephone, fax or oral communication by directors, officers, employees or agents of Baytex who will be specifically remunerated therefor. All costs of the solicitation will be borne by Baytex. Baytex has not made a decision to engage proxy solicitation agents to encourage the return of completed proxies by Securityholders and to solicit proxies in favour of the Arrangement Resolution. Baytex may however do so, and if it does, it expects that the costs in respect of such services will not exceed $100,000, which amount would be paid by Baytex.

APPOINTMENT AND REVOCATION OF PROXIES

Accompanying this Information Circular are, in the case of Holders of Common Shares, a form of proxy printed on GREEN paper and in the case of Holders of Options, a form of proxy printed on WHITE paper for use at the Meeting.

The Persons named in the enclosed forms of proxy are directors and officers of Baytex. A SECURITYHOLDER DESIRING TO APPOINT A PERSON (WHO NEED NOT BE A SECURITYHOLDER) TO REPRESENT SUCH SECURITYHOLDER AT A MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORMS OF PROXY MAY DO SO EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE APPROPRIATE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY AND, IN EITHER CASE, SENDING OR

DELIVERING THE COMPLETED PROXY TO THE OFFICES OF VALIANT TRUST COMPANY, 510, 550
- 6TH AVENUE S.W., CALGARY, ALBERTA, T2P 0S2. A form of proxy must be received by Valiant Trust Company at least 24 hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment thereof. Failure to so deposit a form of proxy shall result in its invalidation.

A Securityholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such Securityholder or by his attorney duly authorized in writing or, if the Securityholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the above mentioned office of Valiant Trust Company on or before the last Business Day preceding the day of the Meeting or any adjournment thereof or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

The board of directors have fixed the record date for the Meeting as at the close of business on July 30, 2003. Securityholders of Baytex of record as at the Record Date are entitled to receive notice of, to attend and to vote at the Meeting, except to the extent a Holder of Common Shares transfers any Common Shares after the Record Date and the transferee of those Common Shares establishes ownership of the Common Shares and demands, not later than 10 days before the Meeting, that the transferee's name be included in the list of Holders of Common Shares entitled to vote, in which case such transferee shall be entitled to vote such Common Shares at the Meeting.

SIGNATURE OF PROXY

The form of proxy must be executed by the Securityholder or his attorney authorized in writing, or if the Securityholder is a corporation, the form of proxy should be signed in its corporate name under its corporate seal by an authorized officer whose title should be indicated. A proxy signed by a Person acting as attorney or in some other representative capacity should reflect such Person's capacity following his signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Baytex).

VOTING OF PROXIES

The Persons named in the accompanying forms of proxy will vote the Securities in respect of which they are appointed in accordance with the direction of the Securityholder appointing them. IN THE ABSENCE OF SUCH DIRECTION, SUCH SECURITIES WILL BE VOTED FOR THE APPROVAL OF THE ARRANGEMENT RESOLUTION AND THE OTHER MATTERS TO COME BEFORE THE MEETING.

EXERCISE OF DISCRETION OF PROXY

THE ENCLOSED FORMS OF PROXY CONFER DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE ACCOMPANYING NOTICE OF MEETING AND THIS INFORMATION CIRCULAR AND WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. AT THE DATE OF THIS INFORMATION CIRCULAR, MANAGEMENT OF BAYTEX KNOWS OF NO AMENDMENTS, VARIATIONS OR OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THE MATTERS REFERRED TO IN THE NOTICE OF MEETING.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As at July 23, 2003 there were 53,611,083 Common Shares and 4,426,103 Options issued and outstanding. To the knowledge of the directors and officers of Baytex, as at the date hereof, no person or company beneficially owned, directly or indirectly, or exercised control or direction, over more than 10% of the Common Shares.

PROCEDURE AND VOTES REQUIRED

ARRANGEMENT RESOLUTION

The Interim Order provides that each Holder of Securities at the close of business on the Record Date will be entitled to receive notice of, to attend and to vote at the Meeting. In addition, the Interim Order provides that each Holder of Securities issued by Baytex after the Record Date and prior to the date of the Meeting will be entitled to receive notice of and to vote at the Meeting. Each such Securityholder will be entitled to vote in accordance with the provisions set out below, provided that, to the extent that a Shareholder transfers the ownership of any Common Shares after the Record Date and the transferee of those Common Shares establishes ownership of the Common Shares and demands, not later than 10 days before the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting, such transferee will be entitled to vote those Common Shares at the Meeting.

Pursuant to the Interim Order:

(a) each Shareholder will be entitled to one vote for each Common Share held and each Optionholder will be entitled to one vote for each Common Share obtainable upon the exercise of such Options;

(b) the majority required to pass the Arrangement Resolution, shall be, subject to further order of the Court, not less than two-thirds of the votes cast, either in person or by proxy, at the Meeting by each of the Shareholders and Optionholders, voting together as a class;

(c) the quorum at the Meeting of the Shareholders and Optionholders will be two persons present in person or by proxy and holding or representing not less than 10% of the outstanding Common Shares entitled to be voted at such Meeting; and

(d) if no quorum of both Shareholders and Optionholders is present within 30 minutes of the appointed time of the Meeting a quorum is not present, the Meeting shall stand adjourned to the same day in the next week if a Business Day and, if such day is a not a Business Day, the Meeting shall be adjourned to the next Business Day following one week after the day appointed for the Meeting at the same time and place, and if at such adjourned meeting a quorum is not present, the Securityholders present, if at least two, shall be a quorum for all purposes.

OTHER BUSINESS

In order to comply with rules of the TSX, matters under the headings: (i) "AMENDMENT TO STOCK OPTION PLAN"; (ii) "APPROVAL OF THE TRUST UNIT RIGHTS INCENTIVE PLAN"; (iii) "APPROVAL OF THE CREW STOCK OPTION PLAN" and (iv) "APPROVAL OF INITIAL PRIVATE PLACEMENT" must be approved by a simple majority of Shareholders voting in person or proxy at the Meeting except where otherwise stated.

                                   CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED at Calgary, Alberta this 25th day of July, 2003.





"DALE O. SHWED"                                   "RAYMOND T. CHAN"
--------------------------------------------      -------------------------------------------------
Dale O. Shwed                                     Raymond T. Chan
President and Chief Executive Officer             Senior Vice-President and Chief Financial Officer

                                   APPENDIX A

                             ARRANGEMENT RESOLUTION

                             ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1. the Arrangement under section 193 of the BUSINESS CORPORATIONS ACT (Alberta) substantially as set forth in the Plan of Arrangement attached as Exhibit 1 to Appendix C to the Information Circular and Proxy Statement dated July 25, 2003 accompanying the notice of this meeting (the "Information Circular") is hereby approved and authorized;

2. the Arrangement Agreement dated July 24, 2003 among Baytex Energy Ltd. ("Baytex"), Crew Energy Inc., Baytex Acquisition Corp., Baytex Exchangeco Ltd., Baytex Resources Ltd., Baytex Exploration Ltd. and Baytex Energy Trust, a copy of which is attached as Appendix C to the Information Circular accompanying the notice of this meeting, with such amendments or variations thereto made in accordance with the terms of the Arrangement Agreement as may be approved by the persons referred to in paragraph 4 hereof, such approval to be evidenced conclusively by their execution and delivery of any such amendments or variations, is hereby confirmed, ratified and approved;

3. notwithstanding that this resolution has been duly passed and/or has received the approval of the Court of Queen's Bench of Alberta, the board of directors of Baytex may, without further notice to or approval of the holders of Common Shares or the holders of Options, subject to the terms of the Arrangement, amend or terminate the Arrangement Agreement or the Plan of Arrangement or revoke this resolution at any time prior to the filing of Articles of Arrangement giving effect to the Arrangement; and

4. any director or officer of Baytex is hereby authorized, for and on behalf of Baytex, to execute and deliver Articles of Arrangement and to execute, with or without the corporate seal, and, if, appropriate, deliver all other documents and instruments and to do all other things as in the opinion of such director or officer may be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action.

                                   APPENDIX B

                                  INTERIM ORDER

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

                  IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT, R.S.A. 2000, c. B-9, AS AMENDED;

                  AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING BAYTEX ENERGY LTD., BAYTEX ENERGY TRUST, CREW ENERGY INC., BAYTEX ACQUISITION CORP., BAYTEX EXCHANGECO LTD., BAYTEX RESOURCES LTD., BAYTEX EXPLORATION LTD. AND THE SECURITYHOLDERS OF BAYTEX ENERGY LTD.

BEFORE THE HONOURABLE            )      AT THE COURT HOUSE, AT CALGARY, ALBERTA,
MR. JUSTICE G.C. HAWCO           )      ON THE 25TH DAY OF JULY, 2003.
IN CHAMBERS                      )


                                  INTERIM ORDER

UPON the Petition of Baytex Energy Ltd. ("Baytex");

AND UPON reading the Petition and the Affidavit of Raymond T. Chan, filed;

AND UPON hearing counsel for Baytex;

AND UPON being advised that counsel for Baytex Energy Trust (the "Trust"), Crew Energy Inc. ("Crew"), Baytex Acquisition Corp. ("AcquisitionCo"), Baytex Exchangeco Ltd. ("ExchangeCo"), Baytex Resources Ltd. ("Baytex Resources") and Baytex Exploration Ltd. ("Baytex Exploration") consented to this Interim Order;

AND UPON noting that the Executive Director of the Alberta Securities Commission (the "Executive Director") has been served with notice of this application as required by subsection 193(8) of the BUSINESS CORPORATIONS ACT, R.S.A. 2000, c. B-9 (the "ABCA") and that the Executive Director does not intend to appear or make submissions with respect to this application;

FOR THE PURPOSES OF THIS ORDER:

(a) the capitalized terms not defined in this Order shall have the meanings attributed to them in the draft Information Circular and Proxy Statement of Baytex (the "Information Circular"), which is attached as Exhibit "A" to the Affidavit of Raymond T. Chan sworn July 25, 2003 (the "Affidavit"); and

(b) all references to "Arrangement" used herein mean the arrangement as described in the Affidavit and in the form attached as Exhibit 1 to the Arrangement Agreement, which is attached as Appendix C to the Information Circular.

IT IS ORDERED THAT:

GENERAL

1. Baytex shall seek approval of the Arrangement by holders of its common shares ("Shareholders") and the holders of options to acquire its common shares ("Optionholders") (collectively the "Securityholders") in the manner set forth below.

SHAREHOLDERS AND OPTIONHOLDERS' MEETING

2. Baytex shall call and conduct a meeting (the "Meeting") of the Shareholders and the Optionholders for the purpose of considering and voting on the resolution approving the Arrangement (the "Arrangement Resolution").

3. A quorum at the Meeting shall be two persons present in person, entitled to vote thereat or a duly appointed proxyholder for an absent Shareholder or Optionholder. These persons must hold or represent by proxy not less than ten percent

         (10%) of the outstanding Common Shares entitled to vote at the Meeting. If within 30 minutes from the time appointed for the Meeting a quorum is not present, the Meeting shall be adjourned to the same day in the next week if a Business Day, and, if not a Business Day, to the next Business Day following one week after the day appointed for the Meeting, at the same time and place. If at such adjourned meeting a quorum is not present, the Optionholders and Shareholders present if at least two, shall be a quorum for all purposes.

4. Each Common Share and each Option entitled to be voted at the Meeting will entitle the holder to one vote at the Meeting in respect of the resolutions. The board of directors of Baytex have fixed a record date for the Meeting of July 30, 2003 (the "Record Date"). Only Securityholders whose names have been entered in the register of Common Shares or Options on the close of business on the Record Date and holders of Common Shares or Options issued by Baytex after the Record Date and prior to the Meeting will be entitled to receive notice of and to vote at the Meeting, subject to section 137 of the ABCA with respect to transferees of Common Shares after the Record Date.

CONDUCT OF MEETING

5.       The Chairman of the Meeting shall be any officer or director of Baytex.

6. The only persons entitled to attend and speak at the Meeting shall be the Shareholders or their authorized representatives, the Optionholders or their authorized representatives, Baytex's directors and officers and its auditors, and the Executive Director. The accidental omission to give notice of the Meeting to or the non-receipt of the notice by one or more of the aforesaid persons shall not invalidate any resolution passed or proceeding taken at the Meeting.

7. The majority required to pass the Arrangement Resolution shall not less than two-thirds of the aggregate votes cast by the Shareholders and Optionholders. The Optionholders and the Shareholders shall vote together as a class.

8. To be valid a proxy must be deposited with Baytex in the manner described in the Information Circular.

DISSENT RIGHTS

9. The registered holders of Common Shares are, subject to the provisions of this Order and the Arrangement, accorded the right of dissent under
         Section 191 of the ABCA with respect to the Arrangement Resolution. The registered holders of Options shall be accorded a right of dissent analogous to a right of dissent under Section 191 of the ABCA with respect to the Arrangement Resolution.

10. In order to exercise a right of dissent under subsection 191(5) of the ABCA, a written objection to the Arrangement Resolution must be received by Baytex, c/o Burnet, Duckworth & Palmer LLP, 1400, 350 - 7th Avenue S.W., Calgary, Alberta T2P 3N9 Attention: D.J. McDonald, Q.C., on the Business Day immediately preceding the date of the Meeting. The fair value of the Common Shares or Options, as the case may be, shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the Securityholders.

11. Subject to further order of this Court, the rights available to the Shareholders and Optionholders under the ABCA and the Arrangement to dissent from such resolution shall constitute full and sufficient rights of dissent for the Shareholders and Optionholders with respect to the Arrangement Resolution.

12. Notice to the Shareholders and Optionholders of their right of dissent with respect to the Arrangement Resolution and to receive, subject to the provisions of the ABCA and the Arrangement, the fair value of their Common Shares or Options shall be given by including information with respect to this right in the Information Circular to be sent to Shareholders and Optionholders in accordance with paragraph 14 of this Order.

NOTICE

13. An Information Circular, substantially as attached as Exhibit "A" to the Affidavit, shall be mailed by prepaid ordinary mail, at least 21 days prior to the date of the Meeting to Securityholders at the address for such holders recorded in the records of Baytex. In calculating the 21 day period, the date of mailing shall be included and the date of the Meeting shall be excluded.

14. An Information Circular as described above shall be provided to the Executive Director by prepaid ordinary mail at least 21 days prior to the Meeting.

15. Delivery of the Information Circular in the manner directed by this Order shall be deemed to be good and sufficient service upon the Securityholders and the Executive Director of:

         (a)      the Petition;

         (b)      this Order;

         (c)      the Notice of the Meeting; and

         (d) the notice of the application for the Order approving of the Arrangement;

         all in substantially the forms set forth in the Information Circular, together with instruments of proxy and such other material as Baytex may consider fit.

FINAL APPLICATION

16. Subject to further Order of this Court and provided that the Securityholders have approved the Arrangement and the directors of Baytex have not revoked that approval, Baytex may proceed with an application for approval of the Arrangement and the Final Order on August 28, 2003 at 1:30 p.m. or so soon thereafter as counsel may be heard at the Court House, Calgary, Alberta. Subject to the Final Order, and to the issuance of the Certificate, all Securityholders, Baytex, the Trust, Crew, AcquisitionCo, ExchangeCo and Baytex Resources will be bound by the Arrangement in accordance with its terms.

17. Any Securityholder or any other interested party (collectively, "Interested Party") desiring to appear and make submissions at the application for the Final Order is required to file with this Court and serve, upon Baytex, on or before noon on August 22, 2003, a Notice of Intention to Appear including the Interested Party's address for service, together with any evidence or materials which the Interested Party intends to present to the Court. Service of this notice on Baytex shall be effected by service upon the solicitors for Baytex, Burnet, Duckworth & Palmer LLP, Suite 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9, Attention: D.J. McDonald Q.C.

18. In the event that the application for the Final Order is adjourned, only those parties appearing before this Court for the application for the Final Order, and those Interested Parties serving a Notice of Intention to Appear in accordance with paragraph 17 of this Order, shall have notice of the adjourned date.

LEAVE TO VARY INTERIM ORDER

19. Baytex is entitled at any time to seek leave to vary this Interim Order upon such terms and the giving of such notice as this Court may direct.


                                   "G.C. HAWCO"
                                   -------------------------------------------
                                   J.C.Q.B.A.

ENTERED at Calgary, Alberta,
July 25, 2003.


"KEVIN HOSCHKA"
---------------------------------------
Clerk of the Court of Queen's Bench

                                   APPENDIX C

                              ARRANGEMENT AGREEMENT

                              ARRANGEMENT AGREEMENT

July 24, 2003

AMONG:

                  BAYTEX ENERGY LTD., a corporation incorporated under the laws of Alberta ("BAYTEX")

                                     - and -

                  CREW ENERGY INC., a corporation incorporated under the laws of Alberta ("CREW")

                                     - and -

                  BAYTEX ACQUISITION CORP., a corporation incorporated under the laws of Alberta ("ACQUISITIONCO")

                                     - and -

                  BAYTEX EXCHANGECO LTD., a corporation incorporated under the laws of Alberta ("EXCHANGECO")

                                     - and -

                  BAYTEX RESOURCES LTD., a corporation incorporated under the laws of Alberta ("BAYTEX RESOURCES")

                                     - and -

                  BAYTEX EXPLORATION LTD., a corporation incorporated under the laws of Alberta ("BAYTEX EXPLORATION")

                                     - and -

                  VALIANT TRUST COMPANY, a trust company incorporated under the laws of Alberta with offices in Calgary, Alberta as trustee for and on behalf of BAYTEX ENERGY TRUST, a trust settled pursuant to the laws of Alberta (the "TRUST")

RECITALS

A. Baytex wishes to propose an arrangement with Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust and with holders of securities of Baytex in order to reorganize its affairs and therefore wishes to carry out certain transactions on the basis hereinafter set forth; and

B. Each of the parties to this Agreement has agreed to participate in the Arrangement.

THE PARTIES AGREE AS FOLLOWS:

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                                      C-3


                                   ARTICLE 1

                                 INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, the following terms have the following meanings:

"ABCA" means the BUSINESS CORPORATIONS ACT, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

"ACQUISITIONCO" means Baytex AcquisitionCorp., a corporation incorporated under the ABCA;

"ACQUISITIONCO ARRANGEMENT RESOLUTION" means the resolution of the AcquisitionCo common shareholders approving the Arrangement;

"AGREEMENT", "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar expressions mean and refer to this arrangement agreement (including the schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

"AMALGAMATIONCO" means Baytex Energy Ltd., the corporation resulting from the amalgamation of Baytex and AcquisitionCo pursuant to the Arrangement;

"ARRANGEMENT" means the arrangement pursuant to section 193 of the ABCA set forth in the Plan of Arrangement as supplemented, modified or amended;

"ARTICLES OF ARRANGEMENT" means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been made to give effect to the Arrangement;

"BAYTEX EXPLORATION" means Baytex Exploration Ltd., a corporation incorporated under the ABCA;

"BAYTEX EXPLORATION ARRANGEMENT RESOLUTION" means the resolution of Baytex Exploration common shareholders approving the Arrangement;

"BAYTEX RESOURCES" means Baytex Resources Ltd., a corporation incorporated under the ABCA;

"BAYTEX RESOURCES ARRANGEMENT RESOLUTION" means the resolution of Baytex Resources common shareholders approving the Arrangement;

"BAYTEX" means Baytex Energy Ltd., a corporation incorporated under the ABCA;

"BAYTEX ARRANGEMENT RESOLUTION" means the special resolution to approve the Arrangement to be presented to Common Shareholders and Optionholders at the Meeting;

"BUSINESS DAY" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the city of Calgary, in the province of Alberta, for the transaction of banking business;

"CERTIFICATE" means the certificate or certificates or other confirmation of filing to be issued by the Registrar pursuant to subsection 193(11) of the ABCA giving effect to the Arrangement;

"COMMON SHARES" means the common shares in the capital of Baytex and "COMMON SHAREHOLDERS" means the holders from time to time of Common Shares;

"COURT" means the Court of Queen's Bench of Alberta;

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                                      C-4


"CREW" means Crew Energy Inc., a corporation incorporated under the laws of Alberta;

"CREW ARRANGEMENT RESOLUTION" means the resolution of Crew common shareholders approving the Arrangement;

"CREW COMMON SHARES" or "CREW SHARES" means common shares in the capital of Crew;

"DEPOSITARY" means Valiant Trust Company;

"EFFECTIVE DATE" means the date the Arrangement becomes effective under the ABCA;

"EFFECTIVE TIME" means the time at which the Articles of Arrangement are filed with the Registrar on the Effective Date;

"EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares substantially in the form set out in Exhibit 2 hereto;

"EXCHANGEABLE SHARES" means the exchangeable shares in the capital of AcquisitionCo;

"EXCHANGECO" means Baytex Exchangeco Ltd., a corporation incorporated under the ABCA;

"EXCHANGECO ARRANGEMENT RESOLUTION" means the resolution of ExchangeCo common shareholders approving the Arrangement;

"FINAL ORDER" means the final order of the Court approving the Arrangement pursuant to subsection 193(9) of the ABCA to be applied for following the Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"INFORMATION CIRCULAR" means the information circular to be prepared by Baytex and forwarded as part of the proxy solicitation materials to Common Shareholders and Optionholders in respect of the Meeting;

"INTERIM ORDER" means an interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"ITA" means the INCOME TAX ACT (Canada), as amended;

"MEETING" means the special meeting of holders of Common Shares and Options to be held to consider the Arrangement, and any adjournments thereof;

"NON-RESIDENT" means: (i) a person who is not a resident of Canada for the purposes of the ITA; or (ii) a partnership that is not a Canadian partnership for the purposes of the ITA;

"OPTIONS" means the outstanding stock options, whether or not vested, to acquire Common Shares and "OPTIONHOLDERS" means the holders from time to time of Options;

"PERSON" means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority, or other entity;

"PLAN OF ARRANGEMENT" means the plan of arrangement attached hereto as
Exhibit 1;

"REGISTRAR" means the Registrar appointed under section 263 of the ABCA;

"SUBSIDIARY" has the meaning ascribed to it in the ABCA;

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                                      C-5


"SUPPORT AGREEMENT" means the support agreement to be entered into on the Effective Date substantially in the form set out in Exhibit 3 hereto;

"TRUST" means Baytex Energy Trust, a trust duly settled under the laws of Alberta;

"TRUST UNIT" means a unit of the Trust issued by the Trust; and

"TSX" means the Toronto Stock Exchange;

"VOTING AND EXCHANGE TRUST AGREEMENT" means the voting and exchange trust agreement to be entered into on the Effective Date substantially in the form set out in Exhibit 4 hereto.

1.2      CURRENCY

         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS

         The division of this Agreement into articles, sections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4      ARTICLE REFERENCES

         Unless reference is specifically made to some other document or instrument, all references herein to articles, sections and schedules are to articles, sections and schedules of this Agreement.

1.5      INCORPORATION OF SCHEDULES

         The following schedules are incorporated into and form an integral part of this Agreement:

    Exhibit 1 - Plan of Arrangement
    Exhibit 2 - Exchangeable Share Provisions to be Included in the Articles of
                AcquisitionCo
    Exhibit 3 - Support Agreement
    Exhibit 4 - Voting and Exchange Trust Agreement

1.6      EXTENDED MEANINGS

         Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, bodies corporate, trusts, unincorporated organizations, governments, regulatory authorities, and other entities.

1.7      DATE FOR ANY ACTION

         In the event that any date on which any action required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.8      ENTIRE AGREEMENT

         This Agreement, together with the schedules attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

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                                      C-6


1.9      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Alberta and the laws of Canada applicable in Alberta and shall be treated in all respects as an Alberta contract.

                                   ARTICLE 2
                                   COVENANTS

2.1      COVENANTS OF BAYTEX

         Baytex covenants and agrees that it will:

(a) take all actions necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)      apply to the Court for the Interim Order;

(d) solicit proxies to be voted at the Meeting in favour of the Baytex Arrangement Resolution and prepare, in consultation and cooperation with AcquisitionCo, ExchangeCo, Crew, Baytex Resources, Baytex Exploration and the Trust, the Information Circular and proxy solicitation materials and any amendments or supplements thereto as required by, and in compliance with, the Interim Order, and applicable corporate and securities laws, and file and distribute the same to the Common Shareholders and Optionholders in a timely and expeditious manner in all jurisdictions where the same are required to be filed and distributed;

(e) convene the Meeting as ordered by the Interim Order and conduct such Meeting in accordance with the Interim Order and as otherwise required by law;

(f) until the Effective Date, conduct its operations and those of its subsidiaries in the ordinary and normal course of business and in accordance with applicable laws, generally accepted industry practice and any operating and other agreements applicable to its properties and assets and those of its subsidiaries;

(g) use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h) subject to the approval of the Baytex Arrangement Resolution by the Common Shareholders and by the Optionholders, voting as a class, submit the Arrangement to the Court and apply, in conjunction with AcquisitionCo, ExchangeCo, Crew, Baytex Resources, Baytex Exploration and the Trust, for the Final Order;

(i) upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to subsection 193(9) of the ABCA;

(j) until the Effective Date, except pursuant to the exercise of outstanding Options in accordance with the terms thereof, not issue any additional Common Shares or other securities or allow any of its subsidiaries to issue any shares or securities;

(k) until the Effective Date, not issue or enter into, or allow any of its subsidiaries to issue or enter into, any agreement or agreements to issue or grant options, warrants or rights to purchase any of its shares or other securities or those of such subsidiaries;

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                                      C-7


(l) not, except in the ordinary course of business or as contemplated in connection with the Arrangement, merge into or with, or consolidate with, any other Person or, perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated by this Agreement;

(m) until the Effective Date, except as specifically provided for hereunder, not alter or amend its articles or by-laws or those of its subsidiaries as the same exist at the date of this Agreement; and

(n) prior to the Effective Date, make application to list the Crew Shares and the Trust Units (including Trust Units to be issued from time to time upon exchange of the Exchangeable Shares) on the TSX.

2.2      COVENANTS OF CREW

         Crew covenants and agrees that it will:

(a) take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)      cooperate with and support Baytex in its application for the Interim
         Order;

(d) take all steps necessary to ensure that the Crew Arrangement Resolution is passed;

(e) until the Effective Date, other than as contemplated herein or in the Information Circular, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f) until the Effective Date, other than as contemplated herein or in the Information Circular, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g) use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h) submit the Arrangement to the Court and apply, in conjunction with Baytex, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, for the Final Order;

(i) forthwith carry out the terms of the Final Order to the extent applicable to Crew;

(j) upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA;

(k) until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration, the Trust or Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known; and

(l) prior to the Effective Date, cooperate with Baytex in making the application to list the Crew Shares on the TSX.


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                                      C-8


2.3      COVENANTS OF ACQUISITIONCO

         AcquisitionCo covenants and agrees that it will:

(a) take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)      cooperate with and support Baytex in its application for the Interim
         Order;

(d) take all steps necessary to ensure that the AcquisitionCo Arrangement Resolution is passed;

(e) until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f) until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g) use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h) submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew, ExchangeCo and the Trust, for the Final Order;

(i) forthwith carry out the terms of the Final Order to the extent applicable to AcquisitionCo;

(j) upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k) until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, ExchangeCo, Baytex Resources, Baytex Exploration or Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.4      COVENANTS OF EXCHANGECO

         ExchangeCo covenants and agrees that it will:

(a) take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)      cooperate with and support Baytex in its application for the Interim
         Order;

(d) take all steps necessary to ensure that the ExchangeCo Arrangement Resolution is passed;

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                                      C-9


(e) until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f) until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g) use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h) submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew and the Trust, for the Final Order;

(i) forthwith carry out the terms of the Final Order to the extent applicable to ExchangeCo;

(j) upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k) until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, AcquisitionCo, Baytex, Baytex Resources, Baytex Exploration or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.5      COVENANTS OF BAYTEX RESOURCES

         Baytex Resources covenants and agrees that it will:

(a) take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)      cooperate with and support Baytex in its application for the Interim
         Order;

(d) take all steps necessary to ensure that the Baytex Resources Arrangement Resolution is passed;

(e) until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f) until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g) use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h) submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew and the Trust, for the Final Order;

(i) forthwith carry out the terms of the Final Order to the extent applicable to Baytex Resources;


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                                      C-10


(j) upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k) until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, AcquisitionCo, ExchangeCo, Baytex Exploration, Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.6      COVENANTS OF BAYTEX EXPLORATION

         Baytex Exploration covenants and agrees that it will:

(a) take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)      cooperate with and support Baytex in its application for the Interim
         Order;

(d) take all steps necessary to ensure that the Baytex Exploration Arrangement Resolution is passed;

(e) until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f) until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g) use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h) submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew and the Trust, for the Final Order;

(i) forthwith carry out the terms of the Final Order to the extent applicable to Baytex Exploration;

(j) upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k) until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.7      COVENANTS OF THE TRUST

         The Trust covenants and agrees that it will:

(a) take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;


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                                      C-11


(b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)      cooperate with and support Baytex in its application for the Interim
         Order;

(d) until the Effective Date, not carry on any activity or effect any act whatsoever other than as contemplated herein or in the Information Circular;

(e) use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(f) until the Effective Date, not disclose to any Person, other than officers, directors and key employees and professional advisors, any confidential information relating to AcquisitionCo, Crew, ExchangeCo, Baytex Resources, Baytex Exploration or Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known;

(g) until the Effective Date, except as specifically provided for hereunder, not alter or amend its governing fund documents as the same exist at the date of this Agreement without the prior consent of Baytex;

(h) prior to the Effective Date, cooperate with Baytex in making the application to list the Trust Units (including Trust Units to be issued from time to time upon exchange of the Exchangeable Shares) on the TSX; and

(i) reserve and authorize for issuance the Trust Units which are to be issued from time to time upon exchange of the Exchangeable Shares.

2.8      ADDITIONAL COVENANTS

         Each of the Trust, AcquisitionCo and ExchangeCo further covenants and agrees as follows:

(a) on the Effective Date, the Trust, AcquisitionCo and ExchangeCo shall execute and deliver the Support Agreement containing the terms and conditions set forth in Exhibit 3, together with such other terms and conditions as may be agreed to by the parties acting reasonably; and

(b) on the Effective Date, the Trust, AcquisitionCo and ExchangeCo shall execute and deliver the Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit 4, together with such other terms and conditions as may be agreed to by the parties acting reasonably.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF BAYTEX

         Baytex represents and warrants to and in favour of Crew, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust as follows, and acknowledges that Crew, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust are relying upon such representations and warranties:

(a) Baytex is a corporation duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b) the authorized capital of Baytex consists of an unlimited number of Common Shares of which a total of 53,611,083 Common Shares are issued and outstanding as at July 23, 2003; and all of such issued and outstanding Common Shares are fully paid and non-assessable;

(c) as at July 23, 2003, up to a maximum of 4,426,103 Common Shares may be issued under the terms of the Options;

(d) the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

         (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Baytex;

         (ii) except as previously disclosed in writing to AcquisitionCo or the Trust, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Baytex is a party or by which it is bound and which is material to Baytex or to which any material property of Baytex is subject, or result in the creation of any encumbrance upon any of the assets of Baytex under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

         (iii) do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Baytex, the breach of which would have a material adverse effect on Baytex;

(e) except as disclosed to AcquisitionCo and the Trust or as set out in the Information Circular, there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Baytex, contemplated or threatened against or affecting Baytex in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Baytex, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations (other than in connection with the exercise of rights of dissent referred to in the Arrangement) which in any case would prevent or hinder the completion of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of Baytex and its subsidiaries taken as a whole;

(f) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Baytex and this Agreement constitutes a valid and binding obligation of Baytex enforceable against it in accordance with its terms;

(g) Baytex is under no obligation, contractual or otherwise, to issue any securities, except for securities to be issued pursuant to the exercise of Options or as disclosed in the Information Circular;

(h) as of the dates as of which the information is given, such information set forth in the Information Circular regarding Baytex and its subsidiaries shall be true and complete in all material respects and shall not contain any misrepresentation as defined in applicable securities legislation and there shall have been no material adverse changes to such information to the date hereof; and

(i) as of the date hereof, the Board of Directors of Baytex has determined unanimously that:

         (i) the Arrangement is fair to the Common Shareholders and the Optionholders and is in the best interest of Baytex; and

         (ii) the Board of Directors of Baytex has recommended that Common Shareholders and Optionholders vote in favour of the Arrangement.

3.2      REPRESENTATIONS AND WARRANTIES OF CREW

         Crew represents and warrants to and in favour of Baytex, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust as follows, and acknowledges that Baytex, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust are relying upon such representations and warranties:

(a) Crew is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b) the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

         (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Crew;

         (ii) except as previously disclosed in writing to AcquisitionCo and the Trust, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Crew is a party or by which it is bound and which is material to Crew or to which any material property of Crew is subject, or result in the creation of any encumbrance upon any of the assets of Crew under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

         (iii) do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Crew, the breach of which would have a material adverse effect on Crew;

(c) there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Crew, contemplated or threatened against or affecting Crew in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Crew, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Crew and this Agreement constitutes a valid and binding obligation of Crew enforceable in accordance with its terms;

(e) Crew is under no obligation, contractual or otherwise, to issue any Crew Shares or other securities, except as required pursuant to this Agreement; and

(f) Crew has not carried on any business since its incorporation other than as provided for herein or as contemplated in the Information Circular.

3.3      REPRESENTATIONS AND WARRANTIES OF ACQUISITIONCO

         AcquisitionCo represents and warrants to and in favour of Baytex, ExchangeCo, Crew, Baytex Resources and the Trust as follows, and acknowledges that Baytex, ExchangeCo, Crew, Baytex Resources and the Trust are relying upon such representations and warranties:

(a) AcquisitionCo is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b) the authorized capital of AcquisitionCo consists, or will consist as of the Effective Date, of an unlimited number of common shares and an unlimited number of Exchangeable Shares having the terms and conditions substantially as set forth in Exhibit 2, of which as at the date hereof only 100 common shares and are issued and outstanding, all of which are owned legally and beneficially by the Trust and are fully paid and non-assessable;

(c) the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

         (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of AcquisitionCo;

         (ii) except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which AcquisitionCo is a party or by which it is bound and which is material to AcquisitionCo or to which any material property of AcquisitionCo is subject, or result in the creation of any encumbrance upon any of the assets of AcquisitionCo under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

         (iii) do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to AcquisitionCo, the breach of which would have a material adverse effect on AcquisitionCo;

(d) there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of AcquisitionCo, contemplated or threatened against or affecting AcquisitionCo in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of AcquisitionCo, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(e) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of AcquisitionCo and this Agreement constitutes a valid and binding obligation of AcquisitionCo enforceable in accordance with its terms;

(f) AcquisitionCo is under no obligation, contractual or otherwise, to issue any AcquisitionCo shares or other securities, except as required pursuant to this Agreement; and

(g) AcquisitionCo has not carried on any business since its incorporation other than as provided for herein or as contemplated in the Information Circular.

3.4      REPRESENTATIONS AND WARRANTIES OF EXCHANGECO

         ExchangeCo represents and warrants to and in favour of Baytex, AcquisitionCo, Crew, Baytex Resources and the Trust as follows, and acknowledges that Baytex, AcquisitionCo, Crew, Baytex Resources and the Trust are relying upon such representations and warranties:

(a) ExchangeCo is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b) the authorized capital of ExchangeCo consists, or will consist as of the Effective Date, of an unlimited number of common shares of which as at the date hereof only 100 common shares and are issued and outstanding, all of which are owned legally and beneficially by the Trust and are fully paid and non-assessable;

(c) the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

         (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of ExchangeCo;

         (ii) except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which ExchangeCo is a party or by which it is bound and which is material to ExchangeCo or to which any material property of ExchangeCo is subject, or result in the creation of any encumbrance upon any of the assets of ExchangeCo under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

         (iii) do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to ExchangeCo, the breach of which would have a material adverse effect on ExchangeCo;

(d) there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of ExchangeCo, contemplated or threatened against or affecting ExchangeCo in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of ExchangeCo, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(e) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of ExchangeCo and this Agreement constitutes a valid and binding obligation of ExchangeCo enforceable in accordance with its terms;

(f) ExchangeCo is under no obligation, contractual or otherwise, to issue any ExchangeCo shares or other securities, except as required pursuant to this Agreement; and

(g) ExchangeCo has not carried on any business since its incorporation other than as provided for herein or as contemplated in the Information Circular.

3.5      REPRESENTATIONS AND WARRANTIES OF BAYTEX RESOURCES

         Baytex Resources represents and warrants to and in favour of Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust, as follows, and acknowledges that Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust are relying upon such representations and warranties:

(a) Baytex Resources is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b) the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

         (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Baytex Resources;

         (ii) except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Baytex Resources is a party or by which it is bound and which is material to Baytex Resources or to which any material property of Baytex Resources is subject, or result in the creation of any encumbrance upon any of the assets of Baytex Resources under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

         (iii) do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Baytex Resources, the breach of which would have a material adverse effect on Baytex Resources;

(c) there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Baytex Resources, contemplated or threatened against or affecting Baytex Resources in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Baytex Resources, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Baytex Resources and this Agreement constitutes a valid and binding obligation of Baytex Resources enforceable in accordance with its terms; and

(e) Baytex Resources is under no obligation, contractual or otherwise, to issue any Baytex Resources shares or other securities, except as required pursuant to this Agreement.

3.6      REPRESENTATIONS AND WARRANTIES OF BAYTEX EXPLORATION

         Baytex Exploration represents and warrants to and in favour of Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust, as follows, and acknowledges that Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust are relying upon such representations and warranties:

(a) Baytex Exploration is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b) the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

         (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Baytex Exploration;

         (ii) except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Baytex Exploration is a party or by which it is bound and which is material to Baytex Exploration or to which any material property of Baytex Exploration is subject, or result in the creation of any encumbrance upon any of the assets of Baytex Exploration under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

         (iii) do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Baytex Exploration, the breach of which would have a material adverse effect on Baytex Exploration;

(c) there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Baytex Exploration, contemplated or threatened against or affecting Baytex Exploration in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Baytex Exploration, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Baytex Exploration and this Agreement constitutes a valid and binding obligation of Baytex Exploration enforceable in accordance with its terms; and

(e) Baytex Exploration is under no obligation, contractual or otherwise, to issue any Baytex Exploration shares or other securities, except as required pursuant to this Agreement.

3.7      REPRESENTATIONS AND WARRANTIES OF THE TRUST

         The Trust represents and warrants to and in favour of Baytex, AcquisitionCo, ExchangeCo, Crew, Baytex Resources and Baytex Exploration as follows, and acknowledges that Baytex, AcquisitionCo, ExchangeCo, Crew, Baytex Resources and Baytex Exploration are relying upon such representations and warranties:

(a) the Trust is a trust duly settled and validly existing under the laws of Alberta and has the power and capacity to enter into this Agreement, and to perform its obligations hereunder;

(b) the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

         (i) do not and will not result in the breach of, or violate any term or provision of, the governing documents of the Trust;

         (ii) except as previously disclosed in writing to Baytex or Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which the Trust is a party or by which it is bound and which is material to the Trust or to which any material property of the Trust is subject, or result in the creation of any encumbrance upon any of the assets of the Trust under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

         (iii) do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to the Trust, the breach of which would have a material adverse effect on the Trust;

(c) there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of the Trust, contemplated or threatened against or affecting the Trust in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of the Trust, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d) the Trust has no subsidiaries other than AcquisitionCo and ExchangeCo, and the Trust owns all issued and outstanding shares of AcquisitionCo and ExchangeCo;

(e) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of trustees of the Trust and this Agreement constitutes a valid and binding obligation of the Trust enforceable in accordance with its terms;

(f) a total of one (1) Trust Unit is issued and outstanding and, except as contemplated by this Agreement, the Trust is under no obligation, contractual or otherwise, to issue any Trust Units or other securities; and

(g) the Trust has not carried on any activity since it was settled other than as provided for herein.

                                   ARTICLE 4
                              CONDITIONS PRECEDENT

4.1      MUTUAL CONDITIONS PRECEDENT

         The respective obligations of Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust to complete the transactions contemplated by this Agreement shall be subject to the fulfilment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived collectively by them without prejudice to their right to rely on any other condition:

(a) the Interim Order shall have been granted in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, acting reasonably, not later than July 30, 2003 or such later date as the parties hereto may agree and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

(b) the Baytex Arrangement Resolution shall have been approved by the requisite number of votes cast by the Common Shareholders and the Optionholders at the Meeting in accordance with the provisions of the Interim Order and any applicable regulatory requirements;

(c) the Final Order shall have been granted in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust acting reasonably not later than October 31, 2003 or such later date as the parties hereto may agree;

(d) the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, acting reasonably, shall have been accepted for filing by the Registrar together with the Final Order in accordance with subsection 193(9) of the ABCA;

(e) there shall not be in force any order or decree of a court of competent jurisdiction or of any federal, provincial, municipal or other governmental department, commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by this Agreement;

(f) all necessary third party and regulatory and similar reviews, consents and approvals with respect to the transactions contemplated hereby shall have been completed or obtained including, without limitation, consents and approvals from Baytex's principal lenders;

(g) there shall not, as of the Effective Date, be holders of Common Shares or holders of Options that hold, in aggregate, in excess of 5% of all Common Shares and Options, that have validly exercised their rights of dissent under the ABCA and the Interim Order; and

(h) the approval of the TSX of the listing of the Trust Units and Crew Shares to be issued pursuant to the Arrangement and the Initial Private Placement shall be obtained, subject only to the filing of required documents which cannot be filed prior to the Effective Date.

4.2      ADDITIONAL CONDITIONS TO OBLIGATIONS OF BAYTEX AND CREW

         In addition to the conditions contained in Section 4.1, the obligation of Baytex and Crew to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived by them without prejudice to their right to rely on any other condition:

(a) each of the covenants, acts and undertakings of AcquisitionCo and the Trust to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with;

(b) the representations and warranties of AcquisitionCo and the Trust contained in Article 3 shall be true in all material respects with the same effect as if made at and as of the Effective Date; and

(c) the board of directors of Baytex shall not have determined in its sole and absolute discretion that to proceed with the Arrangement would not be in the best interests of the Common Shareholders and the Optionholders.

4.3      ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUISITIONCO AND THE TRUST

         In addition to the conditions contained in Section 4.1, the obligation of AcquisitionCo and the Trust to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by AcquisitionCo and the Trust without prejudice to their right to rely on any other condition:

(a) each of the covenants, acts and undertakings of Baytex and Crew to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with;

(b) except as affected by the transactions contemplated by this Agreement, the representations and warranties of Baytex and Crew contained in
         Article 3 shall be true in all material respects on the Effective Date, with the same effect as if made at and as of such date; and

(c) prior to the Effective Date, there shall have been no material adverse change in the affairs, operations, financial condition or business of Crew or Baytex or any of its subsidiaries from that reflected in the Information Circular.

                                   ARTICLE 5
                                    NOTICES

5.1      NOTICES

         All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally, and in the case of:

(a)      Baytex, Baytex Resources and Baytex Exploration, addressed to:

                  Baytex Energy Ltd.
                  2200, 205 - 5th Avenue S.W.
                  Calgary, AB T2P 2V7
                  Attention: President and Chief Executive Officer

(b)      Crew, addressed to:

                  Crew Energy Inc.
                  1920, 205 - 5th Avenue S.W.
                  Calgary, AB T2P 2V7
                  Attention: President and Chief Executive Officer

(c)      ExchangeCo, addressed to:

                  Baytex Exchangeco Ltd.
                  2200, 205 - 5th Avenue S.W.
                  Calgary, AB  T2P 2V7
                  Attention:  President and Chief Executive Officer

(d)      AcquisitionCo, addressed to:

                  Baytex Acquisition Corp.
                  2200, 205 - 5th Avenue S.W.
                  Calgary, AB T2P 2V7
                  Attention: President and Chief Executive Officer

(e)      the Trust, addressed to:

                  Baytex Energy Trust
                  2200, 205 - 5th Avenue S.W.
                  Calgary, AB T2P 2V7
                  Attention: President and Chief Executive Officer

                                   ARTICLE 6
                                   AMENDMENT

6.1      AMENDMENTS

         This Agreement may, at any time and from time to time before or after the Meeting, be amended in any respect whatsoever by written agreement of the parties hereto without further notice to or authorization on the part of their respective securityholders; provided that any such amendment is brought to the attention of the Court before court approval of the Final Order.

6.2      TERMINATION

         This Agreement shall be terminated in each of the following circumstances:

(a)      an agreement to terminate it is executed and delivered by all parties;
         and

(b) on November 1, 2003, if the Certificate is not issued on or before October 31, 2003, unless such dates are otherwise extended by agreement among all of the parties hereto.

6.3      EXCLUSIVITY

         None of the covenants of Baytex contained herein shall prevent the board of directors of Baytex from responding as required by law to any unsolicited submission or proposal regarding any acquisition or disposition of assets or any unsolicited proposal to amalgamate, merge or effect an arrangement or any unsolicited acquisition proposal generally or make any disclosure to its shareholders with respect thereto which in the judgement of the board of directors of Baytex acting upon the written advice of outside counsel is required under applicable law.

                                   ARTICLE 7
                                    GENERAL

7.1      BINDING EFFECT

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.2      NO ASSIGNMENT

         No party may assign its rights or obligations under this Agreement.

7.3      EQUITABLE REMEDIES

         All covenants herein and opinions to be given hereunder as to enforceability in accordance with the terms of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors' rights generally and to the effect that specific performance, being an equitable remedy, may only be ordered at the discretion of the court.

7.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties contained herein shall survive the performance by the parties of their respective obligations hereunder for a period of one year.

7.5      SEVERABILITY

         If anyone or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

7.6      TIME OF ESSENCE

         Time shall be of the essence.

7.7      LIABILITY OF THE TRUST

         The parties hereto acknowledge that the trustee of the Trust (the "Trustee") is entering into this agreement solely in its capacity as Trustee on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the Trustee or any holder of Trust Units and that any recourse against the Trust or any holder of Trust Units in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Trust Indenture dated as of July 24, 2003 as amended from time to time.

                  IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties hereto effective as of the date first above written.

                                         BAYTEX ENERGY LTD.

                                         Per:  (signed) "DALE O. SHWED"
                                               ---------------------------------

                                         Per:  (signed) "RAYMOND T. CHAN"
                                               ---------------------------------


                                         CREW ENERGY INC.

                                         Per:  (signed) "DALE O. SHWED"
                                               ---------------------------------

                                         Per:  (signed) "JOHN G. LEACH"
                                               ---------------------------------


                                         BAYTEX ACQUISITION CORP.

                                         Per:  (signed) "DALE O. SHWED"
                                               ---------------------------------

                                         Per:  (signed) "RAYMOND T. CHAN"
                                               ---------------------------------


                                         BAYTEX EXCHANGECO LTD.

                                         Per:  (signed) "DALE O. SHWED"
                                               ---------------------------------

                                         Per:  (signed) "RAYMOND T. CHAN"
                                               ---------------------------------


                                         BAYTEX RESOURCES LTD.

                                         Per:  (signed) "DALE O. SHWED"
                                               ---------------------------------

                                         Per:  (signed) "RAYMOND T. CHAN"
                                               ---------------------------------


                                         BAYTEX EXPLORATION LTD.

                                         Per:  (signed) "DALE O. SHWED"
                                               ---------------------------------

                                         Per:  (signed) "RAYMOND T. CHAN"
                                               ---------------------------------


                                         VALIANT TRUST COMPANY as trustee for
                                         and on behalf of BAYTEX ENERGY TRUST

                                         Per:  (signed) "ZINAT DANJI"
                                               ---------------------------------

                                         Per:  (signed) "JENNY HART"
                                               ---------------------------------

                                    EXHIBIT 1

                      PLAN OF ARRANGEMENT UNDER SECTION 193

                                     OF THE

                       BUSINESS CORPORATIONS ACT (ALBERTA)

                                    EXHIBIT 1

                      PLAN OF ARRANGEMENT UNDER SECTION 193

                                     OF THE

                       BUSINESS CORPORATIONS ACT (ALBERTA)

                                   ARTICLE 1
                                 INTERPRETATION

1.1 In this Plan of Arrangement, the following terms have the following meanings:

(a) "ABCA" means the BUSINESS CORPORATIONS ACT, Alberta R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

(b) "ACQUISITIONCO" means Baytex Acquisition Corp., a corporation incorporated under the ABCA;

(c) "AMALGAMATIONCO" means Baytex Energy Ltd., the corporation resulting from the amalgamation of Baytex and AcquisitionCo pursuant to subsection 3.1(p) of this Plan of Arrangement;

(d) "ANCILLARY RIGHTS" means: (i) the optional exchange rights granted to the Trustee for the use and benefit of the holders of Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to require the Trust to exchange or purchase, as the case may be, or cause ExchangeCo to exchange or purchase, Exchangeable Shares for Trust Units, upon the occurrence of an Insolvency Event (as defined in the Voting and Exchange Trust Agreement), or upon a Call Right (as defined in the Voting and Exchange Trust Agreement), being exercisable and the Trust and AmalgamationCo electing not to exercise such Call Right; and
          (ii) the Special Voting Right;

(e) "ARRANGEMENT", "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar expressions mean and refer to the arrangement pursuant to section 193 of the ABCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(f) "ARRANGEMENT AGREEMENT" means the agreement dated July 24, 2003 among Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust with respect to the Arrangement and all amendments thereto;

(g) "ARRANGEMENT RESOLUTION" means the special resolution in respect of the Arrangement in substantially the form attached as Appendix A to the Information Circular to be voted upon by Shareholders and Optionholders at the Meeting;

(h) "ARTICLES OF ARRANGEMENT" means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been made to give effect to the Arrangement;

(i) "BAYTEX" means Baytex Energy Ltd., a corporation amalgamated under the ABCA;

(j) "BAYTEX EXPLORATION" means Baytex Exploration Ltd., a corporation incorporated under the ABCA;

(k) "BAYTEX PARTNERSHIP" means Baytex Energy Partnership, a general partnership, the partners of which are Baytex, Baytex Resources and Baytex Exploration;

(l) "BAYTEX RESOURCES" means Baytex Resources Ltd., a corporation incorporated under the ABCA;

(m) "BAYTEX RESOURCES COMMON SHARES" means the common shares in the capital of Baytex Resources;

(n) "BUSINESS DAY" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the city of Calgary, in the Province of Alberta, for the transaction of banking business;

(o) "CERTIFICATE" means the certificate or certificates or other confirmation of filing to be issued by the Registrar pursuant to subsection 193(11) of the ABCA giving effect to the Arrangement;

(p) "CLASS A PREFERRED SHARES" means the Class A Preferred Shares of Baytex with the rights, privileges and restrictions as substantially set forth in Schedule B hereto;

(q)       "CLASS B NON-VOTING SHARE STATED VALUE" has the meaning set forth in section 3.1(b)(iii);

(r) "CLASS B NON-VOTING SHARES" means the Class B Non-Voting Shares of Baytex with the rights, privileges and restrictions as substantially set forth in Schedule C hereto;

(s) "CLASS C PREFERRED SHARES" means the Class C Preferred Shares of Baytex with the rights, privileges and restrictions as substantially set forth in Schedule D hereto;

(t)       "COMMON SHARES" means common shares in the capital of Baytex;

(u)       "COURT" means the Court of Queen's Bench of Alberta;

(v) "CREW" means Crew Energy Inc., a corporation incorporated under the ABCA;

(w) "CREW ASSETS" means the assets transferred, directly or indirectly, by Baytex and the Baytex Partnership to Baytex Resources pursuant to the Arrangement;

(x) "CREW CLASS B NON-VOTING SHARES" means the Class B Non-Voting Shares of Crew with the rights, privileges and restrictions as substantially set forth in Schedule F hereto;

(y) "CREW COMMON SHARES" or "CREW SHARES" means the common shares in the capital of Crew;

(z) "CREW CONVEYANCE" means the transactions whereby Baytex and the Baytex Partnership will convey the Crew Assets to Baytex Resources and Baytex Resources will transfer its interest in the Baytex Partnership and the Farm-In Assets to Baytex;

(aa) "CREW NOTES" means the unsecured, subordinated promissory notes issuable by Crew to Baytex with each note having a principal amount equal to the Class B Non-Voting Share Stated Value;

(bb) "DEPOSITARY" means Valiant Trust Company or such other trust company as may be designated by Baytex;

(cc) "DISSENT RIGHTS" means the right of a Shareholder and an Optionholder pursuant to section 191 of the ABCA and the Interim Order to dissent to the Arrangement Resolution and to be paid the fair value of the securities in respect of which the holder dissents, all in accordance with section 191 of the ABCA and the Interim Order;

(dd) "DISSENTING OPTIONHOLDERS" means registered Optionholders who validly exercise the rights of dissent provided to them under the Interim Order;

(ee) "DISSENTING SECURITYHOLDERS" means Dissenting Optionholders and Dissenting Shareholders, collectively;

(ff) "DISSENTING SHAREHOLDERS" means registered Shareholders who validly exercise the rights of dissent provided to them under the Interim Order;

(gg) "EFFECTIVE DATE" means the date the Arrangement is effective under the ABCA;

(hh) "EFFECTIVE TIME" means the time at which the Articles of Arrangement are filed with the Registrar on the Effective Date;

(ii) "ELECTION DEADLINE" means 4:30 p.m. (Calgary time) on the third Business Day immediately prior to the date of the Meeting or, if such meeting is adjourned, such time on the third Business Day immediately prior to the date of such adjourned meeting;

(jj)      "EXCHANGEABLE SHARES" means the exchangeable shares of AcquisitionCo;

(kk) "EXCHANGECO" means Baytex Exchangeco Ltd., a wholly-owned subsidiary of the Trust;

(ll) "FARM-IN ASSETS" means all of the oil and natural gas assets of Baytex Resources;

(mm) "FINAL ORDER" means the final order of the Court approving this Arrangement under subsection 193(9) of the ABCA, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(nn) "INFORMATION CIRCULAR" means the information circular to be prepared by Baytex and forwarded as part of the proxy solicitation materials to holders of Common Shares and Options in respect of the Meeting;

(oo) "INTERIM ORDER" means the interim order of the Court made on July 25, 2003 under subsection 193(4) of the ABCA containing declarations and directions with respect to this Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(pp) "LETTER OF TRANSMITTAL AND ELECTION FORM" means the Letter of Transmittal and Election Form enclosed with the Information Circular pursuant to which a holder of Common Shares is required to deliver certificates representing Common Shares, and may elect to receive on completion of the Arrangement, in addition to Crew Shares, Trust Units or Exchangeable Shares or a combination thereof for their Common Shares;

(qq) "MEETING" means the special meeting of holders of Common Shares and Options to be held on August 28, 2003 to consider the Arrangement, and any adjournment thereof;

(rr) "NEW COMMON SHARE" means a Class D common share of Baytex issued under subsection 3.1(b) of the Plan, with the rights, privileges and restrictions as substantially set forth in Schedule E hereto;

(ss) "NON-RESIDENT" means: (i) a Person who is not a resident of Canada for the purposes of the Tax Act; or (ii) a partnership that is not a Canadian partnership for the purposes of the Tax Act;

(tt) "NOTE INDENTURE" means the note indenture to be entered into between AcquisitionCo and Valiant Trust Company governing the issuance of the Notes;

(uu)      "NOTE TRUSTEE" means Valiant Trust Company;

(vv) "NOTES" means the unsecured, subordinated promissory notes having substantially the terms summarized in Schedule A hereto, issuable by AcquisitionCo under the Arrangement in a principal amount per Note initially equal to 95% of the closing price of the Common Shares on the Toronto Stock Exchange on the last trading day prior to the Effective Date, subject to adjustment to be equal to the Weighted Average Trading Price of the Trust Units;

(ww)      "NPI" means the net profits interest granted under the NPI Agreement;

(xx) "NPI AGREEMENT" means the net profits interest agreement to be entered into by AmalgamationCo and the Trust, coincident with the Arrangement becoming effective;

(yy) "OPTION COMMON SHARES" means Common Shares held by a Shareholder who acquired such Common Shares on the exercise of options in circumstances such that subsection 7(1.1) or subsection 7(8) of the Tax Act apply and such Shareholder has elected pursuant to the Option Shareholder Letter of Transmittal and Election Form to the exchange contemplated by subsection 3.1(c) of the Plan;

(zz)      "OPTION SHAREHOLDER" means a holder of Option Common Shares;

(aaa) "OPTION SHAREHOLDER LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form available to Option Shareholders when making their election to receive Crew Common Shares and Trust Units in exchange for their Option Common Shares;

(bbb) "OPTIONS" means the outstanding stock options, whether or not vested, to acquire Common Shares and "OPTIONHOLDERS" means the holders from time to time of Options;

(ccc) "PERSON" means any individual, association, body corporate, trustee, executor, administrator, legal representative, government, regulatory authority or other entity;

(ddd) "REGISTRAR" means the Registrar appointed under section 263 of the ABCA;

(eee)     "SHAREHOLDER" means a holder of Common Shares;

(fff) "SPECIAL VOTING RIGHT" means the special voting right of the Trust, issued and certified under the Trust Indenture and entitled to the benefits and subject to the limitations set forth therein;

(ggg)     "TAX ACT" means the INCOME TAX ACT (Canada);

(hhh) "TAX-EXEMPT SHAREHOLDER" means a holder of Common Shares that is exempt from tax under Part I of the Tax Act;

(iii) "TRUST" means Baytex Energy Trust, a trust established under the laws of Alberta pursuant to the Trust Indenture;

(jjj) "TRUSTEE" means Valiant Trust Company, the initial trustee of the Trust, or such other trustee, from time to time, of the Trust;

(kkk) "TRUST INDENTURE" means the trust indenture dated as of July 24, 2003 between Valiant Trust Company and Baytex, as amended from time to time;

(lll)     "TRUST UNIT" or "UNIT" means a unit of the Trust;

(mmm) "VOTING AND EXCHANGE TRUST AGREEMENT" means the voting and exchange trust agreement to be entered into on the Effective Date; and

(nnn) "WEIGHTED AVERAGE TRADING PRICE" of a security shall be determined by dividing: (i) the aggregate dollar trading value of all such securities traded on the Toronto Stock Exchange measured over the five
          (5) consecutive trading days immediately after the Effective Date by
          (ii) the total number of such securities sold on such stock exchange during such period.

1.2 The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3 Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.4 Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities.

1.5 The following schedules to this Plan of Arrangement are incorporated by reference herein and form part of this Plan of Arrangement.

               Schedule A - Terms of Notes
               Schedule B - Class A Preferred Share Provisions Schedule C - Class B Non-Voting Share Provisions Schedule D - Class C Preferred Share Provisions Schedule E - Class D Common Share Provisions
               Schedule F - Crew Class B Non-Voting Share Provisions

1.6 In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.7 References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.


                                   ARTICLE 2
                              ARRANGEMENT AGREEMENT

2.1 This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

2.2 This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, will become effective on, and be binding on and after, the Effective Time on: (i) the holders of Common Shares; (ii) the holders of Options; (iii) Baytex;
          (iv) the Trust; (v) Crew; (vi) AcquisitionCo; (vii) ExchangeCo; (viii) Baytex Resources; (ix) Baytex Exploration; and (x) the Baytex Partnership.

2.3 The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence and at the times set out therein.


                                   ARTICLE 3
                                   ARRANGEMENT

3.1 The Arrangement involves a number of steps, including the following, which will be deemed to occur sequentially:

(a) the Common Shares and Options held by Dissenting Securityholders who have exercised Dissent Rights which remain valid immediately prior to the Effective Time shall, as of the Effective Time, be deemed to have been transferred to Baytex and be cancelled and cease to be outstanding, and as of the Effective Time, such Dissenting Securityholders shall cease to have any rights as securityholders of Baytex other than the right to be paid the fair value of their Common Shares or Options;

(b) the Class A Preferred Shares, the New Common Shares, the Class B Non-Voting Shares and the Class C Preferred Shares shall be created as new classes of shares of Baytex and each Common Share, other than Common Shares held by Non-Residents, will be exchanged pursuant to a reorganization of the capital of Baytex for one (1) Class A Preferred Share, one (1) New Common Share and 0.333333 Class B Non-Voting Share and the stated value of each:

          (i) Class A Preferred Share shall be set at the paid up capital of each Common Share exchanged less: (A) 0.333333 multiplied by the Class B Non-Voting Share Stated Value, as adjusted; less (B) $0.01;

          (ii)      New Common Share shall be set at $0.01; and

         (iii) whole Class B Non-Voting Share shall initially be set at $1.65 subject to adjustment, to the Weighted Average Trading Price of the Crew Common Shares (the "Class B Non-Voting Share Stated Value");

(c) each whole Class B Non-Voting Share held by an Option Shareholder who has elected to receive Baytex Resources Common Shares will be transferred to Baytex Resources, for delivery to Baytex for cancellation in consideration of the repayment of inter-company indebtedness of Baytex Resources to Baytex, in exchange for a sufficient number of Baytex Resources Common Shares to equal the fair market value of such Class B Non-Voting Shares transferred;

(d)       the Crew Conveyance shall become effective;

(e) each remaining whole Class B Non-Voting Share will be transferred to Crew in exchange for one (1) Crew Common Share;

(f) each Baytex Resources Common Share held by Baytex will be transferred to Crew in exchange for sufficient Crew Notes to equal the fair market value of the Baytex Resources Common Shares transferred;

(g) the Baytex Resources Common Shares held by an Option Shareholder will be transferred to Crew in exchange for that number of Crew Common Shares equal to the number of Class B Non-Voting Shares exchanged by such holder pursuant to subsection 3.1(c) with a stated capital equal to the Class B Non-Voting Share Stated Value;

(h) each Class B Non-Voting Share will be exchanged pursuant to a reorganization of the capital of Baytex for one (1) Class C Preferred Share;

(i) all of the Crew Notes shall be satisfied by the return by Crew to Baytex of all of the Class C Preferred Shares and the issuance of Crew Common Shares;

(j) each Crew Class B Non-Voting Share will be exchanged pursuant to a reorganization of the capital of Crew for one (1) Crew Common Share;

(k) subject to sections 3.2 and 3.3 of the Plan, each New Common Share and each Class A Preferred Share, other than New Common Shares and Class A Preferred Shares held by Tax-Exempt Shareholders and Option Shareholders will be transferred to AcquisitionCo in accordance with the election or deemed election of the holder of such New Common Shares and Class A Preferred Shares for one (1) Trust Unit or one (1) Exchangeable Share (together with the Ancillary Rights);

(l) each New Common Share and each Class A Preferred Share held by Tax-Exempt Shareholders and Option Shareholders will be transferred to AcquisitionCo in exchange for one (1) Trust Unit;

(m) each Common Share held by Non-Residents will be transferred to AcquisitionCo in exchange for one (1) Trust Unit and the right to receive one (1) Crew Common Share;

(n) AcquisitionCo will issue one (1) Note to the Trust for each Trust Unit issued pursuant to subsections 3.1(k), (l) and (m);

(o) any outstanding Options shall cease to represent the right to acquire Common Shares and shall only entitle the holder to acquire one (1) Trust Unit for each Common Share which the holder was previously entitled to acquire under the Option at a price per Trust Unit equal to the existing price less an amount equal to the Class B Non-Voting Share Stated Value;

(p) Baytex and AcquisitionCo shall be amalgamated and continued as one corporation, AmalgamationCo, in accordance with the following:

          (i) the shares of Baytex, all of which are owned by AcquisitionCo, shall be cancelled without any repayment of capital;

          (ii) the articles of AmalgamationCo shall be the same as the articles of AcquisitionCo, and the name of AmalgamationCo shall be "Baytex Energy Ltd.";

          (iii) no securities shall be issued by AmalgamationCo in connection with the amalgamation and for greater certainty, the common shares, Notes and Exchangeable Shares of AcquisitionCo shall survive and continue to be common shares, Notes and Exchangeable Shares of AmalgamationCo without amendment;

          (iv) the property of each of the amalgamating corporations shall continue to be the property of AmalgamationCo;

          (v) AmalgamationCo shall continue to be liable for the obligations of each of the amalgamating corporations;

          (vi) any existing cause of action, claim or liability to prosecution of either of the amalgamating corporations shall be unaffected;

          (vii) any civil, criminal or administrative action or proceeding pending by or against either of the amalgamating corporations may be continued to be prosecuted by or against AmalgamationCo;

          (viii) a conviction against, or ruling, order or judgment in favour of or against, either of the amalgamating corporations may be enforced by or against AmalgamationCo;

          (ix) the Articles of Amalgamation of AcquisitionCo shall be deemed to be the Articles of Incorporation of AmalgamationCo and the Certificate of Amalgamation of AcquisitionCo shall be deemed to be the Certificate of Incorporation of AmalgamationCo;

          (x) the by-laws of AmalgamationCo shall be the by-laws of AcquisitionCo;

          (xi) the first directors of AmalgamationCo shall be the directors of AcquisitionCo;

          (xii) the first officers of AmalgamationCo shall be the officers of AcquisitionCo; and

          (xiii) the registered office of AmalgamationCo shall be the registered office of AcquisitionCo;

(q) Baytex Partnership shall be dissolved in accordance with the following:

          (i) all of the property of the Baytex Partnership shall be transferred to AmalgamationCo and Baytex Exploration in accordance with their respective partnership interest; and

          (ii) AmalgamationCo and Baytex Exploration shall be liable for the obligations of the Baytex Partnership in accordance with their respective partnership interest;

(r) Baytex Exploration shall be dissolved, in accordance with the following:

          (i) all of the property of Baytex Exploration shall be transferred to AmalgamationCo; and

          (ii) AmalgamationCo shall be liable for all of the obligations of Baytex Exploration;

(s) AmalgamationCo will grant the NPI to the Trust in consideration of return of Notes in an amount equal to the fair market value of the NPI as determined by AmalgamationCo; and

(t) AmalgamationCo shall deliver the Crew Common Shares to the Non-Residents entitled to such Crew Common Shares referred to in section 3.1(m).

3.2 Subject to section 3.3, with respect to the election required to be made by a former holder of Common Shares pursuant to subsection 3.1(k):

(a) each of such holders of Common Shares shall make such election by depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such holder's election, together with certificates representing such holder's Common Shares; and

(b) any former holder of Common Shares who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of subsection 3.2(a) and the Letter of Transmittal and Election Form or to elect to exchange New Common Shares and Class A Preferred Shares as contemplated by subsection 3.1(k) shall be deemed to have elected to receive only one (1) Trust Unit and 0.333333 Crew Common Share for each such holder's former Common Shares.

3.3 For greater certainty, with respect to any election required to be made by a holder of New Common Shares and Class A Preferred Shares pursuant to subsection 3.1(k), such holder may elect to receive either Trust Units or Exchangeable Shares or a combination thereof in exchange for the aggregate number of New Common Shares and Class A Preferred Shares in respect of which such an election is made provided, however, each individual New Common Share and Class A Preferred Share may only be exchanged for either Trust Units or Exchangeable Shares. In the event that the aggregate number of Exchangeable Shares that would, but for this section 3.3, be issued to holders of New Common Shares and Class A Preferred Shares pursuant to section 3.1 exceeds 6,000,000 Exchangeable Shares, then the number of Exchangeable Shares to be issued to any holder, subject to rounding, shall be determined by multiplying the total number of Exchangeable Shares otherwise issuable to such holder by a fraction, the numerator of which is 6,000,000 and the denominator of which is the aggregate number of Exchangeable Shares otherwise issuable to all holders rounded to six digits; and a number of Trust Units will be issued to such holder as is necessary to ensure that the number of Exchangeable Shares and Trust Units issued for New Common Shares and Class A Preferred Shares of such holder, as applicable, is equal to the number of such New Common Shares and Class A Preferred Shares.

3.4 With respect to each holder of Common Shares and Options (other than Dissenting Securityholders), as the case may be, at the Effective
          Time:

(a) upon the exchange of Common Shares for Class A Preferred Shares, New Common Shares and Class B Non-Voting Shares pursuant to subsection 3.1(b):

          (i) such former holder of Common Shares shall be added to the register of holders of Class A Preferred Shares and the name of such holder shall be removed from the register of holders of Common Shares as it relates to the Common Shares so exchanged;

          (ii) such former holder of Common Shares shall be added to the register of holders of New Common Shares; and

          (iii) such former holder of Common Shares shall be added to the register of holders of Class B Non-Voting Shares;

(b) upon the exchange of Class B Non-Voting Shares for Baytex Resources Common Shares pursuant to subsection 3.1(c):

          (i) such holder shall cease to be a holder of the Class B Non-Voting Shares so exchanged and the name of such holder shall be removed from the register of holders of Class B Non-Voting Shares as it relates to the Class B Non-Voting Shares so exchanged;

          (ii) the Class B Non-Voting Shares so exchanged shall be cancelled; and

          (iii) Baytex Resources shall allot and issue to such holder the number of Baytex Resources Common Shares issuable to such holder on the basis set forth in subsection 3.1(c) and the name of such holder shall be added to the register of holders of Baytex Resources Common Shares;

(c) upon the exchange of Class B Non-Voting Shares for Crew Common Shares pursuant to subsection 3.1(e):

          (i) such holder shall cease to be a holder of the Class B Non-Voting Shares so exchanged and the name of such holder shall be removed from the register of holders of Class B Non-Voting Shares as it relates to the Class B Non-Voting Shares so exchanged;

          (ii) Crew shall become the holder of the Class B Non-Voting Shares so exchanged and shall be added to the register of holders of Class B Non-Voting Shares; and

          (iii) Crew shall allot and issue to such holder the number of Crew Common Shares issuable to such holder on the basis set forth in subsection 3.1(e) and the name of such holder shall be added to the register of holders of Crew Common Shares;

(d) upon the exchange of Baytex Resources Common Shares for Crew Notes pursuant to subsection 3.1(f)

          (i) Baytex shall cease to be a holder of the Baytex Resources Common Shares so exchanged and shall be removed from the register of holders of Baytex Resources Common Shares as it relates to the Baytex Resources Common Shares so exchanged;

          (ii) Crew shall become the holder of the Baytex Resources Common Shares so exchanged and shall be added to the register of holders of Baytex Resources Common Shares; and

          (iii) Crew shall issue to Baytex the number of Crew Notes issuable to Baytex on the basis set forth in subsection 3.1(f);

(e) upon the exchange of Baytex Resources Common Shares for Crew Common Shares pursuant to subsection 3.1(g):

          (i) such holder shall cease to be a holder of the Baytex Resources Common Shares so exchanged and the name of such holder shall be removed from the register of holders of Baytex Resources Common Shares as it relates to the Baytex Resources Common Shares so exchanged;

          (ii) Crew shall become the holder of the Baytex Resources Common Shares so exchanged and shall be added to the register of holders of Baytex Resources Common Shares; and

          (iii) Crew shall allot and issue to such holder the number of Crew Common Shares issuable to such holder on the basis set forth in subsection 3.1(g) and the name of such holder shall be added to the register of holders of Crew Common Shares;

(f) upon the exchange of Class B Non-Voting Shares for Class C Preferred Shares pursuant to subsection 3.1(h):

          (i) such holder shall cease to be a holder of the Class B Non-Voting Shares so exchanged and the name of such holder shall be removed from the register of holders of Class B Non-Voting Shares as it relates to the Class B Non-Voting Shares so exchanged; and

          (ii) such holder shall be added to the register of holders of Class C Preferred Shares;

(g) upon the return of Class C Preferred Shares and issuance of Crew Common Shares to Baytex for the Crew Notes pursuant to subsection 3.1(i):

          (i) such holder shall cease to be a holder of the Class C Preferred Shares so returned and the name of such holder shall be removed from the register of holders of Class C Preferred Shares as it relates to the Class C Preferred Shares so returned;

          (ii) the Class C Preferred Shares so returned shall be cancelled; and

          (iii) Crew shall allot and issue to such holder the number of Crew Common Shares issuable to such holder on the basis set forth in subsection 3.1(i) and the name of such holder shall be added to the register of holders of Crew Common Shares;

(h) upon the exchange of Crew Class B Non-Voting Shares for Crew Common Shares pursuant to subsection 3.1(j):

          (i) such holder shall cease to be a holder of the Crew Class B Non-Voting Shares so exchanged and the name of such holder shall be removed from the register of holders of Crew Class B Non-Voting Shares as it relates to the Crew Class B Non-Voting Shares so exchanged; and

          (ii) Crew shall allot and issue to such holder the number of Crew Common Shares issuable to such holder on the basis set forth in subsection 3.1(j) and the name of such holder shall be added to the register of holders of Crew Common Shares;

(i) upon the exchange of New Common Shares and Class A Preferred Shares for Trust Units, Exchangeable Shares (together with the Ancillary Rights) or a combination thereof pursuant to subsection 3.1(k):

          (i) such holder shall cease to be a holder of the New Common Shares and the Class A Preferred Shares so exchanged and the name of such holder shall be removed from the registers of holders of New Common Shares and Class A Preferred Shares as they relate to the New Common Shares and the Class A Preferred Shares so exchanged;

          (ii) AcquisitionCo shall become the holder of the New Common Shares and the Class A Preferred Shares so exchanged and shall be added to the registers of holders of New Common Shares and Class A Preferred Shares;

          (iii) AcquisitionCo shall allot and issue to such holder the number of Exchangeable Shares (together with the Ancillary Rights) issuable to such holder on the basis set forth in subsection 3.1(k) and the name of such holder shall be added to the register of holders of Exchangeable Shares; and

          (iv) the Trust shall allot to such holder the number of Trust Units issuable to such holder on the basis set forth in subsection 3.1(k);

(j) upon the exchange of New Common Shares and Class A Preferred Shares for Trust Units pursuant to subsection 3.1(l):

          (i) such holder shall cease to be a holder of the New Common Shares and the Class A Preferred Shares so exchanged and the name of such holder shall be removed from the registers of holders of New Common Shares and Class A Preferred Shares as they relate to the New Common Shares and the Class A Preferred Shares so exchanged;

          (ii) AcquisitionCo shall become the holder of the New Common Shares and the Class A Preferred Shares so exchanged and shall be added to the registers of holders of New Common Shares and Class A Preferred Shares; and

          (iii) the Trust shall allot to such holder the number of Trust Units issuable to such holder on the basis set forth in subsection 3.1(l);

(k) upon the exchange of Common Shares for Trust Units and the right to receive Crew Common Shares pursuant to subsection 3.1(m):

          (i) such holder shall cease to be a holder of the Common Shares so exchanged and the name of such holder shall be removed from the register of holders of Common Shares as it relates to the Common Shares so exchanged;

          (ii) AcquisitionCo shall become the holder of the Common Shares so exchanged and shall be added to the register of holders of Common Shares;

          (iii) AcquisitionCo shall allot to such holder the number of Crew Common Shares issuable to such holder on the basis set forth in subsection 3.1(m); and

          (iv) the Trust shall allot to such holder the number of Trust Units issuable to such holder on the basis set forth in subsection 3.1(m);

(l)       upon the issuance of Notes for Trust Units pursuant to subsection
          3.1(n):

          (i) the Trust shall become the holder of the Notes on the basis set forth in subsection 3.1(n) and shall be added to the register of holders of Notes as it relates to the Notes so issued; and

          (ii) the Trust shall issue to the holders entitled to such Trust Units pursuant to subsections 3.1(k), (l) and (m) the number of Trust Units issuable to such holders on the basis set forth in subsections 3.1(k), (l) and (m) and the names of such holders shall be added to the register of holders of Trust Units;

(m)       upon the cancellation of Options pursuant to subsection 3.1(o):

          (i) each holder of such Options shall cease to be an Optionholder and the name of such holder shall be removed from the register of Optionholders; and

          (ii) such former holder of Options shall be added to the register of olders of options to acquire Trust Units.

3.5 A holder who (i) has exchanged New Common Shares and Class A Preferred Shares under the Arrangement; (ii) is not a Non-Resident; (iii) is not a Tax-Exempt Shareholder; (iv) is not an Option Shareholder; and (v) has received Exchangeable Shares (and Ancillary Rights) in whole or in part under the exchange; shall be entitled to make an income tax election, pursuant to subsection 85(1) or 85(2) of the Tax Act as applicable (and the analogous provisions of provincial income tax law) with respect to the exchange by the holder of Class A Preferred Shares and New Common Shares for Exchangeable Shares (and Ancillary Rights) by providing two signed copies of the necessary election forms to AmalgamationCo within 120 days following the Effective Date, duly completed with the details of the number of Class A Preferred Shares and New Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, the election forms will be signed and returned to such former holders of Common Shares within 60 days after the receipt thereof by AmalgamationCo for filing with the Canada

          Customs and Revenue Agency (or the applicable provincial taxing authority). AmalgamationCo will not be responsible for the proper completion and filing of any election form and, except for the obligation of AmalgamationCo to so sign and return election forms which are received by AmalgamationCo within 120 days of the Effective Date, AmalgamationCo will not be responsible for any taxes, interest or penalties resulting from the failure by a former holder of Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation). In its sole discretion, AmalgamationCo may choose to sign and return an election form received by it more than 120 days following the Effective Date, but AmalgamationCo will have no obligation to do so.


                                   ARTICLE 4
                           DISSENTING SECURITYHOLDERS

4.1 Each registered holder of Common Shares and each registered holder of Options shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. A Dissenting Securityholder shall, at the Effective Time, cease to have any rights as a holder of Common Shares or Options, as the case may be, and shall only be entitled to be paid the fair value of the holder's Common Shares or Options, as applicable. A Dissenting Securityholder who is paid the fair value of the holder's Common Shares or Options, as applicable, shall be deemed to have transferred the holder's Common Shares or Options to Baytex for cancellation at the Effective Time, notwithstanding the provisions of section 191 of the ABCA. A Dissenting Securityholder who for any reason is not entitled to be paid the fair value of the holder's Common Shares or Options shall be treated as if the holder had participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares or Options, notwithstanding the provisions of section 191 of the ABCA. The fair value of the Common Shares or Options, as the case may be, shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved by the holders of Common Shares and Options at the Meeting; but in no event shall Baytex or AcquisitionCo be required to recognize such Dissenting Securityholder as shareholders or optionholders of Baytex or AcquisitionCo after the Effective Time and the names of such holders shall be removed from the applicable register of shareholders or optionholders as at the Effective Time. For greater certainty, in addition to any other restrictions in section 191 of the ABCA, no person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement.


                                   ARTICLE 5
               OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

5.1 From and after the Effective Time, certificates formerly representing Common Shares under the Arrangement shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement, or as to those held by Dissenting Shareholders, other than those Dissenting Shareholders deemed to have participated in the Arrangement pursuant to section 3.1, to receive the fair value of the Common Shares represented by such certificates.

5.2 From and after the Effective Time, the option agreements providing for the Options shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement, or as to those held by Dissenting Optionholders, other than those Dissenting Optionholders deemed to have participated in the Arrangement pursuant to section 3.1, to receive the fair value of the Options represented by such option agreements.

5.3 AmalgamationCo and Crew shall, as soon as practicable following the later of the Effective Date and the date of deposit by a former holder of Common Shares of a duly completed Letter of Transmittal and Election Form and the certificates representing such Common Shares, either:

(a) forward or cause to be forwarded by first class mail (postage prepaid) to such former holder at the address specified in the Letter of Transmittal and Election Form; or

(b) if requested by such holder in the Letter of Transmittal and Election Form, make available or cause to be made available at the Depositary for pickup by such holder, certificates representing the number of Trust Units, Exchangeable Shares and Crew Shares issued to such holder under the Arrangement.

5.4 If any certificate which immediately prior to the Effective Time represented an interest in outstanding Common Shares that were exchanged pursuant to section 3.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost stolen or destroyed certificate the consideration to which the holder is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto) as determined in accordance with the Arrangement. The person who is entitled to receive such consideration shall, as a condition precedent to the receipt thereof, give a bond to each of the Trust, AcquisitionCo and Crew and their respective transfer agents, which bond is in form and substance satisfactory to each of the Trust, AcquisitionCo and Crew and their respective transfer agents, or shall otherwise indemnify the Trust, AcquisitionCo and Crew and their respective transfer agents against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

5.5 All distributions made with respect to any Trust Units allotted and issued pursuant to this Arrangement but for which a certificate has not been issued shall be paid or delivered to the Depositary to be held by the Depositary in trust for the registered holder thereof. All monies received by the Depositary shall be invested by it in interest-bearing trust accounts upon such terms as the Depositary may reasonably deem appropriate. The Depositary shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Depositary in such form as the Depositary may reasonably require, such distributions and any interest thereon to which such holder, is entitled, net of applicable withholding and other taxes.

5.6 Any certificate formerly representing Common Shares that is not deposited with all other documents as required by this Plan of Arrangement on or before the tenth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder of such Common Shares to receive the certificates representing: (i) Trust Units; (ii) Exchangeable Shares and/or (iii) Crew Shares.

5.7 No certificates representing fractional Trust Units, Exchangeable Shares or Crew Shares shall be issued pursuant to the Plan of Arrangement. In lieu of any fractional Trust Unit, Exchangeable Share or Crew Share, each registered Common Shareholder otherwise entitled to a fractional interest in a Trust Unit, Exchangeable Share or Crew Shares will receive nearest whole number of Trust Units, Exchangeable Shares or Crew Shares, as the case may be.


                                   ARTICLE 6
                                   AMENDMENTS

6.1 Baytex may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be: (i) set out in writing; (ii) filed with the Court and, if made following the Meeting, approved by the Court; and (iii) communicated to holders of Common Shares or Options, if and as required by the Court.

6.2 Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Baytex at any time prior to or at the Meeting with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

6.3 Baytex may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court.

6.4 Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time but shall only be effective if it is consented to by each of the Trust, AmalgamationCo and Crew, provided that it concerns a matter which, in the reasonable opinion of the Trust, AmalgamationCo and Crew, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of the Trust, AmalgamationCo, Crew or any former holder of Common Shares or Options.

                                   SCHEDULE A
                                 TERMS OF NOTES

1.   ISSUANCE

     Under the Arrangement, AcquisitionCo shall create and issue the Notes on the Effective Date.

2.   NOTE INDENTURE

     The Notes are to be issued under the Note Indenture.

3.   GLOBAL NOTE CERTIFICATE AND TRANSFER TO THE TRUST

     Pursuant to the Plan of Arrangement, Notes will be issued to the Trust. The
     Note Indenture provides that initially only one global Note certificate will be issued which will represent all Notes issued under the Arrangement. The global Note certificate will be issued to the Note Trustee in trust for the Trust.

4.   UNSECURED NOTES AND INTEREST

     The Notes are unsecured and bear interest from the date of issue at o% per annum. Interest is payable for each month during the term, on the 10th day of the month following such month, or the next Business Day if such day is not a Business Day. The first interest payment is due on o, 2003 for the period commencing on the Effective Date and ending on o, 2003. The Notes will rank PARI PASSU with all other unsecured indebtedness of AcquisitionCo, but subordinate to all secured debt.

5.   MATURITY PAYMENT

     o, subject to extension in the limited circumstances provided in Note Indenture.

6.   SUBORDINATION

     The Notes shall be subordinated as follows:

     (a) no principal shall be repaid nor shall Notes be purchased or redeemed until the prior repayment in full of all "senior indebtedness", nor at any time when there is a default under any senior indebtedness. If there is no senior indebtedness default, principal may be repaid at maturity and, in the limited circumstances prescribed by the Note Indenture, amounts may be paid on account of principal by way of prepayment or redemption where the board of directors of AcquisitionCo believe AcquisitionCo is prevented by applicable law from paying dividends or making other distributions in respect of its common shares; and

     (b) no interest shall be payable in respect of the Notes other than regularly scheduled interest at any time nor shall regularly scheduled interest be paid when any of the "senior indebtedness" is in default.

     For these purposes, "senior indebtedness" means (a) all indebtedness, obligations and liabilities of AcquisitionCo in respect of borrowed money (including the deferred purchase price of property) and swap and hedging facilities, other than (i) indebtedness evidenced by the Note Indenture and
     (ii) indebtedness which, by the terms of the instrument creating or evidencing the same, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Note Indenture, and (b) from and after the commencement of, and during the continuance of, any creditor proceedings (including bankruptcy, liquidation, winding-up, dissolution, restructuring or arrangement proceedings), all indebtedness, obligations and liabilities of AcquisitionCo, other than indebtedness, obligations and liabilities represented by the Notes and, for greater certainty, "senior indebtedness" shall include all indebtedness for borrowed money which is outstanding as at the Effective Date.

                                   APPENDIX D

                          EXCHANGEABLE SHARE PROVISIONS

                                  SCHEDULE "A"

The Corporation is authorized to issue:

     (a)  an unlimited number of Common Shares without nominal or par value;
          and

     (b) an unlimited number of Exchangeable Shares without nominal or par value.

The right, privileges, restrictions and conditions attached to each class of shares are set forth below.

PROVISIONS RELATING TO THE COMMON SHARES

The unlimited number of Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1. The holders of Common Shares shall be entitled to notice of, to attend and to one vote per share held at any meeting of the shareholders of the Corporation (other than meetings of a class or series of shares of the Corporation other than the Common Shares as such);

2. The holders of Common Shares shall be entitled to receive dividends as and when declared by Board of Directors of the Corporation on the Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of dividends; and

3. The holders of Common Shares shall be entitled in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the holders of the shares of any other class of shares of the Corporation ranking equally with the Common Shares in respect of return of capital on dissolution, in such assets of the Corporation as are available for distribution.

PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      For the purposes of these share provisions:

"ACT" means the BUSINESS CORPORATIONS ACT (Alberta), as amended;

"AFFILIATE" has the meaning given to that term in the Securities Act;

"ANNUAL REDEMPTION" has the meaning given to that term in Section 5.1(d) of these share provisions;

"ANNUAL REDEMPTION DATE" means any date that is within the first 90 days of any calendar year commencing in 2004;

"AUTOMATIC REDEMPTION" has the meaning given to that term in Section 5.1(a) of these share provisions;

"AUTOMATIC REDEMPTION DATE" means the date that is the tenth anniversary of the Effective Date;

"BOARD OF DIRECTORS" means the Board of Directors of the Corporation;

"BUSINESS DAY" means any day on which commercial banks are generally open for business in Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Calgary, Alberta under the laws of the Province of Alberta or the federal laws of Canada;

"CALL NOTICE" has the meaning given to that term in Section 4.3 of these share provisions;

"CALL RIGHTS" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, collectively;

"BAYTEX TRUST" means the Baytex Energy Trust, a trust established under the laws of Alberta;

"BAYTEX TRUST UNITS" means the trust units of Baytex Trust as constituted on the Effective Date;

"BAYTEX UNITHOLDERS" means holders of Baytex Units;

"COMMON SHARES" means the common shares in the capital of the Corporation;

"CORPORATION" means Baytex Acquisition Corp., a corporation incorporated under the Act;

"CUMULATIVE DIVIDEND AMOUNT EXCHANGE RATIO", at any time, shall equal the Exchange Ratio at such time less one;

"CURRENT MARKET PRICE" means, in respect of an Baytex Trust Unit on any date, the weighted average trading price of an Baytex Trust Unit on the TSX for the 5 trading days preceding that date, or, if the Baytex Units are not then listed on the TSX, on such other stock exchange or automated quotation system on which the Baytex Units are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Baytex Units for that period does not result in a weighted average trading price which reflects the fair market value of an Baytex Trust Unit, then the Current Market Price of an Baytex Trust Unit shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

"DE MINIMUS REDEMPTION" has the meaning given to that term in Section 5.1(c) of these share provisions;

"DE MINIMUS REDEMPTION DATE" has the meaning given to that term in Section 5.1(c) of these share provisions;

"DISTRIBUTION" means a distribution paid by Baytex Trust in respect of the Baytex Units, expressed as an amount per Baytex Trust Unit;

"DISTRIBUTION PAYMENT DATE" means a date on which a Distribution is paid to Baytex Unitholders, generally being the 15th day of the month following any Distribution Record Date (or if such day is not a Business Day, on the next Business Day);

"DISTRIBUTION RECORD DATE" means the day on which Baytex Unitholders are identified for purposes of determining entitlement to a Distribution, generally being the last Business Day of each month;

"DIVIDEND RECORD DATE" has the meaning given to that term in Section 3.3 of these share provisions;

"EFFECTIVE DATE" means September o, 2003 or such other date as may be designated by the Board of Directors;

"EXCHANGECO" means Baytex ExchangeCo Ltd., a corporation incorporated under the Act;

"EXCHANGE RATIO", at any time and in respect of each Exchangeable Share, shall be equal to 1.00000, as at the Effective Date, and shall be cumulatively adjusted thereafter by: (a) increasing the Exchange Ratio on each Distribution Payment Date between the Effective Date and the time as of which the Exchange Ratio is calculated by an amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the Distribution, expressed as an amount per Baytex Trust Unit, paid on that Distribution Payment Date, multiplied by the Exchange Ratio immediately prior to the Distribution Record Date for such Distribution and having as its denominator the Current Market Price on the first Business Day following the Distribution Record Date for such Distribution; and (b) decreasing the Exchange Ratio on each Dividend Record Date between the Effective Date and the time as of which the Exchange Ratio is calculated by an amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the dividend declared on that Dividend Record Date, expressed as an amount per Exchangeable Share multiplied by the Exchange Ratio immediately prior to that Dividend Record Date, and having as its denominator the Current Market Price on the date that is seven Business Days prior to that Dividend Record Date;

"EXCHANGE RIGHTS" has the meaning given to that term in the Voting and Exchange Trust Agreement;

"EXCHANGEABLE SHARES" mean the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

"GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"HOLDER" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

"LCR EXERCISING PARTY" has the meaning given to that term in Section 6.5 of these share provisions;

"LIQUIDATION AMOUNT" has the meaning given to that term in Section 6.1 of these share provisions;

"LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in Section 6.5 of these share provisions;

"LIQUIDATION DATE" has the meaning given to that term in Section 6.1 of these share provisions;

"LIQUIDATION OFFER" has the meaning given to that term in Section 6.5 of these share provisions;

"OPTIONAL REDEMPTION" has the meaning given to that term in Section 5.1(b) of these share provisions;

"OPTIONAL REDEMPTION DATE" means any date that is after the second anniversary of the Effective Date;

"PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"PROMISSORY NOTE" means the promissory note of the Corporation in favour of Baytex Trust dated the Effective Date;

"PURCHASE PRICE" has the meaning given to that term in Section 4.3 of these share provisions;

"RCR EXERCISING PARTY", for the purpose of Article 4 of these share provisions, has the meaning given to the term in Section 4.3 of these share provisions and, for the purpose of Article 5 of these share provisions, has the meaning given to that term in Section 5.5 of these share provisions;

"REDEMPTION CALL RIGHT" has the meaning given to that term in Section 5.5 of these share provisions;

"REDEMPTION DATE" means any of the Automatic Redemption Date, the Optional Redemption Date, the De Minimus Redemption Date or the Annual Redemption Date, as the context requires;

"REDEMPTION OFFER" has the meaning given to that term in Section 5.5 of these share provisions;

"REDEMPTION PRICE" means a price per Exchangeable Share equal to the amount determined by multiplying the Exchange Ratio on the last Business Day prior to the applicable Redemption Date by the Current Market Price of a Baytex Trust Unit on the last Business Day prior to such Redemption Date;

"REGULATION S" means Regulation S under the U.S. Securities Act;

"RETRACTED SHARES" has the meaning given to that term in Section 4.1(a) of these share provisions;

"RETRACTION CALL RIGHT" has the meaning given to that term in Section 4.1(b) of these share provisions;

"RETRACTION DATE" means the date that is three Business Days after the date on which the Corporation or the Transfer Agent receives a Retraction Request in respect of the Retracted Shares;

"RETRACTION OFFER" has the meaning given to that term in Section 4.1(b) of these share provisions;

"RETRACTION PRICE" has the meaning given to that term in Section 4.1 of these share provisions;

"RETRACTION REQUEST" has the meaning given to that term in Section 4.1 of these share provisions;

"SECURITIES ACT" means the SECURITIES ACT (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

"SUPPORT AGREEMENT" means the agreement made among Baytex Trust, AcquisitionCo, the Corporation and the Trustee and dated as of the Effective Date;

"TSX" means the Toronto Stock Exchange;

"TRANSFER AGENT" means Valiant Trust Company or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

"TRUSTEE" means the trustee chosen by Baytex Trust to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

"U.S. PERSON" means a U.S. Person as defined in Rule 902(k) under Regulation
S;

"U.S. SECURITIES ACT" means the UNITED STATES SECURITIES ACT OF 1933, as amended;

"UNITED STATES" OR "U.S." means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

"VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement made among Baytex Trust, AcquisitionCo, the Corporation and the Trustee and dated as of the Effective Date.

                                   ARTICLE 2
   AUTHORIZED NUMBER OF EXCHANGEABLE SHARES AND RANKING OF EXCHANGEABLE SHARES

2.1 The Corporation is authorized to issue an unlimited number of Exchangeable Shares without nominal or par value.

2.2 The Exchangeable Shares shall, subject to the following, be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; provided that notwithstanding such ranking the Corporation shall not be restricted in any way from repaying indebtedness of the Corporation to Baytex Trust from time to time, including without limitation, the indebtedness evidenced by the Promissory Note.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 The holders of Exchangeable Shares, in priority to the Common Shares and any class of shares of the Corporation ranking junior to the Exchangeable Shares with respect to the payment of dividends, shall be entitled to receive, and the Corporation shall pay on each Exchangeable Share, if, as and when declared by the Board of Directors in its sole discretion from time to time out of the money, assets or property of the Corporation properly applicable to the payment of dividends, (which may include Baytex Units), cumulative preferential cash dividends in an amount per Exchangeable Share as set out in this Section 3.1. The accrued amount of such preferential cumulative dividend with respect to an Exchangeable Share on any date from time to time shall be the Cumulative Dividend Amount Exchange Ratio in effect on the last Business Date prior to such date multiplied by the Current Market Price on the last Business Day prior to such date. Such dividends, whether or not declared, shall accrue and shall be cumulative from the Effective Date.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends by the sending of such a cheque to each holder of an Exchangeable Share, which shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends by the sending of such a certificate to each holder of an Exchangeable Share, which shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date (a "Dividend Record Date") for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under
Section 3.1 of these share provisions and whether any such dividend is in fact declared shall be determined in the sole discretion of the Board of Directors.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 of these share provisions the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

                                   ARTICLE 4
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

4.1 Subject to applicable law, and provided neither Baytex Trust nor Baytex ExchangeCo has exercised the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time, upon compliance with the provisions of this Article 4, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share (the "Retraction Price") equal to the amount determined by multiplying the Exchange Ratio on the last Business Day prior to the Retraction Date by the Current Market Price of a Baytex Trust Unit on the last Business Day prior to the Retraction Date, which payment of the Retraction Price shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder that number of Baytex Units equal to the Exchange Ratio as at the last Business Day prior to Retraction Date in accordance with Section 4.2 of these share provisions, for each Exchangeable Share presented and surrendered by the holder. To effect such redemption, the holder shall present and surrender to the Corporation at the principal office of the Transfer Agent in Toronto or Calgary or at such other address as may be specified by the Corporation by notice to the holders of Exchangeable Shares from time to time the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation; and

(b) appointing the Corporation as its agent for the purpose of offering its Retracted Shares for sale to Baytex Trust and Baytex ExchangeCo (the "Retraction Offer") on the terms and conditions set out in Section 4.3 below (Baytex Trust's and Baytex ExchangeCo's right to accept the Retraction Offer and to complete the purchase of the Retracted Shares pursuant to the Retraction Offer is referred to as the "Retraction Call Right").

4.2 Subject to the exercise by Baytex Trust or Baytex ExchangeCo of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 4.1 hereof of documents including, without limitation, a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 4.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the Retraction Price. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Baytex Trust or Baytex ExchangeCo pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

4.3 Baytex ExchangeCo shall only be entitled to exercise its Retraction Call Right with respect to those Exchangeable Shares, if any, in respect of which Baytex Trust has not exercised its Retraction Call Right. Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately provide to Baytex Trust and Baytex ExchangeCo a copy of the Retraction
Request and, as agent for the holder who submitted the Retraction Request, shall be deemed to have made the Retraction Offer to Baytex Trust and Baytex ExchangeCo in respect of the holder's Retracted Shares by providing to Baytex Trust and Baytex ExchangeCo a copy of the Retraction Request as aforesaid. In order to exercise the Retraction Call Right and accept the Retraction Offer, Baytex Trust or Baytex ExchangeCo must notify the Corporation of its determination to do so (the "Call Notice") on or before 4:30 p.m. (Calgary time) on the date of notification to Baytex Trust and Baytex ExchangeCo by the Corporation of the receipt by the Corporation of the Retraction Request.
If Baytex Trust or Baytex ExchangeCo does not so notify the Corporation on or before 4:30 p.m. (Calgary time) on the date of notification by the Corporation of the receipt by the Corporation of the Retraction Request, the Corporation will notify the holder as soon as possible thereafter that neither Baytex Trust nor Baytex ExchangeCo will exercise the Retraction Call Right and accept the Retraction Offer. If Baytex Trust or Baytex ExchangeCo delivers the Call Notice on or before 4:30 p.m. (Calgary time) on the date of notification by the Corporation of the receipt by the Corporation of the Retraction Request and provided that the Retraction Offer is not revoked by the holder in the manner specified in Section 4.7, the Retraction Request shall thereupon be considered only the Retraction Offer by the holder to sell the Retracted Shares to Baytex Trust or Baytex ExchangeCo, as applicable (in this
Article 4, the "RCR Exercising Party"), and all other aspects of the Retraction Request will be null and void. In such event, the Corporation shall not redeem the Retracted Shares and the RCR Exercising Party shall purchase from such holder and such holder shall sell to the RCR Exercising Party on the Retraction Date the Retracted Shares for an amount per share (the "Purchase Price") equal to the Retraction Price, which payment of the Purchase Price shall be satisfied in full by the RCR Exercising Party delivering or causing to be delivered to such holder that number of Baytex Units equal to the Exchange Ratio as at the last Business Day prior to the Retraction Date for each Retracted Share. To the extent that the RCR Exercising Party pays the Purchase Price in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any amount in respect of the Retraction Price for such Retracted Shares. Provided that the RCR Exercising Party has complied with Section 4.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither Baytex Trust nor Baytex ExchangeCo delivers a Call Notice within the time required for the exercise of the Retraction Call Right as set forth above, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 4.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 4.

4.4 The Corporation, Baytex Trust or Baytex ExchangeCo, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request, or by holding for pick-up by the holder at the office of the Transfer Agent specified in the holder's Retraction Request, certificates representing the Baytex Units (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates by or on behalf of the Corporation, Baytex Trust or Baytex ExchangeCo, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or the total Purchase Price, as the case may be, to the extent that the same is represented by such certificates (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

4.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than: (i) the right to receive his proportionate part of the total Retraction Price or the total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 4.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided; and (ii) the right to receive any declared and unpaid dividends on the Retracted Shares. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total
Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Baytex Trust or Baytex ExchangeCo shall thereafter be considered and deemed for all purposes to be a holder of the Baytex Units delivered to it.

4.6 Notwithstanding any other provision of this Article 4, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither Baytex Trust nor Baytex ExchangeCo shall have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction
Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 4.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 4.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 4.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 4.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have exercised the Exchange Rights so as to require Baytex Trust or Baytex ExchangeCo to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Baytex Trust or Baytex ExchangeCo to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

4.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, revoke its Retraction Request or Retraction Offer, as applicable, in which event such Retraction Request or Retraction Offer shall be null and void.

                                    ARTICLE 5
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

5.1 Subject to applicable law, and provided neither Baytex Trust nor Baytex ExchangeCo has exercised the Redemption Call Right, the Corporation:

(a) shall, on the Automatic Redemption Date, redeem all but not less than all of the then outstanding Exchangeable Shares for the Redemption Price (such redemption being an "Automatic Redemption");

(b) may, on any Optional Redemption Date, redeem all but not less than all of the then outstanding Exchangeable Shares (such redemption being an "Optional Redemption");

(c) may, on any date when the aggregate number of issued and outstanding Exchangeable Shares is less than 1,000,000 (such redemption date being the "De Minimus Redemption Date"), redeem all but not less than all of the then outstanding Exchangeable Shares for the Redemption Price (such redemption being a "De Minimus Redemption"); and

(d) may, on any Annual Redemption Date, redeem up to that number of Exchangeable Shares equal to 40% of the Exchangeable Shares outstanding on the Effective Date (such redemption being an "Annual Redemption");

such payment of the Redemption Price per Exchangeable Share to be satisfied in full in all cases by the Corporation delivering or causing to be delivered, at the election of the Corporation, either that number of Baytex Units equal to the Exchange Ratio as at the last Business Day prior to the applicable Redemption Date or an amount in cash equal to the Redemption Price, in accordance with
Section 5.3 of these share provisions. In case only part of the then outstanding Exchangeable Shares are at any time to be redeemed pursuant to an Annual Redemption, the Exchangeable Shares to be redeemed shall be redeemed pro rata, excluding fractions, from the holdings of all shareholders of Exchangeable Shares, other than the Baytex Trust and ExchangeCo, or in such other manner as the Board of Directors deems reasonable.

5.2      In any case of a redemption of Exchangeable Shares under this
Article 5, the Corporation shall, at least 90 days before the applicable Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Baytex Trust or Baytex ExchangeCo under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price, the Redemption Date and, if applicable, particulars of the Redemption Call Right and/or Annual Redemption. The accidental failure or omission to give any notice of redemption under this Section 5.2 to less than 10% of the holders of Exchangeable Shares (other than

Baytex Trust and Baytex ExchangeCo) shall not affect the validity of any redemption of Exchangeable Shares pursuant to such notice.

5.3 On or after the applicable Redemption Date and subject to the exercise by Baytex Trust or Baytex ExchangeCo of the Redemption Call Right, the Corporation shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice. Payment of the total Redemption Price for such Exchangeable Shares, shall be made by delivery to each holder, at the address of the holder recorded in the register of holders of the Exchangeable Shares maintained by or on behalf of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer
Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, of certificates representing Baytex Units (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), or, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the applicable Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than: (i) the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided; and (ii) the right to receive any declared and unpaid dividends on such Exchangeable Shares. If only part of the Exchangeable Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

5.4 The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the applicable Redemption Date, the Exchangeable
Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or that Redemption Date, as the case may be, shall be limited to: (i) receiving their proportionate part of the total Redemption Price (in each case less any amounts withheld on account of tax required to be deducted or withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions; and (ii) receiving any declared and unpaid dividends on such Exchangeable Shares. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares that have been so redeemed shall thereafter be considered and deemed for all purposes to be holders of the Baytex Units or to have had cash delivered to them or the custodian on their behalf; as applicable.

5.5 Subject to the limitations set forth in Section 5.6 of these share provisions, the Corporation is appointed as agent for the holders of Exchangeable Shares for the purpose of offering to Baytex Trust and Baytex ExchangeCo (the "Redemption Offer") the overriding right (Baytex Trust's and Baytex ExchangeCo's right to accept the Redemption Offer and complete the purchase of the Exchangeable Shares is referred to as the "Redemption Call Right"), in the event of any proposed redemption of Exchangeable Shares by the Corporation pursuant to this Article 5, to purchase from all but not less than all of the holders of Exchangeable Shares (other than Baytex Trust or Baytex ExchangeCo) on the applicable Redemption Date all but not less than all of the Exchangeable Shares held by each such holder, in the case of an Automatic Redemption, an Optional Redemption or a De Minimus Redemption, or to purchase from all but not less than all of the holders of Exchangeable Shares (other than Baytex Trust or ExchangeCo) on the applicable Redemption Date the designated percentage of the Exchangeable Shares held by each such holder, in the case of an Annual Redemption, on payment by whichever of Baytex Trust or Baytex ExchangeCo is exercising such right (in this Article 5, the "RCR Exercising Party") to each such holder of an amount per Exchangeable Share equal to the Redemption Price, which payment of the Redemption Price shall be satisfied in full by the RCR Exercising Party delivering or causing to be delivered to such holder, at the election of the RCR Exercising Party, either that number of Baytex Units equal to the Exchange Ratio as at the last
Business Day prior to the applicable Redemption Date or an amount in cash equal to the Redemption Price, in accordance with Section 5.7 of these share provisions. In the case of a redemption of Exchangeable Shares under this
Article 5, the Corporation, as agent for the holders of Exchangeable Shares, shall make the Redemption Offer to Baytex Trust and Baytex ExchangeCo by sending or causing to be sent to Baytex Trust and Baytex ExchangeCo a notice in writing of the redemption by the Corporation of the Exchangeable Shares.
In the event of the exercise of the Redemption Call Right and the acceptance of the Redemption Offer, each holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by that holder to the RCR Exercising Party on the applicable Redemption Date on payment by the RCR Exercising Party to such holder of the Redemption Price for each such share, and the Corporation shall have no obligation to redeem, or to pay any amount in respect of, such shares so purchased by the RCR Exercising Party.

5.6 Baytex ExchangeCo shall only be entitled to exercise its Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Baytex Trust has not exercised its Redemption Call Right. To exercise the Redemption Call Right and accept the Redemption Offer, the RCR Exercising Party must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of its intention to exercise such right (and accept such offer) at least 60 days before the applicable Redemption Date. The Corporation shall cause the Transfer Agent to notify the holders of the Exchangeable Shares as to whether or not Baytex Trust or Baytex ExchangeCo has exercised the Redemption Call Right forthwith after the expiry of the period during which such right may be exercised. If an RCR Exercising Party exercises its Redemption Call Right, such RCR Exercising Party shall on the applicable Redemption Date purchase, and each of the holders of Exchangeable Shares will sell, all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Redemption Price.

5.7 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, the RCR Exercising Party shall deposit with the Transfer Agent, on or before the applicable Redemption Date, certificates representing the aggregate number of Baytex Units deliverable by the RCR Exercising Party (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) or, if applicable, a cheque of the RCR Exercising Party payable at par at any branch of the bankers of the RCR Exercising Party in payment of the total Redemption Price, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that the total Redemption Price has been so deposited with the Transfer Agent, on and after the applicable Redemption Date the rights of each holder of Exchangeable Shares (other than Baytex Trust and Baytex ExchangeCo) shall be limited to: (i) receiving such holder's proportionate part of the total Redemption Price payable by the RCR Exercising Party upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after that Redemption Date be considered and deemed for all purposes to be the holder of the Baytex Units to which it is entitled; and (ii) receiving any declared and unpaid dividends on such Exchangeable Shares. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation shall cause the Transfer Agent on behalf of the RCR Exercising Party to deliver to such holder, certificates representing the Baytex Units to which the holder is entitled or a cheque of the RCR Exercising Party payable at par at any branch of the bankers of the RCR Exercising Party, of the total Redemption Price, less any amounts withheld on account of tax required to be deducted and withheld therefrom. If neither Baytex Trust nor Baytex ExchangeCo exercises the Redemption Call Right in the manner described above, on the applicable Redemption Date the holders of the Exchangeable Shares shall be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 5.1 of these share provisions.

                                   ARTICLE 6
                           DISTRIBUTION ON LIQUIDATION

6.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the amount determined by multiplying the Exchange Ratio on the last Business
Day prior to the Liquidation Date by the Current Market Price of an Baytex
Trust Unit on the last Business Day prior to the Liquidation Date, which payment of the Liquidation Amount shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder that number of Baytex Units equal to the Exchange Ratio as at the last Business Day prior to the Liquidation Date, in accordance with Section 6.2 of these share provisions.

6.2 On or promptly after the Liquidation Date, and subject to the exercise by Baytex Trust or Baytex ExchangeCo of the Liquidation Call Right, the Corporation shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of holders of the Exchangeable Shares maintained by or on behalf of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation, of certificates representing Baytex Units (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than: (i) the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided; and (ii) the right to receive any declared and unpaid dividends on such Exchangeable Shares.

6.3 The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada, less any amounts withheld on account of tax required to be deducted or withheld therefrom. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to: (i) receiving their proportionate part of the total Liquidation Amount (less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions; and (ii) receiving any declared and unpaid dividends on such Exchangeable Shares. Upon such payment or deposit of the total
Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Baytex Units delivered to them or the custodian on their behalf.

6.4 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 6.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

6.5 Subject to the limitations set forth in Section 6.6 of these share provisions, the Corporation is appointed as agent for the holders of Exchangeable Shares for the purpose of offering to Baytex Trust and Baytex ExchangeCo (the "Liquidation Offer") the overriding right (Baytex Trust's and Baytex ExchangeCo's right to accept the Liquidation Offer and complete the purchase of the Exchangeable Shares is referred to as the "Liquidation Call Right"), in the event of and notwithstanding any proposed liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, to purchase from all but not less than all of the holders of Exchangeable Shares (other than Baytex Trust or Baytex ExchangeCo) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder, on payment by whichever of Baytex Trust or Baytex ExchangeCo is exercising such right (in this Article 6, the "LCR Exercising Party") to each such holder of an amount per Exchangeable Share equal to the Liquidation Amount, which shall be satisfied in full by the LCR Exercising Party delivering or causing to be delivered to such holder that number of Baytex Units equal to the Exchange Ratio as at the last Business Day prior to the Liquidation Date, in accordance with Section 6.7 of these share provisions. In the event of the exercise of the Liquidation Call Right and the acceptance of the Liquidation Offer, each holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by that holder to the LCR Exercising Party on the Liquidation Date on payment by the LCR Exercising Party to such holder of the Liquidation Amount for each such share, and the Corporation shall have no obligation to pay any amount on account of the Liquidation Amount in respect of such shares so purchased by the LCR Exercising Party.

6.6 Baytex ExchangeCo shall only be entitled to exercise its Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Baytex Trust has not exercised its Liquidation Call Right. In the event of any proposed liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Corporation, as agent for the holders of Exchangeable Shares, shall make the Liquidation Offer by sending or causing to be sent to Baytex Trust and Baytex ExchangeCo a notice in writing of the Liquidation Offer. To exercise the Liquidation Call Right and accept the Liquidation Offer, the LCR Exercising Party must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of its intention to exercise such right (and accept such offer) at least 30 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding-up of the Corporation, and at least five Business Days before the Liquidation Date, in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Corporation shall cause the Transfer Agent to notify the holders of the Exchangeable Shares as to whether or not Baytex Trust or Baytex ExchangeCo has exercised the Liquidation Call Right forthwith after the expiry of the period during which such right may be exercised. If an LCR Exercising Party exercises its Liquidation Call Right, such LCR Exercising Party will on the Liquidation Date purchase, and each of the holders of Exchangeable Shares will sell, all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Amount.

6.7 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, the LCR Exercising Party shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Baytex Units deliverable by the LCR Exercising Party (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), in payment of the total Liquidation Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that the total Liquidation Amount has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than Baytex Trust and Baytex ExchangeCo) shall be limited to: (i) receiving such holder's proportionate share of the total Liquidation Amount payable by the LCR Exercising Party upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Baytex Units to which it is entitled; and (ii) receiving any declared and unpaid dividends on such Exchangeable Shares. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation shall cause the Transfer Agent on behalf of the LCR Exercising Party to deliver to such holder, certificates representing the Baytex Units to which the holder is entitled, less any amounts withheld on account of tax required to be deducted and withheld therefrom. If neither Baytex Trust nor Baytex ExchangeCo exercises the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Section
6.1 of these share provisions.

                                   ARTICLE 7
                              CERTAIN RESTRICTIONS

7.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in
Section 10.2 of these share provisions:

(a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of the Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d) issue any shares, other than Exchangeable Shares or Common Shares, which rank superior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.

The restrictions in Sections 7.1(a), (b) and (c) above shall only be applicable if dividends which have been declared on the outstanding Exchangeable Shares have not been paid as provided for herein.

                                   ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1      Subject to applicable law and notwithstanding Section 8.2 and
Section 8.3, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares for consideration consisting of cash.

8.2 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

8.3 Subject to applicable law, the Corporation by notice from time to time to Baytex Trust or Baytex ExchangeCo, as applicable, shall be entitled at any time to redeem all or any part of the Exchangeable Shares held by Baytex
Trust or Baytex ExchangeCo which were acquired by them pursuant to the Call Rights, the Exchange Rights or the Automatic Exchange Rights (as defined in the Voting and Exchange Trust Agreement) in exchange for the delivery of Baytex Units (the "Delivered Baytex Units") to or for the account of a holder(s) of Exchangeable Shares. The Exchangeable Shares to be redeemed as set forth in this Section 8.3 shall be acquired by the Corporation in exchange for the issue by the Corporation to Baytex Trust or Baytex
ExchangeCo, as applicable of a promissory note in the principal amount equal to the fair market value of the Delivered Baytex Units (where the fair market value of the Delivered Baytex Units is determined by multiplying the number of Delivered Baytex Units by the weighted average trading price of an Baytex Trust Unit on the TSX for the ten trading days preceding the date of purchase by Baytex Trust or Baytex ExchangeCo, as applicable of such Delivered Baytex Units). All Exchangeable Shares which are redeemed as set forth in this
Section 8.3 shall be cancelled by the Corporation.

                                   ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution (other than the Exchangeable Shares held by Baytex Trust, Baytex ExchangeCo or any of their respective subsidiaries and other affiliates) at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares (other than the Exchangeable Shares held by Baytex Trust, Baytex ExchangeCo or any of their respective subsidiaries and other affiliates) at that time are present or represented by proxy; provided that if at any such meeting holders of at least 10% of such outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such place and time (not less than ten days later) as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
               RECIPROCAL CHANGES, ETC. IN RESPECT OF BAYTEX UNITS

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that the number of Baytex Units for which the Exchangeable Shares are exchangeable shall, in addition to being adjusted from time to time to conform to the Exchange Ratio, be simultaneously adjusted on an economically equivalent basis if Baytex Trust:

(a) issues or distributes Baytex Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Units) to the holders of all or substantially all of the then outstanding Baytex Units by way of stock distribution or other distribution, other than an issue of Baytex Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Units) to holders of Baytex Units who exercise an option to receive distributions in Baytex Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Units) in lieu of receiving cash distributions;

(b) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding Baytex Units entitling them to subscribe for or to purchase Baytex Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Units); or

(c) issues or distributes to the holders of all or substantially all of the then outstanding Baytex Units:

     (i) securities of Baytex Trust of any class other than Baytex Units (other than securities convertible into or exchangeable for or carrying rights to acquire Baytex Units);

     (ii) rights, options or warrants other than those referred to in Section 11.1(b) above;

     (iii) evidences of indebtedness of Baytex Trust; or

     (iv) assets of Baytex Trust other than Distributions which result in an adjustment to the Exchange Ratio,

(d) subdivides, redivides or changes the then outstanding Baytex Units into a greater number of Baytex Units;

(e) reduces, combines, consolidates or changes the then outstanding Baytex Units into a lesser number of Baytex Units; or

(f) reclassifies or otherwise changes the Baytex Units or effects an amalgamation, merger, reorganization or other transaction affecting the Baytex Units.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section
10.2 of these share provisions.

                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by the Corporation, Baytex Trust and Baytex ExchangeCo with all provisions of the Support Agreement applicable to the Corporation, Baytex Trust and Baytex ExchangeCo, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications shall not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections shall not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Call Rights and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange rights thereunder).

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Baytex Trust and Baytex ExchangeCo, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Baytex Trust and Baytex ExchangeCo as therein provided.

13.3 The Corporation, Baytex Trust, Baytex ExchangeCo and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Baytex Trust, Baytex ExchangeCo or the Transfer Agent is required to deduct and withhold with respect to such payment under the INCOME TAX ACT (Canada) or any provision of provincial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash consideration otherwise, if any, payable to the holder, the Corporation, Baytex Trust, Baytex ExchangeCo and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Baytex Trust, Baytex ExchangeCo or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Baytex Trust, Baytex ExchangeCo or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14
                              NON-RESIDENT HOLDERS

14.1 Notwithstanding anything contained in these share provisions the obligation of the Corporation, Baytex Trust or Baytex ExchangeCo to pay the Retraction Price, Purchase Price, Liquidation Price or Redemption Price, other than in circumstances where the Corporation, Baytex Trust or Baytex ExchangeCo elects to pay the Redemption Price in cash, in respect of Exchangeable Shares held by a person whom the Transfer Agent believes is a U.S. Person or a resident of any foreign country, shall be satisfied by delivering the Baytex Units which would have been received by the affected holder to the Transfer Agent who shall sell such Baytex Units on the stock exchange on which the Baytex Units are then listed and, upon such sale, the rights of the affected holder shall be limited to receiving the net proceeds of sale (net of applicable taxes) upon surrender of the certificates representing such Exchangeable Shares.

                                   ARTICLE 15
                                SPECIFIED AMOUNT

15.1 The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the INCOME TAX ACT (Canada) shall be an amount equal to the fair market value of one Baytex Trust Unit on the Effective Date.

                                   ARTICLE 16
                           NO FRACTIONAL ENTITLEMENTS

16.1 Notwithstanding anything contained in this Agreement including, without limitation, Articles 4, 5 or 6, no holder of an Exchangeable Share shall be entitled to and neither the Corporation, Baytex Trust, Baytex ExchangeCo nor the Trustee shall deliver fractions of Baytex Units. Where the application of the provisions of this Agreement, including, without limitation, Articles 4, 5 and 6 would otherwise result in a holder of Exchangeable Shares receiving a fraction of an Baytex Trust Unit, such holder of Exchangeable Shares shall only be entitled to receive the nearest whole number of Baytex Units.

                                    ARTICLE 17
                                     NOTICES

17.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

17.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

17.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A

                               RETRACTION REQUEST

To       Baytex Acquisition Corp, Baytex Trust and Baytex ExchangeCo Ltd.

         This notice is given pursuant to Article 4 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of Baytex Acquisition Corp. represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies Baytex Acquisition Corp. that, subject to the Retraction Call Right referred to below, the undersigned desires to have Baytex Acquisition Corp. redeem in accordance with Article 4 of the Share
Provisions:

                ALL SHARE(S) REPRESENTED BY THIS CERTIFICATE; OR

         _______ SHARE(S) OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

NOTE: The Retraction Date shall be the date that is three Business Days after the date upon which this notice is received by Baytex Acquisition Corp.

         The undersigned acknowledges the overriding Retraction Call Right of Baytex Trust and Baytex ExchangeCo Ltd. to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable Retraction Offer by the undersigned to sell the Retracted Shares to Baytex Trust and Baytex ExchangeCo Ltd. in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 4.3 of the Share Provisions. This Retraction Request, and this Retraction Offer to sell the Retracted Shares to Baytex Trust and Baytex ExchangeCo Ltd., may be revoked and withdrawn by the undersigned only by notice in writing given to Baytex Acquisition Corp. at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Baytex Acquisition Corp. is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Rights (as defined in the Voting and Exchange Trust Agreement) so as to require Baytex Trust or Baytex ExchangeCo Ltd. to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to Baytex Acquisition Corp., Baytex Trust and Baytex ExchangeCo Ltd. that the undersigned:

/_/      is

                  (select one)

/_/      is not

a non-resident of Canada for purposes of the INCOME TAX ACT (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

         The undersigned hereby represents and warrants to Baytex Acquisition Corp., Baytex Trust and Baytex ExchangeCo Ltd. that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Baytex Acquisition Corp., Baytex Trust or Baytex ExchangeCo Ltd., as the case may be, free and clear of all liens, claims and encumbrances.

--------         --------------------------            ------------------------
(Date)           (Signature of Shareholder)            (Guarantee of Signature)

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Baytex ExchangeCo Ltd. and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date: ________________________________________________________________________

Name of Person in Whose Name Securities
Are to be Registered or Delivered (please print): ____________________________

Street Address or P.O. Box: __________________________________________________

Social Insurance Number: _____________________________________________________

Signature of Shareholder: ____________________________________________________

City, Province and Postal Code: ______________________________________________

Signature Guaranteed by: _____________________________________________________

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Baytex Acquisition Corp. represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Baytex Acquisition Corp., unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   APPENDIX E

                                SUPPORT AGREEMENT

                                SUPPORT AGREEMENT

         MEMORANDUM OF AGREEMENT made as of the o day of September, 2003.

AMONG:

         BAYTEX ENERGY TRUST, a trust organized under the laws of Alberta (hereinafter referred to as "Baytex Trust")

                                    - and -

         BAYTEX ACQUISITION CORP., a corporation incorporated under the laws of Alberta (hereinafter referred to as "AcquisitionCo")

                                    - and -

         BAYTEX EXCHANGECO LTD., a corporation incorporated under the laws of Alberta (hereinafter referred to as "ExchangeCo")

                                    - and -

         VALIANT TRUST COMPANY, a trust company incorporated under the laws of Alberta (hereinafter referred to as "Trustee")

         WHEREAS pursuant to an arrangement agreement dated as of July 24, 2003 among Baytex Energy Ltd., Crew Energy Inc., AcquisitionCo, ExchangeCo, Baytex Resources Ltd., Baytex Exploration Ltd. and Baytex Trust (such agreement, as it may be further amended or restated, is hereafter referred to as the "Arrangement Agreement"), the parties agreed that on the Effective Date (as defined in the Arrangement Agreement) the parties would execute and deliver a support agreement which would govern the relationship among the parties as it related to the issuance and existence of exchangeable shares (the "Exchangeable Shares") in the capital of AcquisitionCo, which were issued pursuant to the Arrangement;

         AND WHEREAS the articles of AcquisitionCo set forth the rights, privileges, restrictions and conditions (collectively, the "Share
Provisions") attaching to the Exchangeable Shares;

         AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Baytex Trust and ExchangeCo will take certain actions and make certain payments and deliveries necessary to ensure that AcquisitionCo will be able to make certain payments and to deliver or cause to be delivered Baytex Trust Units in satisfaction of the obligations of AcquisitionCo under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions.

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINED TERMS

         Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Share Provisions, unless the context requires otherwise.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3      NUMBER, GENDER, ETC.

         Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4      DATE FOR ANY ACTION

         If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
             COVENANTS OF BAYTEX TRUST, EXCHANGECO AND ACQUISITIONCO

2.1      COVENANTS OF BAYTEX TRUST AND EXCHANGECO REGARDING EXCHANGEABLE SHARES

         So long as any Exchangeable Shares are outstanding, Baytex Trust and ExchangeCo each agree that:

(a) Baytex Trust will, as soon as practicable following the declaration of any Distribution, issue a press release as to the resulting change in the Exchange Ratio for the Exchangeable Shares;

(b) Baytex Trust and ExchangeCo will take all such actions and do all such things as are necessary or desirable to enable and permit AcquisitionCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of AcquisitionCo or any other distribution of the assets of AcquisitionCo for the purpose of winding-up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit AcquisitionCo to cause to be delivered Baytex Trust Units to holders of Exchangeable Shares in accordance with the provisions of Article 6 of the Share Provisions;

(c) Baytex Trust and ExchangeCo will take all such actions and do all such things as are necessary or desirable to enable and permit AcquisitionCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by AcquisitionCo, including without limitation all such actions and all such things as are necessary or desirable to enable and permit AcquisitionCo to cause to be delivered Baytex Trust Units to such holder, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 4 or Article 5 of the Share Provisions, as the case may be; and

(d) Baytex Trust will not exercise its vote as a shareholder of AcquisitionCo to initiate the voluntary liquidation, dissolution or winding-up of AcquisitionCo nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of AcquisitionCo.

2.2      SEGREGATION OF FUNDS

         Subject to the exercise by Baytex Trust or ExchangeCo of any of the Call Rights, Baytex Trust will cause AcquisitionCo to, from time to time, deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable AcquisitionCo to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and AcquisitionCo will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3      NOTIFICATION OF CERTAIN EVENTS

         In order to assist Baytex Trust and ExchangeCo to comply with their respective obligations hereunder, AcquisitionCo will give Baytex Trust and ExchangeCo notice of each of the following events at the time set forth below:

(a) immediately, in the event of any determination by the Board of Directors of AcquisitionCo to take any action which would require a vote of the holders of Exchangeable Shares for approval;

(b) immediately, upon the earlier of: (i) receipt by AcquisitionCo of notice of; and (ii) AcquisitionCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of AcquisitionCo or to effect any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding-up its affairs;

(c) immediately, upon receipt by AcquisitionCo of a Retraction Request;

(d) at least 90 days prior to any Redemption Date;

(e) as soon as practicable upon the issuance by AcquisitionCo of any Exchangeable Shares or any rights to acquire same; and

(f) in the event of any determination by the Board of Directors of AcquisitionCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to AcquisitionCo or to effect any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

2.4      DELIVERY OF BAYTEX TRUST UNITS

         In furtherance of its obligations hereunder, upon notice of any event which requires AcquisitionCo to cause to be delivered Baytex Trust Units to any holder of Exchangeable Shares, subject to the exercise by Baytex Trust or ExchangeCo of any of the Call Rights, Baytex Trust shall forthwith issue and deliver the requisite Baytex Trust Units to or to the order of the former holder of the surrendered Exchangeable Shares, as AcquisitionCo shall direct. All such Baytex Trust Units shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

2.5      QUALIFICATION OF BAYTEX TRUST UNITS

         Baytex Trust covenants that if any Baytex Trust Units (or other securities into which Baytex Trust Units may be reclassified or changed as contemplated by Section 2.6 hereof) to be issued and delivered hereunder (including for greater certainty, in payment of or pursuant to, as applicable, the Liquidation Amount, the Retraction Price, the Redemption Price, the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right, the Exchange Rights or the Automatic Exchange Rights) (as that term is defined in the Voting and Exchange Trust Agreement)), require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such securities (or other securities into which Baytex Trust Units may be reclassified or changed as contemplated by Section
2.6 hereof) may be delivered by Baytex Trust or ExchangeCo to the initial holder thereof (other than AcquisitionCo) or in order that such securities may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of Baytex Trust for purposes of Canadian federal or provincial securities law), Baytex Trust and ExchangeCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause such Baytex Trust Units (or other securities into which Baytex Trust Units may be reclassified or changed as contemplated by Section 2.6 hereof) to be and remain duly registered, qualified or approved. Baytex Trust and ExchangeCo represent and warrant that they have in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the Baytex Trust Units (or other securities into which Baytex Trust Units may be reclassified or changed as contemplated by Section 2.6 hereof) to be issued and delivered hereunder to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of Baytex Trust for the purposes of Canadian federal and provincial securities law). Baytex Trust and ExchangeCo will in good faith expeditiously take all such actions and do all such things as are necessary to cause all Baytex Trust Units (or other securities into which Baytex Trust Units may be reclassified or changed as contemplated by Section 2.6 hereof) to be delivered hereunder to be listed, quoted or posted for trading on the Toronto Stock Exchange or such other stock exchange or quotation system on which such securities are principally listed, quoted or posted for trading at such time.

2.6      EQUIVALENCE

(a)  Baytex Trust will not:

     (i) issue or distribute additional Baytex Trust Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Trust Units) to the holders of all or substantially all of the then outstanding Baytex Trust Units by way of stock distribution or other distribution, other than an issue of Baytex Trust Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Trust Units) to holders of Baytex Trust Units who exercise an option to receive distributions in Baytex Trust Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Trust Units) in lieu of receiving cash distributions;

     (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Baytex Trust Units entitling them to subscribe for or to purchase Baytex Trust Units (or securities exchangeable for or convertible into or carrying rights to acquire Baytex Trust Units);

     (iii) issue or distribute to the holders of all or substantially all of the then outstanding Baytex Trust Units:

            (A) securities of Baytex Trust of any class other than Baytex Trust Units (other than securities convertible into or exchangeable for or carrying rights to acquire Baytex Trust Units);

            (B)  rights, options or warrants other than those referred to in
                 Section 2.6(a)(ii) above;

            (C)  evidences of indebtedness of Baytex Trust; or

            (D) assets of Baytex Trust other than Distributions which result in an adjustment to the Exchange Ratio;

     (iv) subdivide, redivide or change the then outstanding Baytex Trust Units into a greater number of Baytex Trust Units; or

     (v) reduce, combine or consolidate or change the then outstanding Baytex Trust Units into a lesser number of Baytex Trust Units; or

     (vi) reclassify or otherwise change the rights, privileges or other terms of the Baytex Trust Units or effect an amalgamation, merger, reorganization or other transaction involving or affecting the Baytex Trust Units;

            unless

     (vii) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares; or

     (viii) it has received the prior written approval of AcquisitionCo and the holders of the Exchangeable Shares.

(b)  Baytex Trust will ensure that the record date for any event referred to in section 2.6(a) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by Baytex Trust (with simultaneous notice thereof to be given by Baytex Trust to AcquisitionCo).

2.7      TENDER OFFERS, ETC.

         In the event that a take-over bid or similar transaction with respect to Baytex Trust Units (a "Bid") is proposed by Baytex Trust or is proposed to Baytex Trust or the holders of Baytex Trust Units, and is recommended by the board of directors of Baytex Energy Ltd. or the Board of Directors of AcquisitionCo, as applicable, or is otherwise effected or to be effected with the consent or approval of the board of directors of Baytex Energy Ltd. or the Board of Directors of AcquisitionCo, as applicable, Baytex Trust or AcquisitionCo or both shall, in good faith, use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Bid to the same extent and on an economically equivalent basis as the holders of Baytex Trust Units, without discrimination, including, without limiting the generality of the foregoing, Baytex Trust or AcquisitionCo or both will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by Baytex Trust or AcquisitionCo or both or where Baytex Trust or AcquisitionCo or both is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Bids without being required to retract Exchangeable Shares as against AcquisitionCo (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Bid and only to the extent necessary to tender or deposit to the Bid).

2.8      OWNERSHIP OF OUTSTANDING SHARES

         Baytex Trust covenants and agrees that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Baytex Trust, ExchangeCo or any of their respective affiliates, Baytex Trust will, unless approval to do otherwise is obtained in accordance with Section 10.2 of the Share Provisions from the holders of the Exchangeable Shares, be and remain the direct or indirect beneficial owner of more than 50% of all issued and outstanding voting securities of AcquisitionCo.

2.9      BAYTEX TRUST AND EXCHANGECO NOT TO VOTE EXCHANGEABLE SHARES

         Baytex Trust and ExchangeCo covenant and agree that they will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by Baytex Trust, ExchangeCo or any of their respective affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Baytex Trust and ExchangeCo further covenant and agree that they will not, and will cause their respective affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by them or by their respective affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.10     DUE PERFORMANCE

         On and after the Effective Date, Baytex Trust and ExchangeCo shall duly and timely perform all of their obligations under the Share Provisions.

2.11     NO SPECIFIED FINANCIAL INSTITUTION

         On and after the effective date hereof and until AcquisitionCo no longer has any Exchangeable Shares issued and outstanding, neither Baytex Trust nor ExchangeCo nor any of its Affiliates will be a "specified financial institution" as that term is defined in the Income Tax Act (Canada).

2.12     EXERCISE OF CALL RIGHTS

         Baytex Trust and ExchangeCo covenant and agree that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Baytex Trust, ExchangeCo or any of their respective affiliates, Baytex Trust and ExchangeCo will formulate a policy respecting whether Baytex Trust and ExchangeCo or either of them will exercise any of the Call Rights.

                                   ARTICLE 3
                             BAYTEX TRUST SUCCESSORS

3.1      CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

         Baytex Trust shall not complete any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing entity resulting therefrom unless, and may do so if:

(a) such other person or continuing entity (herein called the "Baytex Trust Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Baytex Trust Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Baytex Trust Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Baytex Trust under this Agreement; and

(b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2      VESTING OF POWERS IN SUCCESSOR

         Whenever the conditions of Section 3.1 have been duly observed and performed, the Baytex Trust Successor, ExchangeCo and AcquisitionCo shall, if required by Section 3.1, execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon Baytex Trust Successor shall possess and from time to time may exercise each and every right and power of Baytex Trust under this agreement in the name of Baytex Trust or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of AcquisitionCo or any officers of AcquisitionCo on behalf of Baytex Trust may be done and performed with like force and effect by the directors or officers (or other agents or governing body) of such Baytex Trust Successor.

3.3      WHOLLY-OWNED SUBSIDIARIES

         Nothing herein shall be construed as preventing the combination of any wholly-owned direct or indirect subsidiary of Baytex Trust with or into Baytex Trust or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Baytex Trust provided that all of the assets of such subsidiary are transferred to Baytex Trust or another wholly-owned direct or indirect subsidiary of Baytex Trust and any such transactions are expressly permitted by this Article 3.

                                   ARTICLE 4
                                    GENERAL

4.1      TERM

         This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than Baytex Trust, ExchangeCo or any of their respective Subsidiaries or affiliates.

4.2      CHANGES IN CAPITAL OF BAYTEX TRUST AND ACQUISITIONCO

         Notwithstanding the provisions of section 4.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.6 or 2.7 hereof, as a result of which either Baytex Trust Units or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Baytex Trust Units or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3      SEVERABILITY

         If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4      AMENDMENTS, MODIFICATIONS, ETC.

         This agreement may not be amended, modified or waived except by an agreement in writing executed by Baytex Trust, ExchangeCo and AcquisitionCo and approved by the holders of the Exchangeable Shares in accordance with
Section 10.2 of the Share Provisions.

4.5      AMENDMENTS

         Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a) adding to the covenants of Baytex Trust, ExchangeCo, AcquisitionCo or any combination of them for the protection of the holders of the Exchangeable Shares provided that the Board of Directors of ExchangeCo, the Board of Directors of AcquisitionCo, the Trustee and the Trustee's counsel are of the opinion that such additions are not prejudicial to the interests of the holders of the Exchangeable Shares;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of AcquisitionCo and ExchangeCo and in the opinion of the Trustee, having in mind the best interests of the holders of Exchangeable Shares it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the holders of Exchangeable Shares; or

(c) making such amendments or modifications which are required for the purpose of curing or correcting any ambiguity, defect, inconsistent provision, clerical omission, mistake or manifest error; provided that the Board of Directors of ExchangeCo, the Board of Directors of AcquisitionCo, the Trustee and the Trustee's counsel are of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares.

4.6      MEETING TO CONSIDER AMENDMENTS

         AcquisitionCo, at the request of Baytex Trust, ExchangeCo, or any combination of them, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of AcquisitionCo, the Share Provisions and all Applicable Laws.

4.7      AMENDMENTS ONLY IN WRITING

         No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8      ENUREMENT

         This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

4.9      NOTICES TO PARTIES

         All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

(a)  if to Baytex Trust, AcquisitionCo or ExchangeCo to:

     Baytex Energy Trust
     c/o Baytex Acquisition Corp.
     2200, 205 - 5th Avenue S.W.
     Calgary, Alberta T2P 2V7
     Attention: President and Chief Executive Officer
     Facsimile No. (403) 269-4282

(b)  if to the Trustee to:

     Valiant Trust Company
     510, 550 - 6th Avenue S.W.
     Calgary, Alberta T2P 0S2
     Attention:  Manager, Corporate Trust Department
     Facsimile No. (403) 233-2857

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10     COUNTERPARTS

         This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11     JURISDICTION

         This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

4.12     SUCCESSOR TO TRUSTEE

         Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto.

4.13     ATTORNMENT

         Each of Baytex Trust, ExchangeCo, AcquisitionCo and the Trustee agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of the Province of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

         IN WITNESS WHEREOF the parties hereto have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

BAYTEX ENERGY TRUST,                                       BAYTEX ACQUISITION CORP.
by its authorized attorney,
BAYTEX ACQUISITION CORP.

By:                                                        By:
       -------------------------------------                      -------------------------------------
Name:  RAYMOND T. CHAN                                     Name:  RAYMOND T. CHAN
Title: President and Chief Executive Officer               Title: President and Chief Executive Officer

BAYTEX EXCHANGECO LTD.                                     VALIANT TRUST COMPANY

By:                                                        By:
       -------------------------------------                      -------------------------------------
Name:  RAYMOND T. CHAN                                     Name:
Title: President and Chief Executive Officer               Title:

                                                           By:
                                                                  -------------------------------------
                                                           Name:
                                                           Title:

                                   APPENDIX F

                       VOTING AND EXCHANGE TRUST AGREEMENT

                       VOTING AND EXCHANGE TRUST AGREEMENT

                  MEMORANDUM OF AGREEMENT made as of the o day of September, 2003.

AMONG:

                  BAYTEX ENERGY TRUST, a trust organized under the laws of Alberta (hereinafter referred to as "Baytex Trust")

                                     - and -

                  BAYTEX ACQUISITION CORP., a corporation incorporated under the laws of Alberta (hereinafter referred to as "AcquisitionCo")

                                     - and -

                  BAYTEX EXCHANGECO LTD., a corporation incorporated under the laws of Alberta (hereinafter referred to as "ExchangeCo")

                                     - and -

                  VALIANT TRUST COMPANY, a trust company incorporated under the laws of Alberta (hereinafter referred to as "Trustee")

                  WHEREAS pursuant to an arrangement agreement dated as of July 24, 2003 among Baytex Energy Ltd., Crew Energy Inc., AcquisitionCo, ExchangeCo, Baytex Resources Ltd., Baytex Exploration Ltd. and Baytex Trust (such agreement, as it may be further amended or restated, is hereafter referred to as the "Arrangement Agreement"), the parties agreed that on the Effective Date (as defined in the Arrangement Agreement) the parties would execute and deliver a support agreement which would govern the relationship among the parties as it related to the issuance and existence of exchangeable shares (the "Exchangeable Shares") in the capital of AcquisitionCo, which were issued pursuant to the Arrangement;

                  AND WHEREAS the articles of AcquisitionCo set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

                  AND WHEREAS the parties hereto have agreed to enter into this Agreement in order to give effect to those exchange rights;

                  NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, the following terms shall have the following meanings:

"ACT" means the BUSINESS CORPORATIONS ACT (Alberta), as amended;

"AFFILIATE" has the meaning given to that term in the Securities Act;

"AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which Baytex Unitholders are entitled to vote, consent or otherwise act, the number of Exchangeable Shares issued and outstanding and held by Beneficiaries;

"AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Baytex Trust and ExchangeCo to effect the automatic exchange of Exchangeable Shares for Baytex Trust Units as defined in Section 5.12(c);

"BENEFICIARY VOTES" has the meaning given to that term in Section 4.2;

"BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Baytex Trust and ExchangeCo;

"BOARD OF DIRECTORS" means the Board of Directors of AcquisitionCo from time to time;

"BUSINESS DAY" means any day on which commercial banks are generally open for business in Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Calgary, Alberta under the laws of the Province of Alberta or the federal laws of Canada;

"CALL RIGHTS" has the meaning given to that term in the Share Provisions;

"BAYTEX CONSENT" has the meaning given to that term in Section 4.2;

"BAYTEX LIQUIDATION EVENT" has the meaning given to that term in Section
5.12(b);

"BAYTEX LIQUIDATION EVENT EFFECTIVE DATE" has the meaning given to that term in
Section 5.12(c);

"BAYTEX MEETING" has the meaning given to that term in Section 4.2;

"BAYTEX SUCCESSOR" has the meaning given to that term in Section 10.1(a);

"BAYTEX TRUST UNITS" means the trust units of Baytex Trust as constituted on the date hereof;

"BAYTEX UNITHOLDERS" means the registered holders of Baytex Trust Units from time to time;

"CURRENT MARKET PRICE" has the meaning given to that term in the Share
Provisions;

"EXCHANGE RATIO" has the meaning given to that term in the Share Provisions;

"EXCHANGE RIGHTS" has the meaning given to that term in Section 5.1(a);

"EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Baytex Acquisition Corp., having the rights, privileges, restrictions and conditions set out in the Share Provisions;

"INDEMNIFIED PARTIES" has the meaning given to that term in Section 8.1;

"INSOLVENCY EVENT" means the institution by AcquisitionCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of AcquisitionCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by AcquisitionCo to contest in good faith any such proceedings commenced in respect of AcquisitionCo within 15 days of becoming aware thereof, or the consent by AcquisitionCo to the filing of any such petition or to the appointment of a receiver, or the making by AcquisitionCo of a general assignment for the benefit of creditors, or the admission in writing by AcquisitionCo of its inability to pay its debts generally as they become due, or AcquisitionCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 4.6 of the Share Provisions;

"LIQUIDATION CALL RIGHT" has the meaning given to that term in the Share Provisions;

"LIST" has the meaning given to that term in Section 4.6;

"OFFICER'S CERTIFICATE" means, with respect to AcquisitionCo, a certificate signed by any officer or director of AcquisitionCo;

"PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

"REDEMPTION CALL RIGHT" has the meaning given to that term in the Share Provisions;

"RETRACTED SHARES" has the meaning given to that term in Section 5.7;

"RETRACTION CALL RIGHT" has the meaning given to that term in the Share Provisions;

"SECURITIES ACT" means the SECURITIES ACT (Alberta), as amended;

"SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, all as set forth in the articles of AcquisitionCo dated the date hereof;

"SPECIAL VOTING UNIT" means the one special voting unit of Baytex Trust, issued by Baytex Trust to and deposited with the Trustee, which entitles the holders of record of Exchangeable Shares who are Beneficiaries to a number of votes at meetings of Baytex Unitholders equal to the Aggregate Equivalent Vote Amount;

"SUPPORT AGREEMENT" means that certain support agreement made as of even date herewith among Baytex Trust, AcquisitionCo, ExchangeCo and the Trustee;

"TRUST" means the trust created by this Agreement;

"TRUST ESTATE" means the Voting Rights, the Exchange Rights, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

"TRUSTEE" means Valiant Trust Company and, subject to the provisions of Article 9, includes any successor trustee; and

"VOTING RIGHTS" means the voting rights attached to the Special Voting Unit.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter referred to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      NUMBER, GENDER, ETC.

         Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      DATE FOR ANY ACTION

         If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1      ESTABLISHMENT OF TRUST

         The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Voting Rights and the Exchange Rights and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

                                   ARTICLE 3
                               SPECIAL VOTING UNIT

3.1      ISSUANCE AND OWNERSHIP OF THE SPECIAL VOTING UNIT

         Baytex Trust has issued to and has deposited with the Trustee the Special Voting Unit to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Baytex Trust hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Unit by Baytex Trust to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Unit and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Unit, provided that the Trustee shall:

(a) hold the Special Voting Unit and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Unit, and the Special Voting Unit shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2      LEGENDED SHARE CERTIFICATES

         AcquisitionCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Beneficiary.

3.3      SAFE KEEPING OF CERTIFICATE

         The certificate representing the Special Voting Unit shall at all times be held in safe keeping by the Trustee or its agent.

                                   ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1      VOTING RIGHTS

         The Trustee, as the holder of record of the Special Voting Unit, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Special Voting Unit, on any matter, question or proposition whatsoever that may properly come before the Baytex Unitholders at a Baytex Meeting or in connection with an Baytex Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which a Baytex Consent is sought or a Baytex Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Beneficiary's Voting Rights.

4.2      NUMBER OF VOTES

         With respect to all meetings of Baytex Unitholders at which Beneficiaries of Baytex Trust Units are entitled to vote (an "Baytex Meeting") and with respect to all written consents sought by Baytex from Baytex Unitholders (a "Baytex Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Exchangeable Share owned of record by such Beneficiary on the record date established by Baytex or by applicable law for such Baytex Meeting or Baytex Consent, as the case may be, (the "Beneficiary Votes") in respect of each matter, question or proposition to be voted on at such Baytex Meeting or to be consented to in connection with such Baytex Consent.

4.3      MAILINGS TO UNITHOLDERS

         With respect to each Baytex Meeting and Baytex Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Baytex utilizes in communications to Baytex Unitholders, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Beneficiaries named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Baytex Trust to Baytex Unitholders:

(a) a copy of such notice, together with any proxy or information statement and related materials (but excluding proxies to vote Baytex Trust Units) to be provided to Baytex Unitholders;

(b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Baytex Meeting or Baytex Consent, as the case may be, or, pursuant to Section
         4.7 hereof, to attend such Baytex Meeting and to exercise personally the Beneficiary Votes thereat;

(c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

         (i) a proxy to such Beneficiary or such Beneficiary's designee to exercise personally the Beneficiary Votes; or

         (ii) a proxy to a designated agent or other representative of the management of Baytex Trust to exercise such Beneficiary Votes;

(d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Baytex Meeting shall not be earlier than 24 hours prior to such meeting, and (ii) the method for revoking or amending such instructions.

         The materials referred to above are to be provided by Baytex Trust to the Trustee, but shall be subject to review and comment by the Trustee.

         For the purposes of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any such Baytex Meeting or Baytex Consent, the number of Exchangeable Shares owned as of record by the Beneficiary shall be determined at the close of business on the record date established by Baytex Trust or by applicable law for purposes of determining Baytex Unitholders entitled to vote at such Baytex Meeting or to give written consent in connection with such Baytex Consent. Baytex Trust will notify the Trustee in writing of any decision of the board of directors of AcquisitionCo with respect to the calling of any such Baytex Meeting or the seeking of such Baytex Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4      COPIES OF UNITHOLDER INFORMATION

         Baytex Trust will deliver to the Trustee copies of all proxy materials, (including notices of Baytex Meetings, but excluding proxies to vote Baytex Trust Units), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to beneficiaries of Baytex Trust Units in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to Baytex Unitholders. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Baytex Trust, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Baytex Trust) received by the Trustee from Baytex Trust at the same time as such materials are first sent to Baytex Unitholders. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal transfer office in the cities of Calgary and Toronto.

4.5      OTHER MATERIALS

         Immediately after receipt by Baytex Trust or any Unitholder of Baytex Trust of any material sent or given generally to the Baytex Unitholders by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Baytex Trust shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Baytex Trust, copies of all such materials received by the Trustee from Baytex Trust. The Trustee will also make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal transfer office in the cities of Calgary and Toronto.

4.6      LIST OF PERSONS ENTITLED TO VOTE

         AcquisitionCo shall: (i) prior to each annual, general or special Baytex Meeting or the seeking of any Baytex Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with Baytex Meeting or a Baytex Consent, at the close of business on the record date established by Baytex Trust or pursuant to applicable law for determining the Baytex Unitholders entitled to receive notice of and/or to vote at such Baytex Meeting or to give consent in connection with such Baytex Consent. Each such List shall be delivered to the Trustee promptly after receipt by AcquisitionCo of such request on the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. Baytex Trust agrees to give AcquisitionCo written notice (with a copy to the

Trustee) of the calling of any Baytex Meeting or the seeking of any Baytex Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable AcquisitionCo to perform its obligations under this Section 4.6

4.7      ENTITLEMENT TO DIRECT VOTES

         Any Beneficiary named in a List prepared in connection with any Baytex Meeting or any Baytex Consent will be entitled: (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled; or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8      VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING

(a) In connection with each Baytex Meeting and Baytex Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3 hereof;

(b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Baytex Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representatives, and at the Beneficiary's request, such representatives shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either:

         (i)      has not previously given the Trustee instructions pursuant to
                  Section 4.3 hereof in respect of such meeting; or

         (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9      DISTRIBUTION OF WRITTEN MATERIALS

         Any written materials to be distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Baytex Trust utilizes in communications to beneficiaries of Baytex Trust Units subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each Beneficiary at its address as shown on the books of AcquisitionCo. AcquisitionCo shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

(a)      current lists of the Beneficiaries; and

(b) on the request of the Trustee, mailing labels to enable the Trustee to carry out it duties under this agreement.

The materials referred to above are to be provided by AcquisitionCo to the Trustee, but shall be subject to review and comment by the Trustee.

4.10     TERMINATION OF VOTING RIGHTS

         Except as otherwise provided herein or in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Baytex Trust, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Rights or the occurrence of the Automatic Exchange Rights (unless in any case Baytex Trust or ExchangeCo shall not have delivered the consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 4 or Article 5 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of AcquisitionCo or any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding up its affairs pursuant to Article 6 of the Share Provisions, or upon the purchase of Exchangeable Shares from the Beneficiary thereof by Baytex Trust or ExchangeCo pursuant to the exercise by Baytex Trust or ExchangeCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                   ARTICLE 5
                     EXCHANGE RIGHTS AND AUTOMATIC EXCHANGE

5.1      GRANT AND OWNERSHIP OF THE EXCHANGE RIGHTS

         Each of Baytex Trust and ExchangeCo hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries:

(a) the right (the "Exchange Rights"), upon the occurrence and during the continuance of an Insolvency Event to require Baytex Trust or ExchangeCo to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by that Beneficiary; and

(b)      the Automatic Exchange Rights,

all in accordance with the provisions of this Agreement. Each of Baytex Trust and ExchangeCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Rights and the Automatic Exchange Rights by Baytex Trust and ExchangeCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Rights and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Rights and the Automatic Exchange Rights, provided that the Trustee shall:

(c) hold the Exchange Rights and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(d) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Rights or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2      LEGENDED SHARE CERTIFICATES

         AcquisitionCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a) their right to instruct the Trustee with respect to the exercise of the Exchange Rights in respect of the Exchangeable Shares held by a Beneficiary; and

(b)      the Automatic Exchange Rights.

5.3      GENERAL EXERCISE OF EXCHANGE RIGHTS

         The Exchange Rights shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Rights only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Rights, the Trustee shall not exercise or permit the exercise of the Exchange Rights.

5.4      PURCHASE PRICE

         The purchase price payable by Baytex Trust or ExchangeCo, as applicable, for each Exchangeable Share to be purchased by Baytex Trust or ExchangeCo, as applicable, under the Exchange Rights shall be an amount per share equal to the amount determined by multiplying the Exchange Ratio on the last Business Day prior to the date of closing of the purchase and sale of such Exchangeable Shares under the Exchange Rights (as provided for in Section 5.6) by the Current Market Price of an Baytex Unit on the last Business Day prior to such date.

         In connection with each exercise of the Exchange Rights, Baytex Trust or ExchangeCo shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Baytex Trust or ExchangeCo, as applicable, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, a certificate or certificates representing that number of Baytex Trust Units (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) equal to the Exchange Ratio as at the last Business Day prior to the date of closing of the purchase and sale of such Exchangeable Shares under the Exchange Rights, such purchase price to be paid in accordance with Section 5.6 (but less any amounts withheld pursuant to Section 5.13). Upon payment by Baytex Trust or ExchangeCo, as applicable, of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of accrued and unpaid dividends (but not in respect of dividends which have been declared and are unpaid) on each such Exchangeable Share by AcquisitionCo.

5.5      EXERCISE INSTRUCTIONS

         Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Rights with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of AcquisitionCo. To cause the exercise of the Exchange Rights by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary or Toronto or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Baytex Trust or ExchangeCo to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of AcquisitionCo and such additional documents and instruments as the Trustee, Baytex Trust, ExchangeCo and AcquisitionCo may reasonably require, together with:

(a) a duly completed form of notice of exercise of the Exchange Rights, contained on the reverse of or attached to the Exchangeable Share certificates, stating: (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Rights so as to require Baytex Trust or ExchangeCo to purchase from the Beneficiary the number of Exchangeable Shares specified therein; (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Baytex Trust or ExchangeCo, as applicable, free and clear of all liens, claims and encumbrances; (iii) the names in which the certificates representing Baytex Trust Units issuable in connection with the exercise of the Exchange Rights are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and

(b) payment (or evidence satisfactory to the Trustee, Baytex Trust, ExchangeCo and AcquisitionCo of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Baytex Trust or ExchangeCo under the Exchange Rights, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of AcquisitionCo.

5.6      DELIVERY OF BAYTEX TRUST UNITS; EFFECT OF EXERCISE

         Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Baytex Trust or ExchangeCo to purchase under the Exchange Rights, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Rights (and payment of taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Baytex Trust or ExchangeCo, as applicable, the Trustee shall notify Baytex Trust, ExchangeCo and AcquisitionCo of its receipt of the same, which notice to Baytex Trust, ExchangeCo and AcquisitionCo shall constitute exercise of the Exchange Rights by the Trustee on behalf of the holder of such Exchangeable Shares, and Baytex Trust or ExchangeCo, as applicable, shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such holder) the number of Baytex Trust Units issuable in connection with the exercise of the Exchange Rights, provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Baytex Trust, ExchangeCo and AcquisitionCo of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Baytex Trust, ExchangeCo and AcquisitionCo of the exercise of the Exchange Rights as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Rights shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Baytex Trust or ExchangeCo, as determined by Baytex Trust at the time, all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than: (i) the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Baytex Trust Units is not delivered by Baytex Trust or ExchangeCo, as applicable, to the Trustee within three Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Baytex Trust Units are so delivered, by Baytex Trust or ExchangeCo, as applicable; and (ii) the right to receive declared but unpaid dividends in respect of such Exchangeable Shares. Upon delivery to the Trustee of such Baytex Trust Units, the Trustee shall deliver such Baytex Trust Units to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Baytex Trust Units delivered to it pursuant to the Exchange Rights.

5.7      EXERCISE OF EXCHANGE RIGHTS SUBSEQUENT TO RETRACTION

         In the event that a Beneficiary has exercised its right under Article 4 of the Share Provisions to require AcquisitionCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by AcquisitionCo pursuant to Section 4.6 of the Share Provisions that AcquisitionCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that neither Baytex Trust nor ExchangeCo shall have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to AcquisitionCo pursuant to
Section 4.1 of the Share Provisions and provided further that the Trustee has received written notice of same from Baytex Trust, ExchangeCo or AcquisitionCo, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Rights with respect to those Retracted Shares that AcquisitionCo is unable to redeem. In any such event, AcquisitionCo hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to AcquisitionCo or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to
Section 4.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Rights with respect to the Retracted Shares that AcquisitionCo is not permitted to redeem and will require Baytex Trust or ExchangeCo to purchase such shares in accordance with the provisions of this Article 5.

5.8      STAMP OR OTHER TRANSFER TAXES

         Upon any sale of Exchangeable Shares to Baytex Trust or ExchangeCo pursuant to the Exchange Rights or the Automatic Exchange Rights, the certificate or certificates representing Baytex Trust Units to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such
Beneficiary: (a) shall pay (and none of Baytex Trust, ExchangeCo, AcquisitionCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary, or
(b) shall have evidenced to the satisfaction of the Trustee, Baytex Trust, ExchangeCo and AcquisitionCo that such taxes, if any, have been paid.

5.9      NOTICE OF INSOLVENCY EVENT, CALL RIGHTS NOT EXERCISED

         As soon as practicable following the occurrence of either an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Baytex Trust, ExchangeCo and AcquisitionCo shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Baytex Trust, ExchangeCo and AcquisitionCo of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Baytex Trust, a notice of such Insolvency Event in the form provided by Baytex Trust, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Rights.

5.10     QUALIFICATION OF BAYTEX TRUST UNITS

         Baytex Trust and ExchangeCo covenant that if any Baytex Trust Units to be issued and delivered pursuant to the Exchange Rights or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian, federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian federal or provincial legal requirement before such securities may be issued and delivered by or on behalf of Baytex Trust or ExchangeCo to the initial holder thereof or in order that such securities may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Baytex Trust for purposes of Canadian provincial securities law), Baytex Trust and ExchangeCo will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Baytex Trust Units to be and remain duly registered, qualified or approved. Baytex Trust and ExchangeCo will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Baytex Trust Units to be delivered pursuant to the Exchange Rights or the Automatic Exchange Rights to be listed, quoted or posted for trading on the Toronto Stock Exchange or such other stock exchanges or quotation systems on which outstanding Baytex Trust Units are then principally listed, quoted or posted for trading at such time.

5.11     BAYTEX TRUST UNITS

         Baytex Trust and ExchangeCo hereby represent, warrant and covenant that the Baytex Trust Units issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12     AUTOMATIC EXCHANGE ON LIQUIDATION OF BAYTEX TRUST

(a) Baytex Trust will give the Trustee written notice of each of the following events at the time set forth below:

         (i) in the event of any determination by the board of directors of AcquisitionCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Baytex Trust or to effect any other distribution of assets of Baytex Trust among its unitholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

         (ii) as soon as practicable following the earlier of: (A) receipt by Baytex Trust or AcquisitionCo of notice of; and (B) Baytex Trust or AcquisitionCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Baytex Trust or to effect any other distribution of assets of Baytex Trust among its unitholders for the purpose of winding up its affairs, in each case where Baytex Trust has failed to contest in good faith any such proceeding commenced in respect of Baytex Trust within 30 days of becoming aware thereof.

(b) As soon as practicable following receipt by the Trustee from Baytex Trust of notice of any event (an "Baytex Liquidation Event") contemplated by Section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof, in the form provided by Baytex Trust, to the Beneficiaries. Such notice shall include a brief description of the Automatic Exchange Rights.

(c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Baytex Trust Units in the distribution of assets of Baytex Trust in connection with an Baytex Liquidation Event, on the fifth Business Day prior to the effective date (the "Baytex Liquidation Event Effective Date") of an Baytex Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Baytex Trust Units (the benefit in favour of Beneficiaries of the obligation of Baytex Trust and ExchangeCo to effect the automatic exchange of Exchangeable Shares for Baytex Trust Units as aforesaid is defined as the "Automatic Exchange Rights"). To effect such automatic exchange, Baytex Trust or ExchangeCo shall purchase on the fifth Business Day prior to the Baytex Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share determined by multiplying the Current Market Price of an Baytex Trust Unit on the sixth Business Day prior to the Baytex Liquidation Event Effective Date and the Exchange Ratio as at the sixth Business Day prior to the Baytex Liquidation Event Effective Date. Baytex Trust or ExchangeCo shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Baytex Trust or ExchangeCo, as applicable, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, that number of Baytex Trust Units equal to the Exchange Ratio as at the sixth Business Day prior to the Baytex Liquidation Event Effective Date, such purchase price to be paid in accordance with Section 5.12(d) (but less any amounts withheld pursuant to Section 5.13).

(d) On the fifth Business Day prior to the Baytex Liquidation Event Effective Date:

         (i) the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Baytex Trust Units shall be deemed to have occurred;

         (ii) each Beneficiary shall be deemed to have transferred to Baytex Trust or ExchangeCo, as determined by Baytex Trust at that time, all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate;

         (iii) any right of each such Beneficiary to receive declared and unpaid dividends from AcquisitionCo shall be deemed to be satisfied and discharged;

         (iv) each such Beneficiary shall cease to be a holder of such Exchangeable Shares; and

         (v) Baytex Trust or ExchangeCo, as applicable, shall deliver or cause to be delivered to the Trustee on behalf of such Beneficiary the Baytex Trust Units issuable upon the automatic exchange of Exchangeable Shares for Baytex Trust Units.

(e) Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Baytex Trust Units issued pursuant to the automatic exchange of Exchangeable Shares for Baytex Trust Units and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Baytex Trust or ExchangeCo, as applicable, pursuant to such automatic exchange shall thereafter be deemed to represent Baytex Trust Units issued to the Beneficiary pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Baytex Trust Units, duly endorsed in blank and accompanied by such instruments of transfer as Baytex Trust and ExchangeCo may reasonably require, Baytex Trust or ExchangeCo, as applicable, shall deliver or cause to be delivered to the Beneficiary certificates representing Baytex Trust Units of which the Beneficiary is the holder.

5.13     WITHHOLDING RIGHTS

         Baytex Trust, ExchangeCo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Baytex Trust Units such amounts as Baytex Trust, ExchangeCo or the Trustee is required to deduct and withhold with respect to such payment under the INCOME TAX ACT (Canada) or any provision of provincial, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Baytex Trust, ExchangeCo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Baytex Trust, ExchangeCo or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Baytex Trust, ExchangeCo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14     NON-RESIDENT HOLDERS

         Notwithstanding anything contained in this Agreement, the obligation of Baytex Trust or ExchangeCo to pay the purchase price for the Exchangeable Shares pursuant to the Exchange Rights or the Automatic Exchange Rights in respect of Exchangeable Shares held by a person whom the transfer agent of the Exchangeable Shares believes is a U.S. person (as defined in the Share Provisions) or a resident of any foreign country, shall be satisfied by delivering the Baytex Trust Units which would have been received by the Trustee, on behalf of affected holder to the transfer agent and registrar for the Exchangeable Shares who shall sell such Baytex Trust Units on the stock exchange on which the Baytex Trust Units are then listed and, upon such sale, the rights of the affected holder shall be limited to receiving the net proceeds of sale (net of applicable taxes).

5.15     NO FRACTIONAL ENTITLEMENTS

         Notwithstanding anything contained in this Agreement, including without limitation Article 5, no Beneficiary (or the Trustee as trustee for and on behalf of, and for the use and benefit of a Beneficiary) shall be entitled to and Baytex Trust and ExchangeCo will not deliver fractions of Baytex Trust Units. Where the application of the provisions of this Agreement, including, without limitation, Article 5, would otherwise result in a Beneficiary (or the Trustee, on behalf of the Beneficiary) receiving a fraction of an Baytex Unit the Beneficiary (or the Trustee on behalf of the Beneficiary) shall be entitled to receive the nearest whole number of Baytex Trust Units.

                                   ARTICLE 6
                             CONCERNING THE TRUSTEE

6.1      POWERS AND DUTIES OF THE TRUSTEE

         The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a) receipt and deposit of the Special Voting Unit as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b) delivery of proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(d) receiving the grant of the Exchange Rights and the Automatic Exchange Rights from Baytex Trust and ExchangeCo as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e) exercising the Exchange Rights and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Baytex Trust Units and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Rights or pursuant to the Automatic Exchange Rights, as the case may be;

(f)      holding title to the Trust Estate;

(g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Baytex Trust, ExchangeCo and AcquisitionCo under this Agreement; and

(i) taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2      NO CONFLICT OF INTEREST

         The Trustee represents to Baytex Trust, ExchangeCo and AcquisitionCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court of Queen's Bench of Alberta for an order that the Trustee be replaced as Trustee hereunder.

6.3      DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

         Baytex Trust, ExchangeCo and AcquisitionCo irrevocably authorize the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Baytex Trust Units; and

(b) requisition, from time to time: (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the transfer agent of Baytex Trust Units, and any subsequent transfer agent of such Baytex Trust Units, the Baytex Unit certificates issuable upon the exercise from time to time of the Exchange Rights and pursuant to the Automatic Exchange Rights.

Baytex Trust and AcquisitionCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Baytex Trust covenants that it will supply its transfer agent with duly executed trust unit certificates for the purpose of completing the exercise from time to time of the Exchange Rights and the Automatic Exchange Rights.

6.4      BOOKS AND RECORDS

         The Trustee shall keep available for inspection by Baytex Trust, ExchangeCo and AcquisitionCo at the Trustee's principal office in Calgary correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Special Voting Unit, the Exchange Rights and the Automatic Exchange Rights. On or before January 15, 2004, and on or before January 15th in every year thereafter, so long as this Agreement has not been terminated, the Trustee shall transmit to Baytex Trust, ExchangeCo and AcquisitionCo a brief report, dated as of the preceding December 31st, with respect to:

(a)      the property and funds comprising the Trust Estate as of that date;

(b) the number of exercises of the Exchange Rights, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance of Baytex Trust Units in connection with the Exchange Rights, during the calendar year ended on such December 31st; and

(c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

6.5      INCOME TAX RETURNS AND REPORTS

         The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Baytex Trust, ExchangeCo and AcquisitionCo). If requested by the Trustee, Baytex Trust, ExchangeCo and AcquisitionCo shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6      INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

         The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Rights pursuant to Article 4, subject to Section 6.15, and with respect to the Exchange Rights pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

         None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7      ACTION OF BENEFICIARIES

         No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8      RELIANCE UPON DECLARATIONS

         The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9      EVIDENCE AND AUTHORITY TO TRUSTEE

         Baytex Trust, ExchangeCo and/or AcquisitionCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Baytex Trust, ExchangeCo and/or AcquisitionCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights, the Exchange Rights or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Baytex Trust, ExchangeCo and/or AcquisitionCo promptly if and when:

(a) such evidence is required by any other Section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Baytex Trust, ExchangeCo and/or AcquisitionCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of ExchangeCo and/or AcquisitionCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Rights or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Baytex Trust, ExchangeCo and/or AcquisitionCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of ExchangeCo and/or AcquisitionCo it shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(c) declaring that he or she has read and understands the provisions of this Agreement relating to the condition in question;

(d) describing the nature and scope of the examination or investigation upon which he or she based the statutory declaration, certificate, statement or opinion; and

(e) declaring that he or she has made such examination or investigation as he or she believes is necessary to enable him or her to make the statements or give the opinions contained or expressed therein.

6.10     EXPERTS, ADVISERS AND AGENTS

         The Trustee may:

(a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Baytex Trust, ExchangeCo and/or AcquisitionCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11     INVESTMENT OF MONEYS HELD BY TRUSTEE

         Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for AcquisitionCo, in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of AcquisitionCo. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada (including an affiliate of the Trustee) or, with the consent of AcquisitionCo, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits, and the Trustee shall be entitled to receive a fee from such bank, loan or trust company for so depositing such moneys.

6.12     TRUSTEE NOT REQUIRED TO GIVE SECURITY

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13     TRUSTEE NOT BOUND TO ACT ON REQUEST

         Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Baytex Trust, ExchangeCo and/or AcquisitionCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14     AUTHORITY TO CARRY ON BUSINESS

         The Trustee represents to Baytex Trust, ExchangeCo and/or AcquisitionCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Rights and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 9.

6.15     CONFLICTING CLAIMS

         If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any portion of the Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b) all differences with respect to the Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16     ACCEPTANCE OF TRUST

         The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                   ARTICLE 7
                                 COMPENSATION

7.1      FEES AND EXPENSES OF THE TRUSTEE

         Baytex Trust, ExchangeCo and AcquisitionCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors (provided however that the payment of fees to legal counsel and other experts and advisors shall be required to be pre-approved by AcquisitionCo) and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Baytex Trust, ExchangeCo and AcquisitionCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or willful misconduct.

                                   ARTICLE 8
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1      INDEMNIFICATION OF THE TRUSTEE

         Baytex Trust, ExchangeCo and AcquisitionCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Baytex Trust, ExchangeCo or AcquisitionCo pursuant hereto.

         In no case shall Baytex Trust, ExchangeCo or AcquisitionCo be liable under this indemnity for any claim against any of the Indemnified Parties unless Baytex Trust, ExchangeCo and AcquisitionCo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Baytex Trust, ExchangeCo and AcquisitionCo shall be entitled to participate at their own expense in the defense and, if Baytex Trust, ExchangeCo and AcquisitionCo so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Baytex Trust, ExchangeCo and AcquisitionCo; or (ii) the named parties to any such suit include both the Trustee and Baytex Trust, ExchangeCo or AcquisitionCo and the Trustee shall have been advised by counsel acceptable to Baytex Trust, ExchangeCo or AcquisitionCo that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Baytex Trust, ExchangeCo or AcquisitionCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Baytex Trust, ExchangeCo and AcquisitionCo shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

8.2      LIMITATION OF LIABILITY

         The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 9
                                CHANGE OF TRUSTEE

9.1      RESIGNATION

         The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Baytex Trust, ExchangeCo and AcquisitionCo specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Baytex Trust, ExchangeCo and AcquisitionCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Baytex Trust, ExchangeCo and AcquisitionCo shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Baytex Trust, ExchangeCo and AcquisitionCo shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2      REMOVAL

         The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Baytex Trust, ExchangeCo and AcquisitionCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3      SUCCESSOR TRUSTEE

(a) Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Baytex Trust, ExchangeCo and AcquisitionCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Baytex Trust, ExchangeCo and AcquisitionCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Baytex Trust, ExchangeCo, AcquisitionCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Notwithstanding the foregoing, any corporation to which all or substantially all of the business of the Trustee is transferred shall automatically become the successor trustee without any further act.

(b) Notwithstanding paragraph (a) above and Section 9.4, any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto.

9.4      NOTICE OF SUCCESSOR TRUSTEE

         Upon acceptance of appointment by a successor trustee as provided herein, Baytex Trust, ExchangeCo or AcquisitionCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary shown on the register of holders of Exchangeable Shares. If Baytex Trust, ExchangeCo or AcquisitionCo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Baytex Trust, ExchangeCo and AcquisitionCo.

                                   ARTICLE 10
                             BAYTEX TRUST SUCCESSORS

10.1     CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

         Baytex Trust shall not complete any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing entity resulting therefrom unless, but may do so if:

(a) such other person or continuing entity (herein called the "Baytex Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Baytex Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Baytex Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Baytex Trust under this Agreement; and

(b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2     VESTING OF POWERS IN SUCCESSOR

         Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, Baytex Successor, ExchangeCo and AcquisitionCo shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Baytex Successor shall possess and from time to time may exercise each and every right and power of Baytex Trust under this Agreement in the name of Baytex Trust or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of AcquisitionCo or any officers of AcquisitionCo on behalf of Baytex Trust may be done and performed with like force and effect by the directors or officers of such Baytex Successor.

10.3     WHOLLY-OWNED SUBSIDIARIES

         Nothing herein shall be construed as preventing the combination of any wholly-owned direct or indirect subsidiary of Baytex Trust with or into Baytex Trust or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Baytex Trust provided that all of the assets of such subsidiary are transferred to Baytex Trust or another wholly-owned direct or indirect subsidiary of Baytex Trust and any such transactions are expressly permitted by this Article 10.

                                   ARTICLE 11
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1     AMENDMENTS, MODIFICATIONS, ETC.

         This Agreement may not be amended or modified except by an agreement in writing executed by Baytex Trust, ExchangeCo, AcquisitionCo and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions.

11.2     MINISTERIAL AMENDMENTS

         Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of ExchangeCo and AcquisitionCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of ExchangeCo and AcquisitionCo and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c) making such changes or corrections which, on the advice of counsel to Baytex Trust, ExchangeCo, AcquisitionCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of AcquisitionCo shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3     MEETING TO CONSIDER AMENDMENTS

         AcquisitionCo, at the request of Baytex Trust, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of AcquisitionCo, the Share Provisions and all applicable laws.

11.4     CHANGES IN CAPITAL OF BAYTEX TRUST AND ACQUISITIONCO

         At all times after the occurrence of any event contemplated pursuant to
Section 2.6 or 2.7 of the Support Agreement or otherwise, as a result of which either Baytex Trust Units or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Baytex Trust Units or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5     EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

         No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time AcquisitionCo (when authorized by a resolution of its Board of Directors), Baytex Trust (when authorized by a resolution of the Board of Directors of AcquisitionCo) and ExchangeCo (when authorized by a resolution of the Board of Directors of ExchangeCo) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) evidencing the succession of Baytex Successors and the covenants of and obligations assumed by each such Baytex Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

(b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Rights or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Baytex Trust, ExchangeCo, AcquisitionCo, the Trustee or this Agreement; and

(c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 12
                                   TERMINATION

12.1     TERM

         The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)      no outstanding Exchangeable Shares are held by a Beneficiary;

(b) each of Baytex Trust, ExchangeCo and AcquisitionCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions; and

(c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2     SURVIVAL OF AGREEMENT

         This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

                                   ARTICLE 13
                                     GENERAL

13.1     SEVERABILITY

         If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2     ENUREMENT

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.3     NOTICES TO PARTIES

         All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(a)      if to Baytex Trust, AcquisitionCo or ExchangeCo, at:

                  c/o Baytex Acquisition Corp.
                  2200, 205 - 5th Avenue S.W.
                  Calgary, Alberta  T2P 2V7

                  Attention:        President and Chief Executive Officer
                  Telecopier No.:   (403) 205-3845

(b)      if to the Trustee, at:

                  Valiant Trust Company
                  510, 550 - 6th Avenue S.W.
                  Calgary, Alberta
                  T2P 0S2

                  Attention:        Manager, Corporate Trust Department
                  Telecopier No.:   (403) 233-2857

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4     NOTICE TO BENEFICIARIES

         Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of AcquisitionCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.5     COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6     JURISDICTIONS

         This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

13.7     ATTORNMENT

         Each of the Trustee, Baytex Trust, ExchangeCo and AcquisitionCo agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the such courts in any such action or proceeding, agrees to be bound by any judgment of the such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BAYTEX ENERGY TRUST,                                       BAYTEX ACQUISITION CORP.
by its authorized attorney, BAYTEX ACQUISITION CORP.


By:                                                        By:
          -----------------------------------------------          -------------------------------------------------
Name:     RAYMOND T. CHAN                                  Name:   RAYMOND T. CHAN
Title:    President and Chief Executive Officer            Title:  President and Chief Executive Officer


BAYTEX EXCHANGECO LTD.                                     VALIANT TRUST COMPANY

By:                                                        By:
          -----------------------------------------------          -------------------------------------------------
Name:     RAYMOND T. CHAN                                  Name:
Title:    President and Chief Executive Officer            Title


                                                           By:
                                                                   -------------------------------------------------
                                                           Name:
                                                           Title:

                                   APPENDIX G

                                FAIRNESS OPINIONS

                                                  [TD SECURITIES LOGO]

                                                   TD SECURITIES INC.
                                                   Suite 800, Home Oil Tower
                                                   324 - 8th Avenue S.W.
                                                   Calgary, Alberta  T2P 2Z2





                                  July 25, 2003


The Board of Directors
Baytex Energy Ltd.
Suite 2200, 205 - 5th Avenue S.W.
Calgary, Alberta
T2P 2V7

Dear Members of the Board:

         TD Securities Inc. ("TD Securities") understands that Baytex Energy Ltd. ("Baytex") has proposed an arrangement (the "Arrangement") pursuant to which Baytex will effectively be reorganized into two entities, a new oil and gas energy trust, Baytex Energy Trust (the "Trust") and a new junior oil and natural gas exploration and development company, Crew Energy Inc. ("Crew"). The Arrangement will result, through a series of transactions, in holders ("Shareholders") of common shares of Baytex ("Baytex Common Shares"), other than non-resident, tax-exempt and certain option shareholders, receiving for each of their Baytex Common Shares either:

1. one unit of the Trust ("Trust Unit") and one-third of a common share of Crew; or

2. one exchangeable share exchangeable for one Trust Unit, subject to adjustment ("Exchangeable Share") and one-third of a common share of Crew.

         An aggregate maximum of 6 million Exchangeable Shares will be issued pursuant to the Arrangement and, in the event that more Exchangeable Shares are requested than those available, the Exchangeable Shares will be prorated and Shareholders will receive Trust Units in lieu of Exchangeable Shares. Each Exchangeable Share will be exchangeable for one Trust Unit, subject to adjustment for monthly cash distributions. Non-resident, tax-exempt shareholders and certain option shareholders will only be eligible to receive, in exchange for each of their Baytex Common Shares, one Trust Unit and one-third of a common share of Crew.

         Baytex Optionholders may choose to participate in the Arrangement by exercising their Options and receiving the same consideration as Baytex Shareholders. All remaining vested and unvested Baytex options will become options to acquire Trust Units with their exercise price adjusted for the effective stock consolidation and distribution of Crew shares valued at $0.55 per Baytex share.

         The terms of, and conditions necessary to complete, the Arrangement are to be set forth in the Baytex information circular and proxy statement to be dated July 25, 2003, (collectively, together with the related documents included therein, the "Circular"), to be mailed to all Shareholders and all holders of Options ("Optionholders" and, collectively with the Shareholders, "Securityholders").

         All capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Glossary of Terms set forth in the Circular.

ENGAGEMENT OF TD SECURITIES

         Baytex retained TD Securities pursuant to an agreement dated October 22, 2002 and an amendment letter dated May 26, 2003 (collectively the "Engagement Agreement") to provide an opinion as to whether the consideration to be received by Securityholders of Baytex pursuant to the Arrangement is fair, from a financial point of view, to the Securityholders (the "Fairness Opinion").

         The Fairness Opinion is being provided to the Board of Directors of Baytex (the "Board") under the terms of the Engagement Agreement. TD Securities was not engaged to prepare (and has not prepared) a formal valuation or appraisal of Baytex or of any of its securities, assets or liabilities and the Fairness Opinion should not be construed as a formal valuation or appraisal. TD Securities was similarly not engaged to review any legal, tax or accounting aspects of the Arrangement.

         The Engagement Agreement provides for TD Securities to receive from Baytex, for the services provided, an advisory fee, in respect of which a portion is contingent on the outcome of the Arrangement, as well as reimbursement of all reasonable out-of-pocket expenses. The fees received by TD Securities in connection with the Engagement Agreement are not material to TD Securities. Baytex has agreed to indemnify TD Securities from and against certain liabilities arising out of the performance of professional services rendered to Baytex by TD Securities and its personnel under the Engagement Agreement.

         The Fairness Opinion is intended solely for the use of the Board with respect to the Arrangement, and, except for its inclusion in its entirety in the Circular (together with a summary thereof satisfactory to TD Securities), may not be published, reproduced, disseminated, quoted from or referred to, in whole or in part, or be used or relied upon by any other person, or for any other purpose without TD Securities' prior written consent.

CREDENTIALS OF TD SECURITIES

         TD Securities is a Canadian investment banking firm with operations in a broad range of activities, including corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment management and investment research. TD Securities has participated in a significant number of transactions involving public and private companies and has extensive experience in preparing fairness opinions.

         The Fairness Opinion is the opinion of TD Securities and its form and content have been approved by a committee of senior investment banking professionals of TD Securities, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.

RELATIONSHIP WITH INTERESTED PARTIES

         Neither TD Securities nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the SECURITIES ACT (Ontario)) of Baytex, the Trust, Crew, or any of their respective associates or affiliates (collectively, the "Interested Parties"). TD Bank may be a lender to Baytex and/or other Interested Parties, and may provide other banking services to such parties from time to time in the ordinary course of business.

         TD Securities acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have and may in the future have positions in the securities of Baytex, the Trust, Crew and/or other Interested Parties and, from time to time, may have executed or may execute transactions on behalf of such companies or other clients for which it may have received or may receive compensation. As an investment dealer, TD Securities conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the Arrangement, Baytex, the Trust, Crew or other Interested Parties.

         There are no understandings, agreements or commitments between TD Securities and Baytex, the Trust, Crew or any other Interested Party with respect to any future business dealings. TD Securities may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for, and TD Bank may provide banking services to, Baytex, the Trust, Crew or any other Interested Party.

SCOPE OF REVIEW

         In connection with the Fairness Opinion, TD Securities reviewed and relied upon (without attempting to verify independently the completeness or accuracy of) or carried out, among other things, the following:

1. the Arrangement Agreement dated July 24, 2003 among Baytex, the Trust, Crew and various other related parties;

2. 2003 financial forecasts for the Trust and Crew prepared by management of Baytex;

3.       the Circular;

4. unaudited interim financial statements of Baytex as at and for the three months ended March 31, 2003;

5. Baytex's 2002 Annual Report, the audited financial statements of Baytex as at and for the years ended December 31, 2002 and 2001 and prior year audited financial statements;

6.       the Renewal Annual Information Form of Baytex dated March 3, 2003;

7. the Management Proxy and Information Circular for the Annual and Special Meeting of the holders of common shares of Baytex on May 27, 2003;

8. the summary reserve engineering report for Baytex prepared by Outtrim Szabo Associates Ltd. effective December 31, 2002;

9. the Crew Engineering Report prepared by Outtrim Szabo Associates Ltd. effective September 1, 2003;

10. the evaluation of the undeveloped land to be transferred to Crew prepared by Charter Land Services effective September 1, 2003;

11. certain non-public information regarding Baytex, the Trust and Crew, their business and prospects;

12. discussions with senior management of Baytex with respect to, among other things, the past and future operations of Baytex, Baytex's competitive position in the market, the prospects of Trust and Crew, pro-forma cash flows, the information referred to above and other issues deemed relevant;

13. discussions with Baytex's legal counsel with respect to the structure of the Arrangement;

14. a certificate dated the date hereof, addressed to TD Securities provided by senior officers of Baytex;

15. stock market trading information and other relevant public information including with respect to comparable Canadian oil and gas companies and income trusts; and

16. such other information, investigations, analysis and testing of assumptions as we considered necessary or appropriate in the circumstances.

         A significant component of TD Securities' review consisted of discussions with management of Baytex. No information of a material nature has been brought to the attention of TD Securities that has not been considered in the preparation of the Fairness Opinion.

ASSUMPTIONS AND LIMITATIONS

         With the Board's acknowledgement and agreement as provided for in the Engagement Agreement, TD Securities has relied upon the accuracy, completeness and fair representation of all data, advice, opinions, information and other material (financial and otherwise) obtained by it from public sources or provided to it by Baytex and its respective personnel and representatives, or otherwise (collectively the "Information"), including the certificate identified herein. The Fairness Opinion is conditional upon such accuracy, completeness and fair representation. Subject to the exercise of professional judgment and except as expressly described herein, TD Securities has not attempted to verify independently the accuracy or completeness of any such information.

         Senior officers of Baytex have represented to TD Securities in a certificate dated as of the date hereof, among other things, that:

(i) Baytex has no information or knowledge of any facts, public or otherwise, not contained in or referred to in the Information provided to TD Securities relating to Baytex, the Trust, Crew, any of their respective affiliates, their respective assets, liabilities, affairs, prospects or condition (financial or otherwise) or the Arrangement which would reasonably be expected to have an effect on the Fairness Opinion, including the assumptions used or the scope of the review undertaken;

(ii) the Information was, at the date the information was provided to TD Securities, and is, complete, true and accurate in all material respects and did not and does not contain any untrue statement of a material fact in respect of Baytex, the Trust, Crew, any of their respective affiliates or the Arrangement and did not and does not omit to state a material fact in relation to Baytex, the Trust, Crew, any of their respective affiliates or the Arrangement necessary to make the Information not misleading in light of the circumstances under which the Information was provided to TD Securities;

(iii) there have been no valuations or appraisals relating to Baytex or any of its affiliates or any of Baytex's or its affiliates' respective securities, material assets or liabilities which have been prepared as of a date within the two years preceding the date hereof and in the possession or control of Baytex which have not been provided to TD Securities or, in the case of any valuation or appraisal known to Baytex which it does not have within its possession or control, notice of which has not been given to TD Securities;

(iv) no offers for or transactions involving at any one time, all or a material part of the properties and assets owned by or the securities of Baytex or any of its affiliates have been made or occurred within the two years preceding the date hereof which have not been disclosed to TD Securities in connection with its preparation of the Fairness Opinion;

(v) there is no plan or proposal for any, and since the dates on which the Information was provided to TD Securities there has been no material change (as defined in the SECURITIES ACT (Alberta)) in the assets, liabilities, affairs, prospects or condition (financial or otherwise) of Baytex or any of its affiliates which have not been disclosed to TD Securities; and

(vi) no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have an effect on the Fairness Opinion, including the assumptions used or the scope of the review undertaken.

         In arriving at the Fairness Opinion, in addition to the facts and conclusions contained in the materials, information, documents, reports, representations and opinions referred to above, we have assumed, among other things, the validity and efficacy of the procedures being followed to implement the Arrangement, and we express no opinion on such procedures. We have with respect to all legal and tax matters relating to the Arrangement and the implementation thereof relied on advice of legal and tax counsel to Baytex and express no view thereon. The Arrangement is subject to a number of conditions outside the control of Baytex and we have assumed all conditions precedent to the completion of the Arrangement can be satisfied in due course and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification. In rendering the Fairness Opinion we express no view as to the likelihood that the conditions respecting the Arrangement will be satisfied or waived or that the Arrangement will be implemented within the time frame indicated in the Circular.

         We have assumed that substantially all amounts which will be available for distribution to holders of Trust Units will be distributed to holders of Trust Units. In addition, we have also assumed that no material amount of Trust Units will be redeemed by the Trust in the foreseeable future, that the Trust will qualify at all times as a "unit trust" and a "mutual fund trust" both as defined by the INCOME TAX ACT (Canada) (the "Tax Act") and that the Trust Units will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds and deferred profit sharing plans and will not be foreign property for such plans or for registered pension plans.

         In our analysis in connection with the preparation of the Fairness Opinion, TD Securities made numerous assumptions which TD Securities believes to be reasonable with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of TD Securities or Baytex.

         The Fairness Opinion is rendered as of July 25, 2003 on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of Baytex and its subsidiaries as they were reflected in the Information provided to TD Securities and as they were represented to TD Securities in its discussions with the senior management of Baytex. Any changes therein may affect the Fairness Opinion and, although TD Securities reserves the right to change or withdraw the Fairness Opinion in such event, it disclaims any undertaking or obligation to advise any person of any such change that may come to its attention, or to update the Fairness Opinion after the date hereof.

         The Fairness Opinion has been provided solely for the use of the Board and is not intended to be, and does not constitute, a recommendation to purchase the Baytex Common Shares, the Trust Units, the Exchangeable Shares or the common shares of Crew or construed as a recommendation to vote in favour of the Arrangement. TD Securities' conclusion as to the fairness of the consideration to be received by Securityholders is based on its review of the Arrangement taken as a whole, rather than on any particular element of the Arrangement, and this Fairness Opinion should be read in its entirety.

FAIRNESS CONCLUSION

         Based upon and subject to the foregoing, TD Securities is of the opinion that, as of July 25, 2003, the consideration to be received by Securityholders pursuant to the Arrangement is fair, from a financial point of view, to Securityholders.

                               Yours very truly,


                               (signed) TD Securities Inc.

                               TD SECURITIES INC.

                                                    [ORION SECURITIES LOGO]


                                                     1210, 335 - 8TH AVENUE SW
                                                     CALGARY, ALBERTA    T2P 1C9



July 25, 2003



The Board of Directors
Baytex Energy Ltd.
Suite 2200, 205 - 5th Avenue S.W.
Calgary, Alberta
T2P 2V7

Dear Members of the Board:

Orion Securities Inc. ("Orion") understands that Baytex Energy Ltd. ("Baytex") has proposed an arrangement (the "Arrangement") pursuant to which Baytex will effectively be reorganized into two entities, a new oil and gas energy trust, Baytex Energy Trust (the "Trust") and a new junior oil and natural gas exploration and development company, Crew Energy Inc. ("Crew"). The Arrangement will result, through a series of transactions, in holders ("Shareholders") of common shares of Baytex ("Baytex Common Shares"), other than non-resident, tax-exempt and certain option shareholders, receiving for each of their Baytex Common Shares either:

1. one unit of the Trust ("Trust Unit") and one-third of a common share of Crew; or

2. one exchangeable share exchangeable for one Trust Unit, subject to adjustment ("Exchangeable Share") and one-third of a common share of Crew.

An aggregate maximum of 6 million Exchangeable Shares will be issued pursuant to the Arrangement and, in the event that more Exchangeable Shares are requested than those available, the Exchangeable Shares will be prorated and Shareholders will receive Trust Units in lieu of Exchangeable Shares. Each Exchangeable Share will be exchangeable for one Trust Unit, subject to adjustment for monthly cash distributions. Non-resident, tax-exempt shareholders and certain option shareholders will only be eligible to receive, in exchange for each of their Baytex Common Shares, one Trust Unit and one-third of a common share of Crew.

Baytex Optionholders may choose to participate in the Arrangement by exercising their Options and receiving the same consideration as Baytex Shareholders. All remaining vested and unvested Baytex options will become options to acquire Trust Units with their exercise price adjusted for the effective stock consolidation and distribution of Crew shares valued at $0.55 per Baytex share.

The terms of, and conditions necessary to complete, the Arrangement are to be set forth in the Baytex information circular and proxy statement to be dated July 25, 2003, (collectively, together with the related documents included therein, the "Circular"), to be mailed to all Shareholders and all holders of Baytex options ("Optionholders" and, collectively with the Shareholders, "Securityholders").

All capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Glossary of Terms set forth in the Circular.

ENGAGEMENT OF ORION

Baytex retained Orion pursuant to an agreement dated January 10, 2003 and an amendment letter dated May 29, 2003 (collectively the "Engagement Agreement") to provide an opinion as to whether the consideration to be received by Securityholders of Baytex pursuant to the Arrangement is fair, from a financial point of view, to the Securityholders (the "Fairness Opinion").

The Fairness Opinion is being provided to the Board of Directors of Baytex (the "Board") under the terms of the Engagement Agreement. Orion was not engaged to prepare (and has not prepared) a formal valuation or appraisal of Baytex or of any of its securities, assets or liabilities and the Fairness Opinion should not be construed as a formal valuation or appraisal. Orion was similarly not engaged to review any legal, tax or accounting aspects of the Arrangement.

The Engagement Agreement provides for Orion to receive from Baytex, for the services provided, an advisory fee, in respect of which a portion is contingent on the outcome of the Arrangement, as well as reimbursement of all reasonable out-of-pocket expenses. The fees received by Orion in connection with the Engagement Agreement are not material to Orion. Baytex has agreed to indemnify Orion from and against certain liabilities arising out of the performance of professional services rendered to Baytex by Orion and its personnel under the Engagement Agreement.

The Fairness Opinion is intended solely for the use of the Board with respect to the Arrangement, and, except for its inclusion in its entirety in the Circular (together with a summary thereof satisfactory to Orion), may not be published, reproduced, disseminated, quoted from or referred to, in whole or in part, or be used or relied upon by any other person, or for any other purpose without Orion's prior written consent.

CREDENTIALS OF ORION

Orion is an independent Canadian full-service, investment-banking firm focused on providing advisory and capital market related services to companies in technology and energy related industries. Orion is a member of the Investment Dealers Association of Canada and a member of the Toronto Stock Exchange and the TSX Venture Exchange. Orion's services include investment research, trading and distribution of equity securities along with corporate advisory services in the areas of mergers, acquisitions, divestments, restructurings, valuations and fairness opinions.

The opinion expressed herein is Orion's and has been approved by senior investment banking professionals of Orion, who have been involved in a number of transactions involving the merger, acquisition, divestiture and valuation of publicly traded Canadian issuers and in providing fairness opinions in respect of such transactions.

RELATIONSHIP WITH INTERESTED PARTIES

Neither Orion nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the SECURITIES ACT (Ontario)) of Baytex, the Trust, Crew, or any of their respective associates or affiliates (collectively, the "Interested Parties").

Orion acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have and may in the future have positions in the securities of Baytex, the Trust, Crew and/or other Interested Parties and, from time to time, may have executed or may execute transactions on behalf of such companies or other clients for which it may have received or may receive compensation. As an investment dealer, Orion conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the Arrangement, Baytex, the Trust, Crew or other Interested Parties.

There are no understandings, agreements or commitments between Orion and Baytex, the Trust, Crew or any other Interested Party with respect to any future business dealings. Orion may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Baytex, the Trust, Crew or any other Interested Party.

SCOPE OF REVIEW

In connection with the Fairness Opinion, Orion reviewed and relied upon (without attempting to verify independently the completeness or accuracy of) or carried out, among other things, the following:

1. the Arrangement Agreement dated July 25, 2003 among Baytex, the Trust, Crew and various other related parties;

2. 2003 financial forecasts for the Trust and Crew prepared by management of Baytex;

3.       the Circular;

4. unaudited interim financial statements of Baytex as at and for the three months ended March 31, 2003;

5. Baytex's 2002 Annual Report, the audited financial statements of Baytex as at and for the years ended December 31, 2002 and 2001 and prior year audited financial statements;

6.       the Renewal Annual Information Form of Baytex dated March 3, 2003;

7. the Management Proxy and Information Circular for the Annual and Special Meeting of the holders of common shares of Baytex on May 27, 2003;

8. the summary reserve engineering report for Baytex prepared by Outtrim Szabo Associates Ltd. effective December 31, 2002;

9. the Crew Engineering Report prepared by Outtrim Szabo Associates Ltd. effective September 1, 2003;

10. the evaluation of the undeveloped land to be transferred to Crew prepared by Charter Land Services effective September 1, 2003;

11. certain non-public information regarding Baytex, the Trust and Crew, their business and prospects;

12. discussions with senior management of Baytex with respect to, among other things, the past and future operations of Baytex, Baytex's competitive position in the market, the prospects of the Trust and Crew, pro-forma cash flows, the information referred to above and other issues deemed relevant;

13. discussions with Baytex's legal counsel with respect to the structure of the Arrangement;

14. a certificate dated the date hereof, addressed to Orion provided by senior officers of Baytex;

15. stock market trading information and other relevant public information including with respect to comparable Canadian oil and gas companies and income trusts; and

16. such other information, investigations, analysis and testing of assumptions as we considered necessary or appropriate in the circumstances.

A significant component of Orion's review consisted of discussions with management of Baytex. No information of a material nature has been brought to the attention of Orion that has not been considered in the preparation of the Fairness Opinion.


ASSUMPTIONS AND LIMITATIONS

With the Board's acknowledgement and agreement as provided for in the Engagement Agreement, Orion has relied upon the accuracy, completeness and fair representation of all data, advice, opinions, information and other material (financial and otherwise) obtained by it from public sources or provided to it by Baytex and its respective personnel and representatives, or otherwise (collectively the "Information"), including the certificate identified herein. The Fairness Opinion is conditional upon such accuracy, completeness and fair representation. Subject to the exercise of professional judgment and except as expressly described herein, Orion has not attempted to verify independently the accuracy or completeness of any such information.

Senior officers of Baytex have represented to Orion in a certificate dated as of the date hereof, among other things, that:

(i) Baytex has no information or knowledge of any facts, public or otherwise, not contained in or referred to in the Information provided to Orion relating to Baytex, the Trust, Crew, any of their respective affiliates, their respective assets, liabilities, affairs, prospects or condition (financial or otherwise) or the Arrangement which would reasonably be expected to have an effect on the Fairness Opinion, including the assumptions used or the scope of the review undertaken;

(ii) the Information was, at the date the information was provided to Orion, and is, complete, true and accurate in all material respects and did not and does not contain any untrue statement of a material fact in respect of Baytex, the Trust, Crew, any of their respective affiliates or the Arrangement and did not and does not omit to state a material fact in relation to Baytex, the Trust, Crew, any of their respective affiliates or the Arrangement necessary to make the Information not misleading in light of the circumstances under which the Information was provided to Orion;

(iii) there have been no valuations or appraisals relating to Baytex or any of its affiliates or any of Baytex's or its affiliates' respective securities, material assets or liabilities which have been prepared as of a date within the two years preceding the date hereof and in the possession or control of Baytex which have not been provided to Orion or, in the case of any valuation or appraisal known to Baytex which it does not have within its possession or control, notice of which has not been given to Orion;

(iv) no offers for or transactions involving at any one time, all or a material part of the properties and assets owned by or the securities of Baytex or any of its affiliates have been made or occurred within the two years preceding the date hereof which have not been disclosed to Orion in connection with its preparation of the Fairness Opinion;

(v) there is no plan or proposal for any, and since the dates on which the Information was provided to Orion there has been no material change (as defined in the SECURITIES ACT (Alberta)) in the assets, liabilities, affairs, prospects or condition (financial or otherwise) of Baytex or any of its affiliates which have not been disclosed to Orion; and

(vi) no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have an effect on the Fairness Opinion, including the assumptions used or the scope of the review undertaken.

In arriving at the Fairness Opinion, in addition to the facts and conclusions contained in the materials, information, documents, reports, representations and opinions referred to above, we have assumed, among other things, the validity and efficacy of the procedures being followed to implement the Arrangement, and we express no opinion on such procedures. We have with respect to all legal and tax matters relating to the Arrangement and the implementation thereof relied on advice of legal and tax counsel to Baytex and express no view thereon. The Arrangement is subject to a number of conditions outside the control of Baytex and we have assumed all conditions precedent to the completion of the Arrangement can be satisfied in due course and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification. In rendering the Fairness Opinion we express no view as to the likelihood that the conditions respecting the Arrangement will be satisfied or waived or that the Arrangement will be implemented within the time frame indicated in the Circular.

We have assumed that substantially all amounts, which will be available for distribution to holders of Trust Units will be distributed to holders of Trust Units. In addition, we have also assumed that no material amount of Trust Units will be redeemed by the Trust in the foreseeable future, that the Trust will qualify at all times as a "unit trust" and a "mutual fund trust" both as defined by the INCOME TAX ACT (Canada) (the "Tax Act") and that the Trust Units will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds and deferred profit sharing plans and will not be foreign property for such plans or for registered pension plans.

In our analysis in connection with the preparation of the Fairness Opinion, Orion made numerous assumptions, which Orion believes to be reasonable with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Orion or Baytex.

The Fairness Opinion is rendered as of July 25, 2003 on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of Baytex and its subsidiaries as they were reflected in the Information provided to Orion and as they were represented to Orion in its discussions with the senior management of Baytex. Any changes therein may affect the Fairness Opinion and, although Orion reserves the right to change or withdraw the Fairness Opinion in such event, it disclaims any undertaking or obligation to advise any person of any such change that may come to its attention, or to update the Fairness Opinion after the date hereof.

The Fairness Opinion has been provided solely for the use of the Board and is not intended to be, and does not constitute, a recommendation to purchase the Baytex Common Shares, the Trust Units, the Exchangeable Shares or the common shares of Crew or construed as a recommendation to vote in favour of the Arrangement. Orion's conclusion as to the fairness of the consideration to be received by Securityholders is based on its review of the Arrangement taken as a whole, rather than on any particular element of the Arrangement, and this Fairness Opinion should be read in its entirety.

FAIRNESS CONCLUSION

Based upon and subject to the foregoing, Orion is of the opinion that, as of July 25, 2003, the consideration to be received by Securityholders pursuant to the Arrangement is fair, from a financial point of view, to the Securityholders.



Yours very truly,

(signed) Orion Securities Inc.

ORION SECURITIES INC.

                                   APPENDIX H

                     INFORMATION RESPECTING CREW ENERGY INC.

                                TABLE OF CONTENTS

                                                                            PAGE

NOTICE TO READER...............................................................3
CREW...........................................................................3
BUSINESS OF CREW...............................................................3
NARRATIVE DESCRIPTION OF THE BUSINESS..........................................4
   Stated Business Objectives..................................................4
   Description of Oil and Natural Gas Properties and Assets....................4
   Viking-Kinsella, Alberta....................................................5
   Cow Lake, Alberta...........................................................5
   Wimborne, Alberta...........................................................5
   Saddle Lake, Alberta........................................................5
   Oil and Natural Gas Reserves................................................5
   History - Daily Sales Volumes and Netbacks..................................9
   Land Holdings..............................................................10
   Oil and Natural Gas Wells..................................................10
   Drilling Activity..........................................................11
   Crew Partnership...........................................................11
SELECTED CONSOLIDATED INFORMATION AND MANAGEMENT'S DISCUSSION AND ANALYSIS....11
   General....................................................................11
   Production Information.....................................................11
   Financial Information......................................................12
   Capital Expenditure Information............................................12
   Quarterly Information......................................................12
   Capitalization.............................................................13
   Liquidity and Capital Resources............................................13
DESCRIPTION OF SHARE CAPITAL..................................................14
   Crew Shares................................................................14
   Dividend Policy............................................................14
   Prior Sales................................................................14
DIRECTORS AND OFFICERS OF CREW................................................14
PERSONNEL.....................................................................15
PRINCIPAL SHAREHOLDERS........................................................16
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS..............................16
INDEBTEDNESS OF DIRECTORS AND OFFICERS........................................16
STOCK OPTION PLAN.............................................................16
RISK FACTORS..................................................................17
INDUSTRY CONDITIONS...........................................................19
   Pricing and Marketing - Oil and Natural Gas................................19
   The North American Free Trade Agreement....................................20
   Provincial Royalties and Incentives........................................20
   Land Tenure................................................................20
   Environmental Regulation...................................................21
LEGAL MATTERS.................................................................21
AUDITORS, REGISTRAR AND TRANSFER AGENT........................................21

                                NOTICE TO READER

AS AT THE DATE HEREOF, CREW HAS NOT CARRIED ON ANY ACTIVE BUSINESS. PURSUANT TO THE ARRANGEMENT, CREW WILL ACQUIRE THE CREW ASSETS FROM BAYTEX COINCIDENT WITH THE ARRANGEMENT BECOMING EFFECTIVE. THE DISCLOSURE IN THIS APPENDIX HAS BEEN PREPARED ASSUMING THAT THE ACQUISITION OF THE CREW ASSETS IS COMPLETED. UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED WORDS AND PHRASES USED IN THIS APPENDIX HAVE THE MEANING GIVEN TO SUCH WORDS AND PHRASES IN THE GLOSSARY TO THE INFORMATION CIRCULAR.

                                      CREW

Crew was incorporated as a Canadian controlled private company by Certificate of Incorporation issued pursuant to the provisions of the ABCA as 1046546 Alberta Ltd. on May 12, 2003. On June 27, 2003, Crew filed Articles of Amendment to change its name to "Crew Energy Inc.". Crew has not carried on any active business since incorporation.

Following the completion of the Arrangement, Crew will be engaged in the exploration for, and the acquisition, development and production of oil and natural gas reserves primarily focused in central Alberta and northeastern British Columbia. See "BUSINESS OF CREW" and "NARRATIVE DESCRIPTION OF THE BUSINESS".

Upon implementation of the Arrangement, Crew Resources (formerly Baytex Resources) will be a wholly-owned subsidiary of Crew. Crew will be the managing partner for the Crew Partnership, a general partnership, which will hold producing oil and natural gas properties, the partners of which will be Crew and Crew Resources. The financial results of Crew Resources and the Crew Partnership will be consolidated with the financial results of Crew.

Crew's head office is located at 1920, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7, and its registered office is located at Burnet Duckworth & Palmer LLP, Suite 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9.

                                BUSINESS OF CREW

Crew has not carried on any active business since incorporation. Upon the implementation of the Arrangement, Baytex and the Baytex Partnership will exchange their interests in the Crew Assets with Baytex Resources for all of the assets of Baytex Resources. Baytex Resources will assume all liabilities, including environmental liabilities, relating to the Crew Assets, and will acquire the Crew Assets from Baytex and the Baytex Partnership without any representations and warranties. Crew will then acquire all the issued and outstanding shares of Baytex Resources in exchange for Crew Shares and Baytex Resources will change its name to Crew Resources. Crew and Crew Resources will then contribute producing assets and cash into the Crew Partnership in exchange for partnership interests.

Following the completion of the Plan of Arrangement, the shareholders of Baytex will be the shareholders of Crew and each such shareholder will hold one Crew Share for every three Baytex Common Shares that such shareholder held prior to the Arrangement. For further information on the Plan of Arrangement, see the section of the Information Circular entitled "THE ARRANGEMENT". Crew will become a junior oil and natural gas company engaged in the exploration for, and the acquisition, development and production of oil and natural gas reserves primarily in the provinces of Alberta and British Columbia. At the Effective Date, production from the Crew Assets is estimated to be approximately 1,500 Boe/d which is comprised of 7.8 Mmcf/d of natural gas production and 200 Bbls/d of oil and natural gas liquids production (87% natural gas weighted). Initially, Crew will focus on exploration and development of its core assets in central Alberta and northeastern British Columbia, but Crew intends to diligently pursue acquisitions and exploration opportunities that will add core production with high working interests and operational control. The Crew Assets also include approximately 227,008 net acres of undeveloped land. Crew will also own a significant prospect inventory, with more than 31 drilling prospects. Additional seismic and mapping will lead to further exploration and development opportunities.

                      NARRATIVE DESCRIPTION OF THE BUSINESS

STATED BUSINESS OBJECTIVES

Crew's business plan will focus on sustainable and profitable per share growth in the oil and natural gas industry in western Canada. To accomplish this, Crew will focus on enhancing its asset base through land acquisitions, seismic interpretation, exploratory and development drilling and strategic acquisitions within its core project areas in the Western Canadian Sedimentary Basin.

Initially, Crew expects to focus on exploration and development drilling of prospects in its core areas in central Alberta and northeastern British Columbia. Crew also intends to pursue strategic acquisitions of oil and natural gas properties where it views further exploration, exploitation and development opportunities exist.

Crew will internally generate exploration and development opportunities, possessing medium risk and multi-zone potential. Crew will maintain a balance between exploration, development and exploitation drilling for light oil and natural gas reserves, combined with acquisition opportunities that meet Crew's business parameters. To achieve sustainable and profitable growth, management of Crew believes in controlling the timing and costs of its projects wherever possible. Accordingly, Crew will seek to become the operator of its properties to the greatest extent possible. Further, to minimize competition within its geographic areas of interest, Crew will strive to maximize its working interest ownership in its properties where reasonably possible. While Crew believes that it has the skills and resources necessary to achieve its objectives, participation in the exploration and development of oil and natural gas has a number of inherent risks. See "RISK FACTORS".

In reviewing potential drilling or acquisition opportunities, Crew will use the same methodology as employed by Baytex, giving consideration to the following criteria:

(a) the risk capital required to secure or evaluate the investment opportunity;

(b)      the potential return on the project, if successful;

(c)      the likelihood of success; and

(d)      the risked return versus cost of capital.

In general, Crew will use a portfolio approach in developing a large number of opportunities with a balance of risk profiles and commodity exposure, in an attempt to generate sustainable high levels of profitable production and financial growth.

THE CREW BOARD MAY, IN ITS DISCRETION, APPROVE ACQUISITIONS THAT DO NOT CONFORM TO THESE GUIDELINES BASED UPON ITS CONSIDERATION OF THE QUALITATIVE ASPECTS OF THE SUBJECT PROPERTIES INCLUDING RISK PROFILE, TECHNICAL UPSIDE, RESERVE LIFE AND ASSET QUALITY.

         DESCRIPTION OF OIL AND NATURAL GAS PROPERTIES AND ASSETS

The following is a description of the major oil and natural gas properties, plants and facilities in which Crew will have an interest following the completion of the Arrangement. Production volumes represent Crew's working interest share before the deduction of royalties. Reserve amounts are stated, before deduction of royalties, at September 1, 2003, based on escalating cost and price assumptions, as evaluated in the Crew Reserve Report.

Crew's main oil and natural gas producing properties and development activities will be focused in the Viking-Kinsella, Cow Lake, Wimborne and Saddle Lake areas of central Alberta all located north of Calgary, Alberta and south of township 60 in central Alberta. Exploration activity will be conducted on Crew's significant undeveloped land base in the Edson, Kaybob and Tangent areas of north-central Alberta and at Laprise in northeastern British Columbia. The exploration, development and exploitation prospects located in these areas provide an inventory of good quality, high impact, natural gas and light oil opportunities that are consistent with Crew's strategy of pursuing high netback natural gas and light oil reserves and production. Substantially all producing assets in this area will be held through the Crew Partnership. (See the "CREW PARTNERSHIP"). Crew's assets in these areas represent an ideal mix of properties with medium risk prospects that includes properties with both year-round and winter access, as well as high impact exploration prospects that have the potential to add significant production and reserves for both natural gas and light oil.

VIKING-KINSELLA, ALBERTA

The Viking-Kinsella area is located southeast of Edmonton between townships 43 and 50 and spanning ranges 9 to 16 west of the fourth meridian. Crew's assets will encompass 50% of Baytex's existing assets in this area and Crew will operate the joint interests in the area. Production from this area comes from 31 gross (6.9 net) producing natural gas wells and consists of Cretaceous Mannville natural gas gathered into third party facilities. Currently, there is a suitable amount of available processing capacity for all of Crew's existing and planned production in the area.

During the three months ended March 31, 2003, the production rate from the Viking-Kinsella area was approximately 2.2 Mmcf/d of natural gas. As of September 1, 2003, Outtrim assigned proved reserves of 344 Mboe and total risked reserves of 450 Mboe for this property. Crew plans to explore for additional shallow gas targets on its 35,659 net undeveloped acres in this area.

COW LAKE, ALBERTA

The Cow Lake area is west of Red Deer, Alberta between townships 35 and 40 and ranges 5 through 8 west of the fifth meridian. Production in this area comes from Crew's 25% net interest in 5 (1.25 net) Ellerslie F pool natural gas wells and is processed through third party owned facilities with available capacity.

During the three months ended March 31, 2003, the production rate was approximately 430 Boe/d consisting of 1.9 Mmcf/d of natural gas and 112 Bbls/d of natural gas liquids. As of September 1, 2003, Outtrim assigned total proved reserves of 869 Mboe and total risked reserves of 1,066 Mboe for this property. Crew has an inventory of five exploratory gas targets in the area which it will be pursuing.

WIMBORNE, ALBERTA

The Wimborne area is located south of Red Deer between township 31 and 34 and inclusive of ranges 25 through 27 west of the fourth meridian. Production from this area consists of Pekisko formation light oil from 4 gross (1.35 net) wells and shallow Belly River natural gas. The area includes a 58% interest in a 15 Mmcf/d gas processing facility. Crew will process four to five Mmcf/d of natural gas for third parties through this facility, generating third party processing fees and a reduction in Crew's own operating costs in the area.

During the three months ended March 31, 2003, the production rate was approximately 161 Boe/d consisting of 0.8 Mmcf/d of natural gas and 35 Bbls/d of light oil and natural gas liquids. As of September 1, 2003, Outtrim assigned total proved reserves of 251 Mboe and total risked reserves of 255 Mboe for this property.

SADDLE LAKE, ALBERTA

The Saddle Lake area is located northeast of Edmonton between township 51 and 59 and inclusive of ranges 11 through 16 west of the fourth meridian. This area includes 10 (10 net) producing natural gas wells and 3,561 net undeveloped acres of additional exploratory land.

During the three months ended March 31, 2003, the production rate was approximately 0.8 Mmcf/d of natural gas. As of September 1, 2003 Outtrim assigned total proved reserves of 188 Mboe and total risked reserves of 234 Mboe for this property.

OIL AND NATURAL GAS RESERVES

Outtrim Szabo and Associates Ltd. ("Outtrim") has prepared the Crew Reserve Report evaluating the proved and probable additional crude oil, NGL and natural gas reserves of the Crew Assets as of September 1, 2003. The Crew Reserve Report was prepared to update the information contained in the Outtrim Report (which is effective December 31, 2002) given the high production decline rates for the Crew Assets.

In preparing its report, Outtrim obtained information from Baytex including land data, well information, geological information, reservoir studies, estimates of on-stream dates, contract information, current hydrocarbon product prices, operating cost data, capital budget forecasts, financial data and future operating plans. Other engineering, geological or economic data required by Outtrim was obtained from public records, other operators and from Outtrim's non-confidential files. Outtrim did not conduct a field inspection.

The following tables, based on the Crew Reserve Report, show the estimates as at the dates indicated of Crew's crude oil, natural gas and NGL reserves and the present value of estimated future cash flow for these reserves using escalated and constant prices and costs as indicated. The present worth of estimated future cash flow is stated after provisions for estimated future capital expenditures and abandonment costs for the wells net of salvage value and prior to provision for income taxes. THERE IS NO ASSURANCE THAT THE FUTURE PRICE AND COST ASSUMPTIONS USED IN THE CREW RESERVE REPORT WILL PROVE ACCURATE AND VARIANCES COULD BE MATERIAL.



                     CRUDE OIL AND NATURAL GAS RESERVES AND
                   PRESENT WORTH OF ESTIMATED FUTURE CASH FLOW

ESCALATED DOLLAR ECONOMICS

                                                  Remaining Reserves
                          --------------------------------------------------------------------
                             Light Crude Oil          Natural Gas                NGL
                          ----------------------- --------------------- ----------------------
    Reserve Category        Gross        Net        Gross       Net       Gross       Net
------------------------- ---------- ----------- ----------- ---------  ----------- ----------
                             Stb         Stb        Mmcf       Mmcf        Bbl        Bbl
Proved Developed
     Producing               103,940      89,725      7,239      5,734    199,583     139,512
     Non-Producing                 -           -      3,650      2,940    119,684      83,675
Proved Undeveloped                 -           -          -          -          -           -
                           ---------  -----------  ---------   ---------  ---------  ---------
Total Proved                 103,940      89,725     10,889      8,674    319,267     223,187
Probable Additional           59,457      48,952      2,230      1,794     61,952      42,349
                           ---------  -----------  ---------   ---------  ---------  ---------
Total Before Risk            163,397     138,677     13,119     10,468    381,219     265,536
Reduction Due to Risk       (29,728)    (24,476)    (1,115)      (897)   (30,976)    (21,174)
                           ---------  -----------  ---------   ---------  ---------  ---------
Total After Risk             133,669     114,201     12,004      9,571    350,243     244,362
                           =========  ===========  =========   =========  =========  =========

                                         Present Value of Future Cash Flow Before Income
                                                 Taxes Discounted at Rates of
                                      --------------------------------------------------------
         Reserve Category                  0%            10%            15%           20%
------------------------------------  ------------  --------------  ------------  ------------
                                           M$             M$             M$            M$
Proved Developed
     Producing                             25,492          19,457        17,536        16,033
     Non-Producing                          7,791           5,300         4,567         4,012
Proved Undeveloped                              -               -             -             -
                                      ------------  --------------  ------------  ------------
Total Proved                               33,283          24,757        22,103        20,045
Probable Additional                         6,922           3,653         2,832         2,263
                                      ------------  --------------  ------------  ------------
Total Before Risk                          40,205          28,410        24,935        22,308
Reduction Due to Risk                     (3,461)         (1,826)       (1,416)       (1,131)
                                      ------------  --------------  ------------  ------------
Total After Risk                           36,744          26,584        23,519        21,177
                                      ============  ==============  ============  ============

CONSTANT DOLLAR ECONOMICS

                                                 Remaining Reserves
                          --------------------------------------------------------------------
                                Crude Oil            Natural Gas               NGL
                          ----------------------- --------------------- ----------------------
    Reserve Category        Gross        Net       Gross      Net       Gross       Net
------------------------- ---------- ----------- ----------- ---------  ----------- ----------
                             Stb         Stb       Mmcf      Mmcf        Bbl        Bbl
Proved Developed
     Producing               103,940     89,709     7,242      5,738    199,769     139,541
     Non-Producing                 -          -     3,638      2,938    119,271      83,519
Proved Undeveloped                 -          -         -          -          -           -
                           ----------  ---------  --------  ---------  ---------  -----------
Total Proved                 103,940     89,709    10,880      8,676    319,040     223,060
Probable Additional           59,457     48,910     2,230      1,794     61,950      42,340
                           ----------  ---------  --------  ---------  ---------  -----------
Total Before Risk            163,397    138,619    13,110     10,470    380,990     265,400
Reduction Due to Risk       (29,728)   (24,455)   (1,115)      (897)   (30,975)    (21,170)
                           ----------  ---------  --------  ---------  ---------  -----------
Total After Risk             133,669    114,164    11,995      9,573    350,015     244,230
                           ==========  =========  ========  =========  =========  ===========

                                             Present Value of Future Cash Flow Before Income
                                                       Taxes Discounted at Rates of
                                          -----------------------------------------------------
            Reserve Category                   0%           10%           15%          20%
------------------------------------      -----------  ------------  -----------  -------------
                                               M$           M$            M$           M$
Proved Developed
     Producing                                30,080       22,699       20,367       18,545
     Non-Producing                            10,462        6,896        5,895        5,153
Proved Undeveloped                                 -            -            -            -
                                          -----------  ------------  -----------  -------------
Total Proved                                  40,542       29,595       26,262       23,698
Probable Additional                            8,433        4,486        3,517        2,842
                                          -----------  ------------  -----------  -------------
Total Before Risk                             48,975       34,081       29,779       26,540
Reduction Due to Risk                        (4,216)      (2,243)      (1,758)      (1,421)
                                          -----------  ------------  -----------  -------------
Total After Risk                              44,759       31,838       28,021       25,119
                                          ===========  ============  ===========  =============

Notes:

(1) "GROSS" reserves mean the total working and royalty interest share of remaining recoverable reserves owned by Baytex before deductions of royalties payable to others.
     "NET" reserves mean Baytex' gross reserves less all royalties payable to others.

(2) Probable additional cash flows presented in the Crew Reserve Report are prepared at full value assuming that the quantities and values of the forecast production are unrisked. For the purpose of determining the values presented in these tables, a risk factor of 50% has been applied to the probable additional reserves and cash flows.

(3) "PROVED RESERVES" are those reserves estimated as recoverable under current technology and anticipated economic conditions for the escalated dollar economics and existing economic conditions for the constant dollar economics, from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economical and technically successful in the subject reservoir.

(a) "PROVED PRODUCING RESERVES" are those developed reserves that are actually on production or, if not producing, that could be recovered from existing wells or facilities and where the reason for the current non-producing status is the choice of the owner rather than the lack of markets or some other reasons. An illustration of such a situation is where a well or zone is capable but is shut in because its deliverability is not required to meet contract commitments.

(b) "PROVED NON-PRODUCING RESERVES" are those developed reserves that are not currently producing either due to lack of facilities and/or markets.

(c) "PROVED UNDEVELOPED RESERVES" are proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreages are limited to those drilling units offsetting productive units, which are reasonably certain of production when drilled.

(4) "PROBABLE ADDITIONAL RESERVES" are those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and anticipated economic conditions for the escalated dollar economics and existing economic conditions for the constant dollar economics, but where such analysis suggests the likelihood of their existence and future recovery. Probable additional reserves to be obtained by the application of enhanced recovery processes will be the increased recovery over and above that estimated in the proved category which can be realistically estimated for the pool on the basis of enhanced recovery process which can be reasonably expected to be instituted in the future.

(5)  PRICE FORECAST
                  OUTTRIM SZABO ASSOCIATES LTD. PRICE FORECAST
                        EFFECTIVE DATE DECEMBER 31, 2002

     OIL PRICES

                                                                               HEAVY OIL     HEAVY OIL
                        OIL FIELD                     WTI @       EDM. OIL       25 API        12 API
                          COSTS        EXCHANGE      Cushing     PRICE D2S2     HARDISTY      HARDISTY
           YEAR        INFLATION %     $CDN/$US      $US/Bbl       $/Bbl          $Bbl          $Bbl
     ---------------   -----------     --------      -------     ----------    ---------     ---------
           2003            0.0          0.640         26.00        39.73         31.23         25.73
           2004            1.5          0.640         23.35        35.56         29.06         24.06
           2005            1.5          0.640         21.63        32.88         26.88         22.13
           2006            1.5          0.640         21.96        33.37         27.87         23.12
           2007            1.5          0.640         22.29        33.87         28.37         23.62
           2008            1.5          0.640         22.62        34.38         28.88         24.13
           2009            1.5          0.640         22.96        34.89         29.39         24.64
           2010            1.5          0.640         23.31        35.42         29.92         35.17
           2011            1.5          0.640         23.66        35.95         30.45         25.70
           2012            1.5          0.640         24.01        36.49         30.99         26.24

      escalated oil and NGL prices at 1.5% per year thereafter


NATURAL GAS PRICES

                                               Alberta Field Gas Price
                       -----------------------------------------------------------------------
                           TCGSL      PAN ALBERTA      PRO GAS        DIRECT          SPOT
           YEAR            $/Mcf         $/Mcf          $/Mcf          $/Mcf          $/Mcf
     ---------------   -----------    -----------     ---------     ----------      ----------
           2003            5.35           4.60          5.31           5.51           5.66
           2004            4.82           4.22          4.79           4.95           5.07
           2005            4.44           3.99          4.42           4.54           4.63
           2006            4.53           4.23          4.51           4.59           4.65
           2007            4.61           4.46          4.61           4.65           4.68
           2008            4.72           4.72          4.72           4.72           4.72
           2009            4.77           4.77          4.77           4.77           4.77
           2010            4.83           4.83          4.83           4.83           4.83
           2011            4.88           4.88          4.88           4.88           4.88
           2012            4.94           4.94          4.94           4.94           4.94

     escalated natural gas prices at 1.5% per year thereafter

(6) Product prices in the constant price evaluations are based on those prices used in the escalated dollar case for 2003 and held constant.

     The constant price assumptions assume the continuance of current laws, regulations and operating costs in effect on the effective date of the Crew Reserve Report. In addition, operating and capital costs have not been increased on an inflationary basis.

(7) ARTC varies from a maximum of 75% of $2.0 million when the oil price is below US $15 per barrel to a minimum of 25% of $2.0 million when the oil price is above US$30 per barrel. For the cash flow projection, the ARTC program was assumed to stay in place for a period of 10 years.

(8) Outtrim estimates the total capital costs, including abandonment costs, net to Baytex to achieve the estimated future net proved and probable production revenues set out in the Crew Reserve Report are as follows:


                  Year                  Escalated Price        Constant Price
                                         Case ($000's)         Case ($000's)
      ---------------------------      -------------------    -----------------
       2003                                          1,288                1,288
       2004                                            841                  829
       2005                                            412                  400
       Thereafter                                      541                  465
                                        -------------------    -----------------
       Total discounted at 0%                        3,082                2,982
                                        ===================    =================
       Total discounted at 10%                       2,633                2,586
                                        ===================    =================
       Total discounted at 15%                       2,505                2,469
                                        ===================    =================
       Total discounted at 20%                       2,405                2,347
                                        ===================    =================

(9) Cash flow is income derived from the sale of net reserves, less all capital costs, production taxes, and operating costs and before provision for income taxes and administrative overhead costs.

HISTORY - DAILY SALES VOLUMES AND NETBACKS

The following table sets forth the daily sales volumes and netbacks to Baytex for the Crew Assets on a quarterly basis for each of the periods indicated:

                                                            FIRST          FOURTH      THIRD QUARTER      SECOND
                                                         QUARTER 2003   QUARTER 2002        2002       QUARTER 2002
                                                        -------------   ------------   -------------   -------------
Daily Sales Volumes
     Natural Gas (Mcf/d)                                        7,128          7,706           7,770          7,122
     Liquids (Bbls/d)                                             235            236             253            185
     Boe (Boe/d)                                                1,423          1,520           1,548          1,372

Natural Gas Netbacks ($/Mcf)
     Sales price                                                 7.45           5.39            3.43           4.00
     Royalties                                                 (1.59)         (1.01)          (0.63)         (0.89)
     Operating expense                                         (0.88)         (0.88)          (0.79)         (0.88)
                                                        -------------   ------------   -------------   -------------
     Netback                                                     4.98           3.50            2.01           2.23
                                                        =============   ============   =============   =============
Liquids Netbacks ($/Bbl)
     Sales price                                                39.57          34.94           34.50          30.87
     Royalties                                                 (9.73)         (8.74)          (6.02)         (6.82)
     Operating expense                                         (1.88)         (3.37)          (3.34)         (3.95)
                                                        -------------   ------------   -------------   -------------
     Netback                                                    27.96          22.83           25.14          20.10
                                                        =============   ============   =============   =============

                                                          FIRST          FOURTH      THIRD QUARTER       SECOND
                                                       QUARTER 2002   QUARTER 2001        2001        QUARTER 2001
                                                        -------------   ------------   -------------   -------------
Daily Sales Volumes
     Natural Gas (Mcf/d)                                       8,002          7,171           8,179           8,106
     Liquids (Bbls/d)                                            229            228             247             206
     Boe (Boe/d)                                               1,563          1,423           1,610           1,557

Natural Gas Netbacks ($/Mcf)
     Sales price                                                 3.29          3.19            3.41            5.72
     Royalties                                                 (0.72)        (0.70)          (0.82)          (1.21)
     Operating expense                                         (0.78)        (0.66)          (0.79)          (0.68)
                                                        -------------   ------------   -------------   -------------
     Netback                                                     1.79          1.83            1.80            3.83
                                                        =============   ============   =============   =============

                                                          FIRST          FOURTH      THIRD QUARTER       SECOND
                                                       QUARTER 2002   QUARTER 2001        2001        QUARTER 2001
                                                        -------------   ------------   -------------   -------------
Liquids Netbacks ($/Bbl)
     Sales price                                               23.41          22.73           31.30           35.41
     Royalties                                                (5.75)         (5.90)          (7.95)         (11.19)
     Operating expense                                        (2.98)         (2.52)          (2.38)          (3.25)
                                                        -------------   ------------   -------------   -------------
     Netback                                                   14.68          14.31           20.97           20.97
                                                        =============   ============   =============   =============

LAND HOLDINGS

The undeveloped land holdings of Crew as at September 1, 2003, after giving effect to the Arrangement will be as set forth in the following table:


                                        GROSS(1)        NET(2)
                                      ------------  -------------
Alberta                                  270,583       222,448
British Columbia                           7,583         4,560
                                      ------------  -------------
Total                                    278,166       227,008
                                      ============  =============

Notes:

(1) "Gross" means the total number of acres in which Crew will have an interest.

(2) "Net" means the aggregate of the percentage working interests Crew will have in the gross acres.

The lands associated with the non-producing areas of these undeveloped land holdings have been assigned a value of $5,523,700 effective September 1, 2003 in the Crew Charter Report. The valuation is based on the estimated replacement cost at the time of the evaluation based on current industry activity.

OIL AND NATURAL GAS WELLS

The following summarizes Crew's interest after giving effect to the Arrangement in wells which are producing or which Crew considers to be capable of production:

                                                 PRODUCING WELLS                          SUSPENDED OR SHUT-IN WELLS(3)
                              ---------------------------------------------------------   -----------------------------
                                    NATURAL GAS                       OIL
                              ---------------------------     -------------------------
                                GROSS(1)          NET(2)       GROSS(1)          NET(2)        GROSS(1)         NET(2)
                              -----------     ------------    -----------     -----------    -----------     ----------
Alberta                               82           35.25             19           6.54              81          41.58
British Columbia                       -               -              -              -               1           0.40
                              -----------     ------------    -----------     -----------    -----------     ----------
Total                                 82           35.25             19           6.54              82          41.98
                              ===========     ============    ===========     ===========    ===========     ==========

Notes:

(1) "Gross" refers to all wells in which Crew will have either a working interest or a royalty interest.

(2) "Net" refers to the aggregate of the percentage working interests Crew will have in the gross wells, before the deduction of royalties.

(3) "Shut-in Wells" refers to wells which have encountered and are capable of producing crude oil and natural gas but which are not producing due to lack of available transportation facilities, available markets or other reasons. Shut-in wells in which Crew will have an interest are located no further than 10 kilometres from existing pipelines.

DRILLING ACTIVITY

The following table summarizes Baytex's drilling results on the Crew Assets for the periods indicated:

                                                                     YEARS ENDED DECEMBER 31
                                    THREE MONTHS ENDED      ------------------------------------------
                                        MARCH 31, 2003             2002                  2001
                                   ---------------------    ------------------------------------------
                                      GROSS(1)     NET(2)    GROSS(1)    NET(2)    GROSS(1)    NET(2)

Natural Gas                                  6        5.3          6        3.8         15       11.4
Oil                                          1        0.6          -          -          -          -
Dry                                          1        1.0          3        3.0          5        3.7
                                   ------------  ---------  ---------  ---------  ---------  ---------
Total                                        8        6.9          9        6.8         20       15.1
                                   ============  =========  =========  =========  =========  =========

Notes:

(1) "Gross" refers to all wells which Crew will have either a working interest or a royalty interest.

(2) "Net" refers to the aggregate of the percentage working interests Crew had in the gross wells, before the deduction of royalties.

CREW PARTNERSHIP

Upon the Arrangement becoming effective, Crew will become a partner in the Crew Partnership. Crew Resources will be the other partner in the Crew Partnership.

                        SELECTED CONSOLIDATED INFORMATION
                    AND MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

Included elsewhere herein are statements of net operating revenue relating to the Crew Assets for the three months ended March 31, 2003 and 2002 and the three years ended December 31, 2002, 2001 and 2000, together with Pro Forma Consolidated Financial Statements for Crew after giving effect to the acquisition of the Crew Assets as at March 31, 2003 and for the three months ended March 31, 2003 and the year ended December 31, 2002.

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS INFORMATION CIRCULAR.

Crew's activities relate to oil and natural gas exploration and development. Crew intends to follow the "full-cost" method of accounting for oil and natural gas operations whereby all exploration costs are capitalized until commencement of production. The costs are then amortized on a unit of production basis. The following tables are a summary of selected financial information for the Crew Assets for the periods indicated.

PRODUCTION INFORMATION

The following summarizes Baytex's historical production from the Crew Assets, before deduction of royalties, during the periods indicated:

                                                 THREE MONTHS                 YEARS ENDED DECEMBER 31,
                                                     ENDED          ----------------------------------------------
                                                MARCH 31, 2003         2002             2001              2000
                                               ----------------     -----------     ------------      ------------
Natural Gas (Mcf/d)                                  7,128            7,650             7,966            9,141
Liquids (Bbls/d)                                       235              226               228              152
Oil equivalent (Boe/d)                               1,423            1,501             1,556            1,676

FINANCIAL INFORMATION

The following is a summary of selected financial information of Baytex for the Crew Assets for the periods indicated. The following information should be read in conjunction with the financial information set forth herein under the section entitled "Schedule B Statement of Net Operating Revenue of the Crew Assets".

                                                 THREE MONTHS                 YEARS ENDED DECEMBER 31,
                                                     ENDED          ----------------------------------------------
($000's)                                        MARCH 31, 2003         2002             2001              2000
                                               ----------------     -----------     ------------      ------------
Production revenue                                   5,613            13,803          18,161            12,174
Royalties                                           (1,223)          (2,832)          (4,891)          (2,957)
Operating expenses                                   (607)           (2,591)          (2,195)          (1,358)
                                               ----------------     -----------     ------------      ------------
Net operating revenue(1)                             3,783            8,380           11,075            7,859
                                               ================     ===========     ============      ============

Note:

(1) Net operating revenue is before general and administrative costs, interest, income or capital taxes or any provision related to depreciation, depletion and site restoration.

CAPITAL EXPENDITURE INFORMATION

The following table shows capital expenditures by Baytex on the Crew Assets in the categories and for the periods indicated:

                                                 THREE MONTHS                 YEARS ENDED DECEMBER 31,
                                                     ENDED          ----------------------------------------------
($000's)                                        MARCH 31, 2003         2002             2001              2000
                                               ----------------     -----------     ------------      ------------
Land                                                    -             1,521            3,888             1,335
Acquisitions                                            -               212               13                 -
Seismic costs                                         162             1,978              790             1,224
Drilling and completion                             6,443             4,730           13,891             2,697
Facilities and equipment                              305               546              557               268
                                               ----------------     -----------     ------------      ------------
Total                                               6,910             8,987           19,139             5,524
                                               ================     ===========     ============      ============

QUARTERLY INFORMATION

The following is a summary of selected financial information of Baytex for the Crew Assets for the periods indicated:

                                        THREE MONTHS       THREE MONTHS        THREE MONTHS        THREE MONTHS
                                            ENDED              ENDED               ENDED               ENDED
($000's)                               MARCH 31, 2003      DEC. 31, 2002       SEPT. 30, 2002      JUNE 30, 2002
                                      ----------------    ---------------     ----------------    ---------------
Production revenue                          5,613              4,581                3,258               3,112
Net operating revenue(1)                    3,783              2,978                2,024               1,786


                                        THREE MONTHS       THREE MONTHS        THREE MONTHS        THREE MONTHS
                                            ENDED              ENDED               ENDED               ENDED
($000's)                               MARCH 31, 2002      DEC. 31, 2001       SEPT. 30, 2001      JUNE 30, 2001
                                      ----------------    ---------------     ----------------    ---------------
Production revenue                          2,851             2,579               3,280               4,888
Net operating revenue (1)                   1,593             1,506               1,834               3,219

Note:

(1) Net operating revenue is before general and administrative costs, interest, income or capital taxes or any provision related to depreciation, depletion or site restoration.

CAPITALIZATION

The following table outlines the capitalization of Crew as of July 21, 2003, both prior and after giving effect to the Arrangement:

                                                            OUTSTANDING AS AT            OUTSTANDING AS AT
                                                              JULY 21, 2003                JULY 21, 2003
                                                             PRIOR TO GIVING            AFTER GIVING EFFECT
                                                              EFFECT TO THE                   TO THE
                                        AUTHORIZED            ARRANGEMENT(1)           ARRANGEMENT(1)(2)(3)
                                   -----------------    -----------------------    --------------------------
Bank Loan                                  N/A                     Nil                 Nil

Share Capital
   Crew Shares                          Unlimited                   $1                 $30,538,001
                                                                (1 share)              (22,983,000 shares)

Note:

(1) See Appendix H-- "PRO FORMA CONSOLIDATED FINANCIAL STATEMENT OF CREW" and "CONSOLIDATED BALANCE SHEET OF CREW" attached as Schedule A and Schedule C.

(2) Includes the 3,637,00 Crew Shares issued pursuant to the Initial Private Placement.

(3) Does not include the 3,637,000 Crew Warrants or the 1,881,000 Crew Performance Shares issued pursuant to the Initial Private Placement.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL

Crew's need for capital will be both short-term and long-term in nature. Short-term working capital will be required to finance accounts receivable, drilling deposits and other similar short-term assets, while the acquisition and development of oil and natural gas properties requires large amounts of long-term capital. There are essentially four methods of financing the capital needs of Crew - internally generated cash flow, long-term debt, equity, and farmout arrangements.

Crew will have a bank line of a minimum of $12,000,000 in place prior to the Arrangement becoming effective. Crew will prudently use its bank loan facility to finance its operations as required. It is expected that this will be the case, particularly in respect of financing the acquisition of producing properties.

In respect of equity financings, there is an active market for this form of financing for Canadian oil and natural gas companies. Crew anticipates that it will make use of this form of financing for any significant expansion in its capital programs.

All of Crew's expenditures are subject to the effects of inflation and prices received for the product sold are not readily adjustable to cover any increase in expenses resulting from inflation. Crew has no control over government intervention or taxation levels in the oil and natural gas industry.

The pro forma provision for abandonment and site restoration costs relating to the Crew Assets was $536,000 as at March 31, 2003. Crew intends to review future abandonment and site restoration costs annually. Provision is made for such costs on a unit-of-production basis and the charge is recorded as part of site restoration expense.

Crew intends to maintain an insurance program consistent with industry practice to protect against losses due to accidental destruction of assets, well blowouts, pollution and other business interruptions. Crew understands that the Crew Assets are in substantial compliance, in all material respects, with current environmental legislation and will work with governmental environmental agencies to maintain this level of compliance.

Although Crew has no set policy, management of Crew may use financial instruments to reduce corporate risk in certain situations. Crew's strategy for natural gas and crude oil production is to hedge existing or to be acquired production at the discretion of management, to help guarantee a return or to facilitate financings when concluding a business transaction. Currently, Crew has no hedging commitments.


TRENDS

Natural gas prices have seen extreme volatility over the last 12 months. With the supply and demand balance for natural gas being extremely tight, the market is experiencing a great deal of elasticity in pricing due to a number of factors, including weather, drilling activity, declines, storage levels, fuel switching and demand.

Oil prices are clearly dependent on the world economy and the reaction of OPEC to demand. OPEC's stated position is to hold the world price of oil between U.S.$22 - $28 per WTI Bbl and, if successful, will remove some of the volatility in the WTI price.

It appears that equity financings may become more difficult and selective. As a result, companies may have to work within existing cash flows and opportunities that can be internally generated. This may result in further industry consolidation, as companies have to focus on cost savings and operational controls in order to perform to market expectations.

A final trend appears to be the establishment of a number of start-up companies with experienced management teams that are available as a result of the industry consolidation over the past 3 years. This may result in greater competition for a number of the smaller corporate and property acquisitions that will be available.

                          DESCRIPTION OF SHARE CAPITAL

The following is a summary of the rights, privileges, restrictions and conditions attaching to the Crew Shares. No other shares are presently authorized to be issued.

CREW SHARES

Crew is authorized to issue an unlimited number of Crew Shares without nominal or par value. Holders of Crew Shares are entitled to one vote per share at meetings of shareholders of Crew, to receive dividends if, as and when declared by the board of directors and to receive pro rata the remaining property and assets of Crew upon its dissolution or winding-up, subject to the rights of shares having priority over the Crew Shares.

DIVIDEND POLICY

Crew has not declared or paid any dividends on its Crew Shares since its incorporation. Any decision to pay dividends on the Crew Shares will be made by the board of directors on the basis of Crew's earnings, financial requirements and other conditions existing at such future time.

PRIOR SALES

On May 12, 2003, Crew issued one Crew Share at a price of $1.00 to facilitate its organization.

                         DIRECTORS AND OFFICERS OF CREW

The name, municipality of residence and principal occupation during the last five years of each of the proposed directors and senior officers of Crew are as follows:

      NAME AND MUNICIPALITY          PROPOSED POSITION WITH
          OF RESIDENCE                        CREW                             PRINCIPAL OCCUPATION
---------------------------------- --------------------------- ------------------------------------------------------
JOHN A. BRUSSA                     Chairman                    Partner, Burnet, Duckworth & Palmer LLP (a law firm).
Calgary, Alberta

RAYMOND T. CHAN                    Director                    Senior Vice President and Chief Financial  Officer of
Calgary, Alberta                                               Baytex since October, 1998; prior thereto Senior
                                                               Vice-President and Chief Financial Officer of
                                                               Tarragon Oil and Gas Limited.

FRED C. COLES                      Director                    Independent businessman since April 1, 2002; prior
Calgary, Alberta                                               thereto Executive Chairman of Applied Terravision
                                                               Systems Ltd.

GARY J. DRUMMOND                   Director                    Independent businessman since January 1, 2003; prior
Calgary, Alberta                                               thereto President of Direct Energy Marketing, a
                                                               subsidiary of Centrica PLC.

DENIS L. NERLAND                   Director                    Partner, Shea Nerland Calnan (a law firm).
Calgary, Alberta

DALE O. SHWED                      President, Chief            President and Chief Executive Officer of Baytex.
Calgary, Alberta                   Executive Officer and
                                   Director

RYAN K. CHONG                      Vice President,             Manager, Acquisitions and Corporate Development of
Calgary, Alberta                   Production                  Baytex.

DANIEL B. HORNER                   Vice President, Land        Vice President, Land of Baytex since January, 2000;
Calgary, Alberta                                               prior thereto Land Manager and Solicitor of Baytex
                                                               since March, 1999; prior thereto Solicitor and
                                                               Senior Landman of  Amber Energy Inc. (and its
                                                               successor, AEC Oil & Gas).

JOHN G. LEACH                      Vice President, Finance,    Vice President, Finance and Administration of Baytex
Calgary, Alberta                   Chief Financial Officer     since October, 1998; and prior thereto Treasurer of
                                   and Corporate Secretary     Baytex.

S. DALE MCAULEY                    Vice President, Operations  Vice President, Operations of Baytex.
Calgary, Alberta

GARRY J. WASYLYCIA                 Vice President,             Vice President, Exploration of Baytex since July,
Calgary, Alberta                   Exploration                 1998; and prior thereto Senior Geologist of Baytex.

After giving effect to the Plan of Arrangement and assuming the Initial Private Placement is completed for the maximum amount, the number of Crew Shares beneficially owned, directly or indirectly, by all of the directors, officers and senior management of Crew will be approximately 4,320,000 Crew Shares (approximately 18.8% of the issued and outstanding Crew Shares), 2,880,000 Crew Warrants and 1,275,000 Crew Performance Shares.

                                    PERSONNEL

As at the date of the Information Circular, Crew has no employees. After giving effect to the Plan of Arrangement, Crew expects to have 12 employees at its office in Calgary.

                 INTEREST OF MANAGEMENT IN MATERIAL TRANSACTIONS

No director, executive officer, or principal holder of securities as described under "PRINCIPAL SHAREHOLDERS" or any associate or affiliate of the foregoing has, or has had, any material interest in any transaction prior to the date hereof or any proposed transaction that has materially affected or will materially affect Crew or any of its affiliates, except as disclosed in the Information Circular.

                             PRINCIPAL SHAREHOLDERS

After giving effect to the Plan of Arrangement and assuming that the Initial Private Placement is completed for the maximum amount, to the best of the knowledge of the directors and officers of Crew, no persons will own, directly or indirectly, or exercise control or discretion over Crew Shares carrying more than 10% of the votes attached to all of the issued and outstanding Crew Shares.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

To date, Crew has not carried on any active business and has not completed a fiscal year of operations. No compensation has been paid by Crew to its executive officers or directors and none will be paid until after the Plan of Arrangement is completed. Following the completion of the Plan of Arrangement, it is anticipated that the executive officers of Crew will be paid salaries at a level that is comparable to other oil and gas companies of similar size and character.

As at the date hereof, there are no employment contracts in place between Crew and any of the executive officers of Crew and there are no provisions for compensation for the executive officers of Crew in the event of termination of employment or a change in responsibilities following a change of control. The Crew Board will consider whether employment contracts should be entered into with each of the executive officers of Crew following the completion of the Plan of Arrangement.

Crew has not established an annual retainer fee or attendance fee for directors. However, Crew may establish directors fees in the future and will reimburse directors for all reasonable expenses incurred in order to attend meetings. It is anticipated that directors will be compensated for their time and effort by granting them options to acquire Crew Shares pursuant to Crew's stock option plan. See "STOCK OPTION PLAN".

                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

At no time during the most recently completed fiscal period was there any indebtedness of any director or officer, or any associate of any such director or officer, to Crew or to any other entity which is, or at any time since the beginning of the most recently completed financial period has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Crew.

                                STOCK OPTION PLAN

Crew has a stock option plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to afford persons who provide services to Crew, whether as directors, officers, employees or consultants an opportunity to obtain a proprietary interest in Crew by permitting them to purchase Crew Shares and to aid in attracting as well as retaining and encouraging the continued involvement of such persons with Crew. The total number of Crew Shares issuable under the Stock Option Plan (for this purpose includes Crew Performance Shares) will not exceed ten percent (10%) of that number of Crew Shares, issued and outstanding following the completion of the Plan of Arrangement and assuming the issuance of the maximum number of Crew Shares pursuant to the Initial Private Placement.

Under the Stock Option Plan, stock options ("Crew Options") may be issued to directors, officers, employees of, and consultants to Crew in such numbers and with vesting provisions as the Crew Board may determine. The exercise price of Crew Options shall not be less than the "market price" of the Crew Shares at the date of granting such option. For purposes of the Stock Option Plan, "market price" means the closing price of the Crew Shares on the stock exchange on which the shares are listed and posted for trading at the time of the grant or, if the Crew Shares are not then listed and posted for trading on any stock exchange, the exercise price shall be determined by the Board in its sole discretion. The maximum term for Crew Options is ten years.

The Stock Option Plan provides that any Crew Options shall terminate 30 days from the date the optionee ceases to be an employee, director or officer of, or consultant to, Crew provided that if such termination is as a result of death of the optionee, the optionee's personal representative shall have six months to exercise such Crew Options.

At no time will any one person be entitled to Crew Options exceeding five percent of the issued and outstanding Crew Shares. Furthermore, Options granted to insiders of Crew within a one year period will not exceed ten percent of the issued and outstanding Crew Shares, Crew Options granted to any one insider and such insider and its associates within a one year period will not exceed five percent of the issued and outstanding Crew Shares and Crew Options granted to non-management directors of Crew will not exceed 1% of the issued and outstanding Crew Shares.

The Stock Option Plan also provides that optionees have the right (the "Put Right") to request that Crew purchase each of their vested Crew Options for a price equal to the difference, if positive, between the market price of the Crew Shares on the day prior to date of notice of exercise of the Put Right and the exercise price of the Crew Option. Crew has the discretion to not accept any exercise of the Put Right. In addition, each optionee that exercises the Put Right may purchase Crew Shares with the proceeds of the exercise of the Put Right at the market price of the Crew Shares. The maximum number of Crew Shares available under the Put Right will initially be set at 250,000 Crew Shares.

See Appendix J to the Information Circular for a copy of the Stock Option Plan.

                                  RISK FACTORS

AN INVESTMENT IN CREW SHOULD BE CONSIDERED HIGHLY SPECULATIVE DUE TO THE NATURE OF CREW'S INVOLVEMENT IN THE EXPLORATION FOR, AND THE ACQUISITION, DEVELOPMENT, PRODUCTION AND MARKETING OF, OIL AND NATURAL GAS RESERVES AND ITS CURRENT STAGE OF DEVELOPMENT. OIL AND GAS OPERATIONS INVOLVE MANY RISKS WHICH EVEN A COMBINATION OF EXPERIENCE AND KNOWLEDGE AND CAREFUL EVALUATION MAY NOT BE ABLE TO OVERCOME. THERE IS NO ASSURANCE THAT FURTHER COMMERCIAL QUANTITIES OF OIL AND NATURAL GAS WILL BE DISCOVERED OR ACQUIRED BY CREW.

Pursuant to the Arrangement, Crew will assume all liabilities, including environmental liabilities, relating to the Crew Assets. Although Crew is not aware of any material liabilities relating to the Crew Assets, it is possible that Crew could become aware of certain liabilities after the completion of the Plan of Arrangement which could have a material adverse effect on Crew.

The petroleum industry is competitive in all its phases. Crew competes with numerous other participants in the search for the acquisition of oil and natural gas properties and in the marketing of oil and natural gas. Crew's competitors include oil companies which have greater financial resources, staff and facilities than those of Crew. Crew's ability to increase reserves in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for exploratory drilling. Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery.

The marketability of oil and natural gas acquired or discovered will be affected by numerous factors beyond the control of Crew. These factors include reservoir characteristics, market fluctuations, the proximity and capacity of oil and natural gas pipelines and processing equipment and government regulation. Oil and natural gas operations (exploration, production, pricing, marketing and transportation) are subject to extensive controls and regulations imposed by various levels of government which may be amended from time to time. See "INDUSTRY CONDITIONS". Crew's oil and natural gas operations may also be subject to compliance with federal, provincial and local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment.

Both oil and natural gas prices are unstable and are subject to fluctuation. Any material decline in prices could result in a reduction of Crew's net production revenue. The economics of producing from some wells may change as a result of lower prices, which could result in a reduction in the volumes of Crew's reserves. Crew might also elect not to produce from certain wells at lower prices. All of these factors could result in a material decrease in Crew's net production revenue causing a reduction in its oil and gas acquisition and development activities. In addition, bank borrowings which might be made available to Crew are typically determined in part by the borrowing base of Crew. A sustained material decline in prices from historical average prices could reduce Crew's borrowing base, therefore reducing the bank credit available to Crew and could require that a portion of such bank debt be repaid.

Crew intends to use the full cost method of accounting for oil and natural gas properties. Under this accounting method, capitalized costs are reviewed for impairment to ensure that the carrying amount of these costs is recoverable based on expected future cash flows. To the extent that such capitalized costs (net of accumulated depreciation and depletion) less future taxes exceed the present value of estimated future net cash flows from Crew's proved oil and natural gas reserves, those excess costs would be required to be charged to operations.

From time to time Crew may enter into agreements to receive fixed prices on its oil and natural gas production to offset the risk of revenue losses if commodity prices decline; however, if commodity prices increase beyond the levels set in such agreements, Crew will not benefit from such increases.

From time to time Crew may enter into agreements to fix the exchange rate of Canadian to United States dollars in order to offset the risk of revenue losses if the Canadian dollar increases in value compared to the United States dollar; however, if the Canadian dollar declines in value compared to the United States dollar, Crew will not benefit from the fluctuating exchange rate.

Oil and natural gas exploration operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering and oil spills, each of which could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment or in personal injury. In accordance with industry practice, Crew is not fully insured against all of these risks, nor are all such risks insurable. Although Crew will maintain liability insurance in an amount which it considers adequate and consistent with industry practice, the nature of these risks is such that liabilities could exceed policy limits, in which event Crew could incur significant costs that could have a material adverse effect upon its financial condition. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment in the particular areas where such activities will be conducted. Demand for such limited equipment or access restrictions may affect the availability of such equipment to Crew and may delay exploration and development activities. To the extent Crew is not the operator of its oil and gas properties, Crew will be dependent on such operators for the timing of activities related to such properties and will be largely unable to direct or control the activities of the operators.

Although title reviews will be done according to industry standards prior to the purchase of most oil and natural gas producing properties or the commencement of drilling wells, such reviews do not guarantee or certify that an unforeseen defect in the chain of title will not arise to defeat the claim of Crew which could result in a reduction of the revenue received by Crew.

There are numerous uncertainties inherent in estimating quantities of reserves and cash flows to be derived therefrom, including many factors that are beyond the control of Crew. The reserve and cash flow information set forth herein represent estimates only. The reserves and estimated future net cash flow from the Crew's Assets have been independently evaluated effective September 1, 2003 by Outtrim. These evaluations include a number of assumptions relating to factors such as initial production rates, production decline rates, ultimate recovery of reserves, timing and amount of capital expenditures, marketability of production, future prices of oil and natural gas, operating costs and royalties and other government levies that may be imposed over the producing life of the reserves. These assumptions were based on price forecasts in use at the date the relevant evaluations were prepared and many of these assumptions are subject to change and are beyond the control of Crew. Actual production and cash flows derived therefrom will vary from these evaluations, and such variations could be material. The foregoing evaluations are based in part on the assumed success of exploitation activities intended to be undertaken in future years. The reserves and estimated cash flows to be derived therefrom contained in such evaluations will be reduced to the extent that such exploitation activities do not achieve the level of success assumed in the evaluations.

From time to time Crew may enter into transactions to acquire assets or the shares of other corporations. These transactions may be financed partially or wholly with debt, which may increase Crew's debt levels above industry standards. Depending on future exploration and development plans, Crew may require additional equity and/or debt financing which may not be available or, if available, may not be available on favourable terms.

Certain directors of Crew are also directors of other oil and gas companies and as such may, in certain circumstances, have a conflict of interest requiring them to abstain from certain decisions. Conflicts, if any, will be subject to the procedures and remedies of the ABCA.

Crew's success will depend in large measure on certain key executive personnel. The loss of the services of such key personnel could have a material adverse affect on Crew. Crew does not have key person insurance in effect for management. The contributions of these individuals to the immediate operations of Crew are likely to be of central importance. In addition, the competition for qualified personnel in the oil and natural gas industry is intense and there can be no assurance that Crew will be able to continue to attract and retain all personnel necessary for the development and operation of its business. Investors must rely upon the ability, expertise, judgment, discretion, integrity and good faith of the management of Crew.

                               INDUSTRY CONDITIONS

The oil and natural gas industry is subject to extensive controls and regulations governing its operations (including land tenure, exploration, development, production, refining, transportation and marketing) imposed by legislation enacted by various levels of government and with respect to pricing and taxation of oil and natural gas by agreements among the governments of Canada, Alberta, British Columbia and Saskatchewan, all of which should be carefully considered by investors in the oil and gas industry. It is not expected that any of these controls or regulations will affect the operations of Crew in a manner materially different than they would affect other oil and gas companies of similar size. All current legislation is a matter of public record and Crew is unable to predict what additional legislation or amendments may be enacted. Outlined below are some of the principal aspects of legislation, regulations and agreements governing the oil and gas industry.

PRICING AND MARKETING - OIL AND NATURAL GAS

The producers of oil are entitled to negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil. Such price depends in part on oil quality, prices of competing oils, distance to market, the value of refined products and the supply/demand balance. Oil exporters are also entitled to enter into export contracts with terms not exceeding one year in the case of light crude oil and two years in the case of heavy crude oil, provided that an order approving such export has been obtained from the National Energy Board of Canada (the "NEB"). Any oil export to be made pursuant to a contract of longer duration (to a maximum of 25 years) requires an exporter to obtain an export licence from the NEB and the issuance of such licence requires the approval of the Governor in Council.

The price of natural gas is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada. Exporters are free to negotiate prices with purchasers, provided that the export contracts must continue to meet certain other criteria prescribed by the NEB and the Government of Canada. Natural gas exports for a term of less than 2 years or for a term of 2 to 20 years (in quantities of not more than 30,000 m3/day), must be made pursuant to an NEB order. Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export licence from the NEB and the issuance of such licence requires the approval of the Governor in Council.

The governments of Alberta, British Columbia and Saskatchewan also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve ability, transportation arrangements and market considerations.

The lack of firm pipeline capacity continues to limit the ability to produce and market natural gas production although pipeline expansions are ongoing. In addition, the prorationing of capacity on the interprovincial pipeline systems continues to limit oil exports.

THE NORTH AMERICAN FREE TRADE AGREEMENT

The North American Free Trade Agreement ("NAFTA") among the governments of Canada, United States of America and Mexico became effective on January 1, 1994. NAFTA carries forward most of the material energy terms that are contained in the Canada - United States Free Trade Agreement. Canada continues to remain free to determine whether exports of energy resources to the United States or Mexico will be allowed, provided that any export restrictions do not: (i) reduce the proportion of energy resources exported relative to domestic use (based upon the proportion prevailing in the most recent 36 month period); (ii) impose an export price higher than the domestic price; or (iii) disrupt normal channels of supply. All three countries are prohibited from imposing minimum export or import price requirements.

NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and export taxes. The agreement also contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

PROVINCIAL ROYALTIES AND INCENTIVES

In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of crude oil, natural gas liquids, sulphur and natural gas production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee, although production from such lands is subject to certain provincial taxes and royalties. Crown royalties are determined by governmental regulation and are generally calculated as a percentage of the value of the gross production. The rate of royalties payable generally depends in part on prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

From time to time the governments of the western Canadian provinces create incentive programs for exploration and development. Such programs often provide for royalty rate reductions, royalty holidays and tax credits, and are generally introduced when commodity prices are low. The programs are designed to encourage exploration and development activity by improving earnings and cash flow within the industry.

In the Province of Alberta, a producer of oil or natural gas is entitled to a credit against the royalties payable to the Crown by virtue of the Alberta royalty tax credit ("ARTC") program. The ARTC rate is based on a price sensitive formula and the ARTC rate varies between 75% at prices at and below $100 per m3 and 25% at prices at and above $210 per m3. The ARTC rate is applied to a maximum of $2,000,000 of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from a corporation claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate will be established quarterly based on the average "par price", as determined by the Alberta Department of Energy for the previous quarterly period.

Crude oil and natural gas royalty programs for specific wells and royalty reductions reduce the amount of Crown royalties paid by Crew to the provincial governments. In general, the ARTC program provides a rebate on Alberta Crown royalties paid in respect of eligible producing properties.

LAND TENURE

Crude oil and natural gas located in the western provinces is owned predominantly by the respective provincial governments. Provincial governments grant rights to explore for and produce oil and natural gas pursuant to leases, licences and permits for varying terms from two years and on conditions set forth in provincial legislation including requirements to perform specific work or make payments. Oil and natural gas located in such provinces can also be privately owned and rights to explore for and produce such oil and natural gas are granted by lease on such terms and conditions as may be negotiated.

ENVIRONMENTAL REGULATION

The oil and natural gas industry is currently subject to environmental regulations pursuant to a variety of provincial and federal legislation. Such legislation provides for restrictions and prohibitions on the release or emission of various substances produced in association with certain oil and gas industry operations. In addition, such legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities. Compliance with such legislation can require significant expenditures and a breach of such requirements may result in suspension or revocation of necessary licenses and authorizations, civil liability for pollution damage and the imposition of material fines and penalties.

Environmental legislation in the Province of Alberta has been consolidated into the Alberta Environmental Protection and Enhancement Act (the "APEA"), which came into force on September 1, 1993. The APEA imposes stricter environmental standards, requires more stringent compliance, reporting and monitoring obligations and significantly increases penalties. Crew is committed to meeting its responsibilities to protect the environment wherever it operates and anticipates making increased expenditures of both a capital and an expense nature as a result of the increasingly stringent laws relating to the protection of the environment and will be taking such steps as required to ensure compliance with the APEA and similar legislation in other jurisdictions in which it operates. Crew believes that it is in material compliance with applicable environmental laws and regulations. Crew also believes that it is reasonably likely that the trend towards stricter standards in environmental legislation and regulation will continue.

In December 2002 the Government of Canada ratified the Kyoto Protocol. This protocol calls for Canada to reduce its greenhouse gas emissions to 6 percent below 1990 levels during the period between 2008 and 2012. The protocol will only become legally binding when it is ratified by at least 55 countries, covering at least 55 percent of the emissions addressed by the protocol. If the protocol becomes legally binding, it is expected to affect the operation of all industries in Canada, including the oil and gas industry. As details of the implementation of this protocol have yet to be announced, the effect on Baytex cannot be determined at this time.

                                  LEGAL MATTERS

Crew has not commenced active operations as at the date of the Information Circular. To the knowledge of the management of Crew, it is not a party to, nor are any of the Crew Assets subject to, any legal proceedings.

                     AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of Crew are Deloitte & Touche LLP, Chartered Accountants, Suite 3000, 700 - 2nd Street S.W., Calgary, Alberta, T2P OS7.

Valiant Trust Company, at its principal offices in Calgary, Alberta and through its co-agent, Equity Transfer Services Inc., at its principal office in Toronto, Ontario, will be the registrar and transfer agent for the Crew Shares.

                                   SCHEDULE A

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                       OF

                                CREW ENERGY INC.

                               COMPILATION REPORT



To the Directors of Crew Energy Inc.:

We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Crew Energy Inc. as at March 31, 2003 and the pro forma consolidated statements of operations for the three months ended March 31, 2003 and the year ended December 31, 2002 which have been prepared for inclusion in the Information Circular dated July 25, 2003 relating to the Plan of Arrangement involving Baytex Energy Ltd., Baytex Energy Trust, Crew Energy Inc., Baytex Acquisition Corp., Baytex ExchangeCo Ltd. Baytex Resources Ltd., Baytex Exploration Ltd., and securityholders of Baytex Energy Ltd. In our opinion, the pro forma consolidated balance sheet as at March 31, 2003 and the pro forma consolidated statements of operations for the three months ended March 31, 2003 and the year ended December 31, 2002 have been properly compiled to give effect to the proposed transactions and the assumptions described in the notes thereto.



Calgary, Canada                                 (signed) "Deloitte & Touche LLP"
July 25, 2003                                   Chartered Accountants

CREW ENERGY INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(UNAUDITED)

                                                                       PRO FORMA                 PRO FORMA
                                            CREW ENERGY INC.          ADJUSTMENTS             CREW ENERGY INC.
                                         ----------------------    -----------------      -------------------------
                                               (Note 1)                (Note 2)
REVENUE
Production                                           $5,613,335                                       $ 5,613,335
Royalties                                           (1,223,377)                                       (1,223,377)
                                          ----------------------                           -----------------------
                                                      4,389,958                                         4,389,958

EXPENSES
Operating                                               606,526                                           606,526
General and administrative                                    -            44,000   2(e)                   44,000
Depletion and depreciation                                    -         1,212,000   2(d)                1,212,000
Site restoration costs                                        -           103,000   2(d)                  103,000
                                          ----------------------                           -----------------------
                                                        606,526                                         1,965,526

Income before income taxes                            3,783,432                                         2,424,432

INCOME TAXES
Capital                                                       -             9,000   2(f)                    9,000
Future                                                        -           948,700   2(f)                  948,700
                                          ----------------------                           -----------------------
                                                              -                                           957,700

NET INCOME                                           $3,783,432                                        $1,466,732
                                          ======================                           =======================


Weighted average number of shares                                                   2(g)               22,983,000
                                                                                           =======================

Net income per share                                                                                        $0.06
                                                                                           =======================

SEE ACCOMPANYING NOTES.

CREW ENERGY INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(UNAUDITED)

                                                                       PRO FORMA                  PRO FORMA
                                            CREW ENERGY INC.          ADJUSTMENTS              CREW ENERGY INC.
                                         ----------------------    -----------------      -------------------------
                                                 (Note 1)               (Note 2)
REVENUE
Production                                       $13,802,986                                         $13,802,986
Royalties                                         (2,831,973)                                         (2,831,973)
                                          -------------------                              ----------------------
                                                  10,971,013                                          10,971,013

EXPENSES
Operating                                          2,591,009                                           2,591,009
General and administrative                                 -             198,000   2(e)                  198,000
Depletion and depreciation                                 -           2,845,000   2(d)                2,845,000
Site restoration costs                                     -             349,000   2(d)                  349,000
                                          -------------------                              ----------------------
                                                   2,591,009                                           5,983,009

Income before income taxes                         8,380,004                                           4,988,004

INCOME TAXES
Current                                                    -              36,000   2(f)                   36,000
Future                                                     -           2,020,000   2(f)                2,020,000
                                          -------------------                              ----------------------
                                                           -                                           2,056,000

NET INCOME                                       $ 8,380,004                                         $ 2,932,004
                                          ===================                              ======================

Weighted average number of shares                                                   2(g)              22,983,000
                                                                                           ======================

Net income per share                                                                                       $0.13
                                                                                           ======================

SEE ACCOMPANYING NOTES.

CREW ENERGY INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 2003
(UNAUDITED)




                                                CREW ENERGY              PRO FORMA                  PRO FORMA
                                                    INC.                ADJUSTMENTS              CREW ENERGY INC.
                                         ----------------------      -----------------      -------------------------
                                                     (Note 1)                (Note 2)
ASSETS
CURRENT ASSETS
Cash                                                     $  1               6,000,000  2(b)           $  6,000,001

Future income tax assets                                    -               5,000,000  2(f)              5,000,000

Oil and natural gas properties                              -              20,075,000  2(a)             20,075,000
                                               ---------------                               ----------------------
                                                         $  1                                         $ 31,075,001
                                               ===============                               ======================
LIABILITIES AND SHAREHOLDERS' EQUITY

Site restoration provision                                  -                 536,000  2(d)                536,000

SHAREHOLDERS' EQUITY
Share capital                                            $  1              30,539,000  2(i)             30,539,001
                                               ---------------                               ----------------------
                                                         $  1                                          $31,075,001
                                               ===============                               ======================

SEE ACCOMPANYING NOTES.

On behalf of the Board:



(signed) "DALE O. SHWED"                              (signed) "RAYMOND T. CHAN"
---------------------------                           --------------------------
Dale O. Shwed                                         Raymond T. Chan
Director                                              Director

CREW ENERGY INC.
NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENT
(UNAUDITED)

1.       BASIS OF PRESENTATION

The accompanying pro forma consolidated balance sheet of Crew Energy Inc. ("Crew") as at March 31, 2003 and the related pro forma consolidated statements of operations for the three months ended March 31, 2003 and the year ended December 31, 2002 (the "Pro Forma Statements") have been prepared to reflect the proposed Plan of Arrangement to convert Baytex Energy Ltd. ("Baytex") from a corporation focused on oil and natural gas exploration and production into two new entities: (i) Crew. a public corporation concentrating on the exploration and development of oil and natural gas reserves; and (ii) Baytex Energy Trust (the "Trust"), a trust entity which is designed to distribute to its unitholders a substantial portion of cash from operations generated by Baytex's mature, lower-risk producing assets. Baytex Energy Ltd. ("AmalgamationCo"), a wholly-owned subsidiary of the Trust formed on the amalgamation of Baytex and Baytex Acquisition Corp. ("AcquisitionCo") will hold a working interest in the Trust's oil and gas properties. Crew Resources Inc. ("Resources"), a wholly-owned subsidiary of Crew and Crew Energy Partnership, a general partnership between Crew and Resources will hold working interests in the Crew oil and gas properties.

The Pro Forma Statements include the accounts of Crew and its wholly-owned subsidiary and partnership.

The Pro Forma Statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The pro forma consolidated balance sheet gives effect to the assumed transactions and assumptions described in Note 2 as if they had occurred at the date of the balance sheet and the pro forma consolidated statements of operations gives effect to the assumed transactions and assumptions described in Note 2 as if they had occurred at the beginning each respective period. The pro forma consolidated statements are not indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results which may be obtained in the future.

Accounting policies used in the preparation of the Pro Forma Statements are consistent with those used in the audited consolidated financial statements of Baytex as at December 31, 2002 and for the year ended December 31, 2002 ("Baytex Historical Financial Statements"). The Pro Forma Statements have been prepared from information derived from and should be read in conjunction with the Baytex Historical Financial Statements, incorporated by reference in the Information Circular, the balance sheet of Crew as at May 12, 2003 and the Statement of Net Operating Revenues of the Crew Assets for the three months ended March 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2002. included elsewhere in this Information Circular. In the opinion of management, the Pro Forma Statements include all necessary adjustments for a fair presentation of the ongoing entity.

2.       PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

Under the Plan of Arrangement, Baytex will be acquired by AcquisitionCo, the consideration ultimately received by shareholders being shares in Crew, units of the Trust and exchangeable shares of AcquisitionCo. As the former Baytex shareholder group will own Crew (including its wholly-owned subsidiary) and the Trust (including its wholly-owned subsidiaries), no adjustment to carrying values of the assets and liabilities of Baytex transferred to Crew is required to account for the transaction. The assets and liabilities of Crew have been accounted for on a "continuity of interests" basis and recorded at the amounts recorded in consolidated financial statements of Baytex, subject to allocations as necessary.

The Pro Forma Statements give effect to the following assumptions and adjustments:

     a) Under the Plan of Arrangement, properties within the consolidated entity of Baytex will be transferred to the Trust and Crew such that Crew will hold a 50% ownership of Baytex's interest in certain oil and natural gas properties and 100% of Baytex's interest in certain exploration properties in central Alberta and northeastern British Columbia and AmalgamationCo, a wholly owned subsidiary of the Trust, will hold a direct beneficial ownership in the remaining oil and natural gas properties. The net book value of oil and natural gas properties of Baytex has been allocated to Crew based on the relative portion of total proven oil and natural gas reserves as determined by independent reserve engineers of Baytex that were allocated to Crew.

     b) Working capital of Baytex has been allocated entirely to the Trust. Crew's cash balance has been increased by $6 million to account for the expected proceeds to be received from the Initial Private Placement, that will be completed as part of the Plan of Arrangement, of 3,637,000 common shares of Crew at a price of $1.65.

     c) As part of the Plan of Arrangement, the outstanding debt of Baytex will be allocated to the Trust. New bank credit facilities will be arranged for Crew.

     d) Depreciation, depletion and site restoration has been adjusted to reflect the application of the appropriate unit-of-production rate for the Crew Assets based on Crew's estimated proved petroleum and natural gas reserves as determined by independent reserve engineers. The provision for site restoration and abandonment has been adjusted to reflect the application of the appropriate unit-of-production rate for the Crew Assets. The provision for site restoration and abandonment on the pro forma consolidated balance sheet has been allocated based on the historical provisions related to the facilities and properties allocated to Crew.

     e) General and administrative costs of $44,000 for the three months ended March 31, 2003 and $198,000 for the year ended December 31, 2002 for purposes of the pro forma statements has been allocated to Crew. Included in the allocations is an amount for an administration services agreement for accounting, marketing and other general and administrative services to be provided by the Trust to Crew and technical services to be provided by Crew to the Trust. The estimate of general and administrative costs includes amounts to be capitalized related to exploration and development activities.

     f) The future income tax asset on the pro forma consolidated balance sheet has been determined on the basis of the difference between the net book values of the assets and liability and the associated corresponding tax basis that will result in Crew after the completion of the Plan of Arrangement. The future tax asset arises as a result of Crew having a greater tax basis than the net book value associated with its oil and natural gas properties. The future tax asset has been limited to the amount over which there is reasonable assurance that it will be recovered from the operations associated with the pro forma oil and natural gas assets. The provision for future income taxes for the three months ended March 31, 2003 has been calculated using an effective tax rate of 42.1%. (Year ended December 31, 2002 42.1%). Large Corporations Tax has been calculated based on the pro forma balance sheet as at March 31, 2003.

     g) The net income per share has been based on the following historical weighted average number of shares of Baytex, which assumes the exercise of all outstanding in-the-money options, the issuance of one-third of a Crew Share for each Baytex Share, and the proposed sale of 3,637,000 Crew common shares at a price of $1.65 per share pursuant to the Initial Private Placement as though they had occurred, at the beginning of the periods:

                                                                                           COMMON SHARES
                                                                                           -------------
          a)   Estimated Baytex Common shares outstanding
               at the effective date of the Arrangement                                       53,611,000
          b)   Estimated number of Options outstanding at the
               effective date of the Arrangement                                               4,426,000
                                                                                             -----------
                                                                                              58,037,000

         Consolidation (based on one-third of a Crew share for each Baytex share)             19,346,000
         Initial Private Placement                                                             3,637,000
                                                                                             -----------
                                                                                              22,983,000
                                                                                             -----------

         Under the Plan of Arrangement Crew will also issue 3,637,000 warrants and 1,881,000 performance shares, neither of which have been included in the above calculation as they have no dilutive effect.

          The warrants have not been ascribed any value for the purposes of the Pro-Forma Consolidated Balance Sheet.

     h) No new options are assumed to be issued during the period. The actual number of shares outstanding after the Plan of Arrangement will depend on the number of options of Baytex that are exercised.

     i) Share capital has been derived as the residual of the net book value of assets and liabilities transferred to Crew plus the estimated proceeds of the Initial Private Placement of $6 million.

                                   SCHEDULE B

                       STATEMENT OF NET OPERATING REVENUE

                               OF THE CREW ASSETS

AUDITORS' REPORT

To the Directors of Baytex Energy Ltd.:

We have audited the financial information consisting of a Statement of Net Operating Revenue of the Crew Assets for each of the years in the three year period ended December 31, 2002. This financial information is the responsibility of the management of Baytex Energy Ltd. Our responsibility is to express an opinion on this financial information based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial information.

In our opinion, this financial information consisting of a Statement of Net Operating Revenue of the Crew Assets presents fairly, in all material respects, the revenues and operating expense of the assets to be transferred to Crew pursuant to the Plan of Arrangement described in Note 1 for each of the years in the three year period ended December 31, 2002 in accordance with Canadian generally accepted accounting principles.



Calgary, Canada                                 (signed) "Deloitte & Touche LLP"
July 25, 2003                                   Chartered Accountants

BAYTEX ENERGY LTD.

STATEMENT OF NET OPERATING REVENUE OF THE CREW ASSETS



                                       THREE MONTHS ENDED                           YEARS ENDED DECEMBER 31,
                               MARCH 31, 2003     MARCH 31, 2002              2002               2001               2000
                              ----------------   ----------------        --------------    ---------------    ----------------
                                          (UNAUDITED)

Production revenue                   $5,613,335         $2,851,231         $13,802,986        $18,161,608         $12,174,331
Royalties                            (1,223,377)          (638,481)         (2,831,973)        (4,890,951)         (2,956,983)
Operating expenses                     (606,526)          (620,101)         (2,591,009)        (2,195,262)         (1,358,344)
                              ------------------ ------------------ ------------------- ------------------ -------------------

Net operating revenue                $3,783,432         $1,592,649         $ 8,380,004        $11,075,395         $ 7,859,004
                              ================== ================== =================== ================== ===================



SEE ACCOMPANYING NOTES.

BAYTEX ENERGY LTD.

NOTES TO THE STATEMENT OF NET OPERATING REVENUE OF THE CREW ASSETS (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 IS UNAUDITED)


1.       BASIS OF PRESENTATION

Pursuant to the Plan of Arrangement among Baytex Energy Ltd. ("Baytex"), Baytex Energy Trust, Crew Energy Inc. ("Crew"), Baytex Acquisition Ltd. ("AcquisitionCo"), Baytex ExchangeCo. Ltd., Baytex Resources Ltd. and Baytex Exploration Ltd. and security holders of Baytex included as part of the Information Circular dated July 25, 2003 to be mailed to shareholders, properties within the consolidated entity of Baytex will be transferred such that Crew will hold a 50% ownership of Baytex's interest in certain oil and natural gas properties and a 100% of Baytex's interest in certain exploration properties in central Alberta and northeastern British Columbia and Baytex Energy Ltd. ("AmalgamationCo") a wholly-owned subsidiary of the Trust formed on the amalgamation of Baytex and AcquisitionCo will hold a direct beneficial ownership in the remaining oil and natural gas properties. The net book value of oil and natural gas properties of Baytex has been allocated to Crew based on the relative portion of total proven oil and natural gas reserves as determined by independent reserve engineers of Baytex that were allocated to Crew.

These statements have been derived from financial information provided by Baytex and relates only to the working interests in such properties that will be transferred to Crew.

These statements have those Net Operating Revenues which are directly related to the properties being transferred to Crew and are based on the revenues received and royalties and operating expenses paid by Baytex. These statements do not include any expenses related to general and administrative costs, interest, income or capital taxes or any provisions related to depletion, depreciation or future site restoration and abandonments.

2.       SIGNIFICANT ACCOUNTING POLICIES

PRODUCTION REVENUE

Crude oil, natural gas and natural gas liquids sales are recorded when title to the commodity passes to the purchaser. Revenues do not include any amounts from hedging with financial derivative instruments.

OPERATING EXPENSES

Operating expenses include all costs related to the lifting, gathering, transporting and processing of crude oil and natural gas and related products.

                                   SCHEDULE C

                                  BALANCE SHEET

                                       OF

                                CREW ENERGY INC.

AUDITORS' REPORT

To the Directors of Crew Energy Inc.:

We have audited the balance sheet of Crew Energy Inc. as at May 12, 2003. This financial statement is the responsibility of the Crew Energy Inc.'s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the financial statement presents fairly, in all material respects, the financial position of Crew Energy Inc. as at May 12, 2003 in accordance with Canadian generally accepted accounting principles.




Calgary, Canada                                (signed) "Deloitte & Touche LLP"
July 25, 2003                                             Chartered Accountants

CREW ENERGY INC.

BALANCE SHEET
AS AT MAY 12, 2003


ASSETS
Current assets
Cash                                                                     $1
                                                               -------------
                                                                         $1
                                                               =============
SHAREHOLDER'S EQUITY

Share capital                                                            $1
                                                               -------------
                                                                         $1
                                                               =============


SEE ACCOMPANYING NOTES


On behalf of the Board:



(signed) "DALE O. SHWED"                              (signed) "RAYMOND T. CHAN"
---------------------------                           --------------------------
Dale O. Shwed                                         Raymond T. Chan
Director                                              Director

CREW ENERGY INC.

NOTES TO FINANCIAL STATEMENT



1.       INCORPORATION AND FINANCIAL PRESENTATION

Crew Energy Inc. was incorporated pursuant to the BUSINESS CORPORATIONS ACT (Alberta) on May 12, 2003 as 1046546 Alberta Ltd. On June 27, 2003 it changed its name to Crew Energy Inc. ("Crew"). Crew has not carried on active business since incorporation. This financial statement has been prepared in accordance with Canadian generally accepted accounting principles.

2.       SHARE CAPITAL

AUTHORIZED

An unlimited number of voting common shares.

ISSUED


                                                                      ------------------ ----------------
Common Shares                                                                 # SHARES           AMOUNT
                                                                      ------------------ ----------------
Issued on initial organization on May 12, 2003                                       1               $1
                                                                      ------------------ ----------------
Balance as of May 12, 2003                                                           1               $1
                                                                      ================== ================


3.       SUBSEQUENT EVENT

Coincident with the Plan of Arrangement involving Baytex Energy Ltd. ("Baytex"), Crew, Baytex Acquisition Corp. ("AcquisitionCo"), Baytex ExchangeCo Ltd., Baytex Resources Ltd., Baytex Exploration Ltd., Baytex Energy Trust and Baytex securityholders, Crew will acquire 50% ownership of Baytex's interest in certain oil and natural gas properties and 100% of Baytex's interest in certain exploration properties in central Alberta and northeastern British Columbia from Baytex and will be engaged in the exploration for, and the acquisition, development and production of oil, and natural gas reserves. Crew will assume all liabilities, including environmental liabilities, relating to its interest in the properties transferred from Baytex. The Plan of Arrangement is subject to regulatory, judicial and shareholder approval and is anticipated to be completed in September 2003.

                                   APPENDIX I

                   INFORMATION CONCERNING BAYTEX ENERGY TRUST

                                TABLE OF CONTENTS

                                                                            PAGE

THE TRUST......................................................................3
GENERAL DEVELOPMENT OF THE BUSINESS............................................4
DESCRIPTION OF THE BUSINESS....................................................4
   Oil and Natural Gas Reserves................................................6
   History--Production Volumes and Netbacks....................................9
   Land Holdings..............................................................10
   Oil and Natural Gas Wells..................................................10
   Capital Expenditure Information............................................11
   Drilling Activity..........................................................11
   Production Information.....................................................11
   Selected Financial Information.............................................12
   Quarterly Information......................................................12
   Liquidity and Capital Resources............................................13
ADDITIONAL INFORMATION RESPECTING THE TRUST...................................13
DIRECTORS AND OFFICERS OF AMALGAMATIONCO......................................20
AMALGAMATIONCO SHARE CAPITAL..................................................21
   Common Shares..............................................................21
   Exchangeable Shares........................................................21
VOTING AND EXCHANGE TRUST AGREEMENT...........................................25
SUPPORT AGREEMENT.............................................................26
NOTES.........................................................................28
NPI AGREEMENT.................................................................29
CONSOLIDATED CAPITALIZATION...................................................30
PRO FORMA DISTRIBUTABLE CASH..................................................31
ILLUSTRATIVE DISTRIBUTABLE CASH...............................................31
UNIT RIGHTS INCENTIVE PLAN....................................................32
RISK FACTORS..................................................................33
   Nature of Trust Units......................................................33
   Reserve Estimates..........................................................33
   Depletion of Reserves......................................................33
   Return of Capital..........................................................34
   Volatility of Oil and Natural Gas Prices...................................34
   Changes in Legislation.....................................................34
   Investment Eligibility.....................................................34
   Operational Matters........................................................34
   Environmental Concerns.....................................................34
   Debt Service...............................................................35
   Delay in Cash Distributions................................................35
   Taxation of Amalgamationco.................................................35
   Net Asset Value............................................................35
   Residual Liabilities of Baytex.............................................36
   Unitholder Limited Liability...............................................36
INDUSTRY CONDITIONS...........................................................36
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS....................36
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS..............................36
AUDITORS, TRANSFER AGENT AND REGISTRAR........................................37

                                    THE TRUST

CORPORATE STRUCTURE

The Trust is an open-end unincorporated investment trust governed by the laws of the Province of Alberta and created pursuant to the Trust Indenture. The head and principal office of the Trust is located at Suite 2200, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7. The Trust was established to, among other things:

o invest in shares of AcquisitionCo and acquire the Common Shares and the Notes pursuant to the Arrangement;

o    acquire the NPI under the NPI Agreement;

o acquire or invest in other securities of AmalgamationCo and in the securities of any other entity including without limitation bodies corporate, partnerships or trusts, and borrowing funds or otherwise obtaining credit for that purpose;

o dispose of any part of the property of the Trust, including, without limitation, any securities of AmalgamationCo;

o temporarily hold cash and investments for the purposes of paying the expenses and the liabilities of the Trust, making other Permitted Investments as contemplated by the Trust Indenture, pay amounts payable by the Trust in connection with the redemption of any Trust Units, and make distributions to Unitholders; and

o pay costs, fees and expenses associated with the foregoing purposes or incidental thereto.

The Trustee is prohibited from acquiring any investment which (a) would result in the cost amount to the Trust of all "foreign property" (as defined in the Tax
Act) which is held by the Trust to exceed the amount prescribed by section 5000 of the Tax Regulations or (b) would result in the Trust not being considered either a "unit trust" or a "mutual fund trust" for purposes of the Tax Act.

The Trustee may declare payable to the Unitholders all or any part of the net income of the Trust. It is currently anticipated that the only income to be received by the Trust will be from the interest received on the principal amount of Notes and income under the NPI Agreement. The Trust expects to make monthly cash distributions to Trust Unitholders (commencing October 15, 2003, assuming the Effective Date is September 2, 2003 and assuming a Distribution Record Date of September 30, 2003) of the interest income earned from the Notes and the income earned under the NPI Agreement, after expenses, if any, and any cash redemptions of Trust Units. See "PRO FORMA DISTRIBUTABLE CASH" and "ILLUSTRATIVE DISTRIBUTABLE CASH".

AMALGAMATIONCO

Pursuant to the Arrangement, AmalgamationCo will be the corporation resulting from the amalgamation of AcquisitionCo and Baytex. As a result, AmalgamationCo will own, directly or indirectly, all of the assets of Baytex other than the Crew Assets, which will be transferred to Crew pursuant to the Arrangement becoming effective. AmalgamationCo will retain all other of the liabilities of Baytex, including liabilities relating to corporate and income tax matters. THE DISCLOSURE IN THIS APPENDIX HAS BEEN PREPARED ASSUMING THAT THE ARRANGEMENT HAS BECOME EFFECTIVE AND THAT THE CREW ASSETS HAVE BEEN TRANSFERRED TO CREW. THE DISCLOSURE ALSO REFLECTS THE DISPOSITION EFFECTIVE MARCH 31, 2003 OF CERTAIN OIL AND NATURAL GAS ASSETS IN THE FERRIER AREA OF ALBERTA.

AmalgamationCo will be the continuing corporation resulting from the amalgamation of AcquisitionCo and Baytex pursuant to the Plan of Arrangement. The Trust will be the sole shareholder of AmalgamationCo. AmalgamationCo will continue to carry on an oil and natural gas business similar to that carried on by Baytex prior to the Arrangement becoming effective. AmalgamationCo will own, directly or indirectly, all of the assets owned by

Baytex, other than the Crew Assets transferred coincident with the Arrangement becoming effective. For further information on the Plan of Arrangement, see the section of the Information Circular entitled "THE ARRANGEMENT".

The head office of AmalgamationCo will be located at Suite 2200, 205 - 5th Avenue S.W., Calgary, Alberta, T2P 2V7 and its registered office will be located at 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9.

                       GENERAL DEVELOPMENT OF THE BUSINESS

Certain information relating to the oil and natural gas properties discussed in this Appendix is limited to the period of time during which Baytex was the owner of such properties. Any information relating to periods prior to the effective date of such acquisitions is based upon publicly available information or the records of Baytex. While Baytex has no reason to believe that such information is not accurate, Baytex can provide no assurance that such information is accurate.

                           DESCRIPTION OF THE BUSINESS

The principal business of AmalgamationCo is to acquire, explore, develop and produce oil and natural gas reserves in western Canada.

PRINCIPAL PROPERTIES

The major crude oil and natural gas properties in which AmalgamationCo will have an interest following the completion of the Plan of Arrangement are within two Districts in Alberta and Saskatchewan. Each District constitutes a well-balanced portfolio of operated properties and development prospects with considerable upside potential. The business plan of AmalgamationCo is to maximize returns to the Trust from AmalgamationCo's oil and natural gas properties. Where possible, AmalgamationCo will seek to expand its reserve base through the selective addition of high-quality, long-life reserves with low risk development opportunities.



                                   [GRAPHIC]



HEAVY OIL DISTRICT

The Heavy Oil District includes AmalgamationCo's land in Saskatchewan and those lands in Alberta from Range 1 to 11 west of the fourth meridian and north of Township 50. It accounts for over 70 percent of the total production. AmalgamationCo's expertise in heavy oil operations has resulted in a low drilling risk, averaging a 94% drilling success rate over the last four years, as well as finding, development and operating cost that are below those of other commodities.

The heavy oil operations consist of cold conventional production from wells with multi-zone potential. Production is mainly from vertical and slant wells using progressive cavity pump technology to generate large volumes of sand and oil from one of the Cummings, Colony, McLaren, Waseca, Sparky, Rex and Lloydminster formations. Production from these wells usually averages between 40 and 100 Bbls per day of sour, lower gravity crude ranging from 12 to 18 API. Once produced, the oil is trucked or pipelined to markets in Canada and the United States for upgrading into lighter grades of crude or refined into petroleum products.

With improved heavy oil economics early in 2002 and for the first three months of 2003, an accelerated drilling program was undertaken, as well as a workover program to reactivate production that was shut-in near the end of 2001. Focus was turned to the development of the property acquired in 2001 at Cold Lake, Alberta along with continued development of existing properties at Baldwinton, Buzzard, Lashburn, Marsden and Silverdale in Saskatchewan.

During the three months ended March 2003, production in the Heavy Oil District averaged 24,951 Boe/d made up of 23,278 Bbls/d per day of heavy oil and 10.0 Mmcf/d per day of natural gas.

Future activity will be focused on the development of the Ardmore, Alberta property along with continued infill drilling at adjacent Cold Lake, Alberta and development drilling throughout the Saskatchewan properties.

CONVENTIONAL OIL AND GAS DISTRICT

The Conventional Oil and Gas District includes AmalgamationCo's land in Alberta producing light and medium gravity crude oil and natural gas and related liquids. Production for this district for the first three months of 2003 averaged 8,796 Boe/d consisting of 41.8 Mmcf/d of natural gas and 1,829 Bbls/d of light oil and natural gas liquids.

Baytex's successful development program during 2002 at Ferrier/O'Chiese resulted in an increase in production in this area of 30 percent during the year. Despite the success in this area, the opportunity to capitalize on high natural gas prices prompted the sale of a majority of the producing assets in this area in March 2003 for proceeds of $133.3 million. The production from this area has not been included in the above totals for the District.

Leahurst continued to provide shallow natural gas development opportunities during 2002, with the completion of 11 (10.3 net) Mannville/Belly River natural gas wells and maintained production levels in excess of 16 million cubic feet per day throughout the year. Baytex has identified a current inventory of 50 locations that can be drilled on lands in this area.

At Bon Accord in central Alberta, five locations have been identified with multi-zone, natural gas potential in the Ellerslie and Sparky formations. Baytex will also pursue low-pressure, in-fill natural gas locations in this area. Success in these projects will better utilize the large processing and transportation infrastructure that Baytex operates in this area.

Drilling at Hamburg/Chinchaga in 2002 was highlighted with the successful drilling of a Slave Point natural gas well. This discovery has been followed up with another successful well in early 2003. Baytex is planning to construct an eight million cubic feet per day gas plant in the area that is targeted to be on stream by mid-summer 2003.

At Tangent/Dawson, Baytex will continue to pursue natural gas opportunities in the Bluesky and Notikewin formations. During 2002, five (5.0 net) working interest wells were drilled in this area resulting in five natural gas wells. Three of these wells have been tied-in to a third party natural gas facility and are producing at a combined 2.5 million cubic feet per day. The remaining two wells will be brought on stream as soon as additional pipeline and facility capacity is available. There are also plans to pursue light oil opportunities in this area. Three wells are planned for 2003 testing Slave Point, Beaverhill Lake and Granite Wash light oil targets.

Baytex continued to pursue development opportunities in the mature gas producing areas at Goodfish/Lafond and Nina/Darwin in northern Alberta with eight Bluesky gas wells drilled in 2002. These wells were tied in during the 2003 winter season, together with the drilling of six additional development wells. These activities will successfully replace production declines in these areas in 2003 and set up further development opportunities for next winter's program.

OIL AND NATURAL GAS RESERVES

Outtrim Szabo and Associates Ltd. ("Outtrim") has prepared the Outtrim Report evaluating the proved and probable additional crude oil, NGL and natural gas reserves of Baytex's properties as of December 31, 2002. In preparing its report, Outtrim obtained information from Baytex including land data, well information, geological information, reservoir studies, estimates of on-stream dates, contract information, current hydrocarbon product prices, operating cost data, capital budget forecasts, financial data and future operating plans. Other engineering, geological or economic data required by Outtrim was obtained from public records, other operators and from Outtrim's non-confidential files. Outtrim did not conduct a field inspection.

The following tables, based on the Outtrim Report, show the estimates as at the dates indicated for the Trust's crude oil, natural gas and NGL reserves after giving effect to the Plan of Arrangement and the sale effective March 31, 2003 of the oil and natural gas assets in the Ferrier area and the present value of estimated future cash flow for these reserves using escalated and constant prices and costs as indicated. THE PRESENT WORTH OF ESTIMATED FUTURE CASH FLOW IS STATED AFTER PROVISIONS FOR ESTIMATED FUTURE CAPITAL EXPENDITURES AND ABANDONMENT COSTS FOR THE WELLS NET OF SALVAGE VALUE AND PRIOR TO PROVISION FOR INCOME TAXES.

                     CRUDE OIL AND NATURAL GAS RESERVES AND
                   PRESENT WORTH OF ESTIMATED FUTURE CASH FLOW

ESCALATED DOLLAR ECONOMICS

                                                             Remaining Reserves
                          ----------------------- ------------------------------------------------------------------
                             Light Crude Oil         Heavy Crude Oil          Natural Gas              NGL
                          ----------------------- ----------------------- -------------------- ---------------------
    Reserve Category        Gross        Net        Gross        Net       Gross       Net       Gross       Net
------------------------- ---------- ----------- ----------- ---------  ----------- ----------  --------  ----------
                             Mstb        Mstb        Mstb        Mstb       Mmcf      Mmcf       Mbbl       Mbbl
Proved Developed
     Producing               2,980       2,687      29,372      26,054    50,286     40,965         42         30
     Non-Producing             206         179      34,833      29,223    20,029     16,239         39         27
Proved Undeveloped             403         303      36,709      33,052     5,258      3,209          0          0
                          ---------- ----------- ----------- ---------- ---------- ----------  --------  ----------
Total Proved                 3,589       3,169     100,914      88,329    75,573     60,413         81         57
Probable Additional          2,284       1,939      48,942      43,143    27,041     22,401         48         35
                          ---------- ----------- ----------- ---------- ---------- ----------  --------  ----------
Total Before Risk            5,873       5,108     149,856     131,472   102,614     82,814        129         92
Reduction Due to Risk       (1,142)       (970)    (24,471)    (21,571)  (13,520)   (11,200)       (24)       (17)
                          ---------- ----------- ----------- ---------- ---------- ----------  --------  ----------
Total After Risk             4,731       4,138     125,385     109,901    89,094     71,614        105         75
                          ========== =========== =========== ========== ========== ========== =========  ==========

                                          Present Value of Future Cash Flow Before Income
                                                    Taxes Discounted at Rates of
                                      --------------------------------------------------------
         Reserve Category                  0%            10%            15%           20%
------------------------------------  ------------  --------------  ------------  ------------
                                           M$             M$             M$            M$
Proved Developed
     Producing                          550,912        424,215         385,102      354,444
     Non-Producing                      450,141        213,841         166,974      136,306
Proved Undeveloped                      441,453        232,898         180,818      144,318
                                     -----------    -----------     -----------   ----------
Total Proved                          1,442,506        870,954         732,894      635,068
Probable Additional                     691,145        334,430         256,317      203,846
                                     -----------    -----------     -----------   ----------
Total Before Risk                     2,133,651      1,205,384         989,211      838,914
Reduction Due to Risk                  (345,573)      (167,215)       (128,159)    (101,923)
                                     -----------    -----------     -----------   ----------
Total After Risk                      1,788,078      1,038,169         861,052      736,991
                                     ===========    ===========     ===========   ==========

CONSTANT DOLLAR ECONOMICS

                                                             Remaining Reserves
                            ---------------------------------------------------------------------------------------
                               Light Crude Oil        Heavy Crude Oil         Natural Gas               NGL
                            ----------------------- --------------------- -----------------------------------------
    Reserve Category           Gross       Net        Gross       Net       Gross       Net       Gross       Net
-------------------------   ---------- ----------- ----------- ---------  ----------- --------  --------   --------
                                Mstb       Mstb        Mstb       Mstb       Mmcf       Mmcf       Mbbl      Mbbl
Proved Developed
     Producing                 2,980      2,686       29,366     25,928     50,281     41,159       42        30
     Non-Producing               206        179       34,822     29,318     20,033     16,364       39        28
Proved Undeveloped               403        302       36,677     32,805      5,259      3,262        0         0
                            ---------  ---------    ---------  ---------  ---------  ---------   -------   --------
Total Proved                   3,589      3,167      100,865     88,051     75,573     60,785       81        58
Probable Additional            2,270      1,925       48,932     42,987     27,055     22,599       49        37
                            ---------  ---------    ---------  ---------  ---------  ---------   -------   --------
Total Before Risk              5,859      5,092      149,797    131,038    102,628     83,384      130        95
Reduction Due to Risk         (1,135)      (962)     (24,466)   (21,493)   (13,523)   (11,300)     (24)      (18)
                            ---------  ---------    ---------  ---------  ---------  ---------   -------   --------
Total After Risk               4,724      4,130      125,331    109,545     89,105     72,084      106        77
                            =========  =========    =========  =========  =========  =========   =======   ========


                                                  Present Value of Future Cash Flow Before Income
                                                            Taxes Discounted at Rates of
                                                --------------------------------------------------------
             Reserve Category                      0%             10%            15%           20%
--------------------------------------------  ------------  --------------  ------------  ------------
                                                   M$             M$             M$             M$
Proved Developed
     Producing                                      705,199        531,079        477,818       436,346
     Non-Producing                                  567,735        279,529        219,626       179,810
Proved Undeveloped                                  585,395        324,157        256,574       208,466
                                                 -----------    -----------    -----------   -----------
Total Proved                                      1,858,329      1,134,765        954,018       824,622
Probable Additional                                 888,717        448,279        348,116       279,855
                                                 -----------    -----------    -----------   -----------
Total Before Risk                                 2,747,046      1,583,044      1,302,134     1,104,477
Reduction Due to Risk                              (444,358)      (224,140)      (174,057)     (139,927)
                                                 -----------    -----------    -----------   -----------
Total After Risk                                  2,302,688      1,358,904      1,128,077       964,550
                                                 ===========    ===========    ===========   ===========

Notes:

(1) "GROSS" reserves mean the total working and royalty interest share of remaining recoverable reserves owned by AmalgamationCo before deductions of royalties payable to others.

     "NET" reserves mean AmalgamationCo's gross reserves less all royalties payable to others.

(2) Probable additional cash flows presented in the Outtrim Report are prepared at full value assuming that the quantities and values of the forecast production are unrisked. For the purpose of determining the values presented in these tables, a risk factor of 50% has been applied to the probable additional reserves and cash flows.

(3) "PROVED RESERVES" are those reserves estimated as recoverable under current technology and anticipated economic conditions for the escalated dollar economics and existing economic conditions for the constant dollar economics, from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economical and technically successful in the subject reservoir.

(a) "PROVED PRODUCING RESERVES" are those developed reserves that are actually on production or, if not producing, that could be recovered from existing wells or facilities and where the reason for the current non-producing status is the choice of the owner rather than the lack of markets or some other reasons. An illustration of such a situation is where a well or zone is capable but is shut in because its deliverability is not required to meet contract commitments.

(b) "PROVED NON-PRODUCING RESERVES" are those developed reserves that are not currently producing either due to lack of facilities and/or markets.

(c) "PROVED UNDEVELOPED RESERVES" are proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreages are limited to those drilling units offsetting productive units, which are reasonably certain of production when drilled.

(4) "PROBABLE ADDITIONAL RESERVES" are those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and anticipated economic conditions for the escalated dollar economics and existing economic conditions for the constant dollar economics, but where such analysis suggests the likelihood of their existence and future recovery. Probable additional reserves to be obtained by the application of enhanced recovery processes will be the increased recovery over and above that estimated in the proved category which can be realistically estimated for the pool on the basis of enhanced recovery process which can be reasonably expected to be instituted in the future.

(5)  PRICE FORECAST

                  OUTTRIM SZABO ASSOCIATES LTD. PRICE FORECAST
                        EFFECTIVE DATE DECEMBER 31, 2002

     OIL PRICES

                                                                               HEAVY OIL     HEAVY OIL
                        OIL FIELD                     WTI @       EDM. OIL       25 API        12 API
                          COSTS        EXCHANGE      Cushing     PRICE D2S2     HARDISTY      HARDISTY
           YEAR        INFLATION %     $CDN/$US      $US/Bbl        $/Bbl        $/Bbl         $/Bbl
     ---------------   -----------     --------      -------     ----------    ---------     ---------
           2003            0.0          0.640         26.00         39.73        31.23         25.73
           2004            1.5          0.640         23.35         35.56        29.06         24.06
           2005            1.5          0.640         21.63         32.88        26.88         22.13
           2006            1.5          0.640         21.96         33.37        27.87         23.12
           2007            1.5          0.640         22.29         33.87        28.37         23.62
           2008            1.5          0.640         22.62         34.38        28.88         24.13
           2009            1.5          0.640         22.96         34.89        29.39         24.64
           2010            1.5          0.640         23.31         35.42        29.92         35.17
           2011            1.5          0.640         23.66         35.95        30.45         25.70
           2012            1.5          0.640         24.01         36.49        30.99         26.24

      escalated oil and NGL prices at 1.5% per year thereafter


      NATURAL GAS PRICES

                                               Alberta Field Gas Price
                       -----------------------------------------------------------------------
                           TCGSL      PAN ALBERTA      PRO GAS        DIRECT          SPOT
           YEAR            $/Mcf         $/Mcf          $/Mcf          $/Mcf          $/Mcf
     ---------------   -----------    -----------     ---------     ----------      ----------
           2003            5.35           4.60          5.31           5.51           5.66
           2004            4.82           4.22          4.79           4.95           5.07
           2005            4.44           3.99          4.42           4.54           4.63
           2006            4.53           4.23          4.51           4.59           4.65
           2007            4.61           4.46          4.61           4.65           4.68
           2008            4.72           4.72          4.72           4.72           4.72
           2009            4.77           4.77          4.77           4.77           4.77
           2010            4.83           4.83          4.83           4.83           4.83
           2011            4.88           4.88          4.88           4.88           4.88
           2012            4.94           4.94          4.94           4.94           4.94

      escalated natural gas prices at 1.5% per year thereafter

(6) Product prices in the Outtrim Report constant price evaluations are based on actual prices received for oil and natural gas liquids and natural gas at December 31, 2002.

     The constant price assumptions assume the continuance of current laws, regulations and operating costs in effect on the effective date of the Outtrim Report. In addition, operating and capital costs have not been increased on an inflationary basis.

(7) ARTC varies from a maximum of 75% of $2.0 million when the oil price is below US $15 per barrel to a minimum of 25% of $2.0 million when the oil price is above US$30 per barrel. For the cash flow projection, the ARTC program was assumed to stay in place for a period of 10 years.

(8) Outtrim estimates the total capital costs, including abandonment costs, net to Baytex to achieve the estimated future net proved and probable production revenues set out in the Outtrim Report are as follows:

                                     Escalated Price      Constant
                                     Case ($ million)     Price
                Year                                      Case ($ million)
     ----------------------------    -----------------    ---------------
     2003                                          65                 79
     2004                                          64                 63
     2005                                          84                 81
     Thereafter                                    71                 58
                                     -----------------    ---------------
     Total discounted at 0%                       284                281
                                     =================    ===============
     Total discounted at 10%                      205                200
                                     =================    ===============
     Total discounted at 15%                      186                182
                                     =================    ===============
     Total discounted at 20%                      171                168
                                     =================    ===============

(9) Cash flow is income derived from the sale of net reserves, less all capital costs, production taxes, and operating costs and before provision for income taxes and administrative overhead costs.

HISTORY -- PRODUCTION VOLUMES AND NETBACKS

The following tables sets forth the daily sales volumes and netbacks to Baytex for all of its assets on a quarterly basis for the periods indicated:

         AVERAGE DAILY PRODUCTION

                                                                       THREE MONTHS ENDED
                                           ---------------------------------------------------------------------------
                                            March 31, 2003     December 31, 2002   September 30, 2002   June 30, 2002
                                           -----------------   ------------------  -------------------  --------------
Light/medium crude oil and NGL (Bbls/d)              1,829                 1,879                1,922           1,980
Heavy crude oil (Bbls/d)                            23,278                25,009               23,504          24,498
                                           -----------------   ------------------  -------------------  --------------
Total crude oil and NGL (Bbls/d)                    25,107                26,888               25,426          26,478
                                           -----------------   ------------------  -------------------  --------------
Natural gas (Mmcf/d)                                  51.8                  51.5                 51.3            54.1
                                           =================   ==================  ===================  ==============

                                                                       THREE MONTHS ENDED
                                           ---------------------------------------------------------------------------
                                            March 31, 2002     December 31, 2001   September 30, 2001   June 30, 2001
                                           -----------------   ------------------  -------------------  --------------
Light/medium crude oil and NGL (Bbls/d)              2,839                 5,048                5,315           4,460
Heavy crude oil (Bbls/d)                            22,838                24,531               29,078          26,545
                                           -----------------   ------------------  -------------------  --------------
Total crude oil and NGL (Bbls/d)                    25,677                29,579               34,393          31,005
                                           -----------------   ------------------  -------------------  --------------
Natural gas (Mmcf/d)                                  55.3                  60.6                 60.8            62.3
                                           =================   ==================  ===================  ==============

         CRUDE OIL AND NGL OPERATING NETBACKS ($ PER Bbl)

                                                                       THREE MONTHS ENDED
                                           ---------------------------------------------------------------------------
                                            March 31, 2003     December 31, 2002   September 30, 2002   June 30, 2002
                                           -----------------   ------------------  -------------------  --------------
Sales revenue(1)                                     26.37                 25.36                28.86           26.44
Royalties(2)                                         (4.87)                (3.60)               (4.79)          (3.72)
Operating costs(3)                                   (7.17)                (6.30)               (6.18)          (6.00)
                                           -----------------   ------------------  -------------------  --------------
Operating Netback                                    14.33                 15.46                17.89           16.72
                                           =================   ==================  ===================  ==============
Crude oil prices
     Light/medium crude oil and NGL                  48.12                 39.10                40.25           36.82
     Heavy crude oil                                 31.48                 26.09                31.03           26.64

                                                                       THREE MONTHS ENDED
                                           ---------------------------------------------------------------------------
                                            March 31, 2002     December 31, 2001   September 30, 2001   June 30, 2001
                                           -----------------   ------------------  -------------------  --------------
Sales revenue(1)                                     23.45                 15.12                23.82           17.83
Royalties(2)                                         (2.94)                (1.51)               (3.77)          (2.26)
Operating costs(3)                                   (6.14)                (5.87)               (5.83)          (6.19)
                                           -----------------   ------------------  -------------------  --------------
Operating Netback                                    14.37                  7.74                14.22            9.38
                                           =================   ==================  ===================  ==============
Crude oil prices
     Light/medium crude oil and NGL                  28.92                 25.82                35.93           37.70
     Heavy crude oil                                 21.58                 10.39                23.75           16.77

Notes:

(1)  After inclusion of financial derivative contracts.

(2)  After inclusion of ARTC.

(3) Operating costs are expenses incurred in the operation of producing properties and include items such as field staff salaries, power, fuel, chemicals, repairs and maintenance, property taxes, processing and treating fees, overhead fees and other costs.

         NATURAL GAS OPERATING NETBACKS ($ PER Mcf)

                                                                       THREE MONTHS ENDED
                                           ----------------------------------------------------------------------------
                                              March 31, 2003    December 31, 2002   September 30, 2002   June 30, 2002
                                           ------------------  ------------------  -------------------  ---------------
Sales revenue(1)                                        7.18                 5.10                 3.66            3.67
Royalties(2)                                           (1.59)               (1.00)               (0.72)          (0.53)
Operating costs(3)                                     (0.67)               (0.58)               (0.56)          (0.55)
                                           -----------------   ------------------  -------------------  --------------
Operating Netback                                       4.92                 3.52                 2.38            2.59
                                           =================   ==================  ===================  ==============

                                                                       THREE MONTHS ENDED
                                           ---------------------------------------------------------------------------
                                            March 31, 2002     December 31, 2001   September 30, 2001   June 30, 2001
                                           -----------------   ------------------  -------------------  --------------
Sales revenue(1)                                      3.44                  2.95                 3.32            5.09
Royalties(2)                                         (0.66)                (0.55)               (0.72)          (1.57)
Operating costs(3)                                   (0.55)                (0.72)               (0.69)          (0.51)
                                           -----------------   ------------------  -------------------  --------------
Operating Netback                                     2.23                  1.68                 1.91            3.01
                                           =================   ==================  ===================  ==============

Notes:

(1)  After inclusion of financial derivative contracts.

(2)  After inclusion of ARTC.

(3) Operating costs are expenses incurred in the operation of producing properties and include items such as field staff salaries, power, fuel, chemicals, repairs and maintenance, property taxes, processing and treating fees, overhead fees and other costs.

LAND HOLDINGS

The undeveloped land holdings of AmalgamationCo after giving effect to the Arrangement will be as set forth in the following table:

                                     ------------ -------------
                                        GROSS(1)        NET(2)
                                     ------------ -------------
Alberta                                  779,143       678,040
Saskatchewan                             217,324       211,090
British Columbia                          75,564        51,103
                                     ------------ -------------
Total                                  1,072,031       940,233
                                     ============ =============

Notes:

(1) "Gross" means the total number of acres in which AmalgamationCo will have an interest.

(2) "Net" means the aggregate of the percentage working interest AmalgamationCo will have in the gross acres.

OIL AND NATURAL GAS WELLS

The following summarizes AmalgamationCo's interest after giving effect to the Arrangement in wells which are producing or which Baytex considers to be capable of production:

                                                       PRODUCING WELLS                    SUSPENDED OR SHUT-IN WELLS
                              ---------------------------------------------------------   -----------------------------
                                           OIL                       NATURAL GAS
                              ---------------------------     -------------------------
                                GROSS(1)          NET(2)       GROSS(1)          NET(2)        GROSS(1)         NET(2)
                              -----------     ------------    -----------     -----------    -----------     ----------
Alberta                              286            233           254              223             310            287
Saskatchewan                         850            799            49               45             366            348
British Columbia                       0              0             0                0               7              5
                              -----------     ------------    -----------     -----------    -----------     ----------
Total                              1,136          1,032           303              268             683            640
                              ===========     ============    ===========     ===========    ===========     ==========

Notes:

(1) "Gross" refers to all wells in which AmalgamationCo will have either a working interest or a royalty interest.

(2) "Net" refers to the aggregate of the percentage working interest AmalgamationCo will have in the gross wells, before the deduction of royalties.

(3) "Shut-in Wells" refers to wells which have encountered and are capable of producing crude oil and natural gas but which are not producing due to lack of available transportation facilities, available markets or other reasons. Shut-in wells in which AmalgamationCo will have an interest are located no further than 10 kilometres from existing pipelines.

CAPITAL EXPENDITURE INFORMATION

The following table shows capital expenditures by Baytex on the AmalgamationCo Assets in the categories and for the periods indicated:

                                             THREE MONTHS ENDED                 YEARS ENDED DECEMBER 31
                                                MARCH 31,             -------------------------------------------------
                                                  2003                        2002             2001           2000
                                             ---------------------    --------------     ---------------   ------------
($000's)
Exploration and land (including drilling)                  7,727            21,345             21,048          35,524
Development                                               38,907            74,728             73,898         120,040
Other                                                      1,889             9,302              7,984           5,918
Property acquisitions, net of dispositions              (134,950)           (9,344)            240,027         214,070
                                             ---------------------    --------------     ---------------   ------------
Total                                                    (86,427)            96,031            342,957         375,552
                                             =====================    ==============     ===============   ============

DRILLING ACTIVITY

The following table summarizes Baytex's drilling results on the AmalgamationCo Assets for the periods indicated:

                                                         YEARS ENDED DECEMBER 31
                                       ---------------------------------------------------------------
                                                  2002                             2001
                                       -----------------------------   -------------------------------
                                           GROSS(1)          NET(2)         GROSS(1)          NET(2)
                                       --------------   ------------   ---------------   -------------
Oil                                             104            98.2              62              57.8
Natural Gas                                      28            27.2              58              54.4
Service                                           3             2.5               3               2.4
Dry                                              23            22.9              25              23.5
                                       --------------   ------------   ---------------   -------------
Total                                           158           150.8             148             138.1
                                       ==============   ============   ===============   =============

Notes:

(1) "Gross" refers to all wells in which AmalgamationCo will have either a working interest or a royalty interest.

(2) "Net" refers to the aggregate of the percentage working interests AmalgamationCo will have in the gross wells, before the deduction of royalties.

PRODUCTION INFORMATION

The following summarizes Baytex's historical production from the AmalgamationCo Assets, before deduction of royalties, during the periods indicated:

                                                                    YEARS ENDED DECEMBER 31
                                                        ----------------------------------------------
                                                           2002               2001            2000
                                                        -----------      ------------      -----------
Light/medium crude oil and NGL (Bbls/d)                       2,152             4,651           4,019
Heavy crude oil (Bbls/d)                                     23,967            26,533          20,005
                                                        -----------      ------------      -----------
Total crude oil and NGL (Bbls/d)                             26,119            31,184          24,024
                                                        ===========      ============      ===========
Natural gas (Mmcf/d)                                           53.0              59.6            56.5
                                                        ===========      ============      ===========

SELECTED FINANCIAL INFORMATION

The following is a summary of selected financial information of Baytex for the AmalgamationCo Assets for the periods indicated:

                                 THREE MONTHS ENDED                        YEARS ENDED DECEMBER 31
                                --------------------        -----------------------------------------------------
($000's)                           MARCH 31, 2003               2002                  2001                 2000
                                --------------------        -------------         --------------     ------------
Production revenue                          89,545              324,769                307,122           282,970
Royalties                                  (17,747)             (49,885)               (52,859)           (49,500)
Operating expenses                         (18,345)             (69,482)               (80,140)           (53,422)
                                --------------------        -------------         --------------     ------------
Net operating revenue(1)                    53,453              205,402                174,123           180,048
                                ====================        =============         ==============     ============

Note:

(1) Net operating revenue is before general and administrative costs, interest, income and capital taxes or any provisions related to depreciation, depletion and site restoration.

QUARTERLY INFORMATION

The following is a summary of selected financial information of Baytex for the AmalgamationCo Assets for the periods indicated:

                                                                       THREE MONTHS ENDED
                                          ------------------------------------------------------------------------------
($000's)                                    March 31, 2003     December 31, 2002    September 30, 2002   June 30, 2002
                                          -----------------   -------------------   -------------------  ---------------
Production revenue                                  89,545                86,911                84,778          81,765
Net operating revenue(1)                            53,453                54,955                53,104          53,046

                                                                       THREE MONTHS ENDED
                                          ------------------------------------------------------------------------------
($000's)                                    March 31, 2002     December 31, 2001    September 30, 2001   June 30, 2001
                                          -----------------   -------------------   -------------------  ---------------
Production revenue                                  71,313                57,609                93,899         79,144
Net operating revenue(1)                            44,295                30,441                55,612         43,567

Note:

(1) Net operating revenue is before general and administrative costs, interest, income and capital taxes or any provisions related to depreciation, depletion and site restoration.


MARKETING

AmalgamationCo will be party to certain financial instruments, including crude oil and natural gas contracts. AmalgamationCo will enter into these contracts for hedging purposes only in order to protect its cash flow on future sales from the potential adverse impact of fluctuations in oil and natural gas prices by establishing fixed prices or a trading range on a portion of its oil and gas sales. Outstanding contracts, which AmalgamationCo will assume, are as follows:

                        PERIOD                              VOLUME              PRICE                     INDEX
                        ----------------------------------- ------------------- ------------------------  -----------
OIL
Price collar            Calendar 2003                       2,500 Bbls/d        US$20.00 - $26.05           WTI
Price collar            Calendar 2003                       5,000 Bbls/d        US$20.00 - $26.60           WTI
Price collar            Calendar 2003                       2,500 Bbls/d        US$20.00 - $27.00           WTI

AmalgamationCo will hold a crude oil supply contract with a third party that requires the delivery of 20,000 barrels per day of Lloydminster Blend crude oil at a price fixed at 71 percent of NYMEX WTI oil price. The contract is for an initial term of five years commencing January 1, 2003. The volumes contracted under this contract will increase from 9,000 barrels per day in January 2003 to 20,000 barrels per day in October 2003 and thereafter.

AmalgamationCo will also be a party to natural gas sales contracts with third parties, which expire in October 2003, for 15,000 GJ per day for fixed prices averaging $5.35 per GJ and 10,000 GJ per day of collar contracts with prices between $4.20 per GJ and $7.22 per GJ.

LIQUIDITY AND CAPITAL RESOURCES

AmalgamationCo's need for capital will be both short-term and long-term in nature. Short-term working capital will be required to finance accounts receivable, drilling deposits and other similar short-term assets. Short term capital will also be used from time to time to fund cash distributions and to maintain a reasonably even monthly cash distribution program to Unitholders. However, the acquisition and development of petroleum and natural gas properties requires large amounts of long-term capital. There are essentially four methods of financing the capital needs of AmalgamationCo, namely, debt, equity, internally generated cash and farmout arrangements.

AmalgamationCo will prudently use its syndicated bank loan facility to finance its operations as required. It is expected that this will be the case, particularly in respect of financing the acquisition of producing properties. The loan facility is subject to periodic review by the lenders.

Baytex has experience in raising funds through both the private and public debt markets in the United States and Canada. There is also an active market for equity financing of Canadian resource trusts. Any significant expansion of capital programs may be financed through these sources.

All of AmalgamationCo's expenditures are subject to the effects of inflation and prices received for the product sold are not readily adjustable to cover any increase in expenses resulting from inflation. AmalgamationCo has no control over government intervention or taxation levels in the oil and gas industry.

Pursuant to the NPI Agreement, the Trust will establish a reclamation fund to fund the payment of environmental and final site restoration costs for the assets acquired through the Plan of Arrangement. The reclamation fund is funded by AmalgamationCo and owned by the Trust. Annual contributions, less current year site reclamation and abandonment costs, are such that currently estimated future environmental and reclamation obligations associated with the properties will be funded after 20 years. The contribution rate has been estimated at $0.37 per Boe of proven reserves, based on management's estimate of future environmental and reclamation obligations, net of salvage, of $42.7 million.

AmalgamationCo intends to maintain an insurance program consistent with industry practice to protect against losses due to accidental destruction of assets, well blowouts, pollution and other business interruptions. AmalgamationCo believes it is in substantial compliance, in all material respects, with current environmental legislation and regularly works with governmental environmental agencies to maintain this level of compliance.

Management of AmalgamationCo will use financial instruments to reduce corporate risk in certain situations. AmalgamationCo intends to follow the hedging policy established by its Board of Directors to hedge existing or future acquired production and to help guarantee a return or to facilitate financings when concluding a business transaction.

                   ADDITIONAL INFORMATION RESPECTING THE TRUST

TRUST UNITS

An unlimited number of Trust Units may be created and issued pursuant to the Trust Indenture. Each Trust Unit shall entitle the holder thereof to one vote at any meeting of the holders of Trust Units and represents an equal fractional undivided beneficial interest in any distribution from the Trust (whether of net income, net realized capital gains or other amounts) and in any net assets of the Trust in the event of termination or winding-up of the Trust. All Trust Units outstanding from time to time shall be entitled to an equal share of any distributions by the Trust, and in the event of termination or winding-up of the Trust, in any net assets of the Trust. All Trust Units shall rank among themselves equally and rateably without discrimination, preference or priority. Each Trust Unit is transferable, is not subject to any conversion or pre-emptive rights and entitles the holder thereof to require the Trust to redeem any or all of the Trust Units held by such holder (see "REDEMPTION RIGHT") and to one vote at all meetings of Trust Unitholders for each Trust Unit held.


The Trust Units do not represent a traditional investment and should not be viewed by investors as "shares" in either AmalgamationCo or the Trust. As holders of Trust Units in the Trust, the Trust Unitholders will not have the statutory rights normally associated with ownership of shares of a corporation including, for example, the right to bring "oppression" or "derivative" actions. The price per Trust Unit will be a function of anticipated distributable income from AmalgamationCo and the ability of AmalgamationCo to effect long term growth in the value of the Trust. The market price of the Trust Units will be sensitive to a variety of market conditions including, but not limited to, interest rates, commodity prices and the ability of the Trust to acquire additional assets. Changes in market conditions may adversely affect the trading price of the Trust Units.

THE TRUST UNITS ARE NOT "DEPOSITS" WITHIN THE MEANING OF THE CANADA DEPOSIT INSURANCE CORPORATION ACT (CANADA) AND ARE NOT INSURED UNDER THE PROVISIONS OF THAT ACT OR ANY OTHER LEGISLATION. FURTHERMORE, THE TRUST IS NOT A TRUST COMPANY AND, ACCORDINGLY, IS NOT REGISTERED UNDER ANY TRUST AND LOAN COMPANY LEGISLATION AS IT DOES NOT CARRY ON OR INTEND TO CARRY ON THE BUSINESS OF A TRUST COMPANY.

SPECIAL VOTING RIGHTS

In order to allow the Trust flexibility in pursuing corporate acquisitions, the Trust Indenture allows for the creation of Special Voting Rights which will enable the Trust to provide voting rights to holders of Exchangeable Shares and, in the future, to holders of other exchangeable shares that may be issued by AmalgamationCo or other subsidiaries of the Trust in connection with other exchangeable share transactions.

An unlimited number of Special Voting Rights may be created and issued pursuant to the Trust Indenture. Holders of Special Voting Rights shall not be entitled to any distributions of any nature whatsoever from the Trust and shall be entitled to such number of votes at meetings of Trust Unitholders as may be prescribed by the board of directors of AmalgamationCo in the resolution authorizing the issuance of any Special Voting Rights. Except for the right to vote at meetings of the Trust Unitholders, the Special Voting Rights shall not confer upon the holders thereof any other rights.

Under the terms of the Voting and Exchange Trust Agreement, the Trust will issue a Special Voting Right to the Voting and Exchange Trust Agreement Trustee for the benefit of every Person who receives Exchangeable Shares pursuant to the Arrangement. See "ADDITIONAL INFORMATION RESPECTING AMALGAMATIONCO - SHARE CAPITAL" below.

TRUST UNITHOLDER LIMITED LIABILITY

The Trust Indenture provides that no Trust Unitholder, in its capacity as such, shall incur or be subject to any liability in contract or in tort in connection with the Trust or its obligations or affairs and, in the event that a court determines Trust Unitholders are subject to any such liabilities, the liabilities will be enforceable only against, and will be satisfied only out of the Trust's assets. Pursuant to the Trust Indenture, the Trust will indemnify and hold harmless each Trust Unitholder from any cost, damages, liabilities, expenses, charges or losses suffered by a Trust Unitholder from or arising as a result of such Trust Unitholder not having such limited liability.

The Trust Indenture provides that all contracts signed by or on behalf of the Trust must contain a provision to the effect that such obligation will not be binding upon Trust Unitholders personally. Notwithstanding the terms of the Trust Indenture, Trust Unitholders may not be protected from liabilities of the Trust to the same extent a shareholder is protected from the liabilities of a corporation. Personal liability may also arise in respect of claims against the Trust (to the extent that claims are not satisfied by the Trust) that do not arise under contracts, including claims in tort, claims for taxes and possibly certain other statutory liabilities. The possibility of any personal liability to Trust Unitholders of this nature arising is considered unlikely in view of the fact that the primary activity of the Trust is to hold securities, and all of the business operations currently carried on by Baytex will be carried on by AmalgamationCo directly or indirectly.

The activities of the Trust and its wholly-owned subsidiary, AmalgamationCo, will be conducted, upon the advice of counsel, in such a way and in such jurisdictions as to avoid as far as possible any material risk of liability to the Trust Unitholders for claims against the Trust including by obtaining appropriate insurance, where available, for the operations of AmalgamationCo and having contracts signed by or on behalf of the Trust include a provision that such obligations are not binding upon Trust Unitholders personally.

ISSUANCE OF TRUST UNITS

The Trust Indenture provides that Trust Units, including rights, warrants and other securities to purchase, to convert into or to exchange into Trust Units, may be created, issued, sold and delivered on such terms and conditions and at such times as the Trustee, upon the recommendation of the board of directors of AmalgamationCo may determine. The Trust Indenture also provides that AmalgamationCo may authorize the creation and issuance of debentures, notes and other evidences of indebtedness of the Trust which debentures, notes or other evidences of indebtedness may be created and issued from time to time on such terms and conditions to such persons and for such consideration as AmalgamationCo may determine.

CASH DISTRIBUTIONS

The Trustee may declare payable to the Unitholders all or any part of the net income of the Trust earned from interest income on the Notes and from the income generated under the NPI Agreement, less all expenses and liabilities of the Trust due and accrued and which are chargeable to the net income of the Trust. In addition, Trust Unitholders may, at the discretion of the board of directors of AmalgamationCo, receive distributions in respect of prepayments of principal on the Notes made by AmalgamationCo to the Trust before the maturity of the Notes. It is anticipated however, that the Trust will reinvest a substantial portion of the repayments of principal on the Notes to make capital expenditures to develop the business of AmalgamationCo with a view to enhancing AmalgamationCo's cash flow from operations.

The initial cash distribution for the period from the Effective Date of the Arrangement to September 30, 2003 payable to Trust Unitholders of record on September 30, 2003 is expected to be made on or before October 15, 2003. Thereafter, it is expected that cash distributions will be made on the 15th day of each month to Trust Unitholders of record on the immediately preceding Distribution Record Date.

REDEMPTION RIGHT

Trust Units are redeemable at any time on demand by the holders thereof upon delivery to the Trust of the certificate or certificates representing such Trust Units, accompanied by a duly completed and properly executed notice requiring redemption. Upon receipt of the notice to redeem Trust Units by the Trust, the holder thereof shall only be entitled to receive a price per Trust Unit (the "Market Redemption Price") equal to the lesser of: (i) 90% of the "market price" of the Trust Units on the principal market on which the Trust Units are quoted for trading during the 10 trading day period commencing immediately after the date on which the Trust Units are tendered to the Trust for redemption; and (ii) the closing market price on the principal market on which the Trust Units are quoted for trading on the date that the Trust Units are so tendered for redemption.

For the purposes of this calculation, "market price" will be an amount equal to the simple average of the closing price of the Trust Units for each of the trading days on which there was a closing price; provided that, if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the Trust Units traded on a particular day, the market price shall be an amount equal to the simple average of the average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than five of the 10 trading days, the market price shall be the simple average of the following prices established for each of the 10 trading days: the average of the last bid and last ask prices for each day on which there was no trading; the closing price of the Trust Units for each day that there was trading if the exchange or market provides a closing price; and the average of the highest and lowest prices of the Trust Units for each day that there was trading, if the market provides only the highest and lowest prices of Trust Units traded on a particular day. The closing market price shall be: an amount equal to the closing price of the Trust Units if there was a trade on the date; an amount equal to the average of the highest and lowest prices of the Trust Units if there was trading and the exchange or other market provides only the highest and lowest prices of Trust Units traded on a particular day; and the average of the last bid and last ask prices if there was no trading on the date.

The aggregate Market Redemption Price payable by the Trust in respect of any Trust Units surrendered for redemption during any calendar month shall be satisfied by way of a cash payment on the last day of the following month. The entitlement of Trust Unitholders to receive cash upon the redemption of their Trust Units is subject to the limitation that the total amount payable by the Trust in respect of such Trust Units and all other Trust Units tendered for redemption in the same calendar month and in any preceding calendar month during the same year shall not exceed $250,000; provided that the Trust may, in its sole discretion, waive such limitation in respect of any calendar month. If this limitation is not so waived, the Market Redemption Price payable by the Trust in respect of Trust Units tendered for redemption in such calendar month shall be paid on the last day of the following month as follows: (i) firstly, by the Trust distributing Notes having an aggregate principal amount equal to the aggregate Market Redemption Price of the Trust Units tendered for redemption; and (ii) secondly, to the extent that the Trust does not hold Notes having a sufficient principal amount outstanding to effect such payment, by the Trust issuing its own promissory notes to the Unitholders who exercised the right of redemption having an aggregate principal amount equal to any such shortfall, which promissory notes, (herein referred to as "Redemption Notes") shall have terms and conditions substantially identical to those of the Notes.

If at the time Trust Units are tendered for redemption by a Trust Unitholder, the outstanding Trust Units are not listed for trading on the TSX and are not traded or quoted on any other stock exchange or market which AmalgamationCo considers, in its sole discretion, provides representative fair market value price for the Trust Units or trading of the outstanding Trust Units is suspended or halted on any stock exchange on which the Trust Units are listed for trading or, if not so listed, on any market on which the Trust Units are quoted for trading, on the date such Trust Units are tendered for redemption or for more than five trading days during the 10 trading day period, commencing immediately after the date such Trust Units were tendered for redemption then such Trust Unitholder shall, instead of the Market Redemption Price, be entitled to receive a price per Trust Unit (the "Appraised Redemption Price") equal to 90% of the fair market value thereof as determined by AmalgamationCo as at the date on which such Trust Units were tendered for redemption. The aggregate Appraised Redemption Price payable by the Trust in respect of Trust Units tendered for redemption in any calendar month shall be paid on the last day of the third following month by, at the option of the Trust: (i) a cash payment; or (ii) a distribution of Notes and/or Redemption Notes as described above.

It is anticipated that this redemption right will not be the primary mechanism for holders of Trust Units to dispose of their Trust Units. Notes or Redemption Notes which may be distributed in specie to Trust Unitholders in connection with a redemption will not be listed on any stock exchange and no market is expected to develop in such Notes or Redemption Notes. Notes or Redemption Notes may not be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans.

NON-RESIDENT TRUST UNITHOLDERS

It is in the best interest of Unitholders that the Trust qualify as a "unit trust" and a "mutual fund trust" under the Tax Act. Certain provisions of the Tax Act require that the Trust not be established nor maintained primarily for the benefit of Non-Residents. Accordingly, in order to comply with such provisions, the Trust Indenture contains restrictions on the ownership of Trust Units by Trust Unitholders who are Non-Residents. In this regard, the Trust shall, among other things, take all necessary steps to monitor the ownership of the Trust Units to carry out such intentions. If at any time the Trust becomes aware that the beneficial owners of 50% or more of the Trust Units then outstanding are or may be Non-Residents or that such a situation is imminent, the Trust shall take such action as may be necessary to carry out the intentions evidenced herein. For the purposes of this Section, "Non-Residents" means non-residents of Canada within the meaning of the Tax Act.

MEETINGS OF TRUST UNITHOLDERS

The Trust Indenture provides that meetings of Trust Unitholders must be called and held for, among other matters, the election or removal of the Trustee, the appointment or removal of the auditors of the Trust, the approval of amendments to the Trust Indenture (except as described under "AMENDMENTS TO THE TRUST INDENTURE"), the sale of the property of the Trust as an entirety or substantially as an entirety, and the commencement of winding-up the affairs of the Trust. Meetings of Trust Unitholders will be called and held annually for, among other things, the election of the directors of AmalgamationCo and the appointment of the auditors of the Trust.

A meeting of Trust Unitholders may be convened at any time and for any purpose by the Trustee and must be convened, except in certain circumstances, if requisitioned by the holders of not less than 5% of the Trust Units then outstanding by a written requisition. A requisition must, among other things, state in reasonable detail the business purpose for which the meeting is to be called.

Trust Unitholders may attend and vote at all meetings of Trust Unitholders either in person or by proxy and a proxyholder need not be a Trust Unitholder. Two persons present in person or represented by proxy and representing in the aggregate at least 5% of the votes attaching to all outstanding Trust Units shall constitute a quorum for the transaction of business at all such meetings. For the purposes of determining such quorum, the holders of any issued Special Voting Rights who are present at the meeting shall be regarded as representing outstanding Trust Units equivalent in number to the votes attaching to such Special Voting Rights.

The Trust Indenture contains provisions as to the notice required and other procedures with respect to the calling and holding of meetings of Trust Unitholders in accordance with the requirements of applicable laws.

REPORTING TO TRUST UNITHOLDERS

The financial statements of the Trust will be audited annually by an independent recognized firm of chartered accountants. The audited financial statements of the Trust, together with the report of such chartered accountants, will be mailed by the Trustee to Trust Unitholders and the unaudited interim financial statements of the Trust will be mailed to Trust Unitholders within the periods prescribed by securities legislation. The year end of the Trust shall be December 31.

The Trust will be subject to the continuous disclosure obligations under all applicable securities legislation.

TAKEOVER BIDS

The Trust Indenture contains provisions to the effect that if a takeover bid is made for the Trust Units and not less than 90% of the Trust Units (other than Trust Units held at the date of the takeover bid by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Trust Units held by Trust Unitholders who did not accept the takeover bid on the terms offered by the offeror.

THE TRUSTEE

Valiant Trust Company is the initial trustee of the Trust. The Trustee is responsible for, among other things, accepting subscriptions for Trust Units and issuing Trust Units pursuant thereto and maintaining the books and records of the Trust and providing timely reports to holders of Trust Units. The Trust Indenture provides that the Trustee shall exercise its powers and carry out its functions thereunder as Trustee honestly, in good faith and in the best interests of the Trust and the Trust Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The initial term of the Trustee's appointment is until the third annual meeting of Trust Unitholders. The Unitholders shall, at the third annual meeting of the Unitholders, re-appoint, or appoint a successor to the Trustee for an additional three year term, and thereafter, the Unitholders shall reappoint or appoint a successor to the Trustee at the annual meeting of Unitholders three years following the reappointment or appointment of the successor to the Trust. The Trustee may also be removed by Special Resolution of the Trust Unitholders. Such resignation or removal becomes effective upon the acceptance or appointment of a successor trustee.

DELEGATION OF AUTHORITY, ADMINISTRATION AND TRUST GOVERNANCE

The board of directors of AmalgamationCo has generally been delegated the significant management decisions of the Trust. In particular, the Trustee has delegated to AmalgamationCo responsibility for any and all matters relating to the following: (i) an offering; (ii) ensuring compliance with all applicable laws, including in relation to an offering; (iii) all matters relating to the content of any offering documents, the accuracy of the disclosure contained therein, and the certification thereof; (iv) all matters concerning the terms of, and amendment from time to time of the material contracts of the Trust; (v) all matters concerning any underwriting or agency agreement providing for the sale of Trust Units or rights to Trust Units; (vi) all matters relating to the redemption of Trust Units; (vii) all matters relating to the voting rights on any investments in the Trust Fund or any Subsequent Investments; (viii) all matters relating to the specific powers and authorities as set forth in the Trust Indenture.

LIABILITY OF THE TRUSTEE

The Trustee, its directors, officers, employees, shareholders and agents shall not be liable to any Trust Unitholder or any other person, in tort, contract or otherwise, in connection with any matter pertaining to the Trust or the property of the Trust, arising from the exercise by the Trustee of any powers, authorities or discretion conferred under the Trust Indenture, including, without limitation, any action taken or not taken in good faith in reliance on any documents that are, prima facie, properly executed, any depreciation of, or loss to, the property of the Trust incurred by reason of the sale of any asset, any inaccuracy in any evaluation provided by any other appropriately qualified person, any reliance on any such evaluation, any action or failure to act on behalf of AmalgamationCo, or any other person to whom the Trustee has, with the consent of AmalgamationCo, delegated any of its duties hereunder, or any other action or failure to act (including failure to compel in any way any former trustee to redress any breach of trust or any failure by AmalgamationCo to perform its duties under or delegated to it under the Trust Indenture or any other contract), unless such liabilities arise out of the gross negligence, willful default or fraud of the Trustee or any of its directors, officers, employees or shareholders. If the Trustee has retained an appropriate expert, adviser or legal counsel with respect to any matter connected with its duties under the Trust Indenture, the Trustee may act or refuse to act based on the advice of such expert, adviser or legal counsel, and the Trustee shall not be liable for and shall be fully protected from any loss or liability occasioned by any action or refusal to act based on the advice of any such expert, adviser or legal counsel. In the exercise of the powers, authorities or discretion conferred upon the Trustee under the Trust Indenture, the Trustee is and shall be conclusively deemed to be acting as Trustee of the assets of the Trust and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the property of the Trust. In addition, the Trust Indenture contains other customary provisions limiting the liability of the Trustee.

AMENDMENTS TO THE TRUST INDENTURE

The Trust Indenture may be amended or altered from time to time by Special Resolution.

The Trustee may, without the approval of any of the Trust Unitholders, amend the Trust Indenture for the purpose of:

     (a) ensuring the Trust's continuing compliance with applicable laws or requirements of any governmental agency or authority of Canada or of any province;

     (b) ensuring that the Trust will satisfy the provisions of each of subsections 108(2) and 132(6) of the Tax Act as from time to time amended or replaced;

     (c) ensuring that such additional protection is provided for the interests of Trust Unitholders as the Trustee may consider expedient;

     (d) removing or curing any conflicts or inconsistencies between the provisions of the Trust Indenture or any supplemental indenture and any other agreement of the Trust or any offering document pursuant to which securities of the Trust are issued with respect to the Trust, or any applicable law or regulation of any jurisdiction, provided that in the opinion of the Trustee the rights of the Trustee and of the Trust Unitholders are not prejudiced thereby; and

     (e) curing, correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee the rights of the Trustee and of the Trust Unitholders are not prejudiced thereby.

TERMINATION OF THE TRUST

The Trust Unitholders may vote to terminate the Trust at any meeting of the Trust Unitholders duly called for that purpose, subject to the following: (a) a vote may only be held if requested in writing by the holders of not less than 20% of the outstanding Trust Units; (b) a quorum of 50% of the issued and outstanding Trust Units is present in person or by proxy; and (c) the termination must be approved by Special Resolution of Trust Unitholders.

Unless the Trust is earlier terminated or extended by vote of the Trust Unitholders, the Trustee shall commence to wind-up the affairs of the Trust on December 31, 2099. In the event that the Trust is wound-up, the Trustee will sell and convert into money the property of the Trust in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the property of the Trust, and shall in all respects act in accordance with the directions, if any, of the Trust Unitholders in respect of termination authorized pursuant to the Special Resolution authorizing the termination of the Trust. After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of the assets together with any cash forming part of the property of the Trust among the Trust Unitholders in accordance with their Pro Rata Share.

EXERCISE OF VOTING RIGHTS ATTACHED TO SHARES OF AMALGAMATIONCO

The Trust Indenture prohibits the Trustee from voting the shares of AmalgamationCo with respect to: (i) the election of directors of AmalgamationCo;
(ii) the appointment of auditors of AmalgamationCo; or (iii) the approval of AmalgamationCo's financial statements, except in accordance with an Ordinary Resolution adopted at an annual meeting of Unitholders. The Trustee is also prohibited from voting the shares to authorize:

     (a) any sale, lease or other disposition of, or any interest in, all or substantially all of the assets of AmalgamationCo, except in conjunction with an internal reorganization of the direct or indirect assets of AmalgamationCo as a result of which either AmalgamationCo or the Trust has the same interest, whether direct or indirect, in the assets as the interest, whether direct or indirect, that it had prior to the reorganization;

     (b) any statutory amalgamation of AmalgamationCo with any other corporation, except in conjunction with an internal reorganization as referred to in paragraph (a) above;

     (c) any statutory arrangement involving AmalgamationCo except in conjunction with an internal reorganization as referred to in paragraph (a) above;

     (d) any amendment to the articles of AmalgamationCo to increase or decrease the minimum or maximum number of directors; or

     (e) any material amendment to the articles of AmalgamationCo to change the authorized share capital other than the creation of additional classes of Exchangeable Shares or amend the rights, privileges, restrictions and conditions attaching to any class of AmalgamationCo's shares in a manner which may be prejudicial to the Trust, without the approval of the Unitholders by Special Resolution at a meeting of Unitholders called for that purpose.

                    DIRECTORS AND OFFICERS OF AMALGAMATIONCO

MANAGEMENT OF AMALGAMATIONCO

The name, municipality of residence, principal occupation for the prior five years and proposed position, of each of the directors and officers of AmalgamationCo are as follows:

     NAME AND MUNICIPALITY           PROPOSED POSITION WITH
          OF RESIDENCE                   AMALGAMATIONCO                          PRINCIPAL OCCUPATION
--------------------------------- ------------------------------ -----------------------------------------------------
RAYMOND T. CHAN                   President, Chief Executive     Senior Vice President and Chief Financial Officer
Calgary, Alberta                  Officer and Director           of Baytex since October, 1998; prior thereto Senior
                                                                 Vice-President and Chief Financial Officer of
                                                                 Tarragon Oil and Gas Limited.

JOHN A. BRUSSA                    Director                       Partner, Burnet, Duckworth & Palmer LLP (a law
Calgary, Alberta                                                 firm).

W.A. BLAKE CASSIDY                Director                       Retired banker.
Calgary, Alberta

EDWARD CHWYL                      Chairman                       Independent businessman since May 2002; prior
Victoria, B.C.                                                   thereto Chairman of the Board of Ventus Energy Ltd.
                                                                 since January 1999; prior thereto Chief Executive
                                                                 Officer of Marathon Oil Canada Ltd. since August
                                                                 1998; prior thereto President and Chief Executive
                                                                 Officer of Tarragon Oil and Gas Limited.
NAVEEN DARGAN                     Director                       Independent businessman since June, 2003; prior
Calgary, Alberta                                                 thereto Senior Managing Director of Raymond James
                                                                 Ltd. and predecessor companies.

DALE O. SHWED                     Director                       President and Chief Executive Officer of Baytex.
Calgary, Alberta

RALPH W. GIBSON                   Vice President, Marketing      Vice President, Marketing of Baytex since
Calgary, Alberta                                                 September, 2001; prior thereto Vice President,
                                                                 Crude  Oil of  Canpet Energy Group Inc. since
                                                                 November, 2000; prior thereto Vice President,
                                                                 Marketing of Ranger Oil Limited.

RICHARD W. NADEN                  Vice  President, Engineering   Vice President, Production of Baytex.
Calgary, Alberta                  & Operations

SHANNON M. GANGL                  Corporate Secretary            Partner, Burnet, Duckworth & Palmer LLP, since
Calgary, Alberta                                                 January, 1999; prior thereto Associate, Burnet,
                                                                 Duckworth & Palmer LLP.

PERSONNEL

As at December 31, 2002, Baytex employed 110 head office employees and 33 field office employees. Most of these personnel will remain as employees of AmalgamationCo following the Arrangement.

                          AMALGAMATIONCO SHARE CAPITAL

Following the amalgamation, AmalgamationCo will be authorized to issue an unlimited number of common shares and an unlimited number of exchangeable shares issuable in series, of which an unlimited number of Exchangeable Shares (the "Exchangeable Shares") will be authorized. Upon completion of the Arrangement, the Trust will be the sole holder of the issued and outstanding common shares of AmalgamationCo. The Trust will also be the sole holder of the Notes anticipated to be outstanding immediately following the completion of the Arrangement.

COMMON SHARES

Each common share will entitle its holder to receive notice of and to attend all meetings of the shareholders of AmalgamationCo and to one vote at such meetings. The holders of common shares will be, at the discretion of the board of directors of AmalgamationCo and subject to applicable legal restrictions, and subject to certain preferences of holders of Exchangeable Shares, entitled to receive any dividends declared by the board of directors on the common shares to the exclusion of the holders of Exchangeable Shares, subject to the proviso that no dividends shall be paid on the common shares unless all declared dividends on the outstanding Exchangeable Shares have been paid in full. The holders of common shares will be entitled to share equally in any distribution of the assets of AmalgamationCo upon the liquidation, dissolution, bankruptcy or winding-up of AmalgamationCo or other distribution of its assets among its shareholders for the purpose of winding-up its affairs. Such participation is subject to the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares and any other shares having priority over the common shares.

EXCHANGEABLE SHARES

The following is a summary description of the material provisions of the Exchangeable Shares and the related ancillary and indirect rights of holders of Exchangeable Shares under the terms of the Voting and Exchange Trust Agreement and the Support Agreement. This summary is qualified in its entirety by reference to the full text of: (i) the Exchangeable Share Provisions; (ii) the Support Agreement; and (iii) the Voting and Exchange Trust Agreement, which are attached as Appendix D, Appendix E and Appendix F to this Information Circular and which are incorporated herein by reference.

Each Exchangeable Share will have economic rights (including the right to have the Exchange Ratio adjusted to account for distributions paid to Unitholders) and voting attributes (through the benefit of the Special Voting Rights granted to the Voting and Exchange Trust Agreement Trustee) equivalent to those of the Trust Units into which they are exchangeable from time to time. In addition, holders of Exchangeable Shares will have the right to receive Trust Units at any time in exchange for their Exchangeable Shares, on the basis of the Exchange Ratio in effect at the time of the exchange. Fractional Trust Units will not be delivered on any exchange of Exchangeable Shares. In the event that the Exchange Ratio in effect at the time of an exchange would otherwise entitle a holder of Exchangeable Shares to a fractional Trust Unit, the number of Trust Units to be delivered will be rounded down to the nearest whole number of Trust Units. Holders of Exchangeable Shares will not receive cash distributions from the Trust or AmalgamationCo. Rather, the Exchange Ratio will be adjusted to account for distributions paid to Unitholders.

Ranking

The Exchangeable Shares will rank rateably with shares of any other series of exchangeable shares of AmalgamationCo and prior to any common shares of AmalgamationCo and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, if any, that have been declared and the distribution of assets in the event of the liquidation, dissolution or winding-up of AmalgamationCo.

Dividends

Holders of Exchangeable Shares will be entitled to receive cash dividends if, as and when declared by the board of directors of AmalgamationCo. AmalgamationCo anticipates that it may from time to time declare dividends on the Exchangeable Shares up to but not exceeding any cash distributions on the Trust Units into which such

Exchangeable Shares are exchangeable. In the event that any such dividends are paid, the Exchange Ratio will be correspondingly reduced to reflect such dividends.

Certain Restrictions

AmalgamationCo will not, without obtaining the approval of the holders of the Exchangeable Shares as set forth below under the subheading "Amendment and Approval":

     (a) pay any dividend on the Common Shares or any other shares ranking junior to the Common Shares, other than stock dividends payable in Common Shares or any other shares ranking junior to the Exchangeable Shares;

     (b) redeem, purchase or make any capital distribution in respect of the common shares of AmalgamationCo or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of AmalgamationCo ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) amend the articles or by-laws of AmalgamationCo in any manner that would affect the rights or privileges of the holders of Exchangeable Shares.

The above restrictions shall not apply if all declared dividends on the outstanding Exchangeable Shares have been paid in full.

Liquidation or Insolvency of AmalgamationCo

In the event of the liquidation, dissolution or winding-up of AmalgamationCo or any other proposed distribution of the assets of AmalgamationCo among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares will be entitled to receive from AmalgamationCo, in respect of each such Exchangeable Share, that number of Trust Units equal to the Exchange Ratio as at the effective date of such event.

Upon the occurrence of such an event, the Trust and ExchangeCo will each have the overriding right to purchase all but not less than all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by the Trust or any subsidiary of the Trust) at a purchase price per Exchangeable Share to be satisfied by the issuance or delivery, as the case may be, of that number of Trust Units equal to the Exchange Ratio at such time and, upon the exercise of this right, the holders thereof will be obligated to sell such Exchangeable Shares to the Trust or ExchangeCo, as applicable. This right may be exercised by either the Trust or ExchangeCo.

Upon the occurrence of an Insolvency Event, the Voting and Exchange Trust Agreement Trustee on behalf of the holders of the Exchangeable Shares will have the right to require the Trust or ExchangeCo to purchase any or all of the Exchangeable Shares then outstanding and held by such holders at a purchase price per Exchangeable Share to be satisfied by the issuance or delivery, as the case may be, of that number of Trust Units equal to the Exchange Ratio at such time.

Automatic Exchange Right on Liquidation of the Trust

The Voting and Exchange Trust Agreement provides that in the event of a Trust liquidation event, as described below, the Trust or ExchangeCo will be deemed to have purchased all outstanding Exchangeable Shares and each holder of Exchangeable Shares will be deemed to have sold their Exchangeable Shares immediately prior to such Trust liquidation event at a purchase price per Exchangeable Share to be satisfied by the issuance or delivery, as the case may be, of that number of Trust Units equal to the Exchange Ratio at such time. "Trust liquidation event" means:

o any determination by the Trust to institute voluntary liquidation, dissolution or winding-up proceedings in respect of the Trust or to effect any other distribution of assets of the Trust among the Unitholders for the purpose of winding up its affairs; or

o the earlier of, the Trust's receiving notice of and the Trust's otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Trust or to effect any other distribution of assets of the Trust among the Unitholders for the purpose of winding up its affairs in each case where the Trust has failed to contest in good faith such proceeding within 30 days of becoming aware thereof.

Retraction of Exchangeable Shares by Holders and Retraction Call Right

Subject to the Retraction Call Right of the Trust and ExchangeCo described below, a holder of Exchangeable Shares will be entitled at any time to require AmalgamationCo to redeem any or all of the Exchangeable Shares held by such holder for a retraction price (the "Retraction Price") per Exchangeable Share equal to the value of that number of Trust Units equal to the Exchange Ratio as at the date of redemption (the "Retraction Date"), to be satisfied by the delivery of such number of Trust Units. Fractional Trust Units will not be delivered. Any amount payable on account of the Retraction Price that includes a fractional Trust Unit will be rounded down to the nearest whole number of Trust Units. Holders of the Exchangeable Shares may request redemption by presenting to AmalgamationCo or the transfer agent for the Exchangeable Shares a certificate or certificates representing the number of Exchangeable Shares the holder desires to have redeemed, together with a duly executed retraction request and such other documents as may be reasonably required to effect the redemption of the Exchangeable Shares. Subject to extension as described below, the redemption will become effective on the Retraction Date, which will be seven business days after the date on which AmalgamationCo or the transfer agent receives the retraction notice. Unless otherwise requested by the holder and agreed to by AmalgamationCo, the Retraction Date will not occur on such seventh business day if such day would occur between any Distribution Record Date and the Distribution Payment Date that corresponds to such Distribution Record Date. In this case, the Retraction Date will instead occur on such Distribution Payment Date. The reason for this is to ensure that the Exchange Ratio used in connection with such redemption is increased to account for the Distribution.

When a holder requests AmalgamationCo to redeem the Exchangeable Shares, the Trust and ExchangeCo will have an overriding right (the "Retraction Call Right") to purchase on the Retraction Date all but not less than all of the Exchangeable Shares that the holder has requested AmalgamationCo to redeem at a purchase price per Exchangeable Share equal to the Retraction Price, to be satisfied by the delivery of that number of Trust Units equal to the Exchange Ratio at such time. At the time of a Retraction Request by a holder of Exchangeable Shares, AmalgamationCo will immediately notify the Trust and ExchangeCo. The Trust or ExchangeCo must then advise AmalgamationCo within two business days as to whether the Retraction Call Right will be exercised. A holder may revoke his or her Retraction Request at any time prior to the close of business on the last business day immediately preceding the Retraction Date, in which case the holder's Exchangeable Shares will neither be purchased by the Trust or ExchangeCo nor be redeemed by AmalgamationCo. If the holder does not revoke his or her Retraction Request, the Exchangeable Shares that the holder has requested AmalgamationCo to redeem will on the Retraction Date be purchased by the Trust or ExchangeCo or redeemed by AmalgamationCo, as the case may be, in each case at a purchase price per Exchangeable Share equal to the Retraction Price. In addition, a holder of Exchangeable Shares may elect to instruct the Voting and Exchange Trust Agreement Trustee to exercise the optional exchange right (the "Optional Exchange Right") to require the Trust or ExchangeCo to acquire such holder's Exchangeable Shares in circumstances where neither the Trust nor ExchangeCo have exercised the Retraction Call Right. See "EXCHANGEABLE SHARES - VOTING AND EXCHANGE TRUST AGREEMENT - OPTIONAL EXCHANGE RIGHT".

The Retraction Call Right may be exercised by either the Trust or ExchangeCo. If, as a result of solvency provisions of applicable law, AmalgamationCo is not permitted to redeem all Exchangeable Shares tendered by a retracting holder, AmalgamationCo will redeem only those Exchangeable Shares tendered by the holder as would not be contrary to such provisions of applicable law. The holder of any Exchangeable Shares not redeemed by AmalgamationCo will be deemed to have required the Trust to purchase such unretracted Exchangeable Shares in exchange for Trust Units on the Retraction Date pursuant to the Optional Exchange Right. See "EXCHANGEABLE SHARES - VOTING AND EXCHANGE TRUST AGREEMENT - OPTIONAL EXCHANGE RIGHT".

Redemption of Exchangeable Shares

Subject to applicable law and the Redemption Call Right of the Trust and ExchangeCo, AmalgamationCo:

     (a) will, on the tenth anniversary of the Effective Date, subject to extension of such date by the board of directors of AmalgamationCo (the "Automatic Redemption Date"), redeem all but not less than all of the then outstanding Exchangeable Shares for a redemption price per Exchangeable Share equal to the value of that number of Trust Units equal to the Exchange Ratio as at the last Business Day prior to that Redemption Date (as that term is defined below) (the "Redemption Price"), to be satisfied by the delivery of such number of Trust Units;

     (b) may, on the second anniversary of the Effective Date (the "Optional Redemption Date"), redeem all but not less than all outstanding Exchangeable Shares for the Redemption Price per Exchangeable Share at the last Business Day prior to that Redemption Date (as that term is defined below), to be satisfied by the delivery of Trust Units;

     (c) may, on any date that is within the first 90 days of any calendar year commencing in 2004 (the "Annual Redemption Date"), redeem up that number of Exchangeable Shares equal to 40% of the Exchangeable Shares outstanding on the Effective Date for the Redemption Price per Exchangeable Share at the last Business Day prior to that Redemption Date (as that term is defined below), to be satisfied by the delivery of Trust Units; and

     (d) may, at any time when the aggregate number of issued and outstanding Exchangeable Shares is less than 1 million (other than Exchangeable Shares held by the Trust and its subsidiaries and as such shares may be adjusted from time to time) (the "De Minimus Redemption Date" and, collectively with the Automatic Redemption Date, optional Redemption Date and Annual Redemption Date, a "Redemption Date"), redeem all but not less than all of the then outstanding Exchangeable Shares for the Redemption Price per Exchangeable Share (unless contested in good faith by the Trust).

AmalgamationCo will, at least 90 days prior to any Redemption Date, provide the registered holders of the Exchangeable Shares with written notice of the prospective redemption of the Exchangeable Shares by AmalgamationCo.

The Trust and ExchangeCo will have the right (the "Redemption Call Right"), notwithstanding a proposed redemption of the Exchangeable Shares by AmalgamationCo on the applicable Redemption Date, pursuant to the Exchangeable Share Provisions, to purchase on any Redemption Date all but not less than all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by the Trust or its subsidiaries) in exchange for the Redemption Price per Exchangeable Share and, upon the exercise of the Redemption Call Right, the holders of all of the then outstanding Exchangeable Shares will be obliged to sell all such shares to the Trust or ExchangeCo, as applicable. If either the Trust or ExchangeCo exercises the Redemption Call Right, then AmalgamationCo's right to redeem the Exchangeable Shares on the applicable Redemption Date will terminate. The Redemption Call Right may be exercised by either the Trust or ExchangeCo.

Voting Rights

Except as required by applicable law, the holders of the Exchangeable Shares are not entitled as such to receive notice of or attend any meeting of the shareholders of AmalgamationCo or to vote at any such meeting. Holders of Exchangeable Shares will have the notice and voting rights respecting meetings of the Trust that are provided in the Voting and Exchange Trust Agreement. See "VOTING AND EXCHANGE TRUST AGREEMENT - VOTING RIGHTS".

Amendment and Approval

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast thereon (other than shares beneficially owned by the Trust, or any of its subsidiaries and other affiliates) at a meeting of the holders of the Exchangeable Shares duly called and held at which holders of at least 10% of the then outstanding Exchangeable Shares are present in person or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than ten days later) as may be determined at the original meeting and the holders of Exchangeable Shares present in person or represented by proxy at the adjourned meeting will constitute a quorum thereat and may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than two-thirds of the votes cast thereon (other than shares beneficially owned by the Trust or any of its subsidiaries and other affiliates) will constitute the approval or consent of the holders of the Exchangeable Shares.

Actions by the Trust under the Support Agreement and the Voting and Exchange Trust Agreement

Under the Exchangeable Share Provisions, AmalgamationCo will agree to take all such actions and do all such things as are necessary or advisable to perform and comply with its obligations under, and to ensure the performance and compliance by the Trust and ExchangeCo with its obligations under, the Support Agreement and the Voting and Exchange Trust Agreement.

Non-Resident and Tax-Exempt Holders

Exchangeable Shares will not be issued to persons who are Non-Residents or who are exempt from tax under Part I of the Tax Act. The obligation of AmalgamationCo, the Trust or ExchangeCo to deliver Trust Units to a Non-Resident holder in respect of the exchange of such holder's Exchangeable Shares may be satisfied by delivering such Trust Units to the transfer agent who shall sell such Trust Units on the stock exchange on which they are listed and deliver the proceeds of sale to the Non-Resident holder.

                       VOTING AND EXCHANGE TRUST AGREEMENT

VOTING RIGHTS

In accordance with the Voting and Exchange Trust Agreement, the Trust will have issued a Special Voting Right to Valiant Trust Company, the Voting and Exchange Trust Agreement Trustee, for the benefit of the holders (other than the Trust and ExchangeCo) of the Exchangeable Shares. The Special Voting Right will carry a number of votes, exercisable at any meeting at which Trust Unitholders are entitled to vote, equal to the number of Trust Units (rounded down to the nearest whole number) into which the Exchangeable Shares are then exchangeable multiplied by the number of votes to which the holder of one Trust Unit is then entitled. With respect to any written consent sought from the Trust Unitholders, each vote attached to the Special Voting Right will be exercisable in the same manner as set forth above.

Each holder of an Exchangeable Share on the record date for any meeting at which Trust Unitholders are entitled to vote will be entitled to instruct the Voting and Exchange Trust Agreement Trustee to exercise that number of votes attached to the Special Voting Right which relate to the Exchangeable Shares held by such holder. The Voting and Exchange Trust Agreement Trustee will exercise each vote attached to the Special Voting Right only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes.

The Voting and Exchange Trust Agreement Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which the Trust Unitholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Voting and Exchange Trust Agreement Trustee to exercise the votes attaching to the Special Voting Right, at the same time as the Trust sends such notice and materials to the Trust Unitholders. The Voting and Exchange Trust Agreement Trustee will also send to the holders copies of all information statements, interim and annual financial statements, reports and other materials sent by the Trust to the Trust Unitholders at the same time as such materials are sent to the Trust Unitholders. To the extent such materials are provided to the Voting and Exchange Trust Agreement Trustee by the Trust, the Voting and

Exchange Trust Agreement Trustee will also send to the holders all materials sent by third parties to Trust Unitholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to Trust Unitholders.

All rights of a holder of Exchangeable Shares to exercise votes attached to the Special Voting Right will cease upon the exchange of all such holder's Exchangeable Shares for Trust Units. With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of ExchangeCo and AmalgamationCo are of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Voting and Exchange Trust Agreement may not be amended without the approval of the holders of the Exchangeable Shares.

OPTIONAL EXCHANGE RIGHT

Upon the occurrence and during the continuance of:

     (a)  an Insolvency Event; or

     (b) circumstances in which the Trust or ExchangeCo may exercise a Call Right, but elect not to exercise such Call Right,

a holder of Exchangeable Shares will be entitled to instruct the Trustee to exercise the Optional Exchange Right with respect to any or all of the Exchangeable Shares held by such holder, thereby requiring the Trust or ExchangeCo to purchase such Exchangeable Shares from the holder. Immediately upon the occurrence of (i) an Insolvency Event, (ii) any event which will, with the passage of time or the giving of notice, become an Insolvency Event, or
(iii) the election by the Trust and ExchangeCo not to exercise a Call Right which is then exercisable by the Trust and ExchangeCo, AmalgamationCo, the Trust or ExchangeCo will give notice thereof to the Trustee. As soon as practicable thereafter, the Trustee will then notify each affected holder of Exchangeable Shares (who has not already provided instructions respecting the exercise of the Optional Exchange Right) of such event or potential event and will advise such holder of its rights with respect to the Optional Exchange Right.

The purchase price payable by the Trust or ExchangeCo for each Exchangeable Share to be purchased under the Optional Exchange Right will be satisfied by the issuance of that number of Trust Units equal to the Exchange Ratio as at the last business day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right (the "Exchange Price").

If, as a result of solvency provisions of applicable law, AmalgamationCo is unable to redeem all of a holder's Exchangeable Shares which such holder is entitled to have redeemed in accordance with the Exchangeable Share Provisions, the holder will be deemed to have exercised the Optional Exchange Right with respect to the unredeemed Exchangeable Shares and the Trust or ExchangeCo will be required to purchase such shares from the holder in the manner set forth above.

                                SUPPORT AGREEMENT

THE TRUST SUPPORT OBLIGATION

Under the Support Agreement, the Trust will agree that:

     (a) the Trust will take all actions and do all things necessary to ensure that AmalgamationCo is able to pay to the holders of the Exchangeable Shares the Liquidation Amount in the event of a liquidation, dissolution or winding-up of AmalgamationCo, the Retraction Price in the event of the giving of a Retraction Request by a holder of Exchangeable Shares, or the Redemption Price in the event of a redemption of Exchangeable Shares by AmalgamationCo; and

     (b) the Trust will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of AmalgamationCo.

The Support Agreement will also provide that the Trust will not issue or distribute to the holders of all or substantially all of the outstanding Trust
Units:

     (a)  additional Trust Units or securities convertible into Trust Units;

     (b)  rights, options or warrants for the purchase of Trust Units; or

     (c) units or securities of the Trust other than Trust Units, evidences of indebtedness of the Trust or other assets of the Trust;

unless the same or an equivalent distribution is made to holders of Exchangeable Shares, an equivalent change is made to the Exchangeable Shares, such issuance or distribution is made in connection with a distribution reinvestment plan instituted for holders of Trust Units or a unitholder rights protection plan approved for holders of Trust Units by the board of directors of AcquisitionCo or the approval of holders of Exchangeable Shares has been obtained.

In addition, the Trust may not subdivide, reduce, consolidate, reclassify or otherwise change the terms of the Trust Units unless an equivalent change is made to the Exchangeable Shares or the approval of the holders of Exchangeable Shares has been obtained.

In the event of any proposed take-over bid, issuer bid or similar transaction affecting the Trust Units, the Trust will use reasonable efforts to take all actions necessary or desirable to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the Trust Unitholders.

The Support Agreement also provides that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Trust or any of its respective subsidiaries and other affiliates, the Trust will, unless approval to do otherwise is obtained from the holders of Exchangeable Shares, remain the direct or indirect beneficial owner collectively of more than 50% of all of the issued and outstanding voting securities of AmalgamationCo, provided that the Trust will not be in violation of this obligation if a party acquires all or substantially all of the assets of the Trust. With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of AmalgamationCo and the Trustee are of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of the Exchangeable Shares.

Under the Support Agreement, the Trust will agree to not exercise any voting rights attached to the Exchangeable Shares owned by it or any of its respective subsidiaries and other affiliates on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

DELIVERY OF TRUST UNITS

The Trust will agree to make such filings and seek such regulatory consents and approvals as are necessary so that the Trust Units issuable upon the exchange of Exchangeable Shares will be issued in compliance with applicable securities laws in Canada and may be traded freely on the TSX or such other exchange on which the Trust Units may be listed, quoted or posted for trading from time to time.

                                      NOTES

The following summary of the material attributes and characteristics of the Notes does not purport to be complete and is qualified in its entirety by reference to the provisions of a note indenture (the "Note Indenture") to be dated on or before the Effective Date and made between AcquisitionCo and Valiant Trust Company, as trustee (the "Note Trustee"), which will contain a complete statement of such attributes and characteristics. The Notes will be issued under the Note Indenture.

TERMS AND ISSUE OF NOTES

Pursuant to the Plan of Arrangement, Notes will be issued to the Trust and to former Shareholders of Baytex. Notes issued to former holders of Common Shares are to be transferred by such holders to the Trust in return for Trust Units. Accordingly, the Note Indenture provides that initially only one global Note certificate will be issued which will represent all Notes issued under the Arrangement. The global Note certificate will be issued to the Note Trustee in trust for the Trust and such Shareholders. The Note Trustee shall then on behalf of such Shareholders record the transfer of the Notes represented by such certificate to the Trust pursuant to the Plan of Arrangement, without recourse to the Trust, and receive certificates representing Trust Units for delivery to such Shareholders, all as contemplated by the Plan of Arrangement. Upon receipt of the certificates representing the Trust Units, the Note Trustee shall provide a receipt and distribute such certificates to such Shareholders, in accordance with Article 5 of the Plan of Arrangement.

The Notes will be unsecured and bear interest from the date of issue at an interest rate determined on the Effective Date. Interest will be payable for each month during the term on the 10th day of the month following such month. The first interest payment will be due on October 10, 2003 for the period commencing on the Effective Date and ending on September 30, 2003.

Although pursuant to the terms of the Note Indenture AmalgamationCo is permitted to make payments against the principal amount of the Notes outstanding from time to time without notice or bonus, AmalgamationCo is not required to make any payment in respect of principal until September 1, 2033, subject to extension in the limited circumstances provided in the Note Indenture.

In contemplation of the possibility that Notes may be distributed to Trust Unitholders upon the redemption of their Trust Units, the Note Indenture provides that if persons other than the Trust (the "Non-Fund Holders") own Notes having an aggregate principal amount in excess of $1,000,000, either the Trust or the Non-Fund Holders shall be entitled, among other things, to require the Note Trustee to exercise the powers and remedies available under the Note Indenture upon an event of default and, with the Trust, the Non-Fund Holders may provide consents, waivers or directions relating generally to the variance of the Note Indenture and the rights of noteholders. The Note Indenture will allow the Trust flexibility to delay payments of interest or principal otherwise due to it while payment is made to other noteholders, and to allow other noteholders to be paid out before the Trust. Any delayed payments will be due 5 days after demand.

Principal and interest on the Notes will be payable in lawful money of Canada directly to the holders of Notes at their address set forth in the register of holders of Notes. Upon the Arrangement becoming effective, the Trust will be the holder of all of the issued and outstanding Notes.

RANKING

The Notes will be unsecured debt obligations of AmalgamationCo and will rank pari passu with all other unsecured indebtedness of AmalgamationCo, but subordinate to all secured debt and senior subordinated notes.

EVENTS OF DEFAULT

The Note Indenture will provide that any of the following shall constitute an Event of Default: (i) default in payment of the principal of the Notes when required; (ii) the failure to pay all of the interest obligations on the Notes for a period of 90 days; (iii) if AmalgamationCo has defaulted and a demand for payment has been made under any material instrument, indenture or document evidencing indebtedness of more than $500 million and AmalgamationCo has failed to remedy such default within applicable curative periods; (iv) certain events of winding-up, liquidation, bankruptcy, insolvency, receivership or seizure; (v) default in the observance or performance of any other covenant or condition of the Note Indenture and continuance of such default for a period of 30 days after notice in writing has been given by the Note Trustee to AmalgamationCo specifying such default and requiring AmalgamationCo to rectify the same; (vi) AmalgamationCo ceasing to carry on its business other than as contemplated in this Information Circular; and (vii) material default by AmalgamationCo under material agreements if property having a fair market value in excess of $250 million is liable to forfeiture or termination.

                                  NPI AGREEMENT

Coincident with the Arrangement becoming effective, AmalgamationCo and the Trust will enter into the NPI Agreement, pursuant to which AmalgamationCo will grant and set over to the Trust the right to receive certain payments (the "NPI") on petroleum and natural gas rights held by AmalgamationCo from time to time. As consideration for the granting of the NPI, in addition to all amounts previously paid by the Trust to AmalgamationCo, the Trust shall pay AmalgamationCo an amount (the "Deferred Purchase Price Obligation") equal to: (a) the portion of acquisition costs ("Future Acquisition Costs") for petroleum and natural gas rights and related tangibles and miscellaneous interests beneficially owned by AmalgamationCo from time to time ("Property interests") acquired after the date of the NPI Agreement which are attributable to "Canadian resource property" (as defined in the Tax Act) payable at the time of incurring such Future Acquisition Costs, plus (b) drilling, completion, equipping and other costs ("Capital Expenditures") in respect of the Property Interests payable at the time of incurring such Capital Expenditures, plus (c) the portion of indebtedness incurred in respect of such Future Acquisition Costs and Capital Expenditures payable at the time of satisfaction by AmalgamationCo of such indebtedness. In addition, the Trust will pay over to AmalgamationCo, to satisfy the Deferred Purchase Price Obligation, the net proceeds of any issue of Trust Units or the proceeds from the disposition of the NPI on any petroleum and natural gas rights held by AmalgamationCo. AmalgamationCo shall not be obligated to pay an amount as a Deferred Purchase Price Obligation except to the extent the Trust has such proceeds available.

Pursuant to the terms of the NPI Agreement, the Trust shall be entitled to a payment from AmalgamationCo for each month equal to the amount by which ninety-nine (99%) percent of the gross proceeds from the sale of production attributable to the Property Interests for such month (the "NPI Revenues") exceed ninety-nine (99%) percent of certain deductible production costs for such period. The Trust shall reimburse to AmalgamationCo ninety-nine (99%) percent of certain non-deductible crown royalties paid by AmalgamationCo in respect of the Property Interests, and AmalgamationCo shall be entitled to set off amounts reimbursable to it against NPI payments payable by AmalgamationCo to the Trust. AmalgamationCo may acquire and fund additional Property Interests from residual revenues, the Deferred Purchase Price Obligation, borrowings or from its working capital.

If AmalgamationCo wishes to dispose of any Property Interests which will result in proceeds in excess of a threshold amount, the board of directors of AmalgamationCo shall approve such disposition, however, if the asset value (calculated in accordance with the terms of the NPI Agreement) of any interests included in such disposition is greater than a threshold percentage of the asset value of all the Property Interests held by AmalgamationCo, such disposition must be approved by a special resolution of the Unitholders. The term of the NPI Agreement will be for so long as there are petroleum and natural gas rights to which the NPI applies.

                           CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of the Trust as at July 21, 2003 both before and after giving effect to the Arrangement.

                                                          OUTSTANDING AS AT JULY 21,     OUTSTANDING AS AT JULY 21,
                                                         2003 PRIOR TO GIVING EFFECT     2003 AFTER GIVING EFFECT TO
          DESIGNATION                  AUTHORIZED         TO THE ARRANGEMENT (1)(4)       THE ARRANGEMENT (2)(3)(4)
---------------------------------     ------------      -----------------------------   -----------------------------
Long-term debt:
     Senior credit facilities(5)                                     nil                             nil
     Senior subordinated notes(6)                                    nil                        $252,860,000
Total long-term debt                                                 nil                        $252,860,000
Exchangeable Shares                    Unlimited                     nil                        $ 41,418,000
                                                                                             (6,000,000 shares)
Trust Units                            Unlimited                     nil                        $372,766,000
                                                                                          (52,037,000 Trust Units)

Notes:

(1)  The Trust was initially settled as of July 24, 2003.

(2) Assumes the issuance of 6 million Exchangeable Shares pursuant to the Arrangement, which Exchangeable Shares are initially exchangeable into Trust Units on a one for one basis and thereafter exchangeable into Trust Units at the Exchange Ratio. The actual number of Trust Units outstanding after the Arrangement will depend upon the number of Exchangeable Shares that Shareholders elect to receive.

(3) Assumes that all of the existing Options are exercised prior to the Effective Date.

(4) See Appendix I - "PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS" and "BALANCE SHEET" of Baytex Energy Trust attached as Schedules A and B.

(5) On July 9, 2003, Baytex replaced its existing senior credit facility with a similar facility provided by a new syndicate of chartered banks. The new facility can be drawn in either Canadian or US funds and bears interest at the agent bank's prime lending rate, bankers' acceptance rates plus applicable margins or US LIBOR rates plus applicable margins. The facility is secured by a $500,000,000 demand debenture with a floating charge over all of our current and after-acquired real property and has a borrowing base of $165,000,000.

(6) On February 12, 2001, Baytex issued US$150,000,000 of senior subordinated notes, bearing interest at 10.5% payable semi-annually with principal repayable on February 15, 2011. These notes are unsecured and are subordinated to the senior credit facilities. On July 9, 2003, Baytex completed an exchange offer pursuant to which US$149,753,000 of these notes were exchanged for US$179,699,000 of senior subordinated notes, bearing interest at 9 3/8% payable semi-annually with principal repayable on July 15, 2010. The new notes are unsecured and are subordinated to the senior credit facilities.

                          PRO FORMA DISTRIBUTABLE CASH

The following is a summary of selected financial and operational information for the oil and natural gas assets owned, directly or indirectly, by the Trust following the completion of the Arrangement, for the three months ended March 31, 2003.

                                                                                                     PRO FORMA
                                                                                               ---------------------
                                                                                                THREE MONTHS ENDED
                                                                                                 MARCH 31, 2003(3)
                                                                                               ---------------------
                                                                                                (unaudited) (000's)

CASH FLOW FROM OPERATIONS                                                                                 44,667
 Add (deduct):
   Reclamation fund contribution                                                                          (1,123)
   Capital expenditures                                                                                  (48,523)
   Funds drawn from revolving credit facility and working capital                                         31,779
                                                                                               ----------------------

DISTRIBUTABLE CASH                                                                                        26,800
                                                                                               ======================

WEIGHTED AVERAGE NUMBER OF TOTAL TRUST UNITS AND EXCHANGEABLE SHARES(2)                                   58,037
                                                                                               ======================

DISTRIBUTABLE CASH PER TRUST UNIT AND EXCHANGEABLE SHARE FOR THE PERIOD(2)                                 $0.46
                                                                                               ======================

DISTRIBUTABLE CASH PER TRUST UNIT AND EXCHANGEABLE SHARE(2) PER MONTH (SIMPLE AVERAGE)                    $0.15
                                                                                               ======================

Notes:

(1) Distributable cash available for distribution is not an earnings measure recognized by generally accepted accounting principles and is not necessarily comparable to the measurement of distributable cash available for distribution in other similar trust entities. Distributable cash is estimated herein to be approximately 60% of cash flow from operations.

(2) See Appendix I - "PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS BAYTEX ENERGY TRUST" attached as Schedule A.

(3) The holders of the Exchangeable Shares will not receive cash distributions from the Trust or AmalgamationCo. Rather the Exchange Ratio will be adjusted to account for distributions paid to Unitholders.

                        ILLUSTRATIVE DISTRIBUTABLE CASH

The following tables illustrate a range of possible amounts of Distributable Cash relating to Units and Exchangeable Shares outstanding based on the foregoing cash flow illustration for the three months ended March 31, 2003. The ranges of possible amounts of Distributable Cash are based on varying field prices for oil and natural gas. The sales volumes used for this analysis are 1,829 Bbls/d of light/medium crude oil and NGL, 21,788 Bbls/d of heavy oil and
51.8 Mmcf/d of natural gas, or 32,250 Boe/d. Royalty rates, other income, operating expenses, expenses associated with the Administrative Services Agreement, general and administrative expenses, large corporation taxes, cash taxes, reclamation fund contributions and capital expenditures have been held constant to the levels shown in the pro forma information for the three months ended March 31, 2003. Also, the impact of financial derivative contracts and fixed wellhead price contracts has been excluded from this analysis. This analysis is also based on the assumption that AmalgamationCo will distribute its cash available for distribution, as it relates to the Units outstanding, to the Trust in satisfaction of the interest owing under the Notes and, to the extent any remaining income is available, under the NPI Agreement. The representative range of Distributable Cash on a per security basis in the following tables is calculated by dividing the Distributable Cash by the weighted average number of 58,037,000 Trust Units outstanding (which number includes all Exchangeable Shares anticipated to be outstanding following the completion of the Arrangement).

THE TABLES, AND THE ASSUMPTIONS ON WHICH THEY ARE BASED, DO NOT REPRESENT EXPECTED PERFORMANCE OR RESULTS. THE DISTRIBUTABLE CASH FOR THE THREE MONTHS ENDED MARCH 31, 2003 IS ON A PRO FORMA BASIS ONLY.

              ILLUSTRATIVE DISTRIBUTABLE CASH FOR THE THREE MONTHS
                          ENDED MARCH 31, 2003 ($000'S)

  NYMEX WTI                                      NATURAL GAS FIELD PRICE ($/MCF)
  OIL PRICE      --------------------------------------------------------------------------------------------------
   $US/BBL           $4.00          $4.50         $5.00          $5.50         $6.00          $6.50         $7.00
-------------    -----------   -----------    -----------   -----------    -----------    ----------    -----------
     $20.00          13,555        14,646         15,738        16,830         17,921        19,013         20,104
     $25.00          19,201        20,292         21,384        22,475         23,567        24,658         25,750
     $30.00          24,846        25,938         27,029        28,121         29,213        30,304         31,396
     $35.00          30,492        31,583         32,675        33,767         34,858        35,950         37,041


              ILLUSTRATIVE DISTRIBUTABLE CASH FOR THE THREE MONTHS
                     ENDED MARCH 31, 2003 ($ PER TRUST UNIT)

  NYMEX WTI                                      NATURAL GAS FIELD PRICE ($/MCF)
  OIL PRICE      --------------------------------------------------------------------------------------------------
   $US/BBL           $4.00          $4.50         $5.00          $5.50         $6.00          $6.50         $7.00
-------------    -----------   -----------    -----------   -----------    -----------    ----------    -----------
     $20.00           0.23          0.25           0.27          0.29           0.31          0.33           0.35
     $25.00           0.33          0.35           0.37          0.39           0.41          0.42           0.44
     $30.00           0.43          0.45           0.47          0.48           0.50          0.52           0.54
     $35.00           0.53          0.54           0.56          0.58           0.60          0.62           0.64

THE TABLES SET OUT ABOVE ILLUSTRATE THE HIGH DEGREE OF SENSITIVITY OF CASH FLOWS AND THE RESULTING RETURN TO INVESTORS TO CHANGES IN OIL AND NATURAL GAS PRICES. THE TABLES ARE SIMPLY AN ILLUSTRATION TO REPRESENT THE VARIANCE ON CASH FLOWS GIVEN PARTICULAR OIL AND GAS PRICES.

THE RANGE OF INFORMATION SET FORTH ABOVE IS A REPRESENTATIVE RANGE OF POSSIBLE DISTRIBUTABLE CASH AND IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS A FORECAST OR PROJECTION. NO ASSURANCE CAN BE GIVEN THAT THE DISTRIBUTABLE CASH SHOWN IN THIS ANALYSIS WILL EVER BE AVAILABLE OR REALIZED OR THAT THE ASSUMPTIONS OF FACT MADE ARE THE MOST LIKELY TO OCCUR. THE PRODUCTION LEVELS USED IN THE FOREGOING TABLES ARE MERELY AN ARITHMETIC CALCULATION BASED ON THE ASSUMPTIONS SET FORTH ABOVE. THERE CAN BE NO ASSURANCE THAT THE OIL AND NATURAL GAS PRICES SET FORTH IN THE TABLES WILL BE RECEIVED FOR THE PRODUCTION OF THE TRUST. ACTUAL PRODUCTION LEVELS WILL BE DEPENDENT ON NUMEROUS FACTORS AND MAY NOT NECESSARILY REFLECT THE FIGURES USED IN THESE TABLES. SEE APPENDIX I, "INFORMATION CONCERNING BAYTEX ENERGY TRUST - ILLUSTRATIVE DISTRIBUTABLE CASH".

                           UNIT RIGHTS INCENTIVE PLAN

Assuming that all necessary regulatory and Securityholder approvals are received, the Trust will implement a trust unit rights incentive plan (the "Unit Rights Incentive Plan"). Under the Unit Rights Incentive Plan, 5,800,000 Trust Units will be set aside and reserved for the granting of Rights, subject to the approval of the TSX. Unless otherwise approved by the TSX and the Unitholders, the number of Trust Units reserved for issuance upon the exercise of Rights shall not at any time exceed 10% of the aggregate number of issued and outstanding Trust Units and including the number of Trust Units which may be issued on the exchange of the outstanding Exchangeable Shares, which may be converted into Trust Units (collectively, the "Total Units"). Rights to purchase Trust Units may be granted to service providers to the Trust and any of its Subsidiaries, including AmalgamationCo, from time to time by the board of directors of AmalgamationCo, at its sole discretion, provided that the aggregate number of Rights granted to any single holder of Rights shall not exceed 1% of the Total Units and the number of Rights issuable pursuant to the Unit Rights Incentive Plan to non-management directors will be limited to a maximum of 1% of the Total Units.

The term of a Right and vesting provisions may be exercised during a period (the "Exercise Period") not exceeding five (5) years from the date upon which the Right was grated (the "Grant Date"), and any Rights granted shall vest pursuant to vesting schedules determined by the board of directors of AmalgamationCo in its sole discretion. Subject to regulatory approval, the grant price ("Grant Price") per Right shall be equal to the closing price of Trust Units on the TSX on the last trading day immediately preceding the Grant Date. The exercise price ("Exercise Price") per Right shall be calculated by deducting from the Grant Price the aggregate of all monthly distributions, on a per Unit basis, made by the Trust after the Grant Date, provided the aggregate amount of such monthly distribution represents a return of more than 0.833% of the Trust's recorded cost of oil and natural gas properties less accumulated depreciation and depletion and any future income tax liability associated with such oil and natural gas properties at the end of each month. See the section of the Information Circular entitled "OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING - APPROVAL OF UNIT RIGHTS INCENTIVE PLAN" for a more complete description of the Unit Rights Incentive Plan and Appendix K "UNIT RIGHTS INCENTIVE PLAN" for a copy of the Unit Rights Incentive Plan.

RISK FACTORS

AN INVESTMENT IN THE TRUST OR AMALGAMATIONCO SHOULD BE CONSIDERED HIGHLY SPECULATIVE DUE TO THE NATURE OF THE TRUST'S ACTIVITIES AND THE PRESENT STAGE OF ITS DEVELOPMENT. THE FOLLOWING IS A SUMMARY OF CERTAIN RISK FACTORS RELATING TO THE ACTIVITIES OF THE TRUST AND AMALGAMATIONCO AND THE OWNERSHIP OF TRUST UNITS AND EXCHANGEABLE SHARES WHICH PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER BEFORE MAKING AN INVESTMENT DECISION RELATING TO TRUST UNITS OR EXCHANGEABLE SHARES. THE RISK FACTORS LISTED BELOW ARE IN ADDITION TO THE RISK FACTORS IN BAYTEX'S ANNUAL INFORMATION FORM WHICH SECTIONS ARE HEREBY INCORPORATED, MUTATIS MUTANDIS, BY REFERENCE INTO THIS APPENDIX I. A PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER ALL SUCH RISK FACTORS. AN INVESTMENT IN TRUST UNITS OR EXCHANGEABLE SHARES SHOULD ONLY BE MADE BY PERSONS WHO CAN AFFORD A SIGNIFICANT OR TOTAL LOSS OF THEIR INVESTMENT.

NATURE OF TRUST UNITS

The Trust Units do not represent a traditional investment in the oil and natural gas sector and should not be viewed by investors as shares in AmalgamationCo. The Trust Units represent a fractional interest in the Trust. As holders of Trust Units, Unitholders will not have the statutory rights normally associated with ownership of shares of a corporation including, for example, the right to bring "oppression" or "derivative" actions. The Trust's sole assets will be its shares in AmalgamationCo, the Notes, the NPI Agreement and other investments in securities. The price per Trust Unit is a function of anticipated Distributable Cash, the underlying assets of the Trust and management's ability to effect long-term growth in the value of the Trust. The market price of the Trust Units will be sensitive to a variety of market conditions including, but not limited to, interest rates and the ability of the Trust to acquire suitable oil and natural gas properties. Changes in market conditions may adversely affect the trading price of the Trust Units.

The Trust Units are not "deposits" within the meaning of the CANADA DEPOSIT INSURANCE CORPORATION ACT (Canada) and are not insured under the provisions of that Act or any other legislation. Furthermore, the Trust is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company.

RESERVE ESTIMATES

The reserve and recovery information contained in the Trust Engineering Report is only an estimate and the actual production and ultimate reserves from the properties may be greater or less than the independently prepared estimates of Outtrim.

DEPLETION OF RESERVES

The Trust has certain unique attributes which differentiate it from other oil and gas industry participants. Distributions of Distributable Cash in respect of properties, absent commodity price increases or cost effective acquisition and development activities, will decline over time in a manner consistent with declining production from typical oil, natural gas and natural gas liquids reserves. AmalgamationCo will not be reinvesting cash flow in the same manner as other industry participants. Accordingly, absent capital injections, AmalgamationCo's initial production levels and reserves will decline.

AmalgamationCo's future oil and natural gas reserves and production, and therefore its cash flows, will be highly dependent on AmalgamationCo's success in exploiting its reserve base and acquiring additional reserves. Without reserve additions through acquisition or development activities, AmalgamationCo's reserves and production will decline over time as reserves are exploited.

RETURN OF CAPITAL

Trust Units will have no value when reserves from the underlying assets of the Trust can no longer be economically produced and, as a result, cash distributions do not represent a "yield" in the traditional sense as they represent both return of capital and return on investment.

VOLATILITY OF OIL AND NATURAL GAS PRICES

The Trust's operational results and financial condition will be dependent on the prices received by AmalgamationCo for oil and natural gas production. Oil and natural gas prices have fluctuated widely during recent years and are determined by supply and demand factors, including weather and general economic conditions as well as conditions in other oil and natural gas regions. Any decline in oil and natural gas prices could have an adverse effect on AmalgamationCo's ability to satisfy its obligations under the Notes and on the amounts, if any, paid to the Trust under the NPI Agreement, thereby decreasing the amount of Distributable Cash to be distributed to holders of Trust Units.

CHANGES IN LEGISLATION

There can be no assurance that income tax laws and government incentive programs relating to the oil and gas industry, such as the status of mutual fund trusts and the resource allowance, will not be changed in a manner which adversely affects Unitholders.

INVESTMENT ELIGIBILITY

If the Trust ceases to qualify as a mutual fund trust, the Trust Units will cease to be qualified investments for RRSPs, RRIFs, DPSPs and RESPs ("Exempt Plans") which will have adverse tax consequences to Exempt Plans or their annuitants or beneficiaries. Notes or Redemption Notes acquired on a redemption of Trust Units may not be qualified investments for Exempt Plans.

OPERATIONAL MATTERS

The operation of oil and gas wells involves a number of operating and natural hazards which may result in blowouts, environmental damage and other unexpected or dangerous conditions resulting in damage to AmalgamationCo and possible liability to third parties. AmalgamationCo will maintain liability insurance, where available, in amounts consistent with industry standards. Business interruption insurance may also be purchased for selected facilities, to the extent that such insurance is available. AmalgamationCo may become liable for damages arising from such events against which it cannot insure or against which it may elect not to insure because of high premium costs or other reasons. Costs incurred to repair such damage or pay such liabilities may impair AmalgamationCo's ability to satisfy its obligations under the Notes or otherwise reduce the amount received by the Trust under the NPI Agreement.

Continuing production from a property, and to some extent the marketing of production therefrom, are largely dependent upon the ability of the operator of the property. To the extent the operator fails to perform these functions properly, revenue may be reduced. Payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues if the operator becomes insolvent. Although satisfactory title reviews are generally conducted in accordance with industry standards, such reviews do not guarantee or certify that a defect in the chain of title may not arise to defeat the claim of AmalgamationCo or its subsidiaries to certain properties. Such circumstances could impair AmalgamationCo's ability to satisfy its obligations under the Notes or otherwise reduce the amount received by the Trust under the NPI Agreement.

ENVIRONMENTAL CONCERNS

The oil and natural gas industry is subject to environmental regulations pursuant to local, provincial and federal legislation. A breach of such legislation may result in the imposition of fines or issuance of clean up orders in respect of AmalgamationCo or its assets. Such legislation may be changed to impose higher standards and potentially more costly obligations on AmalgamationCo. Although the Trust has established a reclamation fund for the purpose of funding its currently estimated future environmental and reclamation obligations based on its current knowledge, there can be no assurance that the Trust will be able to satisfy its actual future environmental and reclamation obligations.

DEBT SERVICE

AmalgamationCo may, from time to time, finance a significant portion of its operations through debt. Amounts paid in respect of interest and principal on debt incurred by AmalgamationCo may impair AmalgamationCo's ability to satisfy its obligations under the Notes or otherwise reduce the amount received by the Trust under the NPI Agreement. Variations in interest rates and scheduled principal repayments could result in significant changes in the amount required to be applied to debt service before payment by AmalgamationCo of its obligations under the Notes or the NPI Agreement. Ultimately, this may result in lower levels of Distributable Cash for the Trust.

Lenders will be provided with security over substantially all of the assets of AmalgamationCo. If AmalgamationCo becomes unable to pay its debt service charges or otherwise commits an event of default such as bankruptcy, a lender may foreclose on or sell the assets of AmalgamationCo.

DELAY IN CASH DISTRIBUTIONS

In addition to the usual delays in payment by purchasers of oil and natural gas to the operators of the properties, and by the operator to AmalgamationCo, payments between any of such parties may also be delayed by restrictions imposed by lenders, delays in the sale or delivery of products, delays in the connection of wells to a gathering system, blowouts or other accidents, recovery by the operator of expenses incurred in the operation of the properties or the establishment by the operator of reserves for such expenses.

TAXATION OF AMALGAMATIONCO

AmalgamationCo is subject to taxation in each taxation year on its income for the year, after deducting interest paid to the Trust pursuant to the Note Indenture and after deducting payments, if any, made to the Trust with respect to the NPI Agreement. During the period that Exchangeable Shares issued by AmalgamationCo are outstanding, a portion of the cash flow from operations will be subject to tax to the extent that there are not sufficient resource pool deductions, capital cost allowance or utilization of prior years non-capital losses to reduce taxable income to zero. AmalgamationCo intends to deduct, in computing its income for tax purposes, the full amount available for deduction in each year associated with the income tax resource pools, undepreciated capital cost ("UCC") and non-capital losses carried forward from Baytex, if any, plus resource pools and UCC created by capital expenditures of AmalgamationCo. If there are not sufficient resource pools, UCC and non-capital losses carried forward to shelter the income of AmalgamationCo, then cash taxes would be payable by AmalgamationCo. In addition, there can be no assurance that taxation authorities will not seek to challenge the amount of interest expense. If such a challenge were to succeed against AmalgamationCo, it could materially adversely affect the amount of distributable cash available.

Further, interest on the Notes accrues at the Trust level for income tax purposes whether or not actually paid. The Trust Indenture provides that an amount equal to the taxable income of the Trust will be distributed each year to Unitholder in order to reduce the Trust's taxable income to zero. Where interest payments on the Notes are due but not paid in whole or in part, the Trust Indenture provides that any additional amount necessary to be distributed to Unitholders may be distributed in the form of Units rather than in cash. Unitholders will be required to include such additional amount in income even though they do not receive a cash distribution.

NET ASSET VALUE

The net asset value of the assets of the Trust from time to time will vary dependent upon a number of factors beyond the control of management, including oil and gas prices. The trading prices of the Trust Units from time to time is also determined by a number of factors which are beyond the control of management and such trading prices may be greater than the net asset value of the Trust's assets.

RESIDUAL LIABILITIES OF BAYTEX

Pursuant to the Arrangement, AmalgamationCo will be the corporation resulting from the amalgamation of AcquisitionCo and Baytex. As a result, AmalgamationCo will own, directly or indirectly, all of the assets of Baytex other than the Crew Assets, which will be transferred to Crew coincident with the Arrangement becoming effective. Although Crew will assume all of the liabilities of Baytex relating to the Crew Assets, as the successor entity to Baytex, AmalgamationCo will retain all other liabilities of Baytex, including liabilities relating to corporate and income tax matters.

UNITHOLDER LIMITED LIABILITY

The Trust Indenture provides that no Unitholder will be subject to any liability in connection with the Trust or its obligations and affairs and, in the event that a court determines Unitholders are subject to any such liabilities, the liabilities will be enforceable only against, and will be satisfied only out of the Trust's assets. Pursuant to the Trust Indenture, the Trust will indemnify and hold harmless each Unitholder from any costs, damages, liabilities, expenses, charges and losses suffered by a Unitholder resulting from or arising out of such Unitholder not having such limited liability.

The Trust Indenture provides that all written instruments signed by or on behalf of the Trust must contain a provision to the effect that such obligation will not be binding upon Unitholders personally. Personal liability may also arise in respect of claims against the Trust that do not arise under contracts, including claims in tort, claims for taxes and possibly certain other statutory liabilities. The possibility of any personal liability of this nature arising is considered unlikely.

The operations of the Trust will be conducted, upon the advice of counsel, in such a way and in such jurisdictions as to avoid as far as possible any material risk of liability on the Unitholders for claims against the Trust.

                               INDUSTRY CONDITIONS

The oil and gas industry is subject to extensive controls and regulations imposed by various levels of government. For a discussion of certain industry conditions affecting the oil and gas industry generally, see Baytex's annual information form, which section is hereby incorporated, mutatis mutandis, by reference into this Appendix I.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as disclosed in the Information Circular or this Appendix, none of the directors, officers or principal shareholders of AmalgamationCo and no associate or affiliate of any of them, has or has had any material interest in any transaction or any proposed transaction which materially affects AmalgamationCo or any of its affiliates.

There are potential conflicts of interest to which the directors and officers of AmalgamationCo will be subject in connection with the operations of AmalgamationCo. In particular, certain of the directors and officers of AmalgamationCo are involved in managerial or director positions with other oil and gas companies whose operations may, from time to time, be in direct competition with those of AmalgamationCo and the Trust or with entities which may, from time to time, provide financing to, or make equity investments in, competitors of AmalgamationCo and the Trust. See "DIRECTORS AND OFFICERS OF AMALGAMATIONCO". Conflicts, if any, will be subject to the procedures and remedies available under the ABCA. The ABCA provides that in the event that a director has an interest in a contract or proposed contract or agreement, the director shall disclose his interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided by the ABCA.

                INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

There exists no indebtedness of the directors or executive officers of AmalgamationCo, or any of their associates, to AmalgamationCo, nor is any indebtedness of the directors or executive officers to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by AmalgamationCo.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Trust are Deloitte & Touche LLP, Chartered Accountants, Suite 3000, 700 2nd Street S.W., Calgary, Alberta T2P 0S7.

Valiant Trust Company, at its principal office in Calgary, Alberta and through its co-agent, Equity Transfer Services Inc., at its principal office in Toronto, Ontario is the transfer agent and registrar for the Trust Units.

                                   SCHEDULE A

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                       OF

                               BAYTEX ENERGY TRUST

COMPILATION REPORT

To the Directors of Baytex Energy Trust:

We have reviewed, as to compilation only, the accompanying Pro Forma consolidated balance sheet of Baytex Energy Trust as at March 31, 2003 and the Pro Forma consolidated statements of operations for the three months ended March 31, 2003 and the year ended December 31, 2002 which have been prepared for inclusion in the Information Circular dated July 25, 2003 relating to the Plan of Arrangement involving Baytex Energy Ltd., Baytex Energy Trust, Crew Energy Inc., Baytex Acquisition Corp., Baytex ExchangeCo Ltd., Baytex Resources Ltd., Baytex Exploration Ltd. and securityholders of Baytex Energy Ltd. In our opinion, the Pro Forma consolidated balance sheet as at March 31, 2003 and the Pro Forma consolidated statements of operations for the three months ended March 31, 2003 and the year ended December 31, 2002 have been properly compiled to give effect to the proposed transactions and the assumptions described in the notes thereto.







Calgary, Canada                                (signed) "Deloitte & Touche LLP"
July 25, 2003                                  Chartered Accountants

BAYTEX ENERGY TRUST
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(UNAUDITED)

                                                                                                                      PRO FORMA
(thousands, except per share              BAYTEX      CREW ENERGY           FERRIER       PRO FORMA               BAYTEX ENERGY
amounts)                              ENERGY LTD.             INC.       PROPERTIES     ADJUSTMENTS                       TRUST
                                  ---------------- ---------------- ---------------- --------------- --------- -----------------
                                     (Note 1)          (Note 2(a))      (Note 2(b))        (Note 2)
REVENUE
Production                              $ 107,047          (5,613)         (11,889)                                    $ 89,545
Royalties                                (22,241)            1,223            3,271                                    (17,747)
                                  ----------------                                                             -----------------
                                           84,806                                                                        71,798
                                  ----------------                                                             -----------------

EXPENSES
Operating                                  19,732            (606)            (781)                                      18,345
General and administrative                  1,600                                              (29)      2(h)             1,571
Interest                                    6,457                                           (1,834)  2(d) (e)             4,623
Foreign exchange (gain) loss             (22,832)                                             2,978  2(d) (e)          (19,854)
Depletion and depreciation                 25,219                                           (3,520)      2(f)            21,699
Site restoration costs                        566                                              (62)      2(f)               504
                                  ----------------                                                             -----------------
                                           30,742                                                                        26,888
                                  ----------------                                                             -----------------

Income before income taxes                 54,064                                                                        44,910

INCOME TAXES
Current                                     2,570                                                22      2(i)             2,592
Future                                     18,551                                           (3,118)      2(i)            15,433
                                  ----------------                                                             -----------------
                                           21,121                                                                        18,025
                                  ----------------                                                             -----------------

NET INCOME                               $ 32,943                                                                      $ 26,885
                                  ================                                                             =================


Weighted average number of total trust units and exchangeable shares (note 2(j))                                       58,037
                                                                                                               =================

Net income per trust unit and exchangeable share                                                                        $  0.46
                                                                                                               =================

SEE ACCOMPANYING NOTES.

BAYTEX ENERGY TRUST
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(UNAUDITED)

                                                                                                                        PRO FORMA
(thousands, except per share               BAYTEX      CREW ENERGY         FERRIER        PRO FORMA                 BAYTEX ENERGY
amounts)                              ENERGY LTD.             INC.      PROPERTIES      ADJUSTMENTS                         TRUST
                                 ----------------- ---------------- --------------- ---------------- --------- -------------------
                                     (Note 1)          (Note 2(a))     (Note 2(b))         (Note 2)
REVENUE
Production                               $365,860         (13,803)        (27,288)                                      $ 324,769
Royalties                                (58,922)            2,832           6,205                                       (49,885)
                                 -----------------                                                             -------------------
                                          306,938                                                                         274,884
                                 -----------------                                                             -------------------

EXPENSES
Operating                                  75,228          (2,591)         (3,155)                                         69,482
General and administrative                  6,743                                             (138)      2(h)               6,605
Interest                                   25,217                                           (6,079)  2(d) (e)              19,138
Foreign exchange (gain)                   (2,691)                                               351  2(d) (e)             (2,340)
Depletion and depreciation                106,834                                          (14,355)      2(f)              92,479
Site restoration costs                      2,799                                             (616)      2(f)               2,183
                                 -----------------                                                             -------------------
                                          214,130                                                                         187,547
                                 -----------------                                                             -------------------

Income before income taxes                 92,808                                                                          87,337

INCOME TAXES
Current                                     9,716                                               128      2(i)               9,844
Future                                     37,956                                           (4,102)      2(i)              33,854
                                 -----------------                                                             -------------------
                                           47,672                                                                          43,698
                                 -----------------                                                             -------------------

NET INCOME                               $ 45,136                                                                         $43,639
                                 =================                                                             ===================

Weighted average number of total trust units and exchangeable shares (note 2(j))                                           58,037
                                                                                                               ===================

Net income per trust unit and exchangeable share                                                                           $ 0.75
                                                                                                               ===================


SEE ACCOMPANYING NOTES.

BAYTEX ENERGY TRUST
PRO FORMA CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 2003
(UNAUDITED)

                                                                                                                        PRO FORMA
                                               BAYTEX    CREW ENERGY        FERRIER      PRO FORMA                  BAYTEX ENERGY
(thousands)                               ENERGY LTD.           INC.     PROPERTIES    ADJUSTMENTS                          TRUST
                                        -------------- -------------- -------------- -------------- ------------- ----------------
                                          (Note 1)       (Note 2(a))    (Note 2(b))       (Note 2)
ASSETS
CURRENT ASSETS
   Cash and short-term investments          $ 142,447                                     (81,712)  2(d)(l)(e)(k)       $  60,735
   Accounts receivable                         57,698                                                                      57,698
   Crude oil inventory                          3,267                                                                       3,267
                                        --------------                                                            ----------------
                                              203,412                                                                     121,700
Deferred charges and other assets               8,367                                        (749)       2(d)(e)            7,618
Petroleum and natural gas properties          833,167       (20,075)                                                      813,092
                                        --------------                                                            ----------------
                                          $ 1,044,946                                                                   $ 942,410
                                        ==============                                                            ================

LIABILITIES AND UNITHOLDERS' EQUITY
Current Liabilities
   Accounts payable and accrued
liabilities                                 $ 109,552                                                                   $ 109,552
Long-term debt                                304,145                                     (39,671)       2(d)(e)          264,474
Deferred credits                               11,056                                     (11,056)       2(d)(e)                -
Provision for future site
restoration costs                              22,134          (536)                                        2(g)           21,598
Future income taxes                           202,953                                     (14,597)          2(i)          188,356
                                        --------------                                                            ----------------
                                              649,840                                                                     583,980
                                        --------------                                                            ----------------

UNITHOLDERS' EQUITY
Unitholders' equity                           400,652       (19,539)                        33,071          2(k)          414,184
Deficit                                       (5,546)                                     (50,208)          2(l)         (55,754)
                                        --------------                                                            ----------------
                                              395,106                                                                     358,430
                                        --------------                                                            ----------------
                                          $ 1,044,946                                                                   $ 942,410
                                        ==============                                                            ================

SEE ACCOMPANYING NOTES.

BAYTEX ENERGY TRUST
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(THREE MONTHS ENDED MARCH 31, 2003 AND YEAR ENDED DECEMBER 31, 2002)

1.       BASIS OF PRESENTATION

The accompanying pro forma consolidated balance sheet of Baytex Energy Trust (the "Trust") as at March 31, 2003 and the pro forma consolidated statements of operations for the three months ended March 31, 2003 and the year ended December 31, 2002 (the "Pro Forma Statements") have been prepared to reflect the proposed Plan of Arrangement to convert Baytex Energy Ltd. ("Baytex") from a corporation focused on oil and natural gas exploration and production into two new entities:
(i) Crew Energy Inc. ("Crew") a public corporation concentrating on the exploration and development of oil and natural gas reserves and (ii) the Trust, an entity designed to distribute to its unitholders a substantial portion of cash from operations generated by the mature, lower-risk producing assets. AmalgamationCo, a wholly-owned subsidiary of the Trust formed on the amalgamation of Baytex and Baytex Acquisition Corp. ("AcquisitionCo") will hold the working interests in the Trust's oil and gas properties. Crew, through its subsidiary and partnership, will hold working interests in the Crew oil and gas properties.

The Trust was settled on July 24, 2003 and has $200 in cash and unitholders' equity. These amounts have been included in the pro forma consolidated financial statements.

The Pro Forma Statements include the accounts of Trust and its wholly-owned subsidiaries.

The Pro Forma Statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The pro forma consolidated balance sheet gives effect to the assumed transactions and assumptions described in Note 2 as if they had occurred at the date of the balance sheet and the pro forma consolidated statements of operations gives effect to the assumed transactions and assumptions described in Note 2 as if they had occurred at the beginning of each respective period. The pro forma consolidated statements are not indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results which may be obtained in the future.

Accounting policies used in the preparation of the Pro Forma Statements are consistent with those used in the audited consolidated financial statements of Baytex as at December 31, 2002 and for the year ended December 31, 2002 ("Baytex Historical Financial Statements"). The Pro Forma Statements have been prepared from information derived from and should be read in conjunction with the Baytex Historical Financial Statements, incorporated by reference in the Plan of Arrangement, the consolidated balance sheet of Trust as at July 25, 2003 and the Consolidated Statements of Net Operating Revenues of Crew for the three months ended March 31, 2003 and for each of the years in the three year period ended December 31, 2002, included elsewhere or incorporated by reference in this Information Circular. In the opinion of management, the Pro Forma Statements include all necessary adjustments for a fair presentation of the ongoing entity.

2.       PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

Under the Plan of Arrangement, Baytex will be acquired by AcquisitionCo, the consideration ultimately received by shareholders being shares in Crew, units of the Trust and exchangeable shares of AcquisitionCo that are exchangeable into units of the Trust. As the former Baytex shareholder group will own Crew (including its wholly-owned subsidiaries) and the Trust (including its wholly-owned subsidiaries), no adjustment to carrying values of the assets and liabilities of Baytex is required to account for the transaction.

The Pro Forma Statements give effect to the following assumptions and adjustments:

     a) Under the Plan of Arrangement, properties within the consolidated entity of Baytex will be transferred to the Trust and Crew such that Crew will hold a 50% ownership of Baytex's interests in certain oil and natural gas properties and 100% of Baytex's interest in certain exploration properties in central Alberta and northeastern British Columbia (the "Crew Assets") and AmalgamationCo, a wholly-owned subsidiary of the Trust, will hold a direct beneficial ownership in the remaining oil and natural gas properties. The net book value of oil and natural gas properties of Baytex has been allocated to Crew based on the portion of total proven oil and natural gas reserves allocated to Crew as determined by independent reserve engineers. The revenue, royalties and operating expenses related to the Crew Assets have been removed from the pro forma consolidated statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002 and related adjustments have been made to depletion and depreciation and site restoration.

     b) Effective March 31, 2003, Baytex sold certain oil and natural gas properties in the Ferrier area of Alberta. The revenue, royalties and operating expenses related to these properties have been removed and related adjustments have been made to depletion and depreciation and site restoration in the pro forma consolidated statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002. The sale proceeds have been credited to the carrying cost of the property and equipment.

     c)   Working capital of Baytex has been allocated entirely to the Trust.

     d) On May 5, 2003, Baytex prepaid all of its outstanding US$57 million senior secured notes, with the associated adjustments to deferred charges and other assets and to deferred credits. The pro forma consolidated balance sheet has been adjusted to reflect this transaction, with related adjustments for interest expense and foreign exchange on the pro forma consolidated statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002.

     e) As part of the Plan of Arrangement, the outstanding debt of Baytex will be allocated to the Trust. On July 9, 2003, Baytex completed an Exchange Offer and Consent solicitation of its outstanding US $150,000,000, 10.5% senior subordinated notes (the "Exchange Offer"). The Exchange Offer resulted in the exchange of $149,753,000 of the old notes for new notes with a face amount of US $179,699,000 and a new interest rate of 9.625% and a new maturity of July 14, 2010.

          The Pro Forma consolidated balance sheet has been adjusted to reflect the Exchange Offer, with the associated adjustments to deferred charges and other assets and to deferred credits, as though it were effective March 31, 2003 and includes the related exchange fee of US$30 million in the deficit, (see note 2(l)) with related adjustments for interest expense and foreign exchange on the pro forma consolidated statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002.

     f) Depreciation, depletion and site restoration has been adjusted to reflect the application of the appropriate unit-of-production rate for the Trust based on the Trust's estimated proved petroleum and natural gas reserves as determined by independent reserve engineers, after adjustments for the transactions described in Note 2(a) and (b) above.

     g) The provision for site restoration and abandonment on the pro forma consolidated balance sheet has been allocated based on the historical provisions related to the facilities and properties allocated to the Trust, after adjustments for the transactions described in Note 2(a) above.

     h) General and administrative costs of $29,000 for the three months ended March 31, 2003 and $138,000 for the year ended December 31, 2002 have been allocated to Crew. Included in the allocations are allocated historical costs incurred and amounts for the Administrative Services Agreement for accounting, marketing and other general and administrative services to be provided by the Trust to Crew for $15,000 per month and the technical services to be provided by Crew to the Trust for $25,000 per month.

     i) The future income tax liability on the pro forma balance sheet has been determined on the basis of the difference between the net book values of the assets and liability and the associated corresponding tax basis that will result in the Trust after the completion of the Plan of Arrangement. The future tax liability arises as a result of the Trust having a lower tax basis than the net book value associated with its oil and natural gas properties. The provision for future income taxes for the year ended December 31, 2002 has been calculated using the historical effective tax rate of Baytex of 43.9% (three months ended March 31, 2003 - 43.8%). Large Corporations Tax has been adjusted for the impact of other noted adjustments.

     j) The net income per trust unit and exchangeable share has been based on the following historical weighted average number of shares of Baytex, which assumes the exercise of all outstanding options of Baytex:

                                                                                           TRUST UNITS
                                                                                           -----------
         a) Estimated Baytex Common shares outstanding
             at the effective date of the Arrangement                                       53,611,000
         b) Estimated number of Options outstanding at the
             effective date of the Arrangement                                               4,426,000
                                                                                           -----------
                                                                                            58,037,000
                                                                                           ===========

          Unitholders' equity, and the number of Trust Units above, includes both Trust Units and Exchangeable shares to be issued under the Plan of Arrangement.

     k) No new options are assumed to be issued during the period. The outstanding in-the-money options have been assumed to be exercised into Baytex common shares for proceeds of $33 million. The actual number of shares outstanding after the Plan of Arrangement will depend on the number of options that are exercised.

     l) Costs related to the Plan of Arrangement, estimated to be $18 million, have been charged to the deficit for the purposes of these Pro Forma Statements. Additionally, costs related to the repayment of the US$57 million senior secured notes and the Exchange Offer have been charged to the deficit for the purposes of the pro forma consolidated balance sheet. These costs have not been included on the pro forma statement of operations as they relate to Baytex prior to becoming a trust, and will be expensed (net of income tax) in Baytex's financial statements as incurred.

3.       OTHER INFORMATION CONCERNING THE TRUST

     a) Effective July 9, 2003, new bank credit facilities have been arranged for AmalgamationCo, consisting of an operating loan and a revolving loan, which are provided by a syndicate of chartered banks. The facilities can be drawn in either Canadian or US funds and bear interest at the agent bank's prime lending rate, bankers' acceptance rates plus applicable margins or US LIBOR rates plus applicable margins. The facilities are subject to annual review and are secured by a charge over all of the assets. The new credit facility is subject to semi-annual review and is secured by a $500 million demand debenture with a floating charge over all of the Corporation's current and after-acquired real property. The new credit facility currently has a borrowing base of $165 million.

     b) The Trust will establish a reclamation fund to fund environmental and site restoration costs for the assets acquired through the Plan of Arrangement. Annual contributions, less current year site reclamation and abandonment costs, are such that currently estimated future environmental and reclamation obligations associated with the properties will be funded after 20 years. The contributions rate has been estimated at $0.37 per Boe of proven reserves, based on management's estimate of future environmental and reclamation obligations, net of salvage, of $42.7 million.

                                   SCHEDULE B

                                  BALANCE SHEET

                                       OF

                               BAYTEX ENERGY TRUST

AUDITORS' REPORT

To the Trustee of Baytex Energy Trust:

We have audited the balance sheet of as at July 25, 2003. This financial statement is the responsibility of the Baytex Energy Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the financial statement presents fairly, in all material respects, the financial position of Baytex Energy Trust at July 25, 2003 in accordance with Canadian generally accepted accounting principles.







Calgary, Canada                                 (signed) "Deloitte & Touche LLP"
July 25, 2003                                              Chartered Accountants

BAYTEX ENERGY TRUST

BALANCE SHEET
AS AT JULY 25, 2003

ASSETS
Current assets
Cash                                                                       $200
                                                                   -------------
                                                                           $200
                                                                   =============
UNITHOLDER'S EQUITY

Unitholder's equity                                                        $200
                                                                   -------------
                                                                           $200
                                                                   =============


SEE ACCOMPANYING NOTES


On behalf of the Board of AmalgamationCo



(SIGNED) "DALE O. SHWED"                              (SIGNED) "RAYMOND T. CHAN"
---------------------------                           --------------------------
Dale O. Shwed                                         Raymond T. Chan
Director                                              Director

BAYTEX ENERGY TRUST

NOTES TO FINANCIAL STATEMENT



1.       FORMATION AND FINANCIAL PRESENTATION

Baytex Energy Trust (the "Trust") is an open-ended unincorporated investment trust governed by the laws of the Province of Alberta and created pursuant to the Trust Indenture dated July 24, 2003. The Trust has not carried on active business since incorporation. The Trust will be managed by Baytex Energy Ltd. ("AmalgamationCo"), a wholly-owned subsidiary of the Trust.

2.       UNITHOLDER'S EQUITY

AUTHORIZED

An unlimited number Trust Units

ISSUED

                                                                      ------------------ ----------------
Trust Units                                                                    # UNITS           AMOUNT
                                                                      ------------------ ----------------
Issued upon settlement                                                               1             $200
                                                                      ------------------ ----------------
Balance as of July 25, 2003                                                          1             $200
                                                                      ================== ================

3.       SUBSEQUENT EVENT

Coincident with the Plan of Arrangement involving Baytex Energy Ltd. ("Baytex"), Crew Energy Inc., the Trust, Baytex Acquisition Corp. ("AcquisitionCo"), Baytex ExchangeCo Ltd., Baytex Resources Ltd. and Baytex Exploration Ltd., and Baytex Securityholders, Baytex and AcquisitionCo will amalgamate to form AmalgamationCo, which will be a wholly-owned subsidiary of the Trust. The Trust will become the holder of all of the issued and outstanding Notes to be issued by AmalgamationCo under the Plan of Arrangement and will make cash distributions to Unitholders from interest income or repayment of Notes received from AmalgamationCo and from income generated under the Net Profits Interest Agreement. The Plan of Arrangement is subject to regulatory, judicial and shareholder approval and is anticipated to be completed in September 2003.

                                   APPENDIX J

                             CREW STOCK OPTION PLAN

                                CREW ENERGY INC.
                               STOCK OPTION PLAN

1.       PURPOSE OF PLAN

The purpose of this plan is to develop the interest of the directors, officers and employees of, and certain other persons providing services on an ongoing basis (collectively the "Optionees") of Crew Energy Inc. and its subsidiaries (collectively "Crew") in the growth and development of Crew by providing them with the opportunity to acquire a proprietary interest in Crew.

2.       ADMINISTRATION

This plan will be administered by the Board of Directors of Crew, or if appointed, by a special committee of directors appointed from time to time by the Board of Directors of Crew (such committee or, if no such committee is appointed, the Board of Directors of Crew, is hereinafter referred to as the "Committee") pursuant to rules of procedure fixed by the Board of Directors of Crew.

3.       GRANTING OF STOCK OPTIONS

The Committee may from time to time grant options ("Stock Options") to purchase common shares of Crew ("Common Shares") to the Optionees and fix the number of Common Shares subject to option to each Optionee.

4.       LIMITATIONS TO THE PLAN

Notwithstanding any other provision of the Plan:

         (a) (subject to Clause 10 hereof) the maximum number of Common Shares issuable pursuant to the Plan shall be 417,000 (the "Common Share Maximum");

         (b) the number of Common Shares issuable pursuant to the Plan to any one person shall not exceed 5% of the outstanding Common Shares;

         (c) the number of Common Shares reserved for issuance, or issuable within one year, pursuant to the Plan and all other established or proposed share compensation arrangements of Crew, to insiders shall not exceed 10% of the outstanding Common Shares and the number of Common Shares issuable within one year, pursuant to the Plan and all other established or proposed share compensation arrangements of Crew, to any one insider and such insider's associates shall not exceed 5% of the outstanding Common Shares; and

         (d) the number of Common Shares issuable pursuant to the Plan to non-management directors will be limited to a maximum of 1% of the outstanding Common Shares,

where "insider" and "associate" shall have the meanings of such terms under the SECURITIES ACT (Ontario) provided that "insider" shall include any associate of the insider as otherwise defined and "outstanding Common Shares", in determining the number of Common Shares issuable within one year for the purposes of subclause (c) above, shall be determined on the basis of the number of Common Shares that are outstanding immediately prior to the Common Share issuance.

Subject to all necessary regulatory approvals, the Common Share Maximum may be increased by the Board of Directors with the approval of the shareholders of Crew as required by the stock exchanges upon which the Common Shares are listed.

5.       VESTING OF STOCK OPTIONS

The Committee may, in its sole discretion, determine the time during which Stock Options shall vest and the method of vesting, or that no vesting restriction shall exist either before or after the date of grant.

6.       EXPIRY DATE

All Stock Options granted pursuant to this Plan will expire on a date (the "Expiry Date") as determined by the Committee at the time of the grant provided that no Stock Option may be exercised beyond ten years from the time of the grant. In addition, if the Optionee:

(a) dies prior to the Expiry Date, the Optionee's legal representative may, within six months from the Optionee's death and prior to the Expiry Date, exercise the Options which are vested within such period, after which time any remaining Options shall terminate; and

(b) at any time ceases to be an employee of Crew or a subsidiary of Crew for any reason whatsoever, including without limitation resignation, dismissal or otherwise but excluding the Optionee's death, the Optionee may, prior to the Expiry Date and within 30 days from the date of ceasing to be an employee of Crew or a subsidiary of Crew, exercise the Options which are vested within such period, after which time the Option shall terminate. For the purposes of this subclause 6(b) the Optionee shall be deemed to cease to be an employee of Crew or a subsidiary of Crew on the date that Crew provides notice in writing of dismissal.

7.       EXERCISE PRICE

The exercise price of any Stock Option granted pursuant to the Plan shall be fixed by the Committee when the Stock Option is granted, provided that such price shall not be less than the market price of the Common Shares on the date of the grant. "Market Price", on any date, shall be the closing trading price of the Common Shares on the Toronto Stock Exchange (as reported by such exchange) on the last trading day prior to the date or, in the absence of a closing price on such date, on the most recent date (not exceeding 10 days) prior to such date or, if the Common Shares are not listed on the Toronto Stock Exchange, on such other stock exchange as the Committee may designate and, otherwise, shall be as determined by the Committee or, such price allowed by the applicable regulatory body or exchange.

8.       NON-ASSIGNABILITY

All Stock Options granted pursuant to the Plan will be personal to the Optionee and will not be assignable.

9.       EXERCISE OF STOCK OPTION

(a)      Subject to the Plan, the Optionee may:

         (i) exercise from time to time by delivery to the Corporation, at its head office in Calgary, Alberta, a written notice of exercise ("Exercise Notice") specifying the number of Common Shares with respect to which the Stock Option is being exercised and accompanied by payment in full of the purchase price of the Common Shares then being purchased. Upon exercise of the Stock Option, the Corporation will cause to be delivered to the Optionee a certificate or certificates, representing such Common Shares in the name of the Optionee or the Optionee's legal personal representative or otherwise as the Optionee may or representative may in writing direct; or

         (ii) exercise the right (the "Put Right") from time to time to require the Corporation to purchase all or any part of the Stock Options of the Optionee by delivery to the Corporation, at its head office in Calgary, Alberta, a written notice of exercise ("Put Notice") specifying the number of Stock Options with respect to which the Put Right is being exercised. Upon the exercise of the Put Right, the Corporation will purchase from the Optionee all of the Stock Options specified in the Put Notice at a purchase price (the "Purchase Price") equal to the excess of the Current Market Price, determined on the date of receipt of the Put Notice by the Corporation (the "Notice Date"), over the Exercise Price for each Stock Option being purchased under the Put Right. Upon the exercise of the Put Right, the Corporation will cause to be delivered to the Optionee a cheque representing the Purchase Price within three Business Days of the Notice Date. Notwithstanding the foregoing, the Corporation may at its sole discretion decline to accept the exercise of a Put Right at any time; and

(b) Provided that the board of directors has approved the issuance of Common Shares pursuant to this Section 9 for a calendar year, an Optionee that exercises the Put Right in accordance with Section 9(a)(ii) may purchase from the Corporation that number of Common Shares, which may, at the election of Crew, be issued on a flow-through basis (as Canadian Exploration Expense as defined in the INCOME TAX ACT (Canada)) (the "Purchase Right"), not greater than the number of Common Shares determined by dividing the Purchase Price by the Current Market Price, determined on the Notice Date, rounded to the nearest whole Common Share, at a price equal to the Current Market Price determined on the Notice Date by providing notice to the Corporation on the Notice Date. Upon exercise of the Purchase Right, the Optionee will deliver to the Corporation an executed subscription agreement, in a form acceptable to the Corporation, and a cheque representing the purchase price for the Common Shares so purchased within three Business Days of the Notice Date. The maximum number of Common Shares which may be issued under the Purchase Right is 250,000 (the "Share Purchase Maximum"), subject to adjustment as set forth below. The Share Purchase Maximum shall be reduced by the number of Common Shares issued pursuant to the Purchase Right. Subject to all regulatory approvals, the Share Purchase Maximum may be increased by the Board of Directors with the approval of the shareholders of the Corporation as required by the stock exchanges upon which the Common Shares are listed.

For purposes of this Section 9, the Current Market Price means the closing price of the Common Shares on the last trading day prior to the Notice Date on which at least one board lot traded as reported by the Toronto Stock Exchange.

10.      ALTERATIONS IN COMMON SHARES

Appropriate adjustments in the number of Common Shares optioned and in the exercise price per share, as regards options granted or to be granted, may be made or facilitated by the Committee in its discretion to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations or reclassifications, of the Common Shares, the payment of stock dividends by Crew or other relevant changes in the capital of Crew, subject to the prior approval of any stock exchange or other regulatory body having jurisdiction.

11.      TAKE-OVER BIDS

If, during the term of a Stock Option, a take-over bid (as defined in the SECURITIES ACT (Alberta), which is not exempt from the take-over bid requirements of Part 13 of the SECURITIES ACT (Alberta) (or its replacement or successor provisions) shall be made for the Common Shares, Crew shall give notice of such take-over bid to all Optionees immediately upon becoming aware of such take-over bid and in any event at least 14 days before the expiration of such take-over bid. Each Optionee shall have the right, whether or not such notice is given to it by Crew, to exercise their Stock Options to purchase all of the Common Shares optioned to them which have not previously been purchased, but such Common Shares may only be purchased for tender pursuant to such take-over bid. If for any reason such Common Shares are not so tendered or, if tendered, are not, for any reason, taken up and paid for pursuant to the take-over bid, any such Common Shares so purchased by an Optionee shall be, and be deemed to be, cancelled and returned to the treasury of Crew, shall be added back to the number of Common Shares, if any, remaining unexercised and upon presentation to Crew of Common Share certificates representing such Common Shares properly endorsed for transfer back to Crew, Crew shall refund the Optionee all consideration paid by the Optionee in the initial purchase thereof.

12.      NO RIGHTS AS A SHAREHOLDER

An Optionee shall not have any of the rights or privileges of a shareholder of Crew in respect of any Common Shares issuable upon exercise of a Stock Option until certificates representing such Common Shares have been issued and delivered.

13.      OPTION AGREEMENT

A written agreement will be entered into between Crew and each Optionee to whom a Stock Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the Exercise Price, the Vesting Dates, the Expiry Date and any other terms approved by the Committee, all in accordance with the provisions of this Plan. The agreement will be in the form of agreement attached hereto as Appendix "A" or in such other form as the Committee may from time to time approve or authorize the officers of Crew to enter into, and may contain such terms as may be considered necessary in order that the Stock Option will comply with any provisions respecting Stock Options in the income tax or other laws in force in any country or jurisdiction of which the person to whom the Stock Option is granted may from time to time be a resident or citizen, or the rules of any regulatory body having jurisdiction over Crew. All option agreements entered into and remaining outstanding prior to the effective date of the Plan continue with full force and effect unamended by the Plan.

14.      AMENDMENT OR DISCONTINUANCE OF THE PLAN

The Committee may, subject to the prior approval of the Board of Directors of Crew and any stock exchange or other regulatory body having jurisdiction, amend or discontinue the Plan or any Option at any time, provided that no such amendment may increase the maximum number of Common Shares that may be optioned under the Plan in the aggregate or to any person or group of persons, change the manner of determining the minimum exercise price, extend the period during which options may be exercised or, without the consent of the Optionee, alter or impair any option previously granted to an Optionee under the Plan.

15.      REGULATORY AUTHORITIES APPROVALS

The Plan shall be subject to the approval, if required, of any stock exchange on which the Common Shares are listed for trading. Any options granted prior to such approval shall be conditional upon such approval being given and no such options may be exercised unless such approval, if required, is given.

16.      COMMON SHARES DULY ISSUED

Common Shares issued upon the exercise of a Stock Option granted hereunder will be validly issued and allotted as fully paid and non-assessable upon payment thereof in accordance with the terms of the particular agreement and the issuance of Common Shares thereunder will not require a resolution or approval of the Board of Directors.

17.      EFFECTIVE DATE

The Plan is effective from September o, 2003 upon all necessary shareholder and regulatory approvals.

                                   APPENDIX A

                             STOCK OPTION AGREEMENT

                         THIS AGREEMENT made effective the o day of o, 20o.

BETWEEN:

                         CREW ENERGY INC. ("Crew")

AND

                         o (the "Optionee")

WHEREAS:

A.       The Optionee is an [EMPLOYEE/DIRECTOR] of [CREW/A SUBSIDIARY OF CREW];
         and

B. Crew wishes to grant the Optionee an Option to purchase Common Shares pursuant to the Stock Option Plan of Crew, as amended (the "Plan").

         NOW THEREFORE Crew and the Optionee agree as follows:

1. The Optionee acknowledges receipt of a copy of the Plan and hereby agrees that the terms and conditions of the Plan will govern the Options granted hereby. Defined terms used in this Agreement have the meaning set forth in the Plan.

2. Crew hereby grants to the Optionee, subject to this Agreement and the Plan, effective as of o, 20o, an option to purchase a total of o Common Shares (the "Option") at a price of $o per share exercisable:

           NUMBER OF        EXERCISE PRICE      VESTING DATE      EXPIRY DATE
         COMMON SHARES


         before 5:00 p.m. on o, 20o, (the "Expiry Time"). The Option may be exercised by the Optionee from time to time up until the Expiry Time. Not withstanding the foregoing, if an Optionee is on a leave of absence in excess of three months prior to any of the Vesting Dates referred to above, such Vesting Date shall be extended by such period of time in excess of three months.

3.       If the Optionee:

         (a) dies prior to the Expiry Time, the Optionee's legal representative may, within six months from the Optionee's death and prior to the Expiry Time, exercise the Options which are vested within such period, after which time any remaining Options shall terminate;

         (b) at any time ceases to be an employee of Crew or a subsidiary of Crew for any reason whatsoever, including without limitation resignation, dismissal or otherwise but excluding the Optionee's death, the Optionee may, prior to the Expiry Time and within 30 days from the date of ceasing to be an employee of Crew or a subsidiary of Crew, exercise the Options which are vested within such period, after which time the Option shall terminate. For the purposes of this subclause 3(b) the Optionee shall be deemed to cease to be an employee of Crew or a subsidiary of Crew on the date that Crew provides notice in writing of dismissal;

         (c) notwithstanding any other provision in this Agreement, if there takes place a "Change in Control", as defined below, at any time before the Expiry Time, and while the Optionee is still an employee of Crew or a subsidiary of Crew, the Option shall be exercisable, as to all Common Shares, immediately and shall terminate on the 30th day after the date of such Change of Control. For the purposes of this clause, "Change of Control" shall be deemed to occur if any of the following shall have occurred:

                  (i) the purchase or acquisition of any Voting Shares or Convertible Securities by a Holder which results in the Holder beneficially owning, or exercising control or direction over, Voting Shares or Convertible Securities such that, assuming only the conversion of Convertible Securities beneficially owned or over which control or direction is exercised by the Holders, the Holders would beneficially own, or exercise control or direction over, Voting Shares carrying the right to cast more than 50% of the votes attaching to all Voting Shares, but excluding any issue or sale of Voting Shares of Crew to an investment dealer or group of investment dealers as underwriters for distribution to the public either by way of prospectus or private placement; or

                  (ii) approval by the shareholders of Crew of an amalgamation, arrangement, merger or other consolidation or combination of Crew with another corporation which requires approval of the shareholders of Crew pursuant to its statute of incorporation and pursuant to which the shareholders of Crew immediately thereafter do not own shares of the successor or continuing corporation, which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation, which may be cast to elect directors of that corporation; or

                  (iii) the election at a meeting of Crew's shareholders of that number of persons which would represent a majority of the Board of Directors, as directors of Crew who are not included in the slate for election as directors proposed to Crew's shareholders by Crew; or

                  (iv) approval by the shareholders of Crew of the liquidation, dissolution or winding-up of Crew; or

                  (v) approval by the shareholders of Crew of the sale, lease or other disposition of all or substantially all of the assets of Crew; or

                  (vi) the completion of any transaction or the first of a series of transactions which would have the same or similar effect as any transaction or series of transactions referred to in subsections (i), (ii),
                           (iii), (iv) and (v) referred to above; or

                  (vii) a determination by the Board of Directors of Crew that there has been a change, whether by way of a change in the holding of the Voting Shares of Crew, in the ownership of Crew's assets or by any other means, as a result of which any person or group of persons acting jointly or in concert is in a position to exercise effective control of the Corporation.

                  For the purposes of this subclause 3(c) "Voting Shares" means any securities of Crew ordinarily carrying the right to vote at elections of directors, "Convertible Securities" means any securities convertible or exchangeable into Voting Shares or carrying the right or obligation to acquire Voting Shares and "Holder" means a person, a group of persons or persons acting jointly or in consort or persons associated or affiliated, within the meaning of the BUSINESS CORPORATIONS ACT (Alberta), with any such person, group of persons or any of such persons acting jointly or in consort; and

         (d) notwithstanding any other provisions in this Agreement, no new Options shall be granted to the Optionee as a result of the exercise of the Option for any of the reasons set out in this Clause 3.

4. This Agreement constitutes and expresses the whole agreement of the parties with reference to any of the matters or things herein discussed or mentioned, all promises, representations or understandings relative thereto being merged herein.

5. This Agreement shall be construed and enforced in accordance with the laws of Alberta.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



                                       CREW ENERGY INC.


                                       Per:__________________________________


                                       Per:__________________________________



___________________________________    ______________________________________
Witness:                               o

                                   APPENDIX K

                        TRUST UNIT RIGHTS INCENTIVE PLAN

                        TRUST UNIT RIGHTS INCENTIVE PLAN

This document sets out the terms and conditions of the Unit Rights Incentive Plan (the "Plan") of Baytex Energy Trust (the "Trust") adopted, approved and administered by the board of directors (the "Board") of Baytex Energy Ltd. ("Baytex") and the unitholders of the Trust effective as of September o, 2003.

1. The purpose of the Plan is to provide directors, officers, consultants, employees and other service providers, as applicable (all of which are hereinafter called "Service Providers"), of the Trust and any of its subsidiaries, including Baytex, with an opportunity to acquire rights ("Rights") to acquire units ("Units") of the Trust as designated from time to time by the Board of Baytex. This will provide an increased incentive for these Service Providers to contribute to the future success and prosperity of the Trust, thus enhancing the value of the Units for the benefit of all the unitholders of the Trust.

2. The Plan shall come into effect on September o, 2003, subject to the approval thereof by the Toronto Stock Exchange (the "TSX").

3. Under the Plan, 5,800,000 Units of the Trust will be set aside and reserved for the granting of Rights, subject to the approval of the TSX. Unless otherwise approved by the TSX and the unitholders of the Trust, the number of Units reserved for issuance upon the exercise of Rights shall not at any time exceed 10% of the aggregate number of issued and outstanding Units of the Trust and including the number of Units which may be issued on the exchange of the outstanding Exchangeable Shares, which may be converted into Units (collectively, the "Total Units"). The number of Trust Units issuable pursuant to the Plan to non-management directors will be limited to a maximum of 1% of the (Total outstanding Trust) Units.

4. Rights shall be granted by the Board from time to time, at its sole discretion, to Service Providers, provided that the aggregate number of Rights granted to any single holder of Rights shall not exceed 1% of the Total Units. No Service Provider shall have any rights to be granted Rights hereunder, except as may be specifically granted by the Board.

5. Rights granted under the Plan may not be assigned or transferred by a holder thereof.

6. The Plan is subject to the approval of the TSX and no Rights which may be granted prior to the receipt of such approval may be exercised until such approval has been received.

7. Subject to the restrictions on exercise set out in paragraph 6 above and paragraphs 11, 12 and 15 below, Rights granted under the Plan may be exercised during a period (the "Exercise Period") not exceeding five
         (5) years from the date upon which the Rights were granted (the "Grant Date"), pursuant to vesting schedules determined by the Board in its sole discretion.

         At the expiration of the Exercise Period any Rights which have not been exercised shall expire and become null and void.

8. The grant price ("Grant Price") per Right granted hereunder shall be equal to the closing price of Units of the Trust traded through the facilities of the TSX on the last trading day immediately preceding the Grant Date.

9. The exercise price ("Exercise Price") per Right granted hereunder shall be calculated by deducting from the Grant Price all monthly distributions, on a per Unit basis, made by the Trust after the Grant Date where all such monthly distributions represent a return of more than 0.833% of the Trust's recorded cost of oil and natural gas properties less accumulated depreciation and depletion and any future income tax liability associated with such oil and natural gas properties at the end of that month. For greater certainty, where a Grant Date falls other than on the first day of a calendar month, the per Unit amount of the distribution deducted from the Grant Price for that calendar month shall be pro-rated from the Grant Date to the end of such calendar month. In no event shall the Exercise Price be less than $1.00.

10. The Plan shall be administered by the Board. The Plan may be amended, modified or terminated by the Board with the approval of the TSX. The Board may establish a minimum Exercise Price and vary the vesting and expiry periods under the Plan provided that the duration of the Rights shall not exceed five years.

11. Upon any holder of Rights ceasing to be a Service Provider for any reason whatsoever, other than the death or disability of such holder of Rights, during the Exercise Period, all Rights which have not vested at such date shall terminate and become null and void, and such holder of Rights shall have until the earlier of:

         (a) 30 days from the date such holder of Rights ceased to be a Service Provider; or

         (b)      the end of the Exercise Period,

         to exercise the portions of any outstanding Rights which have vested in such holder of Right pursuant to paragraph 7 above, and at the expiration of such 30 day period, any vested Rights which have not been so exercised shall terminate and become null and void; provided that upon the termination of any employee for cause, the Board may, in its sole discretion, determine that all vested Rights which have not been exercised shall immediately terminate and become null and void.

12. Upon the death of any individual holder of Rights during the Exercise Period, all Rights which have not vested at such date shall terminate and become null and void, and the executor, administrator or personal representative of such holder of Rights shall have until the earlier of:

         (a)      6 months from the date of the death of such holder of Rights;
                  or

         (b)      the end of the Exercise Period,

         to exercise those outstanding Rights which had vested in such holder of Rights pursuant to paragraph 7 above as at the date of death, and at the expiration of such 6 month period, any vested Rights which have not been exercised shall terminate and become null and void.

13. Rights granted hereunder shall be exercisable by a holder of Rights by delivering written notice in the form attached as Schedule "A" hereto to the Trust specifying the number of Rights being exercised, accompanied by payment in full of the Exercise Price for the number of Rights for which such exercise is made. The calculation of the Exercise Price shall be ratified and confirmed by the Chief Financial Officer of Baytex. (In the event of the exercise of Rights by the Chief Financial Officer, the calculation of the Exercise Price shall be ratified and confirmed by the Chief Executive Officer). Upon receipt of such notice made in accordance with the terms and conditions of the Plan, the Trust shall cause to be issued, and deliver to such holder of Rights, a certificate representing the Units for which such Rights have been exercised.

14. In the event, during any Exercise Period of any Rights granted hereunder, of any consolidation, subdivision, re-division or change of the Units of the Trust into a greater or lesser number of Units, then such outstanding Rights shall be deemed to be amended to be for such greater or lesser number of Units as would have resulted if the Units represented by such Rights had been issued and outstanding at the date of such consolidation, subdivision, re-division or change, and the Exercise Price shall be deemed to be adjusted on a pro rata basis.

15. The vesting provisions set out in paragraph 7 above shall be accelerated and all unexercised Rights may be exercised upon the effective date of a change of control of the Trust or Baytex. For the purposes hereof, a "change of control" shall be deemed to occur upon the effective date of the earlier of any of the following events, provided that such event results in an actual change of control of the Trust or Baytex:

         (a) a successful "take-over bid" as defined in the SECURITIES ACT (Alberta), as amended, or any successor legislation thereto, pursuant to which the "offeror" would as a result of such take-over bid, if successful, beneficially own in excess of 50% of the outstanding Total Units of the Trust or common shares of Baytex;

         (b) the issuance to or acquisition by any person, or group of persons acting in concert, of Units of the Trust which in the aggregate total 50% or more of the then issued and outstanding Total Units of the Trust;

         (c) a change in the ownership of Baytex the effect of which is that a sufficient number of voting shares of Baytex taken on a fully diluted basis, necessary to elect a majority of directors to the Board of Baytex are not beneficially held or under the direction or control of the Trust; and

         (d)      the sale of all or substantially all of the assets of Baytex;
                  and

         (e)      the termination of the Trust.

16. The granting of Rights hereunder to any holder of Rights shall not obligate such holder of Rights to exercise such Rights or any portion thereof.


                                      BAYTEX ENERGY TRUST, by Baytex Energy Ltd.


                                      Per:______________________________________


                                      Per:______________________________________

                                  SCHEDULE "A"

                        NOTICE OF EXERCISE OF UNIT RIGHTS

To:      Baytex Energy Trust (the "Trust")

The undersigned holder of Rights hereby gives notice of intention to exercise Rights to purchase ______________ Units of the Trust granted on __________________________________, 20___, at the following Exercise Price:


                  Grant Price       ($_________.___)

                  Exercise Price    ($_________.___)


Payment in full of the aggregate Exercise Price for the total number of Rights being exercised is enclosed.


_________________________________    __________________________________________
Date                                 Signature of Holder of Rights


                                     __________________________________________
                                     Name (please print)


                                     __________________________________________
                                     Address

                                     __________________________________________


                                     __________________________________________



Please have my Unit certificate
                 sent to me at:      ______   above address

                                     ______   c/o 1100, 321 - 6th Avenue S.W.
                                              Calgary, Alberta
                                              T2P 3H3

RATIFIED AND CONFIRMED this
________ day of __________________, 20__

BAYTEX ENERGY LTD.


Per:____________________________________

                                   APPENDIX L

             SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

             SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

PURSUANT TO THE INTERIM ORDER, REGISTERED SECURITYHOLDERS HAVE THE RIGHT TO DISSENT IN RESPECT OF THE ARRANGEMENT. SUCH RIGHT OF DISSENT IS DESCRIBED IN THE INFORMATION CIRCULAR. THE FULL TEXT OF SECTION 191 OF THE ABCA IS SET FORTH BELOW. NOTE THAT CERTAIN PROVISIONS OF SUCH SECTION HAVE BEEN MODIFIED BY THE INTERIM ORDER WHICH IS ATTACHED TO THE INFORMATION CIRCULAR AS APPENDIX B AND PURSUANT TO THE PLAN OF ARRANGEMENT WHICH IS ATTACHED TO THE INFORMATION CIRCULAR AS SCHEDULE 1 TO APPENDIX C.

"191(1) Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

         (a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

         (b) amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

         (c)      amalgamate with another corporation, otherwise than under
                  section 184 or 187,

         (d)      be continued under the laws of another jurisdiction under
                  section 189, or

         (e) sell, lease or exchange all or substantially all its property under section 190.

(2) A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(l)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

         (a) at or before any meeting of shareholder at which the resolution is to be voted on, or

         (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder's right to dissent.

(6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

         (a)      by the corporation, or

         (b) by a shareholder if he has sent an objection to the corporation under subsection (5),

         to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

(8)      Unless the Court otherwise orders, an offer referred to in subsection
         (7) shall be sent to each dissenting shareholder

         (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

         (b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9)      Every offer made under subsection (7) shall

         (a)      be made on the same terms, and

         (b) contain or be accompanied by a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder's shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)     A dissenting shareholder

         (a) is not required to give security for costs in respect of an application under subsection (6), and

         (b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for

         (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

         (b) the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

         (c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

         (d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

         (e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

         (f)      the service of documents, and

         (g)      the burden of proof on the parties.

(13)     On an application under subsection (6), the Court shall make an order

         (a) fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

         (b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

         (c) fixing the time within which the corporation must pay that amount to a shareholder.

(14)     On

         (a) the action approved by the resolution from which the shareholder dissents becoming effective,

         (b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder's shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

         (c)      the pronouncement of an order under subsection (13),

         whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16)     Until one of the events mentioned in subsection (14) occurs,

         (a)      the shareholder may withdraw his dissent, or

         (b)      the corporation may rescind the resolution,

         and in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18)     If subsection (20) applies, the corporation shall, within 10 days after

         (a)      the pronouncement of an order under subsection (13), or

         (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares,

         notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection
         (18), may withdraw the shareholder's notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder's full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

         (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

         (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities."